                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                          1934 (AMENDMENT NO. 3)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                          [_]Confidential, for Use of the
Check the appropriate box:                   Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           STERLING CHEMICALS, INC.
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: _________

  (2) Aggregate number of securities to which transaction applies:
  _____________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   --------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
   --------------------------------------------------------------------------

  (5) Total fee paid:
   --------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:
   --------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
   --------------------------------------------------------------------------

  (3) Filing party:
   --------------------------------------------------------------------------

  (4) Date filed:
   --------------------------------------------------------------------------

                           STERLING CHEMICALS, INC.

                           [LETTERHEAD APPEARS HERE]

                                                             July 19, 1996

Dear Stockholder:

  You are cordially invited to attend a Special Meeting (the "Special Meeting") of Stockholders of Sterling Chemicals, Inc. (the "Company") to be held on August 20, 1996, at 2:00 p.m., Central Time, at Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas 77002. As described in the enclosed Proxy Statement, at the Special Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 24, 1996 (the "Merger Agreement"), between the Company and STX Acquisition Corp. ("STX Acquisition"), a Delaware corporation formed by The Sterling Group, Inc. ("TSG") and The Unicorn Group, L.L.C. ("Unicorn"), each a private financial organization, to acquire a controlling interest in the Company. A copy of the Merger Agreement is attached to the Proxy Statement as Annex A. On July 15, 1996 (the "Record Date"), principals of TSG owned 897,000 shares of Common Stock of the Company, representing approximately 1.6% of the issued and outstanding shares.

  Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the transaction (the "Effective Time"): (a) STX Acquisition will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"); (b) the current directors of the Company will resign and will be replaced by the director candidates to be nominated by STX Acquisition (except for Mr. J. Virgil Waggoner, none of the nominees of STX Acquisition are current members of the Board of Directors of the Company); (c) substantially all of the operating assets and associated liabilities of the Company will be transferred to STX Chemicals Corp. ("Chemicals"), a wholly-owned subsidiary of the Surviving Corporation; (d) the stockholders of the Company will be entitled to
(i) retain shares in the Surviving Corporation ("Rollover Shares") to the extent that they make an election to do so (a "Rollover Election"), subject to pro rata reduction in the event that Rollover Elections have been made to retain more than an aggregate of 5.0 million Rollover Shares and (ii) receive $12.00 cash for each share of Common Stock of the Company ("Common Stock") not retained as a Rollover Share (the "Cash Payment"); and (e) the issued and outstanding shares of common stock of STX Acquisition will be converted into shares of common stock of the Surviving Corporation. Depending on the number of Rollover Shares, the issued and outstanding shares of common stock of STX Acquisition will be converted into up to 8,589,580 shares of common stock of the Surviving Corporation, representing approximately 79% of the total outstanding shares of the Surviving Corporation. TSG and Unicorn have advised the Company that there are no current intentions to engage in a second step transaction to eliminate minority shareholders following the Merger.

  The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. Only holders of record of shares of Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any and all adjournments and postponements thereof. Each of Messrs. Frank J. Hevrdejs and William C. Oehmig (stockholders of the Company and principals of TSG), and Messrs. Gordon A. Cain, J. Virgil Waggoner, and Robert W. Roten, entered into an Agreement and Irrevocable Proxy (collectively, the "Irrevocable Proxies") with STX Acquisition as of April 24, 1996 pursuant to which each such stockholder appointed STX Acquisition and certain officers of STX Acquisition, as proxy to vote his shares of Company Common Stock in favor of the Merger Agreement at the Special Meeting. The Irrevocable Proxies represent approximately 18% of the outstanding Common Stock of the Company in the aggregate.

  Shares of Common Stock owned by stockholders who have not voted in favor of the Merger and who have otherwise properly exercised their rights for appraisal of such shares in accordance with Section 262 of the Delaware General Corporation Law ("DGCL") ("Dissenting Shares") will become, as of the Effective Time, the right to receive such consideration as may be determined to be due pursuant to Section 262 of the DGCL. Shares of Common Stock owned by STX Acquisition or held in the Company's treasury will be canceled and retired.

  Consummation of the Merger is subject to certain conditions, including the completion of financing to provide an aggregate of approximately $840 million which will be used to fund the Cash Payments, the repayment of outstanding indebtedness, the purchase of other outstanding equity interests and estimated transaction fees and expenses. Transaction costs are estimated at approximately $40 million and will be paid by the Company. The financing transactions will include debt and equity offerings and bank financings.

  In order to induce STX Acquisition to execute the Merger Agreement and consummate the transactions contemplated thereby, Messrs. Frank J. Hevrdejs, William C. Oehmig, Gordon A. Cain, J. Virgil Waggoner and Robert W. Roten each executed an Inducement Agreement with the Company dated as of April 24, 1996 (the "Inducement Agreement"). Pursuant to the Inducement Agreement, Messrs. Cain, Waggoner and Roten each agreed to make Rollover Elections as to a portion of their shares of Common Stock (amounting to an aggregate of 1,404,254 Rollover Shares), subject to pro rata reduction with Rollover Elections made by other stockholders of the Company if the Maximum Rollover Amount is exceeded. Messrs. Hevrdejs and Oehmig, each principals of TSG, agreed to make Rollover Elections as to 100% of their Common Stock (amounting to an aggregate of 897,000 Rollover Shares) which Rollover Elections would not be subject to pro rata reduction. As a result of the Inducement Agreement, the Merger is expected to be accounted for as a recapitalization. Unless the Rollover Elections exceed the Maximum Rollover Amount, following the Merger, Messrs. Cain, Waggoner and Roten would collectively own approximately 12.9% of the outstanding shares of common stock in the Surviving Corporation and Messrs. Hevrdejs and Oehmig would collectively own a minimum of 8.2% of the outstanding shares of common stock in the Surviving Corporation.

  The Company expects the liquidity of the Common Stock to be significantly diminished after consummation of the Merger due to (i) the substantial reduction in the number of outstanding shares (from approximately 55.7 million shares prior to the Merger to approximately 10.9 million shares thereafter),
(ii) the delisting of the Common Stock from trading on the New York Stock Exchange, and (iii) statutory and contractual restrictions on transfer of the shares of the Surviving Corporation issued in exchange for common stock of STX Acquisition.

  A Special Committee (the "Special Committee") of the Board of Directors of the Company (the "Board") unanimously recommended that the Board approve the Merger Agreement, and the Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board has determined that the Merger is fair to, and in the best interests of, the holders of the Common Stock and recommends that stockholders vote FOR the approval and adoption of the Merger Agreement.

  The recommendation of the Special Committee and the approval and determination of the Board were based on a number of factors described in the accompanying Proxy Statement (the "Proxy Statement"), including the opinion of Lazard Freres & Co. LLC ("Lazard"), the financial advisor engaged by the Special Committee, to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion, the consideration to be received by the holders of the Common Stock of the Company in connection with the Merger was fair to such holders (other than TSG or any of its affiliates) from a financial point of view. The opinion of Lazard is included as Annex B to the Proxy Statement and should be read in its entirety.

  PLEASE READ THE PROXY STATEMENT, WHICH PROVIDES A DETAILED DESCRIPTION OF THE TERMS OF THE MERGER AND CERTAIN OTHER INFORMATION, BEFORE CASTING YOUR VOTE.

  Whether or not you plan to attend the Special Meeting in person and regardless of the number of shares of Common Stock you own, you should complete, sign, date and return the enclosed proxy card to the Transfer Agent in the accompanying prepaid envelope marked "Proxy." You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card. Authorization of the Merger requires the approval of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon. A failure to vote will have the same effect as a vote against the Merger. YOU ARE URGED, THEREFORE, TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. PLEASE NOTE THAT THE PROXY CARD MUST BE RECEIVED AT OR PRIOR TO THE SPECIAL MEETING FOR YOUR SHARES TO BE VOTED BY PROXY AT THE SPECIAL MEETING.

  If you wish to make a Rollover Election with respect to any or all of your shares of Common Stock, you should complete, sign, date and return the enclosed Rollover Election Form (together with stock certificates representing a number of shares at least equal to the number of shares as to which your Rollover Election is made) to the Exchange Agent in the accompanying prepaid envelope marked "Election Form." A failure to execute a Rollover Election Form and submit stock certificates representing a sufficient number of shares of Common Stock will result in your being entitled only to receive the Cash Payment for all shares you hold on the Record Date, unless you have perfected your appraisal rights under the DGCL. PLEASE NOTE THAT THE ROLLOVER ELECTION FORM AND STOCK CERTIFICATES MUST BE RECEIVED BY THE EXCHANGE AGENT, KEYCORP SHAREHOLDER SERVICES, INC., NO LATER THAN 5:00 P.M., NEW YORK TIME, ON AUGUST 15, 1996, THE DAY BEFORE THE DATE OF THE SPECIAL MEETING. YOU ARE URGED, THEREFORE, TO SIGN, DATE AND RETURN THE ROLLOVER ELECTION FORM AND STOCK CERTIFICATES PROMPTLY IF YOU WISH TO MAKE A ROLLOVER ELECTION.

                                          Sincerely,

                                          Gordon A. Cain
                                          Chairman of the Board

                                          J. Virgil Waggoner
                                          President and Chief Executive
                                           Officer

YOUR VOTE IS IMPORTANT--PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY,
    WHETHER OR NOT YOU PLAN TO ATTEND THE STERLING CHEMICALS, INC. SPECIAL
                                   MEETING.

                           STERLING CHEMICALS, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON AUGUST 20, 1996

                               ----------------

To the Stockholders of Sterling Chemicals, Inc.:

  Notice is hereby given that a Special Meeting (the "Special Meeting") of stockholders of Sterling Chemicals, Inc. (the "Company") will be held on August 20, 1996, at 2:00 p.m., Central Time, at Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas 77002 for the following purposes:

    I. To consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 24, 1996 (the "Merger Agreement"), between the Company and STX Acquisition Corp. ("STX Acquisition"), a Delaware corporation formed by The Sterling Group, Inc. ("TSG") and The Unicorn Group, L.L.C. ("Unicorn"), each a private financial organization, to acquire a controlling interest in the Company. Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the transaction (the "Effective Time"): (a) STX Acquisition will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"); (b) the current directors of the Company will resign and will be replaced by the director candidates to be nominated by STX Acquisition (except for Mr. J. Virgil Waggoner, none of the nominees of STX Acquisition are current members of the Board of Directors of the Company);
  (c) substantially all of the operating assets and associated liabilities of the Company will be transferred to STX Chemicals Corp. ("Chemicals"), a wholly-owned subsidiary of the Surviving Corporation; (d) the stockholders of the Company will be entitled to (i) retain shares in the Surviving Corporation ("Rollover Shares") to the extent that they make an election to do so (a "Rollover Election"), subject to pro rata reduction in the event that Rollover Elections have been made to retain more than an aggregate of
  5.0 million Rollover Shares (the "Maximum Rollover Amount") and (ii) receive $12.00 cash for each share of Common Stock of the Company ("Common Stock") not retained as a Rollover Share (the "Cash Payment"); and (e) the issued and outstanding shares of common stock of STX Acquisition will be converted into shares of common stock of the Surviving Corporation. Depending on the number of Rollover Shares, the issued and outstanding shares of common stock of STX Acquisition will be converted into up to 8,589,580 shares of common stock of the Surviving Corporation, representing approximately 79% of the total outstanding shares of the Surviving Corporation.

    II. To transact such other business as may properly come before the Special Meeting, including any and all adjournments and postponements thereof.

  A copy of the Merger Agreement appears as Annex A to, and is described in, the accompanying Proxy Statement (the "Proxy Statement").

  A Special Committee (the "Special Committee") of the Board of Directors of the Company (the "Board") unanimously recommended that the Board approve the Merger Agreement, and the Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board has determined that the Merger is fair to, and in the best interests of, the holders of the Common Stock and recommends that stockholders vote FOR the approval and adoption of the Merger Agreement.

  The recommendation of the Special Committee and the approval and determination of the Board were based on a number of factors described in the Proxy Statement, including the opinion of Lazard Freres & Co. LLC ("Lazard"), the financial advisor engaged by the Special Committee, to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion, the consideration to be received by the holders of the Common Stock of the Company in connection with the Merger was fair to such holders (other than TSG or any of its affiliates) from a financial point of view. The opinion of Lazard is included as Annex B to the Proxy Statement and should be read in its entirety.

  PLEASE READ THE PROXY STATEMENT, WHICH PROVIDES A DETAILED DESCRIPTION OF THE TERMS OF THE MERGER AND CERTAIN OTHER INFORMATION, BEFORE CASTING YOUR VOTE.

  Whether or not you plan to attend the Special Meeting in person and regardless of the number of shares of Common Stock you own, you should complete, sign, date and return the enclosed proxy card to the Transfer Agent in the accompanying prepaid envelope marked "Proxy." You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card. Approval and adoption of the Merger Agreement requires the approval of the holders of at least a majority of the issued and outstanding shares of Common Stock entitled to vote thereon. A failure to vote will have the same effect as a vote against the Merger. YOU ARE URGED, THEREFORE, TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. PLEASE NOTE THAT THE PROXY CARD MUST BE RECEIVED AT OR PRIOR TO THE SPECIAL MEETING FOR YOUR SHARES TO BE VOTED BY PROXY AT THE SPECIAL MEETING.

  If you wish to make a Rollover Election with respect to any or all of your shares of Common Stock, you should complete, sign, date and return the enclosed Rollover Election Form (together with stock certificates representing a number of shares at least equal to the number of shares as to which your Rollover Election is made) to the Exchange Agent in the accompanying prepaid envelope marked "Election Form." A failure to execute a Rollover Election Form and submit stock certificates representing a sufficient number of shares of Common Stock will result in your being entitled only to receive the Cash Payment for all shares you hold on the Record Date (as defined below), unless you have perfected your appraisal rights under the Delaware General Corporation Law ("DGCL"). PLEASE NOTE THAT THE ROLLOVER ELECTION FORM AND STOCK CERTIFICATES MUST BE RECEIVED BY THE EXCHANGE AGENT, KEYCORP SHAREHOLDER SERVICES, INC., NO LATER THAN 5:00 P.M., NEW YORK TIME, ON AUGUST 15, 1996, THE DAY BEFORE THE DATE OF THE SPECIAL MEETING. YOU ARE URGED, THEREFORE, TO SIGN, DATE AND RETURN THE ROLLOVER ELECTION FORM AND STOCK CERTIFICATES PROMPTLY IF YOU WISH TO MAKE A ROLLOVER ELECTION.

  Under Section 251 of the DGCL, the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. Only holders of record of shares of Common Stock as of the close of business on July 15, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any and all adjournments and postponements thereof. Each of Messrs. Frank
J. Hevrdejs, William C. Oehmig, J. Virgil Waggoner, Robert W. Roten and Gordon
A. Cain entered into an Agreement and Irrevocable Proxy (collectively, the "Irrevocable Proxies") with STX Acquisition as of April 24, 1996 pursuant to which each such stockholder appointed STX Acquisition and certain officers of STX Acquisition as proxy to vote his shares of Company Common Stock in favor of the Merger Agreement. The Irrevocable Proxies represent approximately 18% of the outstanding Common Stock of the Company in the aggregate.

  Under the DGCL, stockholders of the Company have the right to dissent from the Merger and demand appraisal rights for their shares of Common Stock, provided that the Merger is consummated and such stockholders comply with the requirements of Section 262 of the DGCL. See "THE MERGER--Appraisal Rights of Dissenting Stockholders" in the Proxy Statement for a description of the rights of dissenting stockholders and a discussion of the procedures which must be followed by dissenting stockholders of the Company to obtain appraisal of their shares of Common Stock.

                                          Sincerely,

                                          F. Maxwell Evans
                                          Secretary

Houston, Texas

July 19, 1996

                           STERLING CHEMICALS, INC.
                         1200 SMITH STREET, SUITE 1900
                           HOUSTON, TEXAS 77002-4312

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD AUGUST 20, 1996

                            INTRODUCTORY STATEMENT

  This proxy statement ("Proxy Statement") is being furnished to the stockholders of Sterling Chemicals, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at a Special Meeting of Stockholders (the "Special Meeting") to be held on August 20, 1996, at 2:00 p.m., Central Time, at Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas 77002.

  At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 24, 1996 (the "Merger Agreement"), between the Company and STX Acquisition Corp. ("STX Acquisition"), a Delaware corporation formed at the direction of an investor group led by The Sterling Group, Inc. ("TSG") and The Unicorn Group, L.L.C. ("Unicorn"), each a private financial organization, in order to acquire a controlling interest in the Company. Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the transaction (the "Effective Time"): (a) STX Acquisition will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"); (b) the current directors of the Company will resign and will be replaced by the director candidates to be nominated by STX Acquisition (except for Mr. J. Virgil Waggoner, none of the nominees of STX Acquisition are current members of the Board of Directors of the Company); (c) substantially all of the operating assets and associated liabilities of the Company will be transferred to STX Chemicals Corp. ("Chemicals"), a wholly-owned subsidiary of the Surviving Corporation; (d) the stockholders of the Company will be entitled to
(i) retain shares in the Surviving Corporation ("Rollover Shares") to the extent that they make an election to do so (a "Rollover Election"), subject to pro rata reduction in the event that Rollover Elections have been made to retain more than an aggregate of 5.0 million Rollover Shares (the "Maximum Rollover Amount") and (ii) receive $12.00 cash for each share of Common Stock of the Company ("Common Stock") not retained as a Rollover Share (the "Cash Payment"); and (e) the issued and outstanding shares of common stock of STX Acquisition will be converted into shares of common stock of the Surviving Corporation. Depending on the number of Rollover Shares, the issued and outstanding shares of common stock of STX Acquisition will be converted into up to 8,589,580 shares of common stock of the Surviving Corporation, representing approximately 79% of the total outstanding shares of the Surviving Corporation.

  Shares of Common Stock owned by stockholders who have not voted in favor of the Merger and who have otherwise properly exercised their rights for appraisal of such shares in accordance with Section 262 of the Delaware General Corporation Law ("DGCL") ("Dissenting Shares") will become, as of the Effective Time, the right to receive such consideration as may be determined to be due pursuant to Section 262 of the DGCL. Shares of Common Stock owned by STX Acquisition or held in the Company's treasury will be canceled and retired. See "THE MERGER--Appraisal Rights of Dissenting Stockholders."

  In order to induce STX Acquisition to execute the Merger Agreement and consummate the transactions contemplated thereby, Messrs. Frank J. Hevrdejs, William C. Oehmig, Gordon A. Cain, J. Virgil Waggoner and Robert W. Roten each executed an Inducement Agreement with the Company dated as of April 24, 1996 (the "Inducement Agreement"). Pursuant to the Inducement Agreement, Messrs. Cain, Waggoner and Roten each agreed to make Rollover Elections as to a portion of their shares of Common Stock (amounting to an aggregate of 1,404,254 Rollover Shares), subject to pro rata reduction with Rollover Elections made by other stockholders of the Company if the Maximum Rollover Amount is exceeded. Messrs. Hevrdejs and Oehmig, each principals of TSG, agreed to make Rollover Elections as to 100% of their Common Stock (amounting to an aggregate of 897,000 Rollover Shares) which Rollover Elections would not be subject to pro rata reduction. As a result of the Inducement Agreement, the Merger is expected to be accounted for as a recapitalization. Unless the Rollover Elections exceed the Maximum Rollover Amount, following the Merger, Messrs. Cain, Waggoner and Roten would collectively own approximately 12.9% of the outstanding shares of common stock in the Surviving Corporation and Messrs. Hevrdejs and Oehmig would collectively own a minimum of 8.2% of the outstanding shares of common stock in the Surviving Corporation. See "THE MERGER--Summary of the Terms of Related Agreements."

  A copy of the Merger Agreement is included as Annex A hereto. The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

  The Company expects the liquidity of the Common Stock to be significantly diminished after consummation of the Merger due to (i) the substantial reduction in the number of outstanding shares (from approximately 55.7 million shares prior to the Merger to approximately 10.9 million shares thereafter),
(ii) the delisting of the Common Stock from trading on the New York Stock Exchange, and (iii) statutory and contractual restrictions on transfer of the shares issued in the Merger in exchange for common stock of STX Acquisition.

  The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon is required to adopt the Merger Agreement. Only holders of record of shares of Common Stock at the close of business on July 15, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any and all adjournments and postponements thereof. Certain of the Company's stockholders have entered into an Agreement and Irrevocable Proxy (collectively, the "Irrevocable Proxies"), pursuant to which each such stockholder appoints STX Acquisition and certain officers of STX Acquisition as his proxy to, among other things, vote his shares of the Company Common Stock in favor of the Merger Agreement. The Irrevocable Proxies represent approximately 18% of the outstanding Common Stock of the Company in the aggregate. See "THE SPECIAL MEETING--Votes Required."

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

  This Proxy Statement is first being mailed to the Company's stockholders on or about July 19, 1996. The information herein concerning the Company and its advisors has been furnished by the Company. The information herein concerning TSG, Unicorn, STX Acquisition, their respective directors, officers and affiliates and the financing to be obtained in connection with the Merger has been furnished by TSG, Unicorn and STX Acquisition.

                               ----------------

 THIS TRANSACTION HAS NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON THE FAIRNESS
    OR  MERITS OF SUCH  TRANSACTION NOR UPON  THE ACCURACY OR  ADEQUACY OF
     THE  INFORMATION CONTAINED IN  THIS DOCUMENT. ANY REPRESENTATION  TO
       THE CONTRARY IS UNLAWFUL.

                               ----------------

            THE DATE OF THIS PROXY STATEMENT IS JULY 19, 1996

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY....................................................................   1
  Parties to the Transaction...............................................   1
  Transaction Sponsors.....................................................   2
  Background...............................................................   2
  Terms of the Merger......................................................   3
  Financing Arrangements...................................................   4
  Recommendation of the Board; Fairness of the Merger......................   5
  Opinion of Financial Advisor.............................................   5
  Certain Litigation.......................................................   6
  Effective Time of the Merger.............................................   6
  Conditions to Consummation of the Merger.................................   6
  No Solicitation; Fiduciary Duties........................................   7
  Termination; Fees and Expenses...........................................   7
  Special Meeting; Date, Time, Place and Purpose of the Meeting............   8
  Votes Required...........................................................   8
  Appraisal Rights of Dissenting Stockholders..............................   9
  Terms of Related Agreements..............................................   9
  Risks and Effects of the Merger..........................................   9
  Certain Tax Consequences of the Merger...................................  11
  Interests of Certain Persons in the Merger...............................  12
  Market Prices; Dividends.................................................  13
  Summary Historical Consolidated Financial Data...........................  14
  Summary Pro Forma Financial Data.........................................  15
THE COMPANY................................................................  16
  Business Strategy........................................................  17
THE SPECIAL MEETING........................................................  17
  Purpose; Record Date; Voting at the Special Meeting......................  17
  Votes Required...........................................................  17
  Rollover Elections.......................................................  18
  Revocation and Use of Proxies; Solicitation..............................  19
  Solicitation; Fees and Expenses..........................................  19
SPECIAL FACTORS............................................................  19
  Background...............................................................  19
  Fairness of the Merger...................................................  25
  Purpose and Structure of the Transaction.................................  26
  Recommendation of the Board..............................................  27
  Opinion of Financial Advisor.............................................  27
  Accounting Treatment.....................................................  31
  Certain Tax Consequences of the Merger...................................  31
  Risks and Effects of the Merger..........................................  37
  The Company's Business After the Merger..................................  41
  Differences in the Rights of Holders of Rollover Shares..................  43
THE MERGER.................................................................  44
  Terms of the Merger......................................................  44
  Interests of Certain Persons in the Merger...............................  48
  Certain Litigation.......................................................  52
  Effective Time of the Merger.............................................  52
  Regulatory Approvals.....................................................  52
  Summary of the Terms of Related Agreements...............................  52

  Source and Amount of Funds................................................  54
  Appraisal Rights of Dissenting Stockholders...............................  59
MARKET PRICES; DIVIDENDS....................................................  61
SELECTED HISTORICAL FINANCIAL DATA..........................................  63
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION...........  64
CAPITALIZATION..............................................................  70
AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS.......................  71
  Change in Certificate of Incorporation and Bylaws.........................  71
  Name......................................................................  71
  Common Stock..............................................................  71
  Preferred Stock...........................................................  71
  Number, Election and Removal of Directors.................................  71
  Limitation of Access of Stockholders to Books and Records.................  72
  Limitation on Directors and Officers Liability............................  72
  Action and Meetings of Stockholders.......................................  73
  Amendment of Bylaws.......................................................  73
  Amendment of Restated Charter.............................................  73
  Section 203...............................................................  73
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS.................  74
DIRECTORS AND EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION...............  76
CERTAIN FINANCIAL PROJECTIONS...............................................  78
INDEPENDENT PUBLIC ACCOUNTANTS..............................................  83
FEES AND EXPENSES...........................................................  83
ADDITIONAL INFORMATION......................................................  84
INCORPORATION BY REFERENCE..................................................  84
OTHER MATTERS...............................................................  85
  ANNEX A AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ................ A-1
  ANNEX B FAIRNESS OPINION OF LAZARD FRERES & CO. LLC....................... B-1
  ANNEX C SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW............... C-1
  ANNEX D OFFICERS AND DIRECTORS OF TSG AND STX ACQUISITION................. D-1

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This Summary does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement and the Annexes hereto. Stockholders are urged to read this Proxy Statement, including such Annexes, in its entirety.

PARTIES TO THE TRANSACTION

  Sterling Chemicals, Inc. Sterling Chemicals, Inc. (the "Company" or "Surviving Corporation") is one of North America's leading producers of selected commodity petrochemicals, used in the production of a wide array of consumer goods and industrial products, and pulp chemicals used in paper manufacturing. The Company ranks among the top three North American producers in terms of rated production capacity for each of its primary products, including styrene, acrylonitrile, acetic acid and sodium chlorate. Other products manufactured by the Company include methanol, plasticizers, tertiary butylamine, sodium cyanide and sodium chlorite. The Company manufactures all of its petrochemicals at a single facility in Texas City, Texas (the "Texas City Plant"). The Company's pulp chemicals are currently produced at four plants in Canada. A fifth plant, under construction in Valdosta, Georgia, is scheduled to begin production in late 1996.

  The Company began operations approximately 10 years ago when an operating facility of Monsanto Company was purchased by the Company in a leveraged buyout led by Messrs. Gordon A. Cain and J. Virgil Waggoner. The address of the Company's principal executive office is 1200 Smith Street, Suite 1900, Houston, Texas 77002-4312.

  STX Acquisition Corp. STX Acquisition Corp. ("STX Acquisition") is a Delaware corporation recently formed at the direction of an investor group led by The Sterling Group, Inc. ("TSG") and The Unicorn Group, L.L.C. ("Unicorn") for the purpose of effecting the Merger. STX Acquisition currently has no material assets and has not engaged in any activities except in connection with the Merger Agreement and the transactions contemplated thereby. Pursuant to the Merger Agreement, STX Acquisition has commenced a private placement of its common stock (the "Equity Private Placement"), which will represent an equity contribution of up to approximately $103.1 million (subject to reduction depending upon the number of Rollover Shares retained in the Merger), and will commence a public offering (the "Units Offering") of Units consisting of Senior Secured Discount Notes Due 2008 (the "Discount Notes") and Warrants to acquire shares of common stock of the Surviving Corporation (the "Warrants"). The Units Offering will provide proceeds of $100 million. See "THE MERGER--Sources and Amount of Funds." The address of STX Acquisition's principal office is Eight Greenway Plaza, Suite 702, Houston, Texas 77046.

  STX Chemicals Corp. STX Chemicals Corp., a Delaware corporation ("Chemicals"), is a wholly-owned subsidiary of STX Acquisition. Chemicals currently has no material assets and has not engaged in any activities except in connection with the Merger Agreement and the transactions contemplated thereby. Pursuant to the Merger Agreement, Chemicals will commence a public offering (the "Notes Offering" and together with the Units Offering, the "Offerings") of $275 million principal amount of Senior Subordinated Notes Due 2006 (the "Notes"), and will obtain $456.5 million of bank financing (the "Credit Facility") consisting of (i) a $100 million revolving credit facility, and (ii) two term loans and an ESOP term loan totaling $356.5 million. At the Effective Time, the Company will transfer substantially all of its operating assets and associated liabilities to Chemicals which, as a result of the Merger, will have become a wholly-owned subsidiary of the Surviving Corporation renamed "Sterling Chemicals, Inc." Following the Merger, the business and operations currently conducted by the Company will be conducted by Chemicals. The address of Chemicals' principal office is Eight Greenway Plaza, Suite 702, Houston, Texas 77046.

TRANSACTION SPONSORS

  The Sterling Group, Inc. ("TSG") is a Texas-based private financial organization engaged in the acquisition and ownership of operating businesses. Since its formation in 1982, TSG has completed 32 acquisitions for a total consideration of approximately $5.5 billion. Eleven of such acquisitions, representing approximately $3.5 billion in total consideration, have involved companies in various segments of the chemical industry. TSG promotes employee ownership through the use of employee stock ownership plans, direct equity ownership by management and key employees as well as profit sharing plans which typically include all full-time employees. The address of TSG's principal executive offices is Eight Greenway Plaza, Suite 702, Houston, Texas 77046. The Unicorn Group, L.L.C. ("Unicorn") is a New Jersey-based private financial organization engaged in the acquisition of businesses. Since its formation in 1984, Unicorn has originated investments in over 40 entrepreneurial companies primarily in chemicals and related industries. Mr. Frank P. Diassi, the current Managing General Partner of Unicorn, will be the Chairman of the Board of both the Surviving Corporation and Chemicals, and Frank J. Hevrdejs, the President and a principal of TSG, and Hunter Nelson, a principal of TSG, will both be directors of the Surviving Corporation and Chemicals following the consummation of the Merger. The address of Unicorn's principal executive offices is 6 Commerce Drive, Cranford, New Jersey 07016.

  Mr. Gordon A. Cain, the Company's Chairman of the Board and Mr. Frank J. Hevrdejs were the founders of TSG. In 1992, Mr. Cain made a decision to reduce his level of business activity. By December 1993, Mr. Cain had sold all of his stock in TSG and resigned as an officer and director of TSG, and in 1993 he sold the remainder of his stock. Since that time, Mr. Cain has had no equity or other financial interest in TSG. TSG is currently controlled by Mr. Hevrdejs and Mr. William C. Oehmig, who is the husband of Mr. Cain's stepdaughter. On the Record Date (as defined below), principals of TSG owned 897,000 shares of Common Stock of the Company, representing approximately 1.6% of the outstanding shares, and as of the date of the Merger Agreement owned 100% of the common stock of STX Acquisition.

  The Company, TSG and Unicorn do not believe that any affiliates of the Company are also affiliated with either TSG or Unicorn.

BACKGROUND

  Beginning in early 1995, the Company engaged in discussions with two prospective industry purchasers, both of whom conducted an initial due diligence review of the Company. Negotiations proceeded with both prospective purchasers, but were terminated by the prospective purchasers by early March 1995. The Company then determined to discontinue active pursuit of a sale. In October 1995, the Company was advised by TSG of its interest in a possible purchase of the Company. In November 1995, in view of TSG's indication of interest in acquiring the Company and several other indications of interest, the Board determined that it should consider various alternatives to maximize stockholder value. On November 10, 1995 the Board appointed a Special Committee (the "Special Committee") to independently consider and evaluate a possible sale of the Company and any other strategic alternatives available to the Company to maximize stockholder value. In December 1995, the Special Committee, together with its financial advisor, Lazard Freres & Co. LLC ("Lazard"), and the Board discussed valuations of the Company under different alternatives, including a sale or recapitalization of the Company, as well as under certain operating strategies. Lazard then conducted a test of the market on a broad basis to determine the level of interest in a possible sale of the Company, as well as an ongoing review of all strategic alternatives. In December 1995, Lazard began to solicit bids through an auction process from a broad range of financial and industrial buyers. The Company publicly announced on January 29, 1996 that it was engaged in an examination of strategic alternatives, including a sale of the Company, and that the Company had engaged in preliminary conversations with several potential bidders. The public announcement generated interest from a number of potential bidders, and as a result, the Company extended its deadline for the submission of final bids from February 29, 1996 to March 29, 1996.

  On April 2, 1996, the Company reviewed the status of firm bids received, which included only one bid for the purchase of the Company as a whole (the $12 per share bid by TSG and Unicorn) and bids by two other parties for the separate purchases of the pulp and petrochemicals businesses of the Company. The Special Committee determined that the bid from TSG and Unicorn represented the highest and best bid made, and recommended to the Board that a transaction with TSG and Unicorn be pursued. The Board directed the Company to commence negotiations with TSG and Unicorn. On April 15, 1996, the Company received an indication of interest from the Huntsman Corporation at $12 per share subject to due diligence and board approval. In light of the definitive $12 per share in hand from TSG and Unicorn, the Special Committee determined not to pursue the Huntsman proposal. Huntsman withdrew its indication of interest on April 29, 1996.

  On April 24, 1996, the Special Committee recommended, and the Board unanimously approved, the Merger Agreement and the Merger, and the Merger Agreement was executed by the Company and STX Acquisition on April 25, 1996. On June 11, 1996, an amendment to the Merger Agreement was executed by the Company and STX Acquisition. See "SPECIAL FACTORS--Background."

TERMS OF THE MERGER

  General. At the Effective Time, STX Acquisition will be merged with and into the Company, with the Company continuing as the Surviving Corporation, and substantially all of the operating assets and associated liabilities of the Company will be transferred to Chemicals. Also at the Effective Time, the current directors of the Company will resign and will be replaced by the director candidates to be nominated by STX Acquisition. Except for Mr. J. Virgil Waggoner, none of these candidates are current members of the Board of Directors of the Company. All members of the Company's current management will continue as such after the Effective Time with the exception of Mr. J. Virgil Waggoner (who will be nominated by STX Acquisition to serve as a director and Vice-Chairman of the Surviving Corporation's Board of Directors after the Effective Time). See "DIRECTORS AND EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION."

  Transaction Costs. Transaction costs are estimated at approximately $40 million and will be paid by the Company.

  Cash Payment. At the Effective Time, each share of Common Stock held by the Company's stockholders (other than Rollover Shares and Dissenting Shares) will automatically be converted into the right to receive $12.00 (the "Cash Payment"). The Cash Payment will be made as promptly as practicable following the Effective Time upon receipt by KeyCorp Shareholder Services, Inc. (the "Exchange Agent") of certificates representing the shares of Common Stock held by such stockholders. No interest will be paid or accrued on the Cash Payment. See "THE MERGER--Terms of the Merger."

  Rollover Shares. In lieu of receiving the Cash Payment, stockholders may choose to maintain an equity interest in the Surviving Corporation by making an election (a "Rollover Election") to retain all or a portion of their shares of Common Stock as shares in the Surviving Corporation ("Rollover Shares"), subject to pro rata reduction in the event Rollover Elections exceed 5.0 million Rollover Shares (the "Maximum Rollover Amount"). A Rollover Election may be made by any person who is a record holder of Common Stock on August 15, 1996, the business day before the Special Meeting (the "Election Date"), regardless of whether such person returns a proxy or votes for or against the approval and adoption of the Merger Agreement or abstains from voting at the Special Meeting. Rollover Elections shall be made only by completing, executing and delivering the Rollover Election Form enclosed with this Proxy Statement, together with the certificates representing at least the number of Rollover Shares elected, duly endorsed by the record holder, to the Exchange Agent by 5:00 p.m., New York Time, on the Election Date.

  Issuance of Common Stock to STX Acquisition Stockholders. At the Effective Time, the issued and outstanding shares of common stock of STX Acquisition will be converted into shares of common stock of the Surviving Corporation. Depending on the number of Rollover Shares, the common stock of STX Acquisition will be converted into up to 8,589,580 shares of common stock of the Surviving Corporation, representing approximately 79% of the total outstanding shares of the Surviving Corporation.

FINANCING ARRANGEMENTS

  Pursuant to the terms of the Merger Agreement, STX Acquisition and Chemicals are required to consummate certain related financings simultaneously with the Effective Time of the Merger. The Company may terminate the Merger Agreement if STX Acquisition has not arranged the required financing and satisfied the applicable funding obligations by August 31, 1996. The financing for the Merger will be provided through the Offerings together with borrowings pursuant to the Credit Facility and the proceeds from the Equity Private Placement (collectively, the "Financing").

  Pursuant to the Merger Agreement, Chemicals is required to negotiate and enter into the Credit Facility with Texas Commerce Bank National Association, as administrative agent, and Credit Suisse and Chase Securities Inc. as co-arrangers. It is currently anticipated that the Credit Facility will consist of
(i) a six and one half year $100.0 million revolving credit facility (the "Revolving Credit Facility"), (ii) a six and one half year $200.0 million term loan and an eight year $150.0 million term loan (the "Term Loans") and (iii) a four year $6.5 million ESOP term loan (the "ESOP Term Loan"), proceeds of which will be used to fund a new Employee Stock Ownership Plan (the "New ESOP"). The terms of the Credit Facility cannot be modified or amended in any material respect without prior consultation with the Company.

  Additional financing for the Merger is to be provided pursuant to the Notes Offering by Chemicals and the Units Offering by STX Acquisition. The Notes will consist of $275 million of Senior Subordinated Notes Due 2006. The Units will consist of $100 million in initial proceeds of Senior Secured Discount Notes Due 2008 and Warrants. The Notes and the Units will be registered under a Registration Statement filed with the Securities and Exchange Commission (File No. 333-4343).

  Equity financing for the Merger is to be provided pursuant to commitments from a group of investors to purchase a maximum of $103.1 million of Common Stock of STX Acquisition in the Equity Private Placement. Purchasers in the Equity Private Placement are expected to include an investor group formed by TSG and Unicorn and the New ESOP. The New ESOP will acquire its shares with the proceeds of a $6.5 million loan from Chemicals (the "Chemicals ESOP Loan"). It is anticipated that upon consummation of the Merger, investors in the Equity Private Placement, including principals of TSG and Unicorn, and certain principal stockholders of the Company, including Messrs. Gordon A. Cain, J. Virgil Waggoner and Robert W. Roten, will own at least 75% of common stock of the Surviving Corporation, assuming the Maximum Rollover Amount. Investors who are expected to own more than 5% of the outstanding common stock of the Surviving Corporation following the Merger are identified under "STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS." The commitments to purchase pursuant to the Equity Private Placement may not be amended or modified in any material respect without prior consultation with the Company.

                           SOURCES AND USES OF FUNDS

  The following table sets forth the estimated sources and uses of funds to effect the Merger, as if the Merger occurred on June 30, 1996.

      SOURCE OF FUNDS                                        DOLLARS IN MILLIONS
      ---------------                                        -------------------
      Credit Facility (a)...................................       $361.9
      Notes Offering........................................        275.0
      Units Offering........................................        100.0
      Equity Private Placement (b)..........................        103.1
                                                                   ------
        Total...............................................       $840.0
                                                                   ======

      USE OF FUNDS
      ------------
      Purchase of Company Common Stock (c).............................. $640.7
      Purchase of other equity interests (d)............................   14.6
      Refinance outstanding debt (e)....................................  138.2
      Chemicals ESOP Loan (f)...........................................    6.5
      Estimated transaction expenses and fees (g).......................   40.0
                                                                         ------
        Total........................................................... $840.0
                                                                         ======

- --------
(a) Consists of amounts under the Term Loans, the Revolving Credit Facility and the ESOP Term Loan.
(b) Represents proceeds from the sale of STX Acquisition common stock to investors in the Equity Private Placement, assuming the minimum number of Rollover Shares. The amount of cash provided through the Equity Private Placement may be reduced to $70.7 million if the Maximum Rollover Amount is retained by existing stockholders.
(c) Represents the funding of the purchase of Company Common Stock, at $12.00 per share assuming the minimum number of Rollover Shares. The amount of funding required to purchase the Company Common Stock may be reduced to $608.3 million if the Maximum Rollover Amount is retained by existing stockholders.
(d) Pursuant to the terms of the Merger Agreement, stock appreciation rights ("SARs"), phantom stock and restricted stock will be converted at the time of consummation of the Merger into rights to receive cash.

(e) Consists of $107.2 million outstanding under the Company's current credit facility and $31.0 million outstanding under a credit facility associated with the Company's Valdosta, Georgia sodium chlorate plant.
(f) For a description of the Chemicals ESOP Loan, see "Special Factors--The Company's Business After the Merger."
(g) Estimated expenses and fees include underwriters' discounts, advisory fees, bank fees, legal and accounting fees, printing costs and other transaction expenses incurred in connection with the Merger and the Financing.

  As a result of the Merger, the Surviving Corporation will have increased cash requirements for debt service relating to the Notes, the Discount Notes and the Credit Facility. Such cash requirements would have been $47.7 million for the nine months ended June 30, 1996 on a pro forma basis. Such cash requirements are expected to be funded with internally generated funds and, to the extent necessary, with borrowings under the Revolving Credit Facility. As of June 30, 1996, on a pro forma basis, the Surviving Corporation's total indebtedness as a percentage of total capitalization was 160%.

RECOMMENDATION OF THE BOARD; FAIRNESS OF THE MERGER

  On April 24, 1996 the Special Committee unanimously recommended that the Board approve the Merger Agreement and the Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board has determined that the Merger Agreement is fair to, and in the best interests of, the stockholders of the Company and recommends that the stockholders vote FOR the approval and adoption of the Merger Agreement and the Merger. In considering its alternatives, including the maximization of shareholder value through internal operating strategies, the Special Committee took into account a number of factors, including the Company's $200 million capital program, and concluded that maximum value would best be achieved by a sale of the Company. For a discussion of the factors considered by the Special Committee and the Board in reaching their recommendation and determination, see "SPECIAL FACTORS--Recommendation of the Board," "--Fairness of the Merger" and "--Opinion of Financial Advisor."

OPINION OF FINANCIAL ADVISOR

  Lazard was retained by the Special Committee in November 1995 (after an interview process with several other investment banking firms) to act as financial advisor to the Special Committee in connection with possible transactions and evaluation of alternatives available to the Company to enhance stockholder value. Lazard has delivered to the Special Committee its written opinion dated April 24, 1996, to the effect that, based upon and subject to various considerations set forth in such opinion, as at the date of such opinion the consideration to be received by the holders of Common Stock of the Company in connection with the Merger was fair to such holders (other than TSG or any of its affiliates) from a financial point of view. The full text of Lazard's opinion, including the procedures followed, the matters considered and the assumptions made by Lazard, is included as Annex B to this Proxy Statement and should be read in its entirety. For a description of such opinion, see "SPECIAL FACTORS-- Opinion of Financial Advisor." Mr. Frank J. Pizzitola, a member of the Special Committee, is a Limited Managing Director of Lazard. Mr. Pizzitola has no operational or management responsibility at Lazard, and played no role in the Special Committee's interview of Lazard or its subsequent selection of Lazard as its financial advisor.

CERTAIN LITIGATION

  Six putative class action complaints relating to the proposed Merger and the events leading up to the Board's recommendation of the approval thereof, were filed in the Court of Chancery for the State of Delaware, New Castle County, Delaware in April and May 1996. A seventh putative class action complaint relating to the same matters was filed in the District Court of Harris County, Texas in May 1996. See "THE MERGER--Certain Litigation."

EFFECTIVE TIME OF THE MERGER

  The Merger will become effective (the "Effective Time") when a certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law ("DGCL") or at such later time as may be specified in the Certificate of Merger. The filing of the Certificate of Merger will be made after all conditions to the consummation of the Merger as set forth in the Merger Agreement have been satisfied or waived. See "THE MERGER--Effective Time of the Merger."

CONDITIONS TO CONSUMMATION OF THE MERGER

  The obligations of the Company and STX Acquisition to effect the Merger are subject to the fulfillment at or prior to the closing of the transactions pursuant to the Merger Agreement (the "Closing") of certain conditions, including the following: (a) at the Special Meeting, the Merger Agreement shall have been adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon; (b) no governmental authority shall have enacted, issued, promulgated, enforced or entered any statute, law, rule, regulation, executive order, decree, injunction or other order that has the effect of making the Merger illegal or otherwise preventing or prohibiting the consummation of the Merger and other transactions contemplated by the Merger Agreement; (c) any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have terminated or expired; (d) the registration statement relating to the Offerings (the "Registration Statement") shall have become effective; and (e) all governmental approvals legally required for the consummation of the Merger shall have been obtained and be in effect on the date of Closing (the "Closing Date").

  In addition, the obligation of STX Acquisition to effect the Merger is subject to the fulfillment at or prior to the Closing of certain other conditions, including the accuracy of representations and warranties of the Company, the performance or compliance by the Company with all agreements and obligations required by the Merger Agreement, the delivery to STX Acquisition of legal opinions of Piper & Marbury L.L.P. and/or F. Maxwell Evans, the delivery of comfort letters from Arthur Andersen LLP and/or Coopers & Lybrand L.L.P., the absence of any material adverse changes in the business, operations, properties, conditions or prospects of the Company and the Subsidiaries, taken as a whole (excluding matters of general applicability or matters generally affecting any of the industries in which the Company or any of its Subsidiaries (as defined in the Merger Agreement) conduct business), and the cancellation by the Company of certain stock options and other rights to acquire stock, SARs and phantom stock. The obligation of STX Acquisition to effect the Merger is also conditioned upon its having obtained the Financing contemplated by the Merger Agreement. As of June 24, 1996, STX Acquisition delivered to the Company the Definitive Equity Documents and Definitive Bank Loan Documents establishing its equity commitments and bank credit facilities. See "THE MERGER--Terms of the Merger--Conditions to the Consummation of the Merger."

  The obligation of the Company to effect the Merger is also subject to the fulfillment at or prior to the Closing of certain other conditions, including the accuracy of representations and warranties of STX Acquisition, the performance or compliance by STX Acquisition of all agreements and obligations required by the Merger Agreement, the stockholders of STX Acquisition having entered into a tag-along agreement and the delivery to the Company of the legal opinion of Andrews & Kurth L.L.P. and/or Richards, Layton & Finger relating to the Merger. Either STX Acquisition or the Company might choose to waive one or more of the conditions in the Merger Agreement including those conditions discussed above, although it is unlikely that certain material conditions will be waived. For a description of all material conditions to closing, see "THE MERGER--Terms of the Merger--Conditions to the Consummation of the Merger."

NO SOLICITATION; FIDUCIARY DUTIES

  Under the Merger Agreement, the Company agreed that it would immediately cease any ongoing discussions or negotiations with any party (other than STX Acquisition) regarding any acquisition or purchase of the Company or any of its Subsidiaries (an "Acquisition Transaction"), and that, until the Effective Time or the earlier termination of the Merger Agreement, neither the Company nor any Subsidiary would solicit or participate in any discussions or otherwise facilitate any Acquisition Transaction, including providing any non-public information to any third party. However, if the Board of Directors determines
(a) after consultation with the Company's independent financial advisors, that providing non-public information to a financially capable person (a "Potential Acquiror") could lead to an Acquisition Transaction more favorable to the Company's stockholders than the Merger, and (b) after consultation with outside legal counsel, that there is a significant risk that the failure to provide such non-public information to such Potential Acquiror would constitute a breach of the Board's fiduciary duty to the Company's stockholders, the Company may furnish non-public information to a Potential Acquiror and may participate in negotiations with such Potential Acquiror regarding an Acquisition Transaction (any proposal from a Potential Acquiror relating to an Acquisition Transaction being referred to as a "Takeover Proposal").

  If the Board of Directors determines (a) after consultation with the Company's financial advisors, that a Takeover Proposal would be more favorable to the Company's stockholders than the Merger, and (b) after consultation with outside legal counsel, that there is a significant risk that the failure to take any such action would constitute a breach of the Board's fiduciary duties to the Company's stockholders, then the Board or the Company may withdraw its approval of the Merger Agreement and the Merger. The Board may then cause the Company to accept or enter into an agreement with respect to the Takeover Proposal, provided that (i) the Company gives STX Acquisition seven days prior written notice of the Takeover Proposal, (ii) the Takeover Proposal relates to the acquisition of more than 50% of the shares of Company Common Stock then outstanding or substantially all of the assets of the Company and its Subsidiaries, and (iii) the Company pays STX Acquisition a breakup fee in the amount of $8 million. The Company otherwise agrees that neither it nor the Board of Directors shall withdraw or modify its approval of the Merger Agreement or the Merger, approve any Takeover Proposal, or cause the Company to enter into any agreement with respect to any Takeover Proposal. See "THE MERGER--Terms of the Merger--No Solicitation and Related Matters."

TERMINATION; FEES AND EXPENSES

  The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company, by either STX Acquisition or the Company if (i) the Company's stockholders do not approve the Merger at the Special Meeting, (ii) there is a failure to close by October 31, 1996 (which failure is not the fault of the terminating party), (iii) the Company accepts a Takeover

Proposal and pays an $8 million breakup fee to STX Acquisition, (iv) the other party to the transaction remains in default of any of its covenants for 30 days after notice of such default is given by the terminating party, or such other party has breached any representation or warranty which cannot be cured prior to October 31, 1996 or (v) the Merger is enjoined by court order.

  The Merger Agreement may also be terminated by STX Acquisition if holders of more than ten percent (10%) of the Company's Common Stock demand appraisal rights.

  The Merger Agreement may also be terminated by the Company if (i) by August 31, 1996, STX Acquisition has not arranged the Financing and satisfied the funding conditions with respect thereto, (ii) STX Acquisition notifies the Company that it does not believe it will be able to arrange the Financing by October 31, 1996, (iii) any definitive bank loan document which is necessary in order for STX Acquisition to obtain the Financing is terminated (other than by STX Acquisition) prior to October 31, 1996 and STX Acquisition fails to replace the same within 15 days, or (iv) any definitive equity document which is necessary in order for STX Acquisition to obtain the Financing is terminated (other than by STX Acquisition) prior to October 31, 1996 and STX Acquisition fails to replace the same within 15 days. See "THE MERGER--Terms of the Merger--Termination."

SPECIAL MEETING; DATE, TIME, PLACE AND PURPOSE OF THE MEETING

  The Special Meeting will be held on August 20, 1996, at 2:00 p.m., Central Time, at Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas 77002. At the Special Meeting, stockholders of the Company will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. The Board has fixed the close of business on July 15, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any and all adjournments and postponements thereof. See "THE SPECIAL MEETING--Purpose; Record Date; Voting at the Special Meeting."

VOTES REQUIRED

  The presence, in person or represented by proxy, of a majority of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Approval and adoption of the Merger Agreement and the Merger requires, under Section 251 of the DGCL, the affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote thereon. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. On the Record Date, 55,689,991 shares of Common Stock, held by approximately 1,458 holders of record, were issued and outstanding and entitled to vote at the Special Meeting. Each of Messrs. Frank J. Hevrdejs, William C. Oehmig, J. Virgil Waggoner, Robert W. Roten and Gordon A. Cain entered into an Agreement and Irrevocable Proxy (collectively, the "Irrevocable Proxies") with STX Acquisition as of April 24, 1996, pursuant to which each such stockholder individually appointed STX Acquisition and certain of its officers as his proxy to call and attend meetings of the stockholders of the Company, to execute written consents and to vote the shares of the Company Common Stock owned by such stockholder which he is entitled to vote at any meeting of the stockholders of the Company, provided that any vote or consent taken under the authority of such proxy shall be solely for the purposes of adopting and approving the Merger and the Merger Agreement, or rejecting any proposal for any other merger agreement or any other transaction for the sale of the Company or its assets or any other transaction intended to frustrate or impair the right or ability of STX Acquisition or the Company to consummate the Merger. The Irrevocable Proxies represent approximately 18% of the outstanding Common Stock of the Company in the aggregate. A total of approximately 23.0% of the outstanding Common Stock of the Company is beneficially owned by senior officers and directors of the Company as a group. In addition, employees of the Company, including the senior officers, beneficially own approximately 10.8% of the Company's outstanding Common Stock through the Company's ESOP. Except for shares represented by the Irrevocable Proxies described above, there are no commitments or understandings regarding how any of these shares will be voted. See "THE SPECIAL MEETING--Votes Required."

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

  Under the Section 262 of DGCL, if the Merger is effected, holders of shares of Common Stock who have not voted in favor of the Merger and who have otherwise properly exercised their rights for appraisal of such shares ("Dissenting Shares") will be entitled to appraisal rights in connection with the Merger. See "THE MERGER--Appraisal Rights of Dissenting Stockholders" and Annex C to this Proxy Statement.

TERMS OF RELATED AGREEMENTS

  Certain related agreements were entered in connection with the execution of the Merger Agreement. The following is a summary of the material terms of such agreements.

  Inducement Agreement. In order to induce STX Acquisition to execute the Merger Agreement and consummate the transactions contemplated thereby, Messrs. Frank J. Hevrdejs, William C. Oehmig, Gordon A. Cain, J. Virgil Waggoner and Robert W. Roten each executed an Inducement Agreement with the Company dated as of April 24, 1996 (the "Inducement Agreement"). Pursuant to the Inducement Agreement, Messrs. Cain, Waggoner and Roten each agreed to make Rollover Elections as to a portion of their shares of Common Stock (amounting to an aggregate of 1,404,254 Rollover Shares), subject to pro rata reduction with Rollover Elections made by other stockholders of the Company if the Maximum Rollover Amount is exceeded. Messrs. Hevrdejs and Oehmig, each principals of TSG, agreed to make Rollover Elections as to 100% of their Common Stock (amounting to an aggregate of 897,000 Rollover Shares) which Rollover Elections would not be subject to pro rata reduction. As a result of the Inducement Agreement, the Merger is expected to be accounted for as a recapitalization. Unless the Rollover Elections exceed the Maximum Rollover Amount, following the Merger, Messrs. Cain, Waggoner and Roten would collectively own approximately 12.9% of the outstanding shares of common stock in the Surviving Corporation and Messrs. Hevrdejs and Oehmig would collectively own a minimum of 8.2% of the outstanding shares of common stock in the Surviving Corporation.

  Tag-Along Agreement. The stockholders of STX Acquisition will, as a condition to the Company's obligation to effect the Merger, enter into a tag-along agreement (the "Tag-Along Agreement") providing that each record stockholder of the Company who has retained Rollover Shares will be permitted, under specified circumstances involving a change of control, to transfer his shares on the same terms and conditions applicable to any transfer of 51% or more of the shares of common stock of the Surviving Corporation then outstanding by any STX Acquisition stockholder (or stockholders acting together) party to the Tag-Along Agreement.

RISKS AND EFFECTS OF THE MERGER

  In considering the matters set forth in this Proxy Statement, including the decision of whether to make a Rollover Election (with respect to all or any portion of their shares of Common Stock), stockholders of the Company should carefully consider, among other things, the significant risks and factors described below which are associated with the Company and which will significantly increase the risks associated with, and may otherwise adversely affect the value of, a continuing investment in the Surviving Corporation. See "SPECIAL FACTORS--Risks and Effects of the Merger."

  Control by Certain Stockholders. Upon consummation of the Merger, the investors in the Equity Private Placement, including principals of TSG and Unicorn, and certain principal stockholders of the Company will own at least 75% of the outstanding shares of common stock in the Surviving Corporation. These investors and stockholders will enter into a stockholders agreement (the "Stockholders Agreement"), the effect of which will be to subject the transfer of such shares to certain rights of first refusal. Such stockholders will collectively have the ability to exercise control over the business and affairs of the Surviving Corporation, including the ability to elect all of the Board of Directors, the power to determine the management of the business and the power to determine the outcome of corporate actions requiring stockholders' approval. TSG and Unicorn have advised the

Company that there are no current intentions to engage in a second step transaction to eliminate minority shareholders following the Merger.

  Limited Liquidity in Rollover Shares. The Company expects the liquidity of the Common Stock to be significantly diminished after consummation of the Merger due to (i) the substantial reduction in the number of outstanding shares (from approximately 55,690,000 shares prior to the Merger to approximately 10,890,834 shares thereafter), (ii) the delisting of the Common Stock from trading on the New York Stock Exchange, and (iii) restrictions on transfer of the shares of the Surviving Corporation issued in exchange for stock of STX Acquisition, which restrictions will be set forth in the Stockholders Agreement and under applicable securities law.

  High Financial Leverage. If the Closing had occurred on June 30, 1996, the Surviving Corporation, on a consolidated basis, would have had indebtedness of $736.9 million and stockholders' equity of $(276.2) million, and Chemicals would have had indebtedness of $636.9 million and stockholders' equity of $(179.2) million. In addition, on a pro forma basis for the nine months ended June 30, 1996, the Surviving Corporation would have had a ratio of earnings to fixed charges of 1.0 to 1.0. The Surviving Corporation will not be required to make interest payments on the Discount Notes prior to 2002, but there can be no assurance that the Surviving Corporation will have adequate cash available at that time and thereafter to make the scheduled semi-annual interest payments. The high degree of leverage of the Surviving Corporation and Chemicals will have important consequences to holders of Rollover Shares, including the following: (i) the ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes, if needed, may be impaired; (ii) a substantial portion of cash flow from operations will be dedicated to the payment of interest, principal and other repayment obligations, thereby reducing the funds available for operations and any future business opportunities; and (iii) the degree of leverage may make the Surviving Corporation and Chemicals more vulnerable to a downturn in its business or the economy generally. Any inability of the Surviving Corporation or Chemicals to service their respective obligations could have a significant adverse effect on the market value and marketability of the Rollover Shares.

  The Credit Facility and the Notes indenture and the Discount Notes indenture entered into in connection with the Offerings (collectively, the "Indentures") contain numerous financial and operating covenants, including, but not limited to, restrictions on the Surviving Corporation's and Chemicals' ability to incur indebtedness, pay dividends, create liens, sell assets, engage in certain mergers and acquisitions and refinance existing indebtedness. The ability of the Surviving Corporation and Chemicals to comply with such covenants and other terms of the Credit Agreement and the Indentures, and to satisfy its other debt obligations will depend on the future performance of the Surviving Corporation.

  Future Dilution From Warrant Exercises. In connection with the Units Offering, Warrants will be offered with the Discount Notes. Such Warrants and the underlying Common Stock will be dilutive to the holders of Common Stock following the Merger. Because the number of Warrants to be issued in the Units Offering will not be established until final pricing terms of the Units are determined, the amount of such dilution is not currently known.

  Equity in Surviving Corporation. Upon consummation of the Merger, all of the equity of the Surviving Corporation will be owned by the stockholders who retain Rollover Shares and the investors in the Equity Private Placement. Stockholders who do not retain Rollover Shares will have no continuing equity interest in the Surviving Corporation, and will no longer participate in any earnings or growth of the Surviving Corporation. Similarly, such persons will no longer face a risk of a decline in the value of the Common Stock.

  Raw Material Prices and Availability. The Company does not currently produce many of its major raw materials (benzene, ethylene, propylene, ammonia and methanol). Price fluctuation and the dependence on one or several significant suppliers could result in the Surviving Corporation being required to incur increased costs for its raw materials, which could have a material adverse effect on the results of operations of the Surviving Corporation.

  Cyclical Markets for Products; Dependence on Key Products. The prices of the Company's petrochemical and pulp chemical products have been cyclical and sensitive to overall supply relative to demand, the level of general business activity and the availability and price of feedstocks. Certain styrene monomer producers have announced plans to add significant production capacity over the next few years. The Company expects that prices for styrene will decline from current levels until global demand for styrene increases sufficiently to absorb such additional production capacity, and such declines could adversely affect the Surviving Corporation's results of operations.

  Dependence on Texas City Plant. All of the Company's petrochemicals, including all of its styrene and acrylonitrile, are produced at the Texas City Plant. Significant unscheduled downtime at the Texas City Plant could materially adversely affect the Surviving Corporation.

  Ability to Complete Acquisitions. A significant element of the Surviving Corporation's business strategy is to pursue strategic acquisitions that either expand or complement the Company's products or markets. The financing for such acquisitions will likely affect the Surviving Corporation's debt or equity capitalization. The terms of the Indentures and the Credit Facility will limit the Surviving Corporation's ability to incur additional debt to finance such acquisitions.

  Highly Competitive Industry. The industry in which the Company operates is highly competitive. The entrance of new competitors into the industry and the addition by existing competitors of new capacity may reduce the Surviving Corporation's ability to maintain profit margins or its ability to preserve its market share, or both. Such developments could have a negative impact on the Surviving Corporation's ability to obtain higher profit margins, even during periods of increased demand for the Surviving Corporation's products.

  Environment and Safety. The Company's operations involve the handling, production, transportation and disposal of materials classified as hazardous or toxic and are subject to extensive federal, state and local regulatory requirements relating to environmental affairs, waste management, health and safety and chemical products. The operations of a chemical manufacturing facility entail some risk of environmental damage, and there can be no assurance that material costs or liabilities will not be incurred.

  Long-Term Contracts. The Company sells substantial portions of its styrene and acrylonitrile production under long-term contracts, and all of its acetic acid, plasticizers, tertiary butylamine and sodium cyanide production under long-term contracts with single customers. Under certain market conditions, the loss of one or more of these customers or a material reduction in the amount of product purchased by one or more of them could have a material adverse effect on the Surviving Corporation.

  Foreign Operations, Country Risks and Exchange Rate Fluctuations. Over 14% of the Company's revenues are derived from Canadian operations and 52% are derived from export sales. International operations and exports to foreign markets are subject to a number of special risks, and earnings of foreign subsidiaries and intercompany payments are subject to foreign income tax rules that may reduce cash flow available to meet required debt service and other obligations of the Surviving Corporation.

CERTAIN TAX CONSEQUENCES OF THE MERGER

  The Merger will have no U.S. federal income tax consequences for stockholders who retain all of their Common Stock and receive no cash. Because the Maximum Rollover Amount is limited to 5.0 million shares, and stockholders making a Rollover Election will be subject to pro rata reduction in the event that aggregate Rollover Elections exceed the Maximum Rollover Amount, there can be no assurance that a stockholder will be able to retain all shares of Common Stock for which such stockholder makes a Rollover Election. To the extent that a stockholder receives cash for some or all of such stockholder's Common Stock, a portion of such cash will generally give rise to capital gain or loss to the extent such cash is attributable to shares of Common Stock deemed sold pursuant to the Merger, and the remainder of such cash will either give rise to capital gain or loss or will be treated as dividend income, depending upon the relationship between the stockholder's ownership interest (both actual and constructive) in the Company immediately before and immediately after the Merger. To the extent that the receipt of cash gives rise to capital gain or loss, such gain or loss generally will be long-term capital gain or loss if the Common Stock is held by the stockholder for more than one year. The foregoing discussion does not address every federal income tax concern which may be applicable to a particular stockholder. Each stockholder is urged to consult such stockholder's own tax advisor to determine the tax consequences to such stockholder, in the light of its particular circumstances, of the disposition of Common Stock pursuant to the Merger. See "SPECIAL FACTORS--Certain Tax Consequences of the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendations of the Special Committee and the Board with respect to the Merger, stockholders should be aware that certain members of the Board and of management of the Company have certain interests which may present them with potential conflicts of interests in connection with the Merger. See "THE MERGER--Interests of Certain Persons in the Merger."

  Certain executive officers, directors and stockholders of the Company have entered into Inducement Agreements pursuant to which they have agreed to make Rollover Elections with respect to all or a portion of their shares of Common Stock.

  Although the senior officers and directors of the Company will have an opportunity to elect to retain Rollover Shares in the same fashion as other shareholders, no senior officer or director of the Company will be participating in the Equity Private Placement other than Mr. Jim P. Wise, Vice President--Finance and Chief Financial Officer and Mr. Robert O. McAlister, Vice President--Human Resources. Mr. Wise intends to purchase 800 shares in the Equity Private Placement representing an investment of $96,000. Mr. McAlister intends to purchase 1,071 shares in the Equity Private Placement representing an investment of $128,520.

  Certain executive officers and directors own stock options ("Options"), SARs, phantom stock and/or restricted stock with respect to the Common Stock. At the Effective Time: (i) all of the Options and SARs will be cancelled and the holders thereof will be entitled to receive cash in an amount equal to $12.00 less the Option exercise price or SAR grant price, as the case may be; (ii) each phantom stock right will convert into the right to receive $12.00; and
(iii) all restricted stock awards will fully vest and shares of Common Stock covered by such awards will be treated in the same manner as all other shares of Common Stock in the Merger.

  The Company has adopted an Amended and Restated Consolidated Termination Pay Plan for All Salaried Employees of Sterling Chemicals, Inc. and its Subsidiaries, which generally provides that if any full time salaried employee's employment is terminated by the Company for any reason other than for cause, or the employee is requested to accept a new job which is less than equivalent to such employee's job immediately prior to the change of control in terms of compensation, level, responsibilities or credits, such employee shall be entitled to receive termination pay equal to either 36 months' pay (for certain members of senior management), or 24 months' pay (for all other salaried employees), as well as certain other payments and benefits for such periods.

  Other interests of certain persons in the Merger include the following: (i) employees of the Company who continue their employment with the Surviving Corporation will receive benefits substantially as favorable as those currently supplied by the Company for a period of at least two years after the Closing Date; (ii) Mr. J. Virgil Waggoner will become a director and Vice Chairman of the Board of the Surviving Corporation; (iii) Mr. Robert W. Roten will become a director and the President and Chief Executive Officer of the Surviving Corporation; (iv) a lump sum payment will be made to Jim P. Wise, the Company's Chief Financial Officer, pursuant to his employment agreement with the Company; and (v) the Surviving Corporation will indemnify all officers, directors and employees of the Company and its Subsidiaries against all losses and liabilities based on the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries and arising out of acts or omissions occurring prior to and including the Effective Time to the fullest extent permitted by the DGCL, and the Surviving Corporation will maintain the current policies of directors' and officers' liability insurance with respect to matters occurring prior to the Effective Time for a period of no less than six years.

  Relationships with TSG. TSG was founded in 1982 by Messrs. Gordon A. Cain and Frank J. Hevrdejs. In 1992, Mr. Cain made a decision to reduce his level of business activity. By December 1993, Mr. Cain had sold all of his stock in TSG and resigned as an officer and director. Since that time, Mr. Cain has had no equity or other financial interest in TSG, although at TSG's invitation he has invested in three transactions organized by TSG. For marketing purposes, Mr. Cain was described as Chairman Emeritus of TSG until November 1995, but since December 1992 has had no role in TSG's ongoing operations. TSG is currently controlled by Messrs. Hevrdejs and William C. Oehmig, the husband of Mr. Cain's stepdaughter. Messrs. Cain and William A. McMinn assist TSG as senior advisors on selected transactions. Although Mr. McMinn has received certain advisory fees for such services, Mr. Cain has not. Neither Mr. Cain nor Mr. McMinn participated in any such capacity in connection with the Merger. TSG and Mr. McMinn recently assisted Mr. Cain with the acquisition of a company in a transaction unrelated to the Merger. Messrs. Cain, Waggoner and McMinn, along with principals of TSG, invested in such transaction. Messrs. Cain and McMinn are members of the Board of Directors of the surviving corporation in such transaction. Messrs. Cain and McMinn also sublease office space from TSG, either directly or through companies with which they are affiliated. Messrs. Cain and McMinn, along with J. Virgil Waggoner, Robert W. Roten, the Company's Executive Vice-President, and Richard K. Crump, a Vice-President of the Company, have previously co-invested with principals of TSG in several transactions. In 1986, the Company's Texas City petrochemical facility was purchased by the Company from Monsanto Company in a leveraged buyout led by Mr. Cain (at which time he was a director and principal stockholder of TSG) and Mr. Waggoner. On the Record Date, principals of TSG owned 897,000 shares of Common Stock of the Company, representing approximately 1.6% of the outstanding shares. As of the date of the Merger Agreement principals of TSG owned 100% of the common stock of STX Acquisition.

MARKET PRICES; DIVIDENDS

  The Common Stock is listed on the New York Stock Exchange ("NYSE"). As of January 26, 1996, the last full trading day prior to the announcement that the Company was considering its strategic alternatives including the sale of the Company, the high and low sales prices of the Common Stock, as reported by the NYSE, were $9 1/2 and $8 7/8, respectively. The high and low sales prices of the Common Stock, as reported by the NYSE, for the period January 2, 1996 through January 26, 1996 were $9 3/8 and $8, respectively. As of April 24, 1996, the last full trading prior to the announcement by the Company of the execution of the Merger Agreement, the high and low sales prices of the Common Stock, as reported by the NYSE, were $13 and $12 3/4, respectively.

  On July 15, 1996, the high and low sales prices of the Common Stock, as reported by the NYSE, were $11 1/2 and $11 1/8, respectively.

  The following table sets forth for the fiscal quarters shown, the high and low sales prices for the Company's Common Stock, as reported by the NYSE:

                                                                  HIGH    LOW
                                                                  ----    ----
      Third Quarter 1994......................................... $10     $ 5 1/2
      Fourth Quarter 1994........................................ 13 3/4     9
      First Quarter 1995......................................... 13 7/8    9 3/4
      Second Quarter 1995........................................  14      10 7/8
      Third Quarter 1995.........................................  13      10 1/4
      Fourth Quarter 1995........................................ 12 7/8    8 1/4
      First Quarter 1996.........................................  9 1/4    7 1/2
      Second Quarter 1996........................................  13        8
      Third Quarter 1996......................................... 13 1/8   11 1/8

  The Company has not paid dividends on the Company Stock since fiscal 1993. Under the Merger Agreement, the Company has agreed not to pay any dividends on the Common Stock prior to the Effective Time. Pursuant to the Credit Agreement and the Indentures to be entered into in connection with the Financing of the

Merger, the Surviving Corporation's ability to pay cash dividends will be materially restricted. See "THE MERGER--Source and Amount of Funds."

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

  The following table presents summary historical financial data for the Company. The data should be read in conjunction with the historical Consolidated Financial Statements and Notes thereto of the Company, certain of which are incorporated by reference elsewhere in this Proxy Statement. The consolidated financial information set forth below (i) at year end and for each of the years in the five-year period ended September 30, 1995 has been derived from audited consolidated financial statements of the Company and (ii) as of June 30, 1995 and June 30, 1996 and for the nine-month periods then ended has been derived from unaudited consolidated financial statements of the Company, which, in the opinion of management, have been prepared on a basis consistent with the audited consolidated financial statements of the Company and contain all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the interim financial position and results. The results of operations for such interim periods are not necessarily indicative of the results of operations for any other interim periods or for the year as a whole. See "ADDITIONAL INFORMATION" and "INCORPORATION BY REFERENCE."

                                                                     NINE MONTHS
                                                                        ENDED
                                YEAR ENDED SEPTEMBER 30,              JUNE 30,
                          ----------------------------------------  --------------
                           1991    1992    1993    1994     1995     1995    1996
                          ------  ------  ------  ------  --------  ------  ------
                                        (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $542.7  $430.5  $518.8  $700.8  $1,030.2  $843.1  $600.7
Cost of goods sold......   472.4   402.6   477.9   606.9     758.6   597.7   508.7
                          ------  ------  ------  ------  --------  ------  ------
  Gross profit..........    70.3    27.9    40.9    93.9     271.6   245.4    92.0
Selling, general and
 administrative
 expenses...............     9.7    10.3    25.5    24.4      31.7    24.5    23.8
SAR program expenses
 (benefit)..............      --      --      --    21.8      (2.8)    1.6     6.2
                          ------  ------  ------  ------  --------  ------  ------
  Income from
   operations...........    60.6    17.6    15.4    47.7     242.7   219.3    62.0
Interest and debt
 related expenses, net
 of interest income.....     6.1     8.4    22.4    22.1      14.6    12.7     4.4
Other (income) expense..      --      --      --    (2.6)       --      --     3.7
                          ------  ------  ------  ------  --------  ------  ------
  Income (loss) before
   taxes and
   extraordinary item...    54.5     9.2    (7.0)   28.2     228.1   206.6    53.9
Provision (benefit) for
 income taxes...........    17.7     4.7    (1.6)    9.1      75.0    68.5    18.3
                          ------  ------  ------  ------  --------  ------  ------
  Income (loss) before
   extraordinary item
   and change in
   accounting principle.    36.8     4.5    (5.4)   19.1     153.1   138.1    35.6
Cumulative effect of
 change in accounting
 for post-retirement
 benefits other than
 pensions...............      --   (10.4)     --      --        --      --      --
Extraordinary item, loss
 on early extinguishment
 of debt, net of tax....      --      --      --      --      (3.1)   (3.1)     --
                          ------  ------  ------  ------  --------  ------  ------
  Net income (loss).....  $ 36.8  $ (5.9) $ (5.4) $ 19.1  $  150.0  $135.0  $ 35.6
                          ======  ======  ======  ======  ========  ======  ======
PER SHARE DATA:
 Income (loss) before
  extraordinary item and
  change in accounting
  principle.............  $ 0.67  $ 0.08  $(0.10) $ 0.34  $   2.76  $ 2.48  $ 0.64
 Cumulative effect of
  change in accounting
  for post-retirement
  benefits other than
  pensions..............      --   (0.19)     --      --        --      --      --
 Extraordinary item.....      --      --      --      --     (0.06)  (0.06)     --
                          ------  ------  ------  ------  --------  ------  ------
 Net income (loss) per
  share on a fully
  diluted basis.........  $ 0.67  $(0.11) $(0.10) $ 0.34  $   2.70  $ 2.42  $ 0.64
                          ======  ======  ======  ======  ========  ======  ======
 Book value per share...  $ 2.04  $ 1.59  $ 1.27  $ 1.61  $   4.30  $ 3.99  $ 4.90
OTHER DATA:
Ratio of earnings to
 fixed charges(a).......     7.1x    1.8x     --     2.1x     11.9x   14.0x    5.9x
Deficiency of earnings
 to cover fixed charges.      --      --  $  7.3      --        --      --      --
BALANCE SHEET DATA:
Total assets............  $362.5  $608.5  $546.8  $580.9  $  609.9  $620.6  $659.0
Total long-term debt
 (including current
 portion)...............    72.6   300.2   263.9   192.6     103.6   128.7   138.2
Working capital.........    28.6    56.8    31.0    20.8      74.6    88.3    83.0
Stockholders' equity....   112.2    87.3    70.3    89.7     239.3   222.2   273.1

- --------
(a) For purposes of computing these ratios, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense on debt, amortization of financing costs, capitalized interest and the portion (approximately one-third) of rental expense that management believes is representative of the interest component of rental expense.

SUMMARY PRO FORMA FINANCIAL DATA

  The pro forma statement of operations presented below for the year ended September 30, 1995 and the nine months ended June 30, 1996 have been derived from the unaudited pro forma financial statements included elsewhere herein, and give effect to the Merger as if it had occurred on October 1, 1994. The pro forma consolidated balance sheet data at June 30, 1996 presented below has been derived from the unaudited pro forma consolidated balance sheet of Chemicals and the Surviving Corporation included elsewhere herein and give effect to the Merger as if it had occurred on June 30, 1996.

  The summary pro forma financial data do not necessarily represent what Chemicals' or the Surviving Corporation's financial position and results of operations would have been if the Merger had actually been completed as of the dates indicated and are not intended to project Chemicals' and the Surviving Corporation's financial position or results of operations for any future period. The summary pro forma financial data should be read in conjunction with the historical consolidated financial statements of the Company, the pro forma financial statements of Chemicals and the Surviving Corporation, "SELECTED HISTORICAL FINANCIAL DATA" and "PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION."

  The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the Merger as a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities has not been impacted by the Merger.

                                        CHEMICALS         SURVIVING CORPORATION
                                  ----------------------  ----------------------
                                                  NINE                    NINE
                                                 MONTHS                  MONTHS
                                   YEAR ENDED    ENDED     YEAR ENDED    ENDED
                                  SEPTEMBER 30, JUNE 30,  SEPTEMBER 30, JUNE 30,
                                      1995        1996        1995        1996
                                  ------------- --------  ------------- --------
                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues.........................   $1,030.2    $ 600.8     $1,030.2    $ 600.8
Cost of goods sold...............      759.0      509.1        759.0      509.1
                                    --------    -------     --------    -------
Gross profit.....................      271.2       91.7        271.2       91.7
Selling, general and
 administrative expenses.........       31.7       23.8         31.7       23.8
                                    --------    -------     --------    -------
 Income from operations..........      239.5       67.9        239.5       67.9
Interest expense, net............       64.7       48.1         78.4       58.4
Other expense....................         --        3.7           --        3.7
                                    --------    -------     --------    -------
 Income from continuing
  operations before income taxes.      174.8       16.1        161.1        5.8
Provision for income taxes.......       56.3        5.0         51.5        1.3
                                    --------    -------     --------    -------
  Income from continuing
   operations....................   $  118.5    $  11.1     $  109.6    $   4.5
                                    ========    =======     ========    =======
Income per share from continuing
 operations......................                           $  10.59    $   .43
Book value per share.............                           $ (29.93)   $(26.69)
BALANCE SHEET DATA:
Total assets.....................               $ 691.4                 $ 694.4
Total long-term debt (including
 current portion)................                 636.9                   736.9
Working capital..................                 103.3                   103.3
Total stockholders' equity.......                (179.2)                 (276.2)
OTHER DATA:
Ratio of earnings to fixed
 charges.........................        3.5x       1.3x         2.9x       1.0x

                                  THE COMPANY

  The Company is one of North America's leading producers of selected commodity petrochemicals used in the production of a wide array of consumer goods and industrial products, and pulp chemicals used in paper manufacturing. The Company ranks among the top three North American producers in terms of rated production capacity for each of its primary products, including styrene, acrylonitrile, acetic acid and sodium chlorate. Other products manufactured by the Company include methanol, plasticizers, tertiary butylamine, sodium cyanide and sodium chlorite. The Company manufactures all of its petrochemicals at the Texas City Plant. The Company's pulp chemicals are currently produced at four plants in Canada. A fifth plant, under construction in Valdosta, Georgia, is scheduled to begin production in late 1996.

  In recent years, the Company has pursued a strategy of growth and product diversification. In 1992, the Company acquired its pulp chemicals business which has current sodium chlorate production capacity of 350,000 tons. In 1995, the Company began a three-year, $200 million capacity expansion and upgrade program, which is approximately 50% complete. Through this program, the Company will have expanded its total petrochemical production capacity by approximately 1.4 billion pounds, including capacity additions of 200 million pounds of styrene, 200 million pounds of acetic acid and 150 million gallons (approximately 995 million pounds) of methanol. In addition, the Company is expanding its sodium chlorate production capacity by 110,000 tons, or 30%, by constructing a new facility in Valdosta, Georgia. Through this strategy, the Company has sought to capitalize on the continuing secular growth in global demand for its key products, while reducing its sensitivity to the cyclicality of the markets for any particular product.

  Styrene. The Company is the third largest North American producer of styrene monomer, a chemical intermediate utilized in the production of plastic and synthetic rubbers used in packaging, housewares, automotive components, luggage, toys and building products. The Company's styrene unit is one of the largest in the world and has an annual rated production capacity of 1.7 billion pounds, following a recent debottlenecking, which represents approximately 12% of total North American capacity. In fiscal 1995, the styrene unit operated at an average utilization rate of 96% and generated revenues of $467 million, which represented approximately 45% of the Company's total revenues.

  Acrylonitrile. The Company is the second largest global producer of acrylonitrile, the principal raw material for acrylic fibers used in textiles and industrial applications. The Company's acrylonitrile unit has an annual rated production capacity of 740 million pounds, which represents approximately 21% of total North American capacity. In fiscal 1995, the acrylonitrile unit operated at an average utilization rate of 96% and generated revenues of $251 million, which represented approximately 24% of the Company's total revenues.

  Acetic Acid. The Company is the third largest North American producer of acetic acid, a product made from carbon monoxide and methanol. Acetic acid is primarily used in the manufacture of intermediate products, such as vinyl acetate monomer, which are used to produce various consumer products, including adhesives, glue, cigarette filters and surface coatings. Following a 200 million pound capacity expansion completed in May 1996, the Company's acetic acid unit has an annual rated production capacity of approximately 800 million pounds, which represents approximately 17% of total North American capacity. In fiscal 1995, the acetic acid unit operated at an average utilization rate of 107% and generated revenues of $94 million, which represented approximately 9% of the Company's total revenues.

  Sodium Chlorate. Upon completion of its Valdosta, Georgia plant, the Company will be the second largest North American producer of sodium chlorate, which is converted to chlorine dioxide for use in the pulp bleaching process. The Company's four sodium chlorate plants have an aggregate annual rated production capacity of 350,000 tons, and the Valdosta, Georgia plant, scheduled to begin production in late 1996, will increase the Company's total annual capacity by 30% to nearly 460,000 tons. Following completion of the Valdosta plant, the Company will account for approximately 22% of North American sodium chlorate capacity. In addition, the Company's ERCO Systems Group is the worldwide leader in the design, sale and technical service of large scale chlorine dioxide generators, which are used to convert sodium chlorate to chlorine dioxide.

Since the mid-1980s, North American demand for sodium chlorate has grown at an average annual rate of approximately 10%, as pulp manufacturers are substituting chlorine dioxide for elemental chlorine in bleaching applications in anticipation of environmental regulations that would eliminate the use of elemental chlorine in pulp manufacturing. In fiscal 1995, the Company's sodium chlorate plants operated at a weighted average utilization rate of 97% and its pulp chemicals business generated revenues of $144 million, which represented approximately 14% of the Company's total revenues.

BUSINESS STRATEGY

  The Company's business strategy is to capitalize on its competitive market position to take advantage of periods of tight supply and high prices and margins for its primary products, which historically have occurred on a cyclical basis, and to expand its production capacity to capture future growth opportunities in the petrochemical and pulp chemical industries. Key elements of this strategy are to: (i) maintain a competitive cost position in petrochemicals by investing in new technology and equipment; (ii) pursue low cost expansions in petrochemicals, such as its recent 30% expansion of acetic acid capacity and construction of a world-scale 150 million gallon methanol plant; (iii) pursue growth opportunities in pulp chemicals through the current construction of additional capacity; (iv) continue to build strong industry partnerships in petrochemicals through securing long-term supply contracts with key customers; and (v) after the Merger, implement a more focused acquisition strategy, targeting chemical businesses and assets which would strengthen the Company's existing market positions, provide upstream or downstream integration or produce complementary chemical products.

                              THE SPECIAL MEETING

PURPOSE; RECORD DATE; VOTING AT THE SPECIAL MEETING

  The Special Meeting will be held on August 20, 1996 at 2:00 p.m., Central Time, at the Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas 77002.

  The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement, dated as of April 24, 1996 and as amended as of June 11, 1996, between the Company and STX Acquisition (the "Merger Agreement"). See "THE MERGER--Terms of the Merger." The Company does not know of any matters other than those set forth herein which may come before the Special Meeting. If any other matters are properly presented to the Special Meeting for action, it is intended that the persons named in the proxy will vote in accordance with their best judgment on such matters.

  The Board has fixed the close of business on July 15, 1996 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. On the Record Date, 55,689,991 shares of Common Stock were outstanding and owned of record by 1,458 persons (the "Record Stockholders").

  All proxies in the enclosed form of proxy that are properly executed and returned to the Transfer Agent at or prior to the Special Meeting will be voted at the Special Meeting or any adjournment or postponement thereof in accordance with the instructions thereon. All executed but unmarked proxies will be voted FOR approval and adoption of the Merger Agreement and the Merger.

  Stockholders have the right to dissent from the Merger Agreement and, subject to certain conditions provided under Section 262 of the DGCL, to receive payment for the fair value of their shares of Common Stock. See "THE MERGER--Appraisal Rights of Dissenting Stockholders" and Annex C to this Proxy Statement.

VOTES REQUIRED

  The presence, in person or represented by proxy, of a majority of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Approval and adoption of the Merger Agreement and the Merger requires, under Section 251 of the DGCL, the affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date entitled to vote thereon. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or any and all adjournments and postponements thereof. As of the Record Date, 55,689,991 shares of Common Stock, held by approximately 1,458 holders of record, were issued and outstanding and entitled to vote at the Special Meeting. Shares of Common Stock represented at the Special Meeting by a properly executed, dated and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Proxies relating to "street name" shares that are properly executed and returned by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as shares having voted at the Special Meeting as to the Merger Agreement and the Merger if authority to vote is withheld by the broker (a "broker non-vote"). Abstentions will be recorded as such by the Inspectors of Election for the Special Meeting. In light of the treatment of abstentions and broker non-votes and the fact that the affirmative vote required to authorize and adopt the Merger Agreement and the Merger is a stated percentage of the total number of outstanding shares of Common Stock on the Record Date and entitled to vote thereon, abstentions and broker non-votes (as well as any other failure to vote shares of Common Stock) will have the same effect as votes against the approval and adoption of the Merger Agreement and the Merger. THE EFFECT OF FAILING TO PROPERLY EXECUTE AND RETURN A PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL BE THE SAME AS VOTING AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

  Each of Messrs. Frank J. Hevrdejs, William C. Oehmig, Gordon A. Cain, J. Virgil Waggoner, and Robert W. Roten entered into the Irrevocable Proxies with STX Acquisition, pursuant to which each such stockholder individually appoints STX Acquisition and certain of its officers as his proxy to call and attend meetings of the stockholders of the Company, to execute written consents and to vote the shares of Common Stock which such stockholder owns and is entitled to vote at any meeting of the stockholders of the Company, provided that any vote or consent taken under the authority of such proxy shall be solely for the purposes of adopting and approving of the Merger and the Merger Agreement, or rejecting any proposal for any other merger agreement or any other transaction for the sale of the Company or its assets, or any other transaction intended to frustrate or impair the right or ability of STX Acquisition or the Company to consummate the Merger. Each Irrevocable Proxy terminates upon the earlier of the Effective Time, the date of termination of the Merger Agreement in accordance with its terms, or the date upon which written notice of termination of the Irrevocable Proxy is given by STX Acquisition to the stockholder who is a party to the Irrevocable Proxy. The Irrevocable Proxies represent, in the aggregate, approximately 18% of the outstanding Common Stock of the Company. A total of approximately 23.0% of the outstanding Common Stock of the Company is beneficially owned by senior officers and directors of the Company as a group. In addition, employees of the Company, including the senior officers, beneficially own approximately 10.8% of the Company's outstanding Common Stock through the Company's ESOP. Except for shares represented by the Irrevocable Proxies described above, there are no commitments or understandings regarding how any of these shares will be voted.

ROLLOVER ELECTIONS

  A Rollover Election may be made by any person who is a record holder of Common Stock on August 15, 1996, the business day before the Special Meeting (the "Election Date"), REGARDLESS OF WHETHER SUCH PERSON RETURNS A PROXY OR VOTES FOR OR AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT OR ABSTAINS FROM VOTING AT THE SPECIAL MEETING. Rollover Elections shall be made only by completing, executing and delivering the Rollover Election Form enclosed with this Proxy Statement, together with the Certificates, duly endorsed by the record holder representing the shares of Common Stock subject to the Rollover Election, to KeyCorp Shareholder Services, Inc. (the "Exchange Agent") by 5:00 p.m., New York Time, on the Election Date. All Rollover Elections in the enclosed Rollover Election Form that are properly executed and returned to the Exchange Agent will be honored by the Company, subject to pro rata reduction among the stockholders making Rollover Elections to the extent necessary to reduce the number of Rollover Shares to the Maximum Rollover Amount. Any Rollover Election may be revoked by any stockholder who has given written notice received on or before the Election Date by the Exchange Agent. Shares of Common Stock as to which

Rollover Elections have not been made or have been revoked or which exceed the Maximum Rollover Amount will automatically be converted into the right to receive the Cash Payment.

REVOCATION AND USE OF PROXIES; SOLICITATION

  Shares of Common Stock which are represented by properly executed, dated and returned proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Merger Agreement and in the discretion of the proxy holder as to any other matter which may properly come before the Special Meeting. Any proxy which votes against approval and adoption of the Merger Agreement will be so counted and will not be used to vote for any adjournment of the Special Meeting. Any other matter which may properly come before the Special Meeting at which a quorum is present for such purpose requires the affirmative vote of at least a majority of the shares of Common Stock present, in person or by proxy. A stockholder who has given a proxy may revoke it at any time prior to its use at the Special Meeting by delivering a written notice of revocation of the proxy being revoked, or by submission of a properly executed proxy bearing a later date than the proxy being revoked, to the Secretary of the Company at 1200 Smith Street, Suite 1900, Houston, Texas 77002-4312, or by voting the Common Stock covered thereby in person at the Special Meeting.

SOLICITATION; FEES AND EXPENSES

  In addition to soliciting proxies by mail, officers, employees and agents of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company has also retained Georgeson & Company, Inc. as its proxy solicitor in connection with the Special Meeting. The fee for such services will not be more than approximately $8,000 plus out-of-pocket expenses. Any questions or requests for assistance regarding proxies and related materials may be directed in writing to Georgeson & Company, Inc. at Wall Street Plaza, New York, New York 10005 or by telephone at (800) 223-2064. The Company will bear the cost of the Special Meeting and of soliciting proxies therefor, including the expense of preparing and printing this Proxy Statement and the proxies solicited hereby and any filing fees incurred in connection with this Proxy Statement, including the reasonable expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of shares of Common Stock. Other fees and expenses incurred in connection with the Merger, including certain filing fees, will be borne by either the Company or STX Acquisition.

                                SPECIAL FACTORS

BACKGROUND

  During the period of January through March 1994, Mr. Gordon A. Cain, the Chairman of the Company's Board of Directors, initiated contact with two prospective purchasers within the industry relating to a possible sale or merger of the Company. These contacts did not result in any further discussions until October 1994, when Messrs. Cain and J. Virgil Waggoner, the Company's President and Chief Executive Officer, renewed contacts with the two prospective industry purchasers with whom informal contact continued through the end of the year. There was also brief contact with a third industry purchaser initiated by Mr. Cain in October 1994, which did not lead to further substantive discussions relating to a possible sale or merger of the Company.

  Beginning in 1995, the Company engaged in discussions with the same two prospective industry purchasers contacted in October 1994, both of whom conducted an initial due diligence document review of the Company. Negotiations proceeded with both prospective purchasers which, in the case of one purchaser, proceeded to a draft merger agreement. However, all negotiations were terminated by the prospective purchasers by early March 1995. Both prospective purchasers declined to discuss their reasons for discontinuing negotiations. The Company then determined to discontinue active pursuit of a sale.

  In early October 1995, Mr. Cain was advised by TSG of its interest in a possible purchase of the Company, which Mr. Cain reported to the Company's Board at its October 25, 1995 meeting. Approximately one week prior to the October 25, 1995 Board meeting, Mr. Frank J. Hevrdejs, a principal of TSG, telephoned Mr. Waggoner to indicate that TSG was interested in making a proposal for the purchase of the Company; while Mr. Hevrdejs indicated that no offer was being made, he indicated a possible price level of $11 per share.

  Representatives of TSG and the Company met at TSG's request on October 31, 1995 at the offices of TSG to discuss TSG's intention to form an investor group in conjunction with Unicorn to purchase the Company. The TSG representatives attending the meeting included individuals with CS First Boston Corporation, TSG's investment advisor, Chase Securities Inc. and Credit Suisse (both financing sources for TSG) and principals of TSG, including Mr. Hevrdejs, Ms. Susan Rheney, Mr. Hunter Nelson and Mr. William C. Oehmig. A partner of Andrews & Kurth, L.L.P., counsel to TSG, also attended. Representatives of the Company included Mr. F. Maxwell Evans, the Company's Vice President and General Counsel, Mr. Waggoner and Mr. Jim P. Wise, the Company's Vice President-Finance and Chief Financial Officer. Representatives of Chemical Securities, Inc. also attended the meeting with the Company, although Chemical Securities, Inc. at no time was engaged by the Company in connection with the transaction or otherwise. A partner of Piper & Marbury L.L.P ("Piper & Marbury") also attended as counsel to the Company.

  At the meeting, TSG made a detailed presentation for the possible acquisition of the Company at a price of $11 per share, including the anticipated timing and financing structure. TSG suggested the execution of a letter of intent binding the Company to negotiate exclusively with TSG to be followed by the execution of a definitive merger agreement. Immediately following the presentation, TSG was advised by the Company that it could not consider any negotiations for a purchase of the Company or any other transaction until the matter was fully considered by the Board.

  Following the October 25 Board meeting, Mr. Wise, at Mr. Waggoner's direction, contacted a potential industry purchaser, which indicated interest in a possible transaction. Contact was also made by Mr. Waggoner with another industry purchaser, and on November 2, 1995, Messrs. Cain, Waggoner and Wise met with officers of one of the potential industry purchaser to discuss a possible transaction. After discussions with Mr. Waggoner, Mr. James J. Kerley, a director of the Company, also contacted a potential financial purchaser, and on November 8, Messrs. Waggoner, Kerley and Wise met with principals of the potential financial purchaser to discuss a possible transaction. Both meetings were preliminary in nature, and relatively little substantive information was exchanged. Each of the three potential purchasers commenced some due diligence, and participated in the preliminary phases of the auction process coordinated by Lazard as described below.

  The Board met telephonically on November 10, 1995. The October 31, 1995 meeting with TSG and the Company's other contacts with all potential purchasers were reported to the Board. Mr. Cain then suggested to the Board that because of his previous association with TSG, a Special Committee of the Board should be appointed to independently consider and evaluate the possible sale of the Company and all other transactions and strategies to maximize shareholder value. Mr. Waggoner also reported that while senior management of the Company might be asked to participate in any purchase by a financial buyer, management would not become an independent bidder. A representative of Piper & Marbury discussed with the Board the role of the Special Committee and the importance of the Special Committee independently evaluating the Company's alternatives. The Board also agreed that the Special Committee should retain a financial advisor and legal counsel and would have the authority to make its own arrangements in that connection. The Board also agreed that the Special Committee would consist of the outside members of the Board other than Mr. Cain. Messrs. Knowland, Portal, McMinn, Pizzitola and Kerley were then appointed to the Special Committee and the members of the Special Committee thereafter selected Mr. Kerley to serve as Chairman of the Special Committee. The Board was aware of Mr. McMinn's previous investment participation with TSG in several transactions, but decided to include him on the Special Committee because of his experience in the chemicals industry, his long-term association with the Company and its Texas City plant and his geographic proximity to the Company's offices. In addition, the residence of Messrs. Portal and Knowland outside the United States in Europe made it desirable to have at least three Special Committee members available in the United States to constitute a majority of the Special Committee. Finally, four of the five Special Committee members had no relationships with TSG and could control the Special Committee. Despite the fact that they are not residents of the United States, Messrs. Knowland and Portal were present at each meeting of the Special Committee and were material participants in the Special Committee's ongoing process.

  The Special Committee of the Board met on November 20 for the purpose of selecting outside counsel and a financial advisor for the Special Committee. After interviewing Piper & Marbury and another law firm, the Special Committee retained Piper & Marbury as counsel to the Special Committee. In selecting Piper & Marbury to serve as its counsel, the Special Committee took the following factors into consideration: (i) Piper & Marbury's engagement by the Company began at about May, 1995, and there was therefore no long standing relationship with the Company or any of its senior management; (ii) prior to its selection as Special Committee Counsel, Piper & Marbury had advised the Company's senior management that it could not represent any member of management in any management led offer or management participation with any bidder; (iii) Piper & Marbury had developed some familiarity with the Company and its business, which an alternative outside counsel would not have; and
(iv) the Special Committee believed that the interests of the Company and the Special Committee in any transaction were aligned and that selection of Piper & Marbury as its counsel presented no conflict. Neither the Company nor the Special Committee considered the engagement of the Company's existing outside counsel for the transaction, in part because of that firm's long-standing relationship with members of senior management and certain members of the Company's Board. The Special Committee also interviewed four investment banking firms, and elected to retain Lazard Freres & Co. LLC ("Lazard") as financial advisor to the Special Committee. The Special Committee was guided in this decision by (i) Lazard's experience and reputation in the chemicals industry, (ii) its perception that Lazard was not as transactionally oriented as the other firms interviewed and would be willing to thoroughly investigate a strategic alternative in addition to a possible sale of the Company and
(iii) its conclusion that the Lazard presentation was superior to the presentations given by the other firms interviewed. Mr. Pizzitola explained to the other members of the Special Committee that while he had retired as an active principal of Lazard, he was designated by Lazard as a Limited Managing Director. Mr. Pizzitola and the Special Committee agreed that he not attend the presentation by Lazard or vote on the selection of the financial advisor. Mr. Pizzitola further agreed in writing that his compensation from Lazard would not in any way be affected by the Special Committee's retention of Lazard as its financial advisor. Mr. Pizzitola advised the Special Committee that he had neither operational nor management responsibility at Lazard, and would not participate in Lazard's work for the Special Committee, the Board or the Company except as a member of the Special Committee and the Board. Because of these factors, and the absence of any material financial interest of Mr. Pizzitola in any possible outcome of the Special Committee's assignment, the Special Committee concluded that Lazard could be viewed as independent.

  Following the conclusion of the Special Committee's meeting on November 21, Mr. Kerley and representatives of Piper & Marbury met with representatives of Lazard to establish a timetable for evaluation of the Company's strategic alternatives. The Special Committee also instructed the Company's management and the Board that all contacts with potential purchasers were to be coordinated through Lazard.

  The Special Committee met with Lazard on December 18, 1995. Lazard described a possible range of values for the Company under different alternatives, including a sale of the Company, a recapitalization and the pursuit by the Company of certain operating strategies. The Special Committee and Lazard discussed the relative merits, and resulting value ranges, of the pursuit of internally managed alternatives, as opposed to a sale of the Company. The Special Committee also considered the Company's book value and liquidation value. The Special Committee believed that the Company's book value would not be a meaningful indication of fair market value because values in the commodity chemicals industry typically are a function of cash flow and earnings. Further, historical costs (as indicated by book value) would not be indicative of going concern value which the Special Committee believed was better reflected in the range of market price of the Company's stock and its assessment of the Company's possible long term value. The Special Committee likewise believed that liquidation value would not be indicative of the Company's value. The Special Committee also took into account the Company's $200 million capital program in evaluating going concern value and the pursuit of internally managed operating strategies. The principal components of the program included the construction of the Valdosta chlorate plant ($55 million), construction of a methanol plant ($33 million) and ongoing maintenance projects directed at quality and cost improvements ($112 million). While the Valdosta plant and the methanol plant would increase the Company's production capacity and output and possibly enhance the Company's long-term profitability, both chlorate and methanol pricing is cyclical and heavily influenced by market capacity and demand. Any benefits realized from the Company's quality and cost improvements would not be immediate; the programs could be subject to cost overruns and start up delays. The Special Committee concluded that the long-term value to shareholders possibly achievable through internally managed strategies may be outweighed by the immediate value to shareholders of a sale at that time because of the significant risks that internally managed strategies would not achieve the intended results. To further evaluate the alternatives available to the Company, the Special Committee authorized a test of the market on a broad basis to determine the level of interest in a possible sale of the Company, and an ongoing review of all strategic alternatives. The Special Committee also reviewed Mr. Kerley's summary of his and Mr. Knowland's meeting with senior members of the Company's management (which had occurred on the preceding Sunday, December 17) in which each management member was asked to discuss his view of the Company's possible operating strategies, and the possibility of the Company initiating a leveraged self-recapitalization and share repurchase program. At such meeting, it was generally acknowledged by members of management that while different operating strategies such as pursuit of acquisitions, development of additional capacity and development of further production efficiencies might enhance the Company's profitability and value, the cyclicality of the Company's industry and risks that such strategies might not be implemented meant that there was no assurance that the Company's long-term value would be materially enhanced. Management members were not asked about their interest in participating in any leveraged buyout.

  The Special Committee meeting of December 18 was followed by a meeting with the full Board on the same day. The Company's strategic alternatives as discussed by the Special Committee and Lazard were discussed with the Board, and the relative merits of different strategic alternatives were again discussed. In connection with a further market test of interest in a purchase of the Company, the Board discussed a list of potential purchasers, both strategic and financial, and the four parties that had already conducted a preliminary due diligence review. The Board approved the Special Committee's recommendation that a market test be conducted, and that Lazard be permitted to solicit preliminary bids for the purchase of all or parts of the Company and to compare the value indicated by the market test against the Company's ability to realize value for its stockholders by pursuing alternatives other than a sale. Lazard then identified companies that Lazard believed would be likely candidates for acquiring the Company, worked with management of the Company and its counsel in preparing a Confidential Offering Memorandum (the "Memorandum") for delivery to potential acquirors, prepared an analysis of the Company and the market for its securities to provide a basis for evaluating any offers received by the Company, and assisted management of the Company to develop an auction process in the event the Special Committee ultimately decided that a sale of the Company was in the best interests of the Company and its stockholders. The auction process would also involve several steps, including the identification of potential acquirors, an informal approach to the potential acquirors to determine their interest in participating in the process, the delivery of the Memorandum to those potential acquirors which indicated a desire to participate in the process, the receipt of preliminary indications of interest from the potential acquirors, detailed on-site due diligence by potential acquirors with indications of interests of a magnitude deemed acceptable to the Board, and the receipt of preliminary bid proposals.

  Between December 18, 1995 and January 26, 1996, Lazard, with the participation of Piper & Marbury and members of the Special Committee prepared a confidential memorandum for distribution to interested parties, oversaw due diligence, and generally supervised the process agreed upon by the Special Committee for the solicitation of indications of interest. Preliminary bids were received from several companies in the petrochemical and pulp chemical industry and several financial buyers. Because the bids were preliminary, each was highly conditional. For example, all bids were subject to additional due diligence and no preliminary bid constituted a firm offer. During this period, and throughout the entire process as supervised by the Special

Committee, TSG was treated in the same manner as all other interested parties admitted to the process. TSG was not advised by Lazard or the Special Committee of the details of any competing bid at any time in the process.

  On January 26, 1996, members of the Special Committee and the Board met with Piper & Marbury and Lazard to review preliminary bids received. TSG and Unicorn presented a preliminary bid of $11.25 per share. After reviewing the preliminary bids received and the conditional nature of many of those bids, the Special Committee determined with the advice of Lazard that stockholder value could best be maximized through an expansion of the bid process and a public announcement so that all potential buyers would be aware of the Company's interest in a possible sale, not just those likely buyers previously contacted, and that Lazard should solicit additional bids through an auction process from a broad range of financial and industrial buyers. On January 29, 1996, the Company publicly announced that the Company was engaged in an examination of its strategic alternatives, including a possible sale of the Company, and that the Company had engaged in preliminary conversations with several potential bidders. The process continued with several additional bidders who conducted due diligence reviews and site visits to the Company's plants.

  On February 22, 1996, the Special Committee met to review the status of potential bids for purchase of part or all of the Company. The Committee also reviewed with Lazard its recommendations as to how the balance of the process of reviewing the Company's alternatives should be conducted. The Special Committee reviewed the status of bidders for the Company at that point, and the fact that the January 29, 1996 announcement had resulted in Lazard's receipt of indications of interest from a number of additional potential acquirors. Because of the late entry of certain qualified potential bidders, the Special Committee accepted Lazard's recommendation that the auction process be continued past the original deadline for submission of final bids which had been fixed at February 29, 1996. The Special Committee decided that final bids would be accepted until March 29, 1996, and all potential acquirors then participating in the process were so advised.

  The Special Committee met at the offices of Lazard on April 1 and 2, 1996 to review the status of bids received for the purchase of all or parts of the Company. Lazard reviewed with the Special Committee the bid solicitation process that had been followed, and the list of potential bidders that had been in contact with Lazard. Lazard reported that firm bids had been received only from TSG and Unicorn for the purchase of the Company as a whole, and from two other bidders for the purchase of the pulp chemicals and the petrochemicals operations of the Company, respectively. The bids were then reviewed in detail, including respective financial terms, demonstrated financing capabilities and other conditions to closing. Lazard pointed out that the TSG/Unicorn bid and the bid for the petrochemicals business of the Company were conditioned on financing, and that, although the bid for pulp chemicals was not conditioned on financing, the bidder, as a practical matter, would have to raise significant financing to conclude a transaction. The offer received for the petrochemical operations represented a net value (after deductions for debt and other liabilities) of $272.4 million. A total of $313 million was offered for the pulp chemical operations. The pulp chemicals offer was subsequently increased to $330 million. The combined value of the two bids equalled $602.4 million representing a value of approximately $10.81 per share on a combined basis. The total value indicated did not take into account the negative income tax consequences to the Company of a separate sale of the pulp chemicals operations, nor were certain other liabilities addressed. All material elements of the bids received were fully discussed. Lazard also discussed with the Special Committee the possibility of the Company engaging in alternative transactions, including a self-recapitalization.

  Following the Special Committee's meeting, the Board met on April 2 to review those items discussed by the Special Committee, and to hear the Special Committee's report and recommendation. Representatives of Lazard reviewed all of the bids received, the history of the bidding process and the alternatives available to the Company, including a self-recapitalization. The terms of the bids were fully discussed. The Board agreed to accept the Special Committee's recommendation that the $12 per share bid presented by TSG and Unicorn was the best current alternative for maximizing shareholder value. The Special Committee recommended to the Board, and the Board agreed, to pursue a transaction with TSG and Unicorn on the basis of their March 29 bid. The TSG/Unicorn bid included a requirement that the Company's stockholders agree to retain approximately 8% of their shares as Rollover Shares. The Special Committee was of the definitive view that the Company's stockholders should have the right to receive all cash. It was also agreed that the Company, with the assistance of Lazard, should take preliminary steps to pursue a recapitalization in the event that ongoing negotiations with TSG and Unicorn for a definitive transaction were unsuccessful.

  The Special Committee next met by telephone on Tuesday, April 9, 1996. Lazard reviewed with the Special Committee the status of ongoing discussions with two additional possible bidders for the Company as a whole who had not made a bid by the March 29 deadline, but had indicated interest in possibly making a bid. Lazard reported that the bidder for pulp chemicals had increased its price, but that the bidder for petrochemicals had not. The combined value of the two bids was still inferior to the $12 per share bid received from TSG and Unicorn. Lazard also reported receipt of another bid after April 2, 1996 for a separate purchase of the Company's pulp chemicals operations at $240 million, a price substantially below the other bid received an April 2, 1996 for a separate purchase of the pulp chemicals operations. The Special Committee also concluded that since bids had not been received from the two additional possible bidders for the Company as a whole, the auction process had not resulted in further material developments. Mr. Kerley suggested to the Special Committee that he and Lazard meet with representatives of TSG and Unicorn and their financing sources to discuss financing and other issues relative to possibly improving the terms of their bid.

  On the day following the April 9 telephonic meeting of the Special Committee, Mr. Kerley and representatives of Lazard met with representatives of TSG and Unicorn to discuss the financing for the TSG/Unicorn bid. TSG and Unicorn agreed that their offer would be modified to allow public stockholders (other than those stockholders subject to the Inducement Agreement) to receive cash of $12 a share in lieu of being required to retain any stock. This modification was in response to Mr. Kerley's insistence on behalf of the Special Committee that any transaction allow any public stockholder who desired it to receive all cash. In the two weeks following that meeting, the advisors of the Special Committee went forward with the negotiation of a definitive Merger Agreement with TSG/Unicorn. This included the exchange and negotiation of a number of Merger Agreement drafts, and a number of drafting and negotiating meetings in Houston, Texas at the offices of Andrews & Kurth L.L.P., counsel to TSG and Unicorn. A number of material terms of the TSG/Unicorn bid were further negotiated, including financing conditions, provisions of the fiduciary out and non-solicitation sections of the Merger Agreement, the Tag-Along Agreement and provisions allowing the Company to terminate the contract if TSG and Unicorn were unable to secure certain financing commitments by specified dates. Preliminary merger agreement drafts were circulated to the Company's Board for its review.

  On April 15, the Company received a letter, by facsimile, from the Huntsman Corporation ("Huntsman") which provided a preliminary indication of interest in acquiring the Company for $12 per share. The indication of interest was subject to due diligence and board approval. The Special Committee, with the advice of Lazard, believed that Huntsman would be unable to conduct sufficient due diligence to provide a definitive offer, rather than an indication of interest, prior to the April 25, 1996 deadline for execution of a merger agreement set by TSG and Unicorn. Huntsman had in fact indicated that its due diligence would require several weeks. With negotiations with TSG and Unicorn at a final stage, the Special Committee determined that it would not be in the best interests of stockholders to jeopardize a definitive offer in hand in favor of a proposal that would require extensive due diligence and time-consuming negotiations and had no assurance of resulting in a higher price. The Special Committee also determined that the $8 million break up fee contemplated in the draft merger agreement payable to STX Acquisition upon acceptance of another offer was not at a level high enough to deter any possible interested party and should allow it to consider and accept any materially better offer after execution of the Merger Agreement. The Company's pending litigation with Huntsman was not a material consideration in the Special Committee's decision not to pursue the Huntsman indication of interest. Huntsman withdrew its indication of interest on April 29, 1996.

  A draft of the merger agreement was substantially completed on April 23, 1996. The Special Committee met on the morning of April 24 and unanimously decided to recommend approval of the merger agreement to the Board. The Board also met on the morning of April 24 to consider authorizing the Company to enter into the merger agreement. At the Board meeting, Lazard discussed its fairness opinion which was delivered to the Board at the meeting, and reviewed discussions with TSG and Unicorn and the other actual or potential bidders subsequent to the Board's April 2 meeting. Counsel to the Special Committee discussed the principal terms of the merger agreement. Lazard also presented a summary of the various financial analyses it had performed and advised the Board that the price offered by TSG and Unicorn of $12 per share compared favorably with the range of values determined from its analyses. After further discussion, the Merger Agreement and transactions contemplated thereby were unanimously approved by the Board.

  Following the April 24 Board meeting, there was further negotiation among representatives of TSG, Unicorn and the Company. The Merger Agreement was executed the following day, April 25, 1996.

FAIRNESS OF THE MERGER

   In determining to approve and recommend the Merger Agreement, the Special Committee and the Board considered a number of factors, including the following (which constitute all material factors considered): (i) historical and current market prices of the Company's Common Stock including the fact that the $12 per share price in the Merger represented a premium of approximately 30% over the closing sales price for the Common Stock as reported on the NYSE on January 26, 1996, the last trading day prior to the public announcement by the Company announcing that the Company was considering its strategic alternatives, including a possible sale of the Company and the fact the Common Stock had not traded above $12 per share since July 12, 1995 through the Company's January 29, 1996 public announcement having ranged widely in price from a high and low of $14 1/8 and $7 3/8 in calendar 1995 to a high and low of $13 1/8 and $7 7/8 in calendar 1996, and that $12 per share thus represented a price in the upper range of the stock trading range for the two year period preceding the Merger; (ii) presentations of Lazard at numerous meetings of the Special Committee and the opinion of Lazard dated April 24, 1996 to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion, the consideration to be received by holders of the Common Stock of the Company in connection with the Merger was fair to such holders (other than TSG or any of its affiliates) from a financial point of view; (iii) the Board's belief, based upon the sale process that was conducted, that alternative acquisition transactions were not likely to provide values to the stockholders of the Company in excess of the $12 per share cash price in the Merger and that further delay in selecting a purchaser would risk loss of the proposal from TSG and Unicorn; (iv) that the Merger Agreement permits the Company to terminate the Merger Agreement or take certain other actions after payment of an $8 million breakup fee to STX Acquisition if any person has proposed an Acquisition Transaction for the Company and the Board reasonably determines in good faith, based on the advice of its outside, independent financial advisor and legal advisor that such action, including termination of the Merger Agreement, would result in a more favorable Acquisition Transaction and that a failure to do so constituted a significant risk of breach of fiduciary duty to the Company's stockholders;
(v) the Board's belief that any recapitalization transaction that might achieve values to the stockholders of the Company equal to or in excess of the $12 per share cash price in the Merger would allow a share repurchase of only approximately 60% of the Company's outstanding shares, require the Company to incur significant indebtedness and result in outstanding Common Stock after a share repurchase which could have a trading range below $12 per share; (vi) information with respect to the financial condition, results of operations, business and prospects of the Company, including the prospects of the Company if it were to remain independent, and current industry, economic and market conditions; (vii) the nature of the financing commitments and highly confident letters with respect to the Merger, including the institutions providing the commitments and the conditions to the obligations of such institutions to fund such commitments (see "THE MERGER--Source and Amount of Funds"); (viii) the fact that in the Merger stockholders have the right to receive cash and/or Rollover Shares (subject to proration under certain circumstances), such that the Company's stockholders can elect to retain an equity investment in the Company; (ix) the terms and conditions of the Merger Agreement, including the fact that the Merger Agreement does not include a due diligence condition to the consummation of the Merger; and (x) the likelihood that required state, federal and Canadian regulatory approvals would be obtained. The Special Committee and Board also specifically took into consideration the possibility that the pursuit of long-term internally managed strategies, including a recapitalization, might yield long-term values in excess of the present value of $12 in cash per share. It was concluded that the possibility of realizing long-term values with a present value in excess of $12 per share, taking into account the risks that such values would not be achieved, were outweighed by the immediate realization of $12 per share in cash and the opportunity for shareholders who were so inclined to continue an investment in the Company with Rollover Shares (particularly in light of the inherent unreliability of forecasting for the Company and the industry). While the Rollover Election is limited to an aggregate of 5.0 million shares, the Special Committee determined that this limitation on a continued equity investment was acceptable in light of each stockholder's right to receive all cash. Although the senior officers and directors of the Company will have an opportunity to elect to retain Rollover Shares in the same fashion as other shareholders, no senior officer or director of the Company will be participating in the Equity Private Placement other than Mr. Jim P. Wise, Vice President--Finance and Chief Financial Officer and Mr. Robert O. McAlister, Vice President-- Human Resources. Mr. Wise intends to purchase 800 shares in the Equity Private Placement representing an investment of $96,000. Mr. McAlister intends to purchase 1,071 shares in the Equity Private Placement representing an investment of $128,520. The Special Committee did not consider the interests of the senior officers and directors of the Company in the Merger except to the extent such interests were aligned with the interests of shareholders generally. The Special Committee did not believe it necessary to update the Lazard fairness opinion.

  The Special Committee's decision not to pursue the April 15, 1996 Huntsman indication of interest (received some 2 1/2 months after the Company's January 29, 1996 announcement) was based upon a number of factors including: (i) the Special Committee's conclusion that the Huntsman indication of interest was not a definitive offer, (ii) subsequent indications from Huntsman that due diligence could be time consuming and extensive with no assurance of continued interest, (iii) the possibility that the proposed Huntsman price could be decreased, as well as increased, following due diligence, (iv) the possibility that the TSG/Unicorn offer would be jeopardized or withdrawn, with no subsequent assurance that any agreement would be concluded with Huntsman, (v) its conclusion that the $8 million breakup fee was not material to any bidder, including Huntsman, who chose to pursue a transaction after the Merger Agreement was executed (on April 26, 1996 the Company filed a Current Report on Form 8-K which included a copy of the Merger Agreement), (vi) its further conclusion that an executed Merger Agreement at $12 per share which preserved the Company's ability to accept a materially higher offer was clearly preferable to the pursuit of an indication of interest which was not an offer and which could materially delay or prevent a definitive agreement at $12 per share, and (vii) TSG's and Unicorn's indication to the Company that their offer would be withdrawn if a definitive agreement was not executed by April 25, 1996.

  The foregoing discussion represents the material factors considered and given weight by the Board but is not intended to be exhaustive. In view of the variety of facts considered in connection with its evaluation of the Merger, the Board did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In particular, the Board noted that the $12 per share offered by TSG and Unicorn was lower than the expected case in certain of Lazard's valuations, but determined that certain other factors, particularly including the value of the Company indicated by the auction conducted by Lazard, should be given greater weight than such valuations. In addition, individual members of the Board may have given different weight to different factors.

PURPOSE AND STRUCTURE OF THE TRANSACTION

  The purpose of the Merger is to maximize stockholder value. In pursuing this objective, the Board considered various alternatives, including a sale of the Company, a recapitalization and the pursuit by the Company of certain operating strategies. In approving the Merger, the Board took into account the Company's dependence on adequate raw material supply, lack of product diversity, lack of downstream integration, strategic size relative to its competition and the resulting impact of these factors on long-term stockholder value. See "SPECIAL FACTORS--The Company's Business after the Merger." The Company further believes that the public market has undervalued the Common Stock of the Company, as indicated by the premium of the Cash Payment over the trading prices of the Common Stock prior to the Company's January 29, 1996 announcement of its examination of a possible sale of the Company.

  The Special Committee considered the issue of whether it was more desirable from the standpoint of maximizing shareholder value to approve the proposed Merger, or to remain independent and seek to increase shareholder value through future operations or a future sale of the Company. In this analysis, the Special Committee considered management's expected case and downside case forecasts for each of the Company's two primary operating businesses, the historical cyclicality of the Company's business and the potential impact of a business downturn on the results of operations of the Company, and the risk that the Company's actual results might not meet the expected, or downside, forecasts taking into account the inherent unreliability of projections and forecasts for the Company and the industry. The Special Committee also took into account TSG's and Unicorn's indication that their offer would be withdrawn by April 25, 1996 if the Merger was not approved and a Merger Agreement executed, and the possibility that given the results of the Company's sale process, stockholders might not receive a comparable value through another sale or pursuit of other strategic alternatives. See "--Opinion of Financial Advisor."

  The Special Committee and the Board ensured that the Merger was structured:
(i) to permit the Company to terminate the Merger Agreement or take certain other actions after payment of an $8 million breakup fee to STX Acquisition if any person proposed an Acquisition Transaction for the Company and the Board reasonably determined in good faith, based on the advice of its outside, independent financial advisor and legal advisor that such action, including termination of the Merger Agreement, would result in a more favorable Acquisition Transaction and that failure to do so constituted a significant risk of breach of fiduciary duty to the Company's stockholders; and (ii) to give the Company's stockholders the right to receive cash and/or Rollover Shares, subject to proration under certain circumstances. The Special Committee and the Board recognized that although the Merger is not structured to require the approval of the unaffiliated stockholders of the Company, appraisal rights are available to stockholders who have not voted in favor of the Merger and who have otherwise properly exercised their rights for appraisal.

  Because of the appointment of the Special Committee and the engagement of its outside, independent financial advisor and legal advisor, the Board did not appoint an unaffiliated representative, other than the Special Committee, to act solely on behalf of unaffiliated stockholders, for the purpose of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger.

RECOMMENDATION OF THE BOARD

  On April 24, 1996, the members of the Special Committee unanimously recommended that the Board approve the Merger Agreement. Later that day, the Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and determined that the Merger is fair to, and in the best interests of, holders of the Common Stock. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. All members of the Company's executive management support the Merger, but no officer of the Company has made a formal recommendation in support of or opposed to the Merger. Certain members of the Board and of management of the Company have certain interests which may present them with potential conflicts of interest in connection with the Merger. See "THE MERGER--Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISOR

  Lazard has delivered its written opinion to the Special Committee dated April 24, 1996, to the effect that, based upon and subject to various considerations set forth in such opinion, as of the date of such opinion the consideration to be received by the holders of the Common Stock of the Company in connection with the Merger was fair to such holders (other than TSG or any of its affiliates) from a financial point of view. No limitations were imposed by the Special Committee upon Lazard with respect to the investigations made or the procedures followed by Lazard in rendering its opinion.

  THE FULL TEXT OF THE OPINION OF LAZARD DATED APRIL 24, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE COMPANY'S STOCKHOLDERS ARE URGED

TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. LAZARD'S OPINION WAS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE STOCKHOLDERS OF THE COMPANY, WAS FOR THE INFORMATION OF THE SPECIAL COMMITTEE, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO HOW SUCH STOCKHOLDER SHOULD VOTE OR WHAT FORM OF MERGER CONSIDERATION SUCH STOCKHOLDER SHOULD ELECT TO RECEIVE. THE SUMMARY OF THE OPINION OF LAZARD SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In arriving at its opinion, Lazard, among other things, (i) reviewed the financial terms of the Merger Agreement; (ii) analyzed certain historical business and financial information relating to the Company, including the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended September 30, 1995 and the Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 1995; (iii) reviewed various financial forecasts and other data provided to Lazard by the Company relating to the Company's businesses; (iv) held discussions with members of the senior management of the Company with respect to the businesses of the Company and the strategic objectives of the Company; (v) reviewed public information with respect to certain other companies in lines of businesses Lazard believed to be generally comparable to the businesses of the Company; (vi) reviewed the financial terms of certain business combinations involving companies in lines of businesses Lazard believed to be generally comparable to those of the Company, and in other industries generally; (vii) reviewed the historical stock prices and trading volumes of the Company's Common Stock; and (viii) conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

  In connection with its review, Lazard relied upon the accuracy and completeness of the financial and other information provided to it by, among others, the Company, and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, nor was Lazard provided with any such valuation or appraisal. With respect to financial forecasts, Lazard assumed that such financial forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of the Company as to the future financial performance of the Company. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

  The Special Committee and the Board reviewed financial information, including projections, delivered to Lazard by the Company for material accuracy and completeness. See "CERTAIN FINANCIAL PROJECTIONS" beginning on page 78. In the case of projections delivered to Lazard by the Company's management, the Special Committee and Lazard recognized that the cyclical and volatile nature of the chemical commodities industry in which the Company operates, coupled with the Company's operating leverage (which can make small changes in pricing or costs material to profitability), makes any forecasts or projections inherently unreliable as demonstrated by the historical significant and short-term fluctuations in the Company's performance. Subject to the preceding sentence, the Special Committee and the Board considered Lazard's reliance on the information delivered to be reasonable. The Special Committee and the Board also independently reviewed the principal methodologies and assumptions used by Lazard in reaching its fairness opinion.

  Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Lazard did not assume any responsibility to update or revise its opinion, and does not expect to do so. Lazard's opinion did not address the Company's underlying business decision to effect the Merger. Lazard expressed no opinion as to the likely trading range for the common stock of the Surviving Corporation following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. In rendering its opinion, Lazard assumed that the Merger would be consummated on the terms described in the

Merger Agreement, without any waiver of any material terms or conditions by the Company or STX Acquisition, and that obtaining the necessary regulatory approvals for the Merger would not have an adverse effect on the Company or STX Acquisition.

  In arriving at its opinion and making its presentation to the Special Committee at the April 24, 1996 meeting of such committee, Lazard considered and discussed certain financial analyses and other factors. At its presentation on April 24, 1996, Lazard presented a summary of results obtained by using several different valuation methods (such summary together with Lazard's presentation thereof are collectively referred to as the "Lazard Presentation").

The following paragraphs summarize the Lazard Presentation:

  Market Test. Lazard, as financial advisor to the Special Committee, contacted or received unsolicited communications from in excess of 35 potential purchasers in connection with the sale of the Company or either of its two primary operating businesses. Such potential purchasers included a broad range of companies in the chemical industry as well as a number of financial buyers. Although a number of potential buyers indicated interest and a few potential buyers made conditional offers to purchase one or both of the primary operating businesses, after analyzing such indications of interest and offers (including offers for each of the Company's two primary operating businesses and the potential tax payment or other costs that would be incurred in connection with any break-up of such businesses), it was determined that the proposal of TSG was the most favorable received. Lazard did not disclose the specific terms of any indication of interest or conditional offer by a potential purchaser to any other potential purchaser. Lazard noted that it believed that the results of these discussions with numerous potential purchasers were the most important factors underlying its fairness opinion.

  Discounted Cash Flow Analysis. Using an unleveraged discounted cash flow ("DCF") methodology, Lazard estimated the present value of future free cash flows of the Company if the Company were to perform on a stand-alone basis (without giving effect to the Merger) in accordance with management's expected case and downside case forecasts for each of the Company's two primary operating businesses. Free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations. Lazard aggregated (i) the present value of the projected free cash flow for the 1996 to 2000 fiscal years derived from the Company's projections with (ii) the present value of the range of terminal values described below. The range of terminal values was calculated by applying multiples of 4.0x to 5.0x to the Company's projected five-year average earnings before interest, taxes, depreciation and amortization ("EBITDA"). This range of terminal values represented the Company's value beyond the fiscal year ending September 30, 2000. As part of the DCF analysis, Lazard used discount rates of 10.0% to 13.0%. After subtracting from the total enterprise value the estimated net debt of $136.0 million projected at July 31, 1996, the DCF analysis resulted in an expected case equity value reference range for the Company Common Stock of $12.20 to $16.28 per share and a pessimistic case equity value reference range for the Company Common Stock of $8.56 to $11.64 per share. Lazard concluded that, given the uncertain outlook for the Company's businesses and the high volatility associated with the Company's businesses, the $12 per share bid by TSG was within the range of expectations of the DCF analysis.

  Leveraged Buyout Analysis. Lazard performed a leveraged buyout ("LBO") analysis of the Company, utilizing expected case and downside case projections provided by management of the Company for fiscal years 1996 through 2000 and assuming the leveraged capital structure proposed by TSG ($368.5 million of senior bank debt, $275.0 million of subordinated debt, $100.0 million of discount notes and $130.7 million of equity). Based on management projections, Lazard calculated the Company's projected EBITDA for each of fiscal years 1996 through 2000 and calculated the terminal value of the Company using multiples of 4.0x to 5.0x of projected EBITDA for fiscal year 2000. Lazard then subtracted from the terminal value the projected net debt at the end of fiscal year 2000 (based on TSG's proposed structure) of $378.8 million to arrive at the terminal value for the Company's equity. The present value of the terminal equity value was calculated using discount rates from 25.0% to 35.0%. This LBO analysis resulted in an expected case equity value reference range for the Common Stock of the Company after the LBO of $13.25 to $25.73 per share and a pessimistic case equity value reference range for the Common Stock of the Company after the LBO of $4.33 to $11.89 per share. Given the factors described above in connection with the DCF analysis, Lazard concluded that the $12 per share bid by TSG was within the range of expectations of the LBO analysis.

  Comparable Public Company Analysis. Lazard compared certain publicly available financial, operating and stock market performance data of selected publicly traded companies in the U.S. petrochemicals industry with the financial, operating and stock market performance of the Company. The publicly traded companies reviewed by Lazard in this analysis were Geon Company, Georgia Gulf Corporation, Lyondell Petrochemical Company, Rexene Corporation and Union Carbide Corporation. Lazard examined, among other things, multiples of market capitalization (defined as market value of common equity plus net indebtedness, preferred stock and minority interests, based on April 19, 1996 closing stock prices) to latest twelve-month EBITDA (which ranged from 2.6x to 4.9x); market capitalization to estimated 1996 EBITDA (which ranged from 3.2x to 7.1x); market capitalization to latest twelve-month EBIT (which ranged from 3.0x to 6.0x); market capitalization to estimated 1996 EBIT (which ranged from 3.8x to 10.2x); market capitalization to latest twelve-month revenues (which ranged from 0.6x to 1.6x); and market capitalization to estimated 1996 revenues (which ranged from 0.7x to 1.7x). The earnings and revenues estimates were derived from published research reports of certain analysts covering the selected companies. Lazard then compared these multiples for the selected companies to corresponding multiples for the Company calculated based on the offer by TSG. Lazard noted that such multiples for the Company were within the ranges of those for the selected companies. Because of the differences between the comparable companies and the petrochemical business of the Company, and the absence of any comparable company to the Company's pulp chemical business, as described below, Lazard did not consider the comparable company valuation to be as relevant as certain of the other valuation methodologies described herein.

  Historical Stock Prices. Lazard reviewed the trading prices of the Company's Common Stock prior to the Company's January 29, 1996 press release in which it stated that it was exploring alternatives to enhance shareholder value. Lazard noted that the Company Common Stock closed at $8.25 per share on January 24, 1996, that on January 25, 1996 an analyst raised its rating on the Company to "buy" from "neutral" and that for the three trading days prior to the January 29, 1996 announcement (January 24, 25 and 26) the Company's Common Stock closed at $8.25, $9.38 and $9.25 per share, respectively. Lazard noted that the $12.00 per share price of the TSG offer represents a 45% premium to the January 24 unaffected closing stock price of $8.25. Although Lazard reviewed historical trading prices of the Company's Common Stock, including trading prices prior to the three day period preceding the Company's announcement, in rendering its fairness opinion Lazard gave less weight to trading prices than to certain other factors, including the market test described above.

  Comparable Transactions. Lazard also reviewed the consideration paid or to be paid in other acquisitions of petrochemicals and pulp chemicals businesses. In performing this analysis Lazard noted, as described below, that there were limited direct comparable transactions relating to the Company's businesses. Accordingly, given such circumstances, Lazard concluded that the equity value for the Company Common Stock derived from the comparable transactions analysis was not attainable as of the date of its opinion.

  In arriving at its opinion and in preparing the Lazard Presentation, Lazard performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Lazard. In addition, Lazard believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create an incomplete view of the process underlying its analyses set forth in the opinion and the Lazard Presentation. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. With regard to the comparable transaction and the comparable public company analyses summarized above, Lazard selected comparable transactions and public companies on the basis of various factors, including the size of the public company and similarity of the line of business; however, no public company utilized as a comparison is identical to the Company or the business for which a comparison is being made. In particular, Lazard noted, among other things, that certain of the comparable companies were more diversified than the Company, had a broader geographical base than the Company, and were engaged in different businesses from the Company, and that there were no public companies directly comparable to the Company's pulp chemicals business. In addition, Lazard noted similar limitations in its analysis of comparable transactions. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies to which the Company or its businesses are being compared.

  In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control. Any estimates contained in such analyses are not necessarily indicative of future results or values, which may be significantly more or less than such estimates. Estimates of values of companies or parts of companies do not purport to be appraisals or to necessarily reflect the price at which such companies or parts may actually be sold, and such estimates are inherently subject to uncertainty.

  Lazard is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions. The Special Committee selected Lazard to act as its financial advisor on the basis of Lazard's international reputation and a competitive selection process. In 1988, Lazard acted as co-manager for an equity offering of the Company's securities. In addition, Mr. Frank Pizzitola, a Limited Managing Director of Lazard, is a member of the Board of Directors of the Company.

  Pursuant to a letter agreement dated as of December 1, 1995, between the Special Committee and Lazard, Lazard agreed to act as financial advisor to the Special Committee in connection with strategic alternatives available to the Company, including the possible sale of the Company. The Special Committee agreed that the Company would pay Lazard a fee of $250,000, which was paid upon execution of such letter agreement, and a fee (to which the $250,000 fee is to be credited) of 0.5% of the aggregate consideration paid for the equity or assets of the Company in the event of a sale of all or a substantial portion of the Company or its assets (including the Merger), payable upon consummation of any such transaction. The Company estimates that the maximum amount of such fee will not be more than $3.5 million. The Special Committee also agreed that the Company would reimburse Lazard for all of its reasonable out-of-pocket expenses, including the reasonable fees and expenses of any legal counsel, and would indemnify Lazard and certain related persons against certain liabilities, including certain liabilities under the federal securities laws relating to, or arising out of, its engagement.

  As noted under the caption "SPECIAL FACTORS--Recommendation of the Board," "--Fairness of the Merger," the fairness opinion of Lazard was only one of many factors considered by the Special Committee in recommending approval of the Merger Agreement.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities will not be impacted by the Merger transaction.

CERTAIN TAX CONSEQUENCES OF THE MERGER

  This discussion is a general summary of the material United States federal income tax ("U.S. federal income tax") consequences of the Merger to Company stockholders and does not purport to be a complete analysis or discussion of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the Merger, or whether to tender all or part of a Company stockholder's Common Stock. The discussion does not address all aspects of U.S. federal income taxation that may be applicable to Company stockholders in light of their status or personal investment circumstances, nor does it address the U.S. federal income tax consequences of the Merger that are applicable to Company stockholders subject to special U.S. federal income tax treatment including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their Common Stock as part of a "straddle," "hedge" or "conversion transaction." The discussion addresses neither the effect of any applicable state, local or foreign tax laws, nor the effect of any federal tax laws other than those pertaining to the U.S. federal income tax. THE FOLLOWING IS A GENERAL DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CERTAIN COMPANY STOCKHOLDERS AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOLLOWING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH COMPANY STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOLLOWING DISCUSSION MAY NOT APPLY TO EACH COMPANY STOCKHOLDER. ACCORDINGLY, COMPANY STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

  The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations proposed or promulgated thereunder, and current administrative interpretations and judicial precedents relating thereto, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. The discussion is also based on certain customary assumptions regarding the factual circumstances that will exist at the Effective Time of the Merger. If any of these factual assumptions is inaccurate, the tax consequences of the Merger could differ from those described herein. The discussion assumes that shares of Common Stock are held as capital assets (within the meaning of Section 1221 of the Code) at the Effective Time, and that the Company and Chemicals will join in the making of a consolidated return for U.S. federal income tax purposes.

  Characterization of the Merger for U.S. Federal Income Tax Purposes. For U.S. federal income tax purposes, STX Acquisition will be disregarded as a transitory entity, and the Merger of STX Acquisition with and into the Company will be treated as a sale of a portion of a tendering stockholder's Common Stock in connection with the Merger and as a redemption of a portion of the stockholder's Common Stock by the Company. The number of shares of Common Stock disposed of by a stockholder pursuant to the Merger that will be treated as sold in the Merger will be equal to the total number of shares surrendered by the stockholder multiplied by (a) the amount of cash contributed to STX Acquisition in the Equity Private Placement in exchange for STX Acquisition stock divided by (b) the aggregate amount of cash paid to stockholders pursuant to the Merger. The remainder of the stockholder's shares of Common Stock disposed of in the Merger will be treated as redeemed by the Company. Because the Maximum Rollover Amount is limited to 5.0 million shares, and stockholders making a Rollover Election will be subject to pro rata reduction in the event Rollover Elections exceed the Maximum Rollover Amount, there can be no assurance that a stockholder making a Rollover Election will be able to retain all of his shares of Common Stock. See "Stockholders Receiving Cash" below for a discussion of the consequences of cash being deemed paid in redemption of Common Stock. Stockholders should note that the Internal Revenue Service (the "Service") may attempt to recharacterize the tax treatment of the Merger. If any such recharacterization by the Service were judically sustained, the consequences of the Merger could, perhaps materially, differ from those described herein.

  Stockholders Receiving Cash. As described more fully below, the U.S. federal income tax consequences of the Merger with respect to a particular stockholder who receives cash (including cash paid to dissenters and cash paid in lieu of fractional shares) will depend upon, among other things, (i) the extent to which a stockholder is deemed to have sold his Common Stock in the Merger or is deemed to have had its Stock redeemed by the Company and (ii) whether the redemption of a holder's Common Stock by the Company will qualify as a sale or exchange under Section 302 of the Code. First, to the extent that a stockholder is considered to have sold Common Stock in the Merger, such stockholder will recognize either capital gain or loss equal to the difference between (i) the number of shares treated as sold in the Merger multiplied by $12, and (ii) the stockholder's adjusted tax basis in such shares. Such gain or loss generally will be long-term capital gain or loss if the Common Stock has been held by the stockholder for more than one year. Second, a stockholder also will recognize either capital gain or loss equal to the difference between (i) the number of shares treated as redeemed by the Company multiplied by $12, and (ii) the stockholder's adjusted tax basis in such Common Stock, if such redemption is treated as a sale or exchange under Section 302 of the Code with respect to such stockholder. Such gain or loss will also generally be long-term capital gain or loss if the Common Stock has been held by the stockholder for more than one year.

  Under Section 302 of the Code, a redemption of Common Stock pursuant to the Merger will, as a general rule, be treated as a sale or exchange if the redemption (a) results in a "complete termination" of the stockholder's interest in the Company, (b) is "substantially disproportionate" with respect to the stockholder, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder. In determining whether any of these Section 302 tests is satisfied, stockholders must take into account not only the Common Stock that they actually own, but also any Common Stock they are "deemed" to own under the constructive ownership rules set forth in Section 318 of the Code. Pursuant to these constructive ownership rules, a stockholder will be deemed to own stock that is actually or constructively owned by certain members of his or her family (spouse, children, grandchildren and parents) and other related parties including, for example, certain entities in which such stockholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such stockholder (or a related person) has the right to acquire upon exercise of an option or conversion right (including options held pursuant to the Company's Omnibus Stock and Incentive Plan). In addition, if a stockholder lives in a community property state, the community property laws of that state may have an effect on the constructive ownership rules. Stockholders who live in a community property state should consult their own advisors with respect to the impact of community property laws on the constructive ownership rules. Section 302(c)(2) of the Code provides certain exceptions to the family attribution rules for the purpose of determining a "complete termination." If a stockholder intends to rely upon these exceptions, the stockholder must file a "waiver of family attribution" statement with his tax return and must comply with certain other requirements set forth in the Code.

  The redemption of a stockholder's Common Stock will result in a "complete termination" of a stockholder's interest in the Company if either (a) all the Common Stock actually and constructively owned by the stockholder is redeemed or sold pursuant to the Merger or (b) all of the Common Stock actually owned by the stockholder is redeemed or sold pursuant to the Merger and the stockholder is eligible to waive, and does effectively waive in accordance with Section 302(c) of the Code, attribution of all Common Stock which otherwise would be considered to be constructively owned by such stockholder. Such waiver of attribution applies only to Common Stock that would be attributed to a stockholder from members of such stockholder's family. Stockholders should consult their own tax advisors with respect to the application of the "complete termination" test to their particular facts and circumstances.

  The redemption of a stockholder's Common Stock will be "substantially disproportionate" with respect to such stockholder if the percentage of Common Stock actually and constructively owned by such stockholder immediately following the Merger is less than 80% of the percentage of Common Stock actually and constructively owned by such stockholder immediately prior to the Merger and is less than 50% of the total Common Stock outstanding after the Merger. Stockholders should consult their own tax advisors with respect to the application of the "substantially disproportionate" test to their particular facts and circumstances. Waiver of family attribution is not available in applying the "substantially disproportionate" test.

  Even if the redemption of a stockholder's Common Stock fails to satisfy the "complete termination" test and the "substantially disproportionate" test described above, the redemption of a stockholder's Common Stock may nevertheless satisfy the "not essentially equivalent to a dividend" test if the stockholder's redemption of Common Stock pursuant to the Merger results in a "meaningful reduction" in such stockholder's proportionate Common Stock interest in the Company. Whether the receipt of cash by a stockholder will be considered "not essentially equivalent to a dividend" will depend upon such stockholder's particular facts and circumstances. No general guidelines indicating the facts and circumstances under which a redemption will be considered to produce a meaningful reduction in proportionate interest have been provided by the courts or issued by the Service.

However, the Service has indicated in Revenue Ruling 76-385 that a minority stockholder (i.e., a holder who exercises no control over corporate affairs and whose proportionate stock interest is minimal in relation to the number of shares outstanding) generally is treated as having had a "meaningful reduction" in his stock interest if a cash payment reduces such stockholder's actual and constructive stock ownership by a relatively small amount. Stockholders should consult with their own tax advisors as to the application of this test in their particular situation. Waiver of family attribution is not available in the context of the "not essentially equivalent to a dividend" test.

  In assessing whether the redemption of a stockholder's Common Stock satisfies the "substantially disproportionate" test or the "not essentially equivalent to a dividend" test described above, stockholders should consider the fact that the Merger will substantially reduce the number of outstanding shares of Common Stock. As a result, if a stockholder elects to retain a portion of its Common Stock, the stockholder's percentage interest in the Common Stock of the Company may not be reduced even if the stockholder receives cash for a substantial portion of his Common Stock. Based on the number of shares of Common Stock that are expected to remain outstanding after the Merger, if a stockholder were to retain approximately 20% or more of the shares of Common Stock that the stockholder owned prior to the Merger, the stockholder's percentage interest in the Common Stock of the Company would not be reduced as a result of the Merger. Stockholders should consult their own tax advisors as to the impact of the reduction in the outstanding shares of Common Stock on the application of the "substantially disproportionate" and "not essentially equivalent to a dividend" tests described above.

  If a stockholder cannot satisfy any of the three tests described above and to the extent the Company has sufficient current and/or accumulated earnings and profits, such stockholder will be treated as having received a dividend which will be includable in gross income (and treated as ordinary income) in an amount equal to the cash received, and the stockholders' basis in the Common Stock disposed of will not offset the amount of cash received, but instead will be reallocated to shares of Common Stock still held by such stockholder or, although the matter is not free from doubt, if no shares are actually owned, reallocated to those shares constructively owned, under certain circumstances.

  To the extent that one of the three tests described above is satisfied, the stockholder will be treated as having sold his Common Stock, which will generally give rise to long-term capital gain or loss if the Common Stock has been held by the stockholder for more than one year. While the marginal tax rates for dividends and capital gains are the same for corporate stockholders, the current maximum U.S. federal income tax rate on ordinary income of individuals (39.6%) exceeds the maximum tax rate on long-term capital gains (28%). In addition, capital gain can generally be offset by any capital loss that a stockholder may have incurred, whereas capital loss of a corporation may not offset ordinary income and capital loss of an individual can only offset ordinary income to the extent of $3,000 per year (subject to carryover). There are presently pending various proposals to reduce the tax rate that would apply to long-term capital gains. At this time, it is not possible to predict whether such proposals will ultimately be enacted, and if so, to what extent such a reduced rate would have retroactive effect and therefore apply to a disposition of Common Stock pursuant to the Merger.

  In the case of a corporate stockholder, if the cash paid is treated as a dividend, such dividend income may be eligible for the 70% dividends-received deduction. The dividends-received deduction is subject to certain limitations, and may not be available if the corporate stockholder does not satisfy certain holding period requirements with respect to the Common Stock or if the Common Stock is treated as "debt financed portfolio Stock" within the meaning of Code
Section 246A(c). Further, recently proposed legislation would, if enacted into law, reduce the dividends-received deduction percentage. Additionally, if a dividends-received deduction is available, the dividend may be treated as an "extraordinary dividend" under Section 1059(a) of the Code, in which case a corporate stockholder's adjusted tax basis in the Common Stock retained by such stockholder would be reduced, but not below zero, by the amount of the nontaxed portion of such dividend. Any amount of the nontaxed portion of the dividend in excess of the corporate stockholder's adjusted tax basis generally will be subject to tax upon a sale or other taxable disposition of the Common Stock. In addition, under the adjusted current earnings rules of the alternative minimum tax provisions of the Code, and depending upon a corporate holder's particular tax situation, up to 75% of any dividends received deduction may be added back in the computation of alternative minimum taxable income. Corporate stockholders are urged to consult their own tax advisors as to the effect of Section 1059 of the Code on the adjusted tax basis of their Common Stock, and the effect of the alternative minimum tax and recently proposed legislation on the availability and/or the amount of the dividends-received deduction.

  BECAUSE THE DETERMINATION OF WHETHER THE RECEIPT OF CASH WILL BE TREATED AS HAVING THE EFFECT OF THE DISTRIBUTION OF A DIVIDEND WILL GENERALLY DEPEND UPON THE FACTS AND CIRCUMSTANCES OF EACH COMPANY STOCKHOLDER, COMPANY STOCKHOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF CASH RECEIVED IN THE MERGER.

  The ability to elect the type of consideration to be received pursuant to the Merger affords each stockholder some flexibility in selecting the type of consideration that will best serve his or her personal tax and financial planning needs. However, each stockholder should be aware that his or her ability to satisfy (or, alternatively, fail to satisfy) any of the foregoing tests and thereby avoid (or, alternatively, obtain) dividend treatment may be affected by the various adjustments, pro-rations and allocations of the Merger Consideration. If the Maximum Rollover Amount is exceeded so that a pro rata reduction is triggered, shareholders may receive more cash than may be anticipated at the time a Rollover Election is made.

  Stockholders Retaining Stock and Receiving No Cash. The Merger will have no U.S. federal income tax consequences for stockholders who retain their Common Stock and receive no cash. Accordingly, a stockholder will not recognize any gain or loss on any Common Stock retained by such stockholder.

  Stockholders Retaining a Portion of their Common Stock and Receiving Cash. To the extent that a stockholder elects to retain a portion of its Common Stock and exchange a portion of its Common Stock for cash, or to the extent a stockholder receives cash in exchange for some portion of its Common Stock as a result of proration, the tax treatment of the stockholder's receipt of such cash will be the same as set forth above under Stockholders Receiving Cash.

  As described above under Stockholders Retaining Common Stock and Receiving No Cash, the Merger will have no tax consequences to a stockholder (and, thus, a stockholder will not recognize any gain or loss as a result of the Merger), to the extent such stockholder retains Common Stock. However, as described more fully above under Stockholders Receiving Cash, a stockholder's retention of Common Stock may, under certain circumstances, cause the cash received by such stockholder pursuant to the Merger to be treated as a dividend for U.S. federal income tax purposes.

  Cancellation of Options, SARs and Phantom Stock. To the extent that a holder of an Option, SAR or Phantom Stock receives cash upon the cancellation of such Option, SAR or Phantom Stock, such cash will give rise to compensation income (taxable at ordinary income rates) and will be subject to applicable employment tax withholding.

  Tax Treatment of Employee Stock Ownership Plan. Whether the shares of Common Stock held by the Company's Employee Stock Ownership Plan (the "ESOP") are retained or are cashed out, there should be no tax effect on the ESOP, because the ESOP is a tax-exempt entity.

  Tax Treatment of Stockholders Participating in Employee Stock Ownership Plan. Whether the shares of Common Stock held for an employee's benefit by the ESOP are retained or are cashed out, there should be no immediate tax effect to such employee. Further, whether an employee elects to retain or cash out ESOP shares should have no impact on the tax treatment applicable to such employee's non-ESOP shares. In addition, the Code provides favorable tax rules for certain distributions from the ESOP, including distributions of Common

Stock. Therefore, any distributions of Common Stock from the ESOP will be subject to special rules which may result in a different tax treatment to stockholders receiving such distributions from the treatment described herein. However, distributions from the ESOP will not be made as result of the Merger, but will be made in the regular course upon the death, disability, retirement, or other termination of an ESOP participant.

  Foreign Stockholders--Withholding. The following is a general discussion of certain U.S. federal income tax consequences of the Merger to foreign stockholders. For this purpose, a "foreign stockholder" is any person who is, for U.S. federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or certain foreign estates or trusts.

  In the case of any foreign stockholder, the Exchange Agent will withhold 30% of the amount paid to redeem the Common Stock of such stockholder in order to satisfy certain U.S. withholding requirements, unless such foreign stockholder proves in a manner satisfactory to the Company and the Exchange Agent that either (i) the redemption of its Common Stock pursuant to the Merger will qualify as a sale or exchange under Section 302 of the Code, rather than as a dividend for U.S. federal income tax purposes, in which case no withholding will be required, (ii) the foreign stockholder is eligible for a reduced tax treaty rate with respect to dividend income, in which case the Exchange Agent will withhold at the reduced treaty rate or (iii) no U.S. withholding is otherwise required.

  In addition, the Company can give no assurances that it is not a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code. Consequently, the Exchange Agent will withhold 10% of the amount paid to purchase or redeem a foreign stockholder's Common Stock if the foreign stockholder cannot prove, in a manner satisfactory to the Company and the Exchange Agent, that it did not own 5% or more of the Stock of the Company at any time during the previous five years and such purchase or redemption qualifies as a sale or exchange for federal income tax purposes. Foreign stockholders should consult their own tax advisors regarding the application of these withholding rules.

  Information Reporting and Backup Withholding. The Company must report annually to the IRS and to each stockholder the amount of dividends paid to such stockholder and the backup withholding tax, if any, withheld with respect to such dividends. Copies of these information returns also may be made available to the tax authorities in the country in which a foreign stockholder resides under the provisions of an applicable income tax treaty.

  Backup withholding (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to dividends paid to a foreign stockholder at an address outside the United States (unless the payor has knowledge that the payee is a U.S. person).

  Payment of the proceeds of a sale of Common Stock by or through a United States office of a broker is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a foreign stockholder, or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will be subject to information reporting, but not backup withholding, unless (1) such broker has documentary evidence in its records that the beneficial owner is a foreign holder and certain other conditions are met, or
(2) the beneficial owner otherwise establishes an exemption.

  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

  Proposed Regulations have been issued by the Treasury Department which are scheduled to be effective for payments made after December 31, 1997, and which would change certain aspects of the backup withholding and information reporting rules and their application to the Common Stock. Stockholders should consult their own tax advisors with respect to the effect that such Proposed Regulations could have on their particular circumstances.

  THE FOREGOING DISCUSSION DOES NOT ADDRESS EVERY FEDERAL INCOME TAX CONCERN WHICH MAY BE APPLICABLE TO A PARTICULAR STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH STOCKHOLDER, IN THE LIGHT OF ITS PARTICULAR
CIRCUMSTANCES, OF THE DISPOSITION OF COMMON STOCK PURSUANT TO THE MERGER.

RISKS AND EFFECTS OF THE MERGER

  In considering the matters set forth in this Proxy Statement, including the decision of whether to make a Rollover Election (with respect to all or any portion of the shares of Common Stock held by a stockholder), stockholders of the Company should carefully consider, among other things, the significant risks and factors described below that are associated with the Company and that may significantly increase the risks associated with a continuing common stock investment in the Surviving Corporation.

  Control by Certain Stockholders. Upon consummation of the Merger, the investors in the Equity Private Placement, including principals of TSG and Unicorn, and certain principal stockholders of the Company will own at least 75% of the outstanding shares of Surviving Corporation Common Stock. These investors and stockholders will enter into a Stockholders Agreement, the effect of which will be to subject the transfer of such shares to certain rights of first refusal. Such stockholders collectively will have the ability to exercise control over the business and affairs of the Surviving Corporation, including the ability to elect all of the Board of Directors, the power to determine the management of the business and the power to determine the outcome of corporate actions requiring stockholders' approval. TSG and Unicorn have advised the Company that there are no current intentions to engage in a second step transaction to eliminate minority shareholders following the Merger.

  Limited Liquidity of Rollover Shares. The Company expects the liquidity of the Common Stock to be significantly diminished after consummation of the Merger due to (i) the substantial reduction in the number of outstanding shares (from approximately 55,690,000 shares prior to the Merger to approximately 10,890,834 shares thereafter), (ii) the delisting of the Common Stock from trading on the New York Stock Exchange, and (iii) statutory and contractual restrictions on transfer of the shares of Common Stock of the Surviving Corporation issued in exchange for Common Stock of STX Acquisition. As a result of the foregoing, the Company expects that the market for the Common Stock retained as Rollover Shares will be extremely limited and that an active market will not develop.

  High Financial Leverage. After giving effect to the Financing, the Surviving Corporation and its subsidiaries will have interest expenses and principal repayment obligations at a level significantly higher than the Company's present obligations under its indebtedness. If the Merger had occurred at June 30, 1996, the Surviving Corporation, on a consolidated basis, would have had indebtedness of $736.9 million and stockholders' equity of $(276.2) million, and Chemicals would have had indebtedness of $636.9 million and stockholders' equity of $(179.2) million. In addition, on a pro forma basis for the nine months ended June 30, 1996, the Surviving Corporation would have had a ratio of earnings to fixed charges of 1.0 to 1.0. The Surviving Corporation will not be required to make interest payments on the Discount Notes prior to 2002, but there can be no assurance that the Surviving Corporation will have adequate cash available at that time and thereafter to make the scheduled semi-annual interest payments. The high degree of leverage of the Surviving Corporation and Chemicals will have important consequences to holders of the Rollover Shares, including the following: (i) the ability of the Surviving Corporation and Chemicals to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes, if needed, may be impaired; (ii) a substantial portion of cash flow from operations will be dedicated to the payment of interest, principal and other repayment obligations, thereby reducing the funds available for operations and any future business opportunities; (iii) the degree of leverage may make the Company more vulnerable to a downturn in its business or the economy generally; and (iv) the terms of such indebtedness will materially restrict the Surviving Corporation's ability to pay cash dividends. Any inability of the Surviving Corporation or Chemicals to service their respective obligations could have a significant adverse effect on the market value and marketability of the Rollover Shares.

  The Credit Agreement and the Indentures contain numerous financial and operating covenants, including, but not limited to, restrictions on the Surviving Corporation's and Chemicals' ability to incur indebtedness, pay dividends, create liens, sell assets, engage in certain mergers and acquisitions and refinance existing indebtedness. The ability of the Surviving Corporation and Chemicals to comply with such covenants and other terms of the Credit Agreement and the Indentures will depend on the future performance of the Surviving Corporation.

  Future Dilution From Warrant Exercises. In connection with the Units Offering, Warrants will be offered with the Discount Notes. Such Warrants and the underlying Common Stock will be dilutive to the holders of Common Stock following the Merger. Because the number of Warrants to be issued in the Units Offering will not be established until final pricing terms of the Units are determined, the amount of such dilution is not currently known.

  Equity in Surviving Corporation. Upon consummation of the Merger, all of the equity of the Surviving Corporation will be owned by the stockholders who retain Rollover Shares and the investors in the Equity Private Placement. Stockholders who do not retain Rollover Shares will have no continuing equity interest in the Surviving Corporation, and will no longer participate in any earnings or growth of the Surviving Corporation. Similarly, such persons will no longer face a risk of a decline in the value of the Common Stock.

  Petrochemical Raw Material Prices and Availability. For each of the Company's petrochemical products, the cost of raw materials and utilities is greater than all other costs of production combined. Therefore, an adequate supply of raw materials at reasonable prices is critical to the success of the Surviving Corporation's business. The Company does not produce many of its major raw materials (benzene, ethylene, propylene, ammonia, methanol), although the Company has a methanol plant under construction at Texas City, which is anticipated to begin production in July 1996. These materials are all commodity petrochemicals and the price for each can fluctuate widely for a variety of reasons, including changes in the availability of these products because of major capacity additions or significant plant operating problems. A number of the Company's raw material suppliers provide the Company with a significant amount of its raw materials, and if one significant supplier or a number of significant suppliers were unable to meet their obligations under present supply arrangements, or if such arrangements could not be renewed upon expiration, the Company could be required to incur increased costs for its raw materials. The ability to pass on increases in raw material prices to the Company's customers is, to a large extent, dependent on market conditions. There may be periods of time in which increases in feedstock prices are not recovered by the Company due to an inability to increase the selling prices of its products because of weakness in demand for, or oversupply of, such products, and therefore, certain increases in raw materials prices may have a material adverse effect on the results of operations of the Company.

  Cyclical Markets for Products; Dependence on Key Products. The Company's business consists of the production and sale of styrene monomer, acrylonitrile, acetic acid and other petrochemicals, as well as certain pulp chemicals. The Company's two primary petrochemical products are styrene and acrylonitrile, which accounted for 45% and 24% of the Company's 1995 revenues, respectively. Historically, the prices of the Company's petrochemical and pulp chemical products have been cyclical and sensitive to overall supply relative to demand, the level of general business activity and the availability and price of feedstocks. In the past, the Company's products have experienced market tightness accompanied by higher prices and periods of oversupply accompanied by lower prices. Certain styrene monomer producers have announced plans to add significant production capacity over the next several years, particularly in the Far East. Current global production capacity for styrene is estimated to be approximately 40 billion pounds and the Company believes that approximately 7.2 billion pounds of capacity will be added by competitors in the next two years, including an estimated 3.5 billion pounds in 1997 and 3.7 billion pounds in 1998. Although less than 5% of such additional capacity is expected to be added on the U.S. Gulf Coast, where the Company operates, the Company expects that prices for styrene will decline from current levels until global demand for styrene increases sufficiently to absorb such additional production capacity, and such declines could adversely affect the Company's results of operations. In addition, the Company expects competitors to increase production capacity of acrylonitrile during the next two years, and such increases could adversely affect prices for acrylonitrile. In any event, the prices for the Company's products are expected to fluctuate in the future, and any prolonged or severe softness in the market for any of its principal products will adversely affect the Company.

  Dependence on Texas City Plant. All of the Company's petrochemicals, including all of its styrene and acrylonitrile, are produced at the Texas City Plant. Significant unscheduled downtime at the Texas City Plant due to equipment breakdowns, interruptions in the supply of raw materials or natural gas, power failures, natural forces or any other cause, including the normal hazards associated with the production of petrochemicals, could materially adversely affect the Company. Although the Company maintains insurance, including business interruption insurance, that it considers to be adequate under the circumstances, there can be no assurance that a significant interruption in the operation of a facility would not have a material adverse effect on the Company's financial condition and results of operations.

  Ability to Complete Acquisitions. A significant element of the Company's business strategy is to pursue strategic acquisitions that either expand or complement the Company's products or markets. The financing for such acquisitions will likely affect the Surviving Corporation's debt or equity capitalization. There can be no assurance that the Surviving Corporation will be able to identify and make acquisitions on terms favorable to it or that the Surviving Corporation will be able to obtain financing for such acquisitions on terms the Surviving Corporation finds acceptable. In addition, the terms of the Indentures and the Credit Facility will limit the Surviving Corporation's ability to incur additional debt to finance such acquisitions.

  Highly Competitive Industries. The industries in which the Company operates are highly competitive. Many of the Company's competitors, particularly in the petrochemical industry, are larger and have substantially greater financial resources than the Company. Among the Company's competitors are some of the world's largest chemical companies that have their own raw material resources. In addition, a significant portion of the Company's business is based upon widely available technology. The entrance of new competitors into the industry and the addition by existing competitors of new capacity may reduce the Surviving Corporation's ability to maintain profit margins or its ability to preserve its market share, or both. Such developments could have a negative impact on the Surviving Corporation's ability to obtain higher profit margins, even during periods of increased demand for the Surviving Corporation's products.

  Environmental and Safety. The Company's operations involve the handling, production, transportation and disposal of materials classified as hazardous or toxic and are subject to extensive federal, state and local regulatory requirements relating to environmental affairs, waste management, health and safety and chemical products. Operating permits are or may be required for the operation of some of the Company's operating units and chemical waste disposal operations, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with these regulations and permits, and violators are subject to fines, injunctions or both. Third parties may also have the right to sue to enforce compliance. Management believes that the Company's operations are in compliance in all material respects with applicable environmental laws. However, the operations of a chemical manufacturing facility entail some risk of environmental damage, and there can be no assurance that material costs or liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly strict requirements of environmental laws and enforcement policies, could bring into question the handling, manufacture, use, emission or disposal of substances or pollutants by the Company. There can be no assurance that past or future operations will not result in remedial obligations or exposure to injury or claims of injury by employees or the public due to toxic or hazardous materials. In addition, a catastrophic event at the Company's facilities could result in liabilities to the Company substantially in excess of its insurance coverages.

  The Company's pulp chemical business is sensitive to potential environmental regulation. In general, proposed environmental regulations support substitution of chlorine dioxide, which is produced from sodium chlorate, for elemental chlorine in the pulp bleaching process. Certain environmental groups are encouraging passage of regulations which restrict the amount of Absorbable Organic Halides ("AOX") or chlorine derivatives in bleach plant effluent. Increased substitution of chlorine dioxide for elemental chlorine in the pulp bleaching process significantly reduces the amount of AOX and chlorine derivatives in bleach plant effluent. As long as there is no outright ban on chlorine containing compounds, regulations restricting AOX or chlorine derivatives in bleach plant effluent should favor the use of chlorine dioxide, thus sodium chlorate. However, any significant ban on chlorine containing compounds could have a material adverse effect on the Surviving Corporation's financial condition and results of operations.

  Long-Term Contracts. The Company sells substantial portions of its styrene and acrylonitrile production under long-term contracts, and all of its acetic acid, plasticizers, tertiary butylamine and sodium cyanide production under long-term contracts with single customers. These contracts are intended to provide some stability if demand for or prices of the Company's products decline significantly, but also limit the Company's ability to take full advantage of attractive market conditions during periods of higher prices for these products. During fiscal 1995 a significant portion of the Company's production from the Texas City Plant was dedicated to multi-year contracts with Monsanto Company, subsidiaries of The British Petroleum Company P.L.C. ("BP"), BASF Corporation, Mitsubishi International Corporation ("Mitsubishi") Flexsys America L.P. (a joint venture between Monsanto and Akzo Nobel NV) and E.I. du Pont de Nemours and Company. Revenues from BP and Mitsubishi accounted for approximately 16% and 13%, respectively, of the Company's fiscal 1995 revenues. Under certain market conditions, the loss of one or more of these customers or a material reduction in the amount of product purchased by one or more of them could have a material adverse effect on the Surviving Corporation.

  Foreign Operations, Country Risks and Exchange Rate Fluctuations. Over 14% of the Company's revenues are derived from Canadian operations and 52% are derived from export sales. International operations and exports to foreign markets are subject to a number of special risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks and risks of increases in duties, taxes and governmental royalties, as well as changes in laws and policies governing operations of foreign-based companies. In addition, earnings of foreign subsidiaries and intercompany payments are subject to foreign income tax rules that may reduce cash flow available to meet required debt service and other obligations of the Company.

  Since the Company derives most of its pulp chemicals revenues from production and sales by subsidiaries within Canada, the Company has organized its subsidiary structure and its operations in part based on certain assumptions about various Canadian tax (including, among others, income tax and withholding tax) laws, currency exchange and capital repatriation laws and other relevant laws. While the Company believes that such assumptions are correct, there can be no assurance that Canadian taxing or other authorities will reach the same conclusion. If such assumptions are incorrect, or if Canada were to change or modify such laws or the current interpretation thereof, the Company may suffer adverse tax and financial consequences.

  A portion of the Company's expenses and sales are denominated in foreign currencies, and accordingly, the Company's revenues, cash flows and earnings may be affected by fluctuations in certain foreign exchange rates, principally between the United States dollar and the Canadian dollar, which may also have adverse tax effects. In addition, because a portion of the Company's sales, cost of goods sold and other expenses are denominated in Canadian dollars, the Company has a translation exposure to fluctuations in the Canadian dollar against the U.S. dollar. These currency fluctuations could have a material impact on the Company as increases in the value of the Canadian dollar have the effect of increasing the U.S. dollar equivalent of cost of goods sold and other expenses with respect to the Company's Canadian production facilities. The Company enters into forward foreign exchange contracts to hedge such exposure for periods consistent with its committed exposure, but does not engage in currency speculation.

THE COMPANY'S BUSINESS AFTER THE MERGER

  Business Strategy. The Company's strategy is to capitalize on its competitive market position to take advantage of periods of tight supply and high prices and margins for its primary products, which historically have occurred on a cyclical basis, and to expand its production capacity to capture future growth opportunities in the petrochemical and pulp chemical industries. The expansion strategy includes pursuing both internal growth opportunities, through capacity additions and debottleneckings, as well as strategic acquisitions of chemical businesses. Key elements of this strategy are as follows:

    Maintain Competitive Cost Position in Petrochemicals. The Company is currently upgrading and modernizing the Texas City Plant as part of its strategy of increasing its competitiveness by investing in new technology and equipment. The plant modernization effort at Texas City includes a significant capital commitment for replacing the older control technology in the styrene, acrylonitrile and acetic acid units with state-of-the-art distributive control systems, which should result in increased efficiencies and stronger operating fundamentals. The Company believes that the Texas City Plant enjoys certain cost advantages due to economies of scale and its proximity to sources of its principal raw materials.

    Pursue Low Cost Expansions in Petrochemicals. The Company is finalizing significant capacity expansions in its petrochemicals business, including the expansion of its acetic acid unit and construction of a new methanol plant. The acetic acid expansion was completed in May 1996 and increased capacity by more than 30% to nearly 800 million pounds per year. In conjunction with this expansion, the Company is constructing a world-scale 150 million gallon methanol facility scheduled to begin production in September 1996. Capital investment will be shared equally by the Company and BP. The Company will be entitled to 60% of the methanol production and BP will be entitled to the remaining 40% of production. Approximately one-half of the total methanol production will be used as a raw material in the Company's acetic acid unit, replacing methanol currently purchased from third parties. The Company believes that both its acetic acid expansion and new methanol plant construction will be completed for significantly less than the typical capital cost of a new plant.

    Pursue Growth Opportunities in Pulp Chemicals. The Company's strategy in pulp chemicals is to capture a significant portion of the growing North American demand for sodium chlorate derivatives in pulp bleaching applications. To this end, the Company is constructing a new 110,000 ton per year sodium chlorate plant in Valdosta, Georgia, scheduled to begin production in late 1996. The new facility will increase the Company's total annual sodium chlorate capacity by 30% to nearly 460,000 tons. The plant site was selected because of its proximity to existing customers (currently being supplied by the Company's Canadian plants) and its access to competitively priced electricity, which represents the most significant variable production cost in sodium chlorate manufacturing. In addition to the Valdosta plant, the Company has recently debottlenecked each of its four Canadian sodium chlorate plants to add incremental production capacity.

    Continue to Build Strong Industry Partnerships in Petrochemicals. The Company plans to build on its strategy of securing long-term supply contracts with key customers. The Company believes that it must provide high quality products and superior customer service to maintain these long-term relationships and has implemented management practices to insure continuous improvement in these areas. Approximately 25% of the Company's styrene and 40% of its acrylonitrile are manufactured under long-term conversion agreements and 100% of its acetic acid, plasticizers and tertiary butylamine are sold under long-term contracts which provide for production cost reimbursement plus profit sharing. The Company believes such agreements help insulate its operating performance, to some extent, from the effects of declining markets and changes in raw material prices, while allowing it to share in the benefits of favorable market conditions. In addition, the Company's long-term, high volume focus allows it to maintain relatively low selling, general and administrative expenses.

    Implement a Focused Acquisition Strategy. The Surviving Corporation will pursue a disciplined acquisition strategy focusing on chemical businesses and assets which produce either:

    . The same products as the Company presently manufactures, further strengthening its market position and providing cost efficiencies in its base businesses;

    . Products which provide upstream or downstream integration from the Company's base businesses, enhancing the Company's manufacturing position within a product chain; or

    . Products which are complementary to the Company's base businesses, further diversifying the Company's product and market positions and reducing its overall sensitivity to economic cycles and pricing fluctuations.

  Employee Benefits. Pursuant to the Merger Agreement, the Surviving Corporation will provide or cause to be provided to those employees of the Company and its Subsidiaries who continue their employment after the Effective Time with benefits (including participation in an employee stock ownership plan) which, in the good faith determination of the Surviving Corporation, are substantially as favorable in the aggregate as those currently provided by the Company, subject to such modification as may be required by applicable law, for a period of at least two years after the Closing Date. Following the Merger, the Surviving Corporation will have the following employee benefits plans:

    Pension Plans. The Company has maintained a defined benefit Salaried Employees' Pension Plan (the "Salaried Pension Plan") covering substantially all salaried employees, including executive officers, an Hourly Paid Employees' Pension Plan (the "Hourly Pension Plan") covering substantially all hourly paid employees, a Pension Benefit Equalization Plan (the "Equalization Plan"), and a Supplemental Employee Retirement Plan (the "Supplemental Plan"). The Salaried Pension Plan, the Hourly Pension Plan, the Equalization Plan, and the Supplemental Plan, as well as similar plans for Canadian employees, will remain in place following the Merger.

    Welfare Plans. The Company has maintained Welfare Plans for medical benefits, dental benefits, prescription drug benefits, life insurance, disability income and flexible spending accounts. These Welfare Plans will remain in place after the Merger.

    Employee Stock Ownership Plan. In connection with the Merger, a New ESOP will be established which covers substantially all full time eligible employees. The New ESOP will borrow $6.5 million from Chemicals (the "Chemicals ESOP Loan") and use the proceeds therefrom to purchase shares of STX Acquisition common stock at the Closing of the Merger which will be converted into 541,662 shares of Surviving Corporation common stock. The Chemicals ESOP Loan is payable in 16 equal quarterly installments, and bears interest at interest rates based on the Base Rate (as defined in the Credit Agreement) or the Eurodollar Rate (as defined) plus a margin. The shares of STX Acquisition common stock to be purchased by the New ESOP will be pledged as security for the ESOP Term Loan (the "ESOP Pledge"), and such shares will be released and allocated to New ESOP participants' accounts as the ESOP Term Loan is discharged. It is anticipated that the annual employer contributions to the New ESOP will be in amounts sufficient to enable the New ESOP to discharge its indebtedness under the Chemicals ESOP Loan. Shares released under the ESOP Pledge will be allocated to each participant based on his or her compensation relative to all compensation for all New ESOP participants. Until the Chemicals ESOP Loan is paid in full, contributions will be used to pay the outstanding principal and interest on the Chemicals ESOP Loan. Distributions from the New ESOP will be made in cash or Surviving Corporation common stock upon a participant's retirement (as contemplated under the New ESOP), death, disability or termination of employment. If Surviving Corporation common stock is distributed to a participant, the participant may, within two 60-day periods, require Chemicals to purchase all or a portion of such Surviving Corporation common stock at its fair market value as determined by an independent appraiser as of an annual valuation date (the "Put Options"). The first 60-day period commences on the date the participant receives a distribution of Surviving Corporation common stock and the second 60-day period commences a year from such date. Pursuant to an Employee Stockholders Agreement to be entered into by each participant, if a participant fails to exercise either of the two Put Options, the participant may transfer the shares of Surviving Corporation common stock only upon receipt of a bona fide third party offer and only after first offering the shares to the New ESOP, then to the Surviving Corporation, and then to all other employee stockholders party to such Employee Stockholders Agreement or the Stockholders Agreement. Employees of the Surviving Corporation will own approximately 5% of the Surviving Corporation's outstanding common stock through the New ESOP after the Merger.

    Savings Plan. The Savings and Investment Plan (the "Savings Plan") covers substantially all full time employees of Chemicals, including executive officers, and will be amended and continued after the Merger. The Savings Plan is designed to qualify under Section 401(a) of the Code. Each participant has the option to defer taxation on a portion of his or her earnings by directing the Company to contribute a percentage of such earnings to the Savings Plan. A participant may contribute up to a maximum of 15% of eligible earnings to the Savings Plan, subject to certain limitations set forth in the Code for certain highly compensated employees. A "highly compensated" participant, as defined in Section 414(q) of the Code, can contribute no more than the allowable percentage as determined by discrimination testing.

    Stock Option Plan. The Surviving Corporation expects to adopt a stock option plan (the "Option Plan") after the Merger. The Option Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Option grants under the Option Plan may be made to directors and employees selected by the Committee. The Committee may provide that the options will vest immediately or in increments over a period of time.

    Profit Sharing Plan. Chemicals expects to establish a Profit Sharing Plan covering all full time employees, including executive officers. The Profit Sharing Plan will be administered by the Committee. Amounts paid under the Profit Sharing Plan will constitute taxable income in the year received and will be based on Chemicals' financial performance over a period of time to be determined. The Committee will determine a percentage of the amount by which the Surviving Corporation's earnings before depreciation, amortization, interest and taxes (and before profit sharing) exceed a minimum level. If earnings exceed this minimum level, Chemicals may make distributions to employees. The Committee may change the amount set aside for profit sharing and the proportion of such amount allocated to an individual employee or group of employees. The Profit Sharing Plan will not be qualified under Section 401(a) of the Code.

DIFFERENCES IN THE RIGHTS OF HOLDERS OF ROLLOVER SHARES

  The Merger Agreement provides that the Certificate of Incorporation of the Company will be amended at the Effective Time to read in its entirety as set forth on Exhibit B to the Merger Agreement. See "AMENDMENTS TO CERTIFICATION OF INCORPORATION."

                                  THE MERGER

TERMS OF THE MERGER

  The following is a summary of the material provisions of the Merger Agreement, a copy of which is included as Annex A to this Proxy Statement. Such summary is qualified in its entirety by reference to the Merger Agreement.

  General. The Merger Agreement sets forth the terms and conditions upon and subject to which the Merger is to be effected. If the Merger Agreement is approved and adopted by the stockholders in accordance with the DGCL and the other conditions contained in the Merger Agreement are satisfied or waived, STX Acquisition will be merged with and into the Company, with the Company continuing as the Surviving Corporation. As a result of the Merger, at the Effective Time, Chemicals will become a wholly-owned subsidiary of the Company, and, at the Effective Time, the Company will transfer substantially all of its operating assets and associated liabilities to Chemicals.

  Consideration Paid to Record Stockholders. Pursuant to the Merger Agreement, the Company's stockholders, (other than those stockholders who have not voted in favor of the Merger and who have otherwise properly exercised their rights for appraisal of such shares in accordance with Section 262 of the DGCL), will receive the following consideration in the Merger:

    Cash Payment. Pursuant to the Merger Agreement, at the Effective Time, each share of Common Stock then outstanding, except Dissenting Shares, Rollover Shares and shares of Common Stock owned by STX Acquisition or held in the Company's treasury, will automatically be converted into the right to receive a $12.00 Cash Payment from the Surviving Corporation. No interest will accrue or be paid on the Cash Payment. Assuming Rollover Elections for the Maximum Rollover Amount have been made, the Company's stockholders will receive an aggregate of approximately $608.3 million in Cash Payments. Upon surrender of certificates representing shares of Common Stock and other required documents to the Exchange Agent, the Exchange Agent will distribute by bank check the cash price of $12.00 per share for each share represented by such certificates to the holder thereof.

    Rollover Shares. Pursuant to the Merger Agreement, Record Stockholders may make a Rollover Election as to all or a portion of their shares of Common Stock, which election will, subject to pro rata reduction in the event the Maximum Rollover Amount is exceeded, entitle the stockholder to convert each Rollover Share into the right to retain a share of common stock of the Surviving Corporation. A Rollover Election may be made by any person who is a record holder of Common Stock on the Election Date. If the Maximum Rollover Amount has been exceeded, the existing stockholders of the Company will beneficially own approximately 46% of the common stock of the Surviving Corporation at the Effective Time.

  Issuance of Common Stock to STX Acquisition Stockholders. At the Effective Time, the issued and outstanding shares of common stock of STX Acquisition will be converted into shares of common stock of the Surviving Corporation. Assuming the minimum number of Rollover Shares, the common stock of STX Acquisition will be converted into up to 8,589,580 shares of common stock of the Surviving Corporation, representing approximately 79% of the total outstanding shares of the Surviving Corporation. Assuming the Maximum Rollover Amount, existing shareholders who are not affiliates of the Company, TSG or Unicorn would own approximately 25% of the total outstanding shares of the Surviving Corporation.

  Asset Transfer. Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company will transfer substantially all of the operating assets and associated liabilities to Chemicals, and Chemicals will expressly assume and agree to pay, perform and discharge when due any and all liabilities of the Company related to such assets and properties. If the conveyance of any particular asset or property (i) would be ineffective as between the Company and Chemicals without the consent of any third party, (ii) would cause the impairment or loss of ownership of such asset or property,
(iii) would result in any material penalty or other detriment to the Company or Chemicals or (iv) is prohibited by law or any judgment, order or decree of any government or governmental agency, then such asset or property will not be conveyed until such time as such consent has been obtained or such circumstance has been rectified.

  Conditions to Consummation of the Merger. Under the Merger Agreement, the obligations of the Company and STX Acquisition to effect the Merger are subject to the fulfillment at or prior to the Closing Date of certain conditions, including the following: (a) at the Special Meeting, the Merger Agreement shall have been approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon; (b) no governmental authority shall have enacted or issued any statute, rule, regulation, executive order, decree, injunction or other order or legal restraint that has the effect of making the Merger illegal or otherwise preventing or prohibiting the consummation of the Merger and other transactions contemplated by the Merger Agreement; (c) any waiting period under the HSR Act (as defined below) shall have terminated or expired; (d) the Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect; and
(e) all governmental approvals legally required for the consummation of the merger shall have been obtained and be in effect on the Closing Date.

  In addition, the obligation of STX Acquisition to effect the Merger and to perform its obligations contemplated thereby is subject to the prior fulfillment of certain other conditions, including: (a) the accuracy of the representations and warranties of the Company set forth in the Merger Agreement; (b) performance or compliance by the Company with all conditions, agreements and obligations required by the Merger Agreement to be complied with by it on or prior to the Closing Date; (c) STX Acquisition having received the legal opinion(s) of Piper & Marbury and/or F. Maxwell Evans, counsel for the Company; (d) STX Acquisition having received comfort letters from Arthur Andersen LLP and/or Coopers & Lybrand L.L.P.; (e) there having been no material adverse change in the business, operations, properties, assets, condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole (excluding effects in such prospects caused by economic, tax or other matters of general applicability or matters generally affecting any of the industries in which the Company or any of its subsidiaries conduct business); (f) STX Acquisition having obtained the Financing; and (g) the Company having received from each holder of stock options and other rights to acquire shares of Common Stock of the Company, SARs, and phantom shares, an instrument in writing effectively canceling such rights.

  The obligation of the Company to effect the Merger is also subject to the prior fulfillment of certain other conditions, including: (a) the accuracy of the representations and warranties of STX Acquisition set forth in the Merger Agreement; (b) performance or compliance by STX Acquisition with all conditions, agreements and obligations required by the Merger Agreement to be complied with by it on or prior to the Closing Date; (c) the stockholders of STX Acquisition having entered into the Tag-Along Agreement; and (d) the Company having received legal opinion(s) of Andrews & Kurth L.L.P. and/or Richards, Layton & Finger.

  Under the Merger Agreement, the Company and STX Acquisition may waive any of the conditions to their respective obligations to close the Merger. While it is anticipated that none of such conditions will be waived, it is possible that either party could elect to waive any condition under Section 8.02 or
Section 8.03, as the case may be. However, it is unlikely that (i) either party would waive delivery of the required legal opinions, (ii) the Company would waive execution of the Tag-Along Agreement, or (iii) STX Acquisition would waive the completion of the financing arrangements relative to the Merger.

  Representations and Warranties. The Merger Agreement contains various representations and warranties of the Company and STX Acquisition, including representations and warranties of each such party as to: (a) their (i) due organization, valid existence and good standing, (ii) corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby, and (iii) due and valid authorization and approval of the Merger Agreement, subject, in the case of the Company, to the approval of the

Merger Agreement and the Merger by the stockholders of the Company in accordance with the DGCL and the Merger Agreement; (b) the absence of the need for governmental approvals and consents in connection with the Merger Agreement; (c) the absence of any violation, breach, termination, acceleration, default or creation of a lien under any contract to which it is a party or its Charter or Bylaws of the Company; and (d) the accuracy of information supplied.

  The Company has further represented and warranted to STX Acquisition as to, among other things: (a) its capitalization; (b) its filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, since September 30, 1994 (the "Company SEC Documents"); (c) the absence of certain undisclosed liabilities; (d) the absence of certain material adverse changes since September 30, 1995; (e) certain bankruptcy matters; (f) certain tax, employee benefit, labor, intellectual property and environmental matters and certain material contracts; and (g) compliance with applicable laws and the absence of certain litigation.

  None of the representations or warranties of the Company or STX Acquisition will survive the Effective Time.

  Certain Covenants. The Company and STX Acquisition covenanted as to certain matters in the Merger Agreement, including, among others, the following:

    Conduct of Business of the Company. The Merger Agreement provides that, except as otherwise expressly provided therein or agreed to in writing by STX Acquisition, during the period from April 24, 1996 to the Effective Time, the Company and each of its Subsidiaries will conduct its operations according to its ordinary course of business consistent with past practice, and the Company and each of its Subsidiaries will use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships. In addition, the Merger Agreement further provides that, except as disclosed therein or agreed to in writing by STX Acquisition, neither the Company nor any of its Subsidiaries will: amend its charter or bylaws; split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend with respect thereto; issue or agree to issue any additional shares or securities convertible into or exercisable or exchangeable for, or other rights of any kind to acquire, any shares of its capital stock; or acquire or agree to acquire any business or division thereof of any person. Additionally, except in the ordinary course of business until the Effective Time, neither the Company nor any of its Subsidiaries will sell, lease, encumber or in any other way dispose of any of its assets; incur or guarantee additional indebtedness in excess of $5 million on a consolidated basis; settle any claims, liabilities or losses, including tax liabilities in excess of $1.5 million; modify or terminate any material contract to which it is a party; materially modify or commit to materially modify any of its accounting procedures; or make or commit to make any capital expenditure which, when added to all other capital expenditures made after September 30, 1995 and prior to the Effective Time, exceeds $10 million. The Company has also agreed to confer with STX Acquisition on a regular basis concerning operational matters and to give STX Acquisition prompt notice of any event which has resulted or could reasonably be expected to result in a breach of any representation or warranty or a Material Adverse Effect.

    No Solicitation and Related Matters. Under the Merger Agreement, the Company agreed that prior to the Effective Time it would cease any discussions or negotiations with any parties (other than STX Acquisition) relating to the direct or indirect acquisition or purchase of all or any substantial amount of the business or assets of the Company or any of its Subsidiaries, or any Common Stock or other equity interest of the Company or any of its Subsidiaries, whether by merger, consolidation, business combination, sale of assets, sale of securities, tender offer, exchange offer, recapitalization, liquidation, dissolution or otherwise, and whether for cash, securities or any other consideration or combination thereof (an "Acquisition Transaction"). The Company has also agreed not to solicit, initiate or encourage (including by way of furnishing information) or to take any other action to facilitate any Acquisition Transaction, and the Company has also agreed to use its reasonable best efforts to cause its officers, directors, employees, and other representatives not to solicit, initiate or encourage or to participate in any discussions in connection with any Acquisition Transaction. However, if the Board reasonably determines in good faith after consultation with its outside independent financial advisors that providing information to a financially capable person could lead to an Acquisition Transaction more favorable to the stockholders of the Company than the Merger, and after consultation with outside legal counsel, reasonably determines in good faith that there is a significant risk that failure to provide information would constitute a breach of fiduciary duty to the Company's stockholders, the Company may, in response to any offer or proposal for an Acquisition Transaction ("Takeover Proposal") furnish information to any potential acquirer and participate in negotiations for a Takeover Proposal. The Company has further agreed that neither it nor its Board will withdraw, modify, or propose to withdraw or modify the Board's recommendation of the Agreement or the Merger or recommend any Takeover Proposal unless the Board reasonably determines in good faith after consultation with its financial advisor that a Takeover Proposal is more favorable to the stockholders of the Company than the Merger and in the best interests of the stockholders of the Company and after consultation with its outside legal counsel that there is significant risk that the failure to take such action would constitute a breach of duty to the Company's stockholders. In the event that the Board decided to withdraw its approval or recommendation of the Agreement and the Merger, or approve or cause to be accepted a Takeover Proposal, the Company is required to provide STX Acquisition written notice of its receipt of the Take Over Proposal seven (7) days prior to its formal acceptance of a Takeover Proposal, and is required to pay STX Acquisition or its designee a breakup fee of $8 million. In order for the Board to accept any Takeover Proposal, the Takeover Proposal must relate either to the acquisition of more than fifty percent (50%) of the shares of Company Common Stock outstanding, or substantially all of the assets of the Company and its Subsidiaries.

    Employee Matters. For a description of the treatment in the Merger of Options, SARs and restricted stock awards under the Omnibus Plan and certain agreements among the parties relating to employee compensation and benefits, see "THE MERGER--Interests of Certain Persons in the Merger."

    Dissenting Shares; Shares of Common Stock Owned by STX Acquisition or Held in Treasury. Dissenting Shares will become the right to receive such consideration as may be determined to be due pursuant to Section 262 of the DGCL. Shares of Common Stock owned by STX Acquisition or held in the Company's treasury will be canceled and retired without any consideration paid therefor. See "--Appraisal Rights of Dissenting Stockholders" and Annex C to this Proxy Statement.

    Termination. Upon termination, the Merger Agreement will become void and have no effect, without liability on the part of any party thereto (except for the breakup fee described above), except that termination of the Merger Agreement shall not relieve any party from liability for any willful breach any representation, warranty, covenant or agreement contained in the Merger Agreement or its obligation to pay its own expenses and costs.

    The Company and STX Acquisition can mutually consent in writing to terminate the Merger Agreement and abandon the Merger at any time prior to the Effective Time, whether before or after the approval by the stockholders of the Company. STX Acquisition can terminate the Merger Agreement prior to the Effective Time in the event that the holders of more than 10% of the issued and outstanding shares of Common Stock entitled to vote on the adoption of the Agreement have properly demanded appraisal of such shares in accordance with Section 262 of the DGCL. The Company can terminate the Merger Agreement prior to the Effective Time if STX Acquisition has not arranged the Financing and satisfied its funding conditions with respect thereto by August 31, 1996.

    Additionally, the Merger Agreement can be terminated and the Merger abandoned prior to the Effective Time by either party if: (i) the Merger is not consummated on or before October 31, 1996 other than due to a material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement, or otherwise on account of delay or default by the party seeking to terminate the Merger Agreement; (ii) the Merger Agreement or Merger is enjoined by a final, nonappealable court order not entered by the party seeking to terminate the Merger Agreement and such party shall have used reasonable means to prevent the entry of such order, (iii) the approval and adoption of the Merger Agreement by the stockholders of the Company at the Special Meeting (or any adjournments thereof) is not obtained, unless due to delay or default on the part of the party seeking to terminate the Merger Agreement; (iv) the Company accepts a Takeover Proposal in accordance with the terms of the Merger Agreement; (v) the party not seeking to terminate the Merger Agreement (a) fails to perform in any material respect any of its covenants in the Merger Agreement and (b) does not cure such default in all material respects within 30 days after the notice of such default is given to such party; or (vi) the party not seeking to terminate the Merger Agreement shall have breached any of its representations and warranties set forth in the Merger Agreement, which breach cannot be cured prior to the Closing and has not been waived by the party seeking to terminate the Merger Agreement.

    Fees and Expenses. Each party has agreed to bear its own expenses and costs in connection with the Merger Agreement and the transactions contemplated thereby, whether or not the Merger is consummated, subject to the provisions of the breakup fee described above.

    Extension and Waivers. The Merger Agreement provides that, at any time prior to the Effective Time, the Company, on the one hand, and STX Acquisition, on the other hand, may in writing (i) extend the time for the performance of any of the obligations or other acts of the other party;
  (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document, certificate or writing delivered pursuant thereto; or (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement. The failure of any party to assert any of its rights will not constitute a waiver of such rights.

    Amendments. Under the Merger Agreement, subject to applicable law, the Merger Agreement may be amended only by written agreement of STX Acquisition and the Company at any time prior to the Effective Time with respect to any of the terms contained therein, except that after the Merger Agreement and the Merger have been approved and adopted by the stockholders of the Company pursuant to the Merger Agreement, no such amendment shall be made which by applicable law requires further stockholder approval unless such further approval shall have been obtained.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Board with respect to the Merger, stockholders should be aware that the members of the Board and certain members of management of the Company at the time of the Board's approval of the Merger Agreement and the Merger had, and currently have, certain interests which may present them with potential conflicts of interests in connection with the Merger. The members of the Special Committee and the Board were aware of these potential conflicts and considered them along with the other matters described under "SPECIAL FACTORS--Fairness of the Merger."

  Relationships with TSG. TSG was founded in 1982 by Messrs. Gordon A. Cain and Frank J. Hevrdejs. In 1992, Mr. Cain made a decision to reduce his level of business activity. By December 1993, Mr. Cain had sold all of his stock in TSG and resigned as an officer and director. Since that time, Mr. Cain has had no equity or other financial interest in TSG, although at TSG's invitation he has invested in three transactions organized by TSG. For marketing purposes, Mr. Cain was described as Chairman Emeritus of TSG until November 1995, but since December 1992 has had no role in TSG's ongoing operations. TSG discontinued its description of Mr. Cain as Chairman Emeritus because of its interest in a possible transaction with the Company. TSG is currently controlled by Messrs. Hevrdejs and William C. Oehmig, the husband of Mr. Cain's stepdaughter. Messrs. Cain and William A. McMinn assist TSG as senior advisors on selected transactions. Although Mr. McMinn has received certain advisory fees for such services, Mr. Cain has not. Neither Mr. Cain nor Mr. McMinn participated in any such capacity in connection with the Merger. TSG and Mr. McMinn recently assisted Mr. Cain with the acquisition of a company in a transaction unrelated to the Merger and similar assistance may be provided with respect to future transactions. Messrs. Cain, Waggoner and McMinn, along with principals of TSG, invested in such transaction. Messrs. Cain and McMinn are members of the Board of Directors of the surviving corporation in such transaction. Messrs. Cain and McMinn also sublease office space from TSG, either directly or through companies with which they are affiliated. Messrs. Cain and McMinn, along with Mr. J. Virgil Waggoner, Robert W. Roten, the Company's Executive Vice-President, and Richard K. Crump, a Vice-President in the Company, have previously co-invested with principals of TSG in several transactions. Approximately 10 years ago, the Company's Texas City petrochemical facility was purchased by the Company from Monsanto Company in a leveraged buyout led by Mr. Cain (at which time he was a director and principal stockholder of TSG) and Mr. Waggoner. On the Record Date, principals of TSG owned 897,000 shares of Common Stock of the Company, representing approximately 1.6% of the outstanding shares. As of the date of the Merger Agreement principals of TSG owned 100% of the common stock of STX Acquisition.

  Continuing Equity Interest of Certain Persons. Certain directors and executive officers of the Company and others will have continuing equity interests in the Surviving Corporation following the Merger. Messrs. Frank J. Hevrdejs and William C. Oehmig (stockholders of the Company and principals of TSG) and Messrs. Gordon A. Cain, J. Virgil Waggoner, and Robert W. Roten, each executed an Inducement Agreement. Pursuant to the Inducement Agreement, Messrs. Cain, Waggoner and Roten each agreed to make Rollover Elections as to a portion of their shares of Common Stock (an aggregate of 1,404,254 Rollover Shares), subject to pro rata reduction with Rollover Elections made by other stockholders of the Company if the Maximum Rollover Amount is exceeded. Messrs. Hevrdejs and Oehmig agreed to make Rollover Elections as to 100% of their Common Stock (an aggregate of 897,000 Rollover Shares) provided that their Rollover Shares will not be subject to pro rata reduction. Assuming Rollover Elections do not exceed the Maximum Rollover Amount, following the Merger, Messrs. Cain, Waggoner and Roten would collectively own approximately 12.9% of the outstanding shares of common stock of the Surviving Corporation and Messrs. Hevrdejs and Oehmig would collectively own a minimum of 8.2% of such outstanding shares.

  Although the senior officers and directors of the Company will have an opportunity to elect to retain Rollover Shares in the same fashion as other shareholders, no senior officer or director of the Company will be participating in the Equity Private Placement other than Mr. Jim P. Wise, Vice President--Finance and Chief Financial Officer and Mr. Robert O. McAlister, Vice President--Human Resources. Mr. Wise intends to purchase 800 shares in the Equity Private Placement representing an investment of $96,000. Mr. McAlister intends to purchase 1,071 shares in the Equity Private Placement representing an investment of $128,520.

  Omnibus Stock and Incentive Plan. Certain executive officers and directors of the Company have previously received Options, SARs, and/or phantom stock pursuant to the Company's Omnibus Stock and Incentive Plan (the "Omnibus Plan"), which plan will be terminated at the Effective Time. Pursuant to the Merger Agreement, at the Effective Time, each outstanding Option and each SAR will be canceled and the holder of each such Option and/or SAR will be entitled to receive in respect thereof an amount in cash equal to (i) in the case of each share of Common Stock subject to an Option, the excess of $12.00 over the exercise price for one share of Common Stock payable upon exercise of such Option and (ii) in the case of each SAR, the excess of $12.00 over the grant price. Also at the Effective Time of the Merger, each share of phantom stock will convert into the right to receive $12.00. The executive officers and directors named in the table below held the number of outstanding Options and SARs indicated as of the date of this Proxy Statement, and will receive the indicated aggregate amounts before federal and state income taxes in respect of such Options and SARs pursuant to the Omnibus Plan. No Options or SARs have been granted to executive officers or directors under the Omnibus Plan since October 1995.

                                 OPTIONS   EXERCISE    SARS     GRANT   AMOUNT
                NAME           OUTSTANDING  PRICE   OUTSTANDING PRICE OF PAYMENT
                ----           ----------- -------- ----------- ----- ----------
      James J. Kerley.........       --     $   --     20,000    $ 4  $  160,000
      William A. McMinn.......       --         --     20,000      4     160,000
      Gilbert M. A. Portal....       --         --     20,000      4     160,000
      Frank J. Pizzitola......       --         --     20,000      4     160,000
      Raymond R. Knowland.....       --         --     20,000      4     160,000
      Robert N. Bannon........   15,000     13 3/8    131,250      4   1,050,000
      Richard K. Crump........   15,000     13 3/8         --     --           0
      Jim P. Wise.............   12,500     13 3/8         --     --           0
      F. Maxwell Evans........   10,000     13 3/8    118,130      4     945,040
      Robert O. McAlister.....   10,000     13 3/8    108,500      4     868,000
      Robert W. Roten.........   20,000     13 3/8         --     --           0

Further, all restricted stock awards will vest and shares of Common Stock covered by such awards will be treated under the Merger Agreement in the same manner as other shares of Common Stock. The executive officers named in the table below have been granted the number of shares of restricted stock indicated as of the date of this Proxy Statement which were, as of the date of this Proxy Statement, unvested to the extent set forth below:

                NAME           DATE OF GRANT PERCENT UNVESTED RESTRICTED SHARES GRANTED
                ----           ------------- ---------------- -------------------------
      F. Maxwell Evans........   09/01/92           40%                33,750
      Jim P. Wise.............   10/01/94           80%                13,850

  Benefit Arrangements. Pursuant to the Merger Agreement, the Surviving Corporation, shall provide employees of the Surviving Corporation and the Subsidiaries who continue their employment after the Effective Time with benefits (including participation in an employee stock ownership plan) which, in the good faith determination of the Surviving Corporation, are substantially as favorable in the aggregate as those currently provided by the Company, subject to such modification as may be required by applicable law, for a period of at least two years after the Closing Date.

  In addition to the above agreements, pursuant to the employment agreement entered into between the Company and Jim P. Wise, Vice President--Finance and Chief Financial Officer of the Company, Mr. Wise will be entitled to receive a lump sum payment equal to his base pay, minus withholdings or other payroll deductions, for the remainder of the term of the agreement (which expires on September 26, 1997) upon a change in control of the Company. The lump sum payment will be added on Mr. Wise's base pay at the rate in effect at the time of the change in control. The payment is the sole amount that Mr. Wise is entitled to receive regarding the termination of the employment agreement, however, it is in addition to any amounts that Mr. Wise would be entitled to receive under the Company's Consolidated Termination Pay Plan for Salaried Employees (discussed below).

  Prior to the Effective Date, the current directors of the Company will resign and will be replaced by director candidates nominated by STX Acquisition. Except for J. Virgil Waggoner, none of these candidates currently serve on the Board of Directors of the Company. The Merger Agreement further provides that the current officers of STX Acquisition immediately prior to the Effective Time will be the officers of the Surviving Corporation after the Merger. After the Effective Time, Mr. Waggoner will be the Vice Chairman of the Board of the Surviving Corporation and Mr. Robert W. Roten will be a director and the President and Chief Executive Officer of the Surviving Corporation. For information concerning the directors and officers of the Surviving Corporation following the Merger, see "DIRECTORS AND EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION."

  Consolidated Termination Pay Plan. On May 20, 1996, the Company adopted an Amended and Restated Consolidated Termination Pay Plan for All Salaried Employees of Sterling Chemicals, Inc. and its Subsidiaries, (the "Consolidated Plan"), which supersedes and replaces all prior termination pay plans, including the Termination Pay Plan for Salaried Employees Who are Members of the Management Committee or Senior Management, the Termination Pay Plan for Salaried Employees and the Termination Pay Plan for Salaried Employees of Sterling Pulp Chemicals, Ltd. (collectively, the "Prior Plans").

  The Consolidated Plan provides that if, upon the occurrence of a "change of control" and within the 24-month period following a "change of control", the employment of any full time salaried employee of the Company (or any wholly-owned direct or indirect subsidiary thereof, or any successor entity thereto) is terminated for any reason (other than the employee's death, disability, resignation, retirement or termination for cause), or such employee is requested to accept a new job which is less than equivalent to his or her job immediately prior to the change of control in terms of compensation, job level, job responsibilities or credits, such employee shall be entitled to receive termination pay. Such an event giving rise to termination pay under this plan is defined as a "Triggering Event."

  The termination pay payable to any eligible employee following a Triggering Event is equal to 36 months' pay (for certain members of senior management), or 24 months' pay (for all other salaried employees) (such period being referred to in either case as the "Termination Pay Period") at the employee's base pay rate in effect at the time of the change of control, and is payable as and when such base salary would otherwise have been payable to such employee if such employee had not been terminated. Termination pay under the Prior Plans was equal to 12 to 24 months' pay, and was payable in a lump sum.

  In addition to the termination pay, an affected employee shall receive continued medical, health, dental and term life insurance for the Termination Pay Period, shall receive cash in a lump sum equal to any portion of the employees' accounts in the ESOP or Amended and Restated Savings and Investment Plan which would have been forfeited due to the Triggering Event, and the present value as of the date of the Triggering Event of the actuarial equivalent of the accrued benefit forfeited on account of the Triggering Event under the Salaried Employees' Pension Plan, the Amended and Restated Supplemental Employee Retirement Plan and the Pension Benefit Equalization Plan, or other similar plans in effect for Canadian employees.

  Upon a Triggering Event, the affected employee shall also receive an amount equal to the projected amount of profit sharing that would have been received by the affected employee under the Amended and Restated Salaried Employees' Profit Sharing Plan during the Termination Pay Period. Said amount shall be payable in 24 or 36 equal monthly installments, depending on the length of the employee's Termination Pay Period. Under the Prior Plans, said amount would have been equal to that which would have been received by the affected employee during the 12 to 24 month period in which termination pay was paid, and would have been payable in a lump sum.

  The Consolidated Plan also provides for outplacement services and gross-up payments for any excise tax imposed by Section 4999 of the Code or any interest or penalty thereon.

  For purposes of the Consolidated Plan, a "change of control" means (a) the acquisition of or the ownership of 50% or more of the total voting stock of the Company then issued and outstanding, by any person or group of affiliated persons, or entities not affiliated with the Company as of April 24, 1996, either with or without the consent of the Company, or (b) individuals who were members of the Board of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors do not constitute a majority of the Board immediately following such election unless the election of such new directors was recommended to the stockholders by the management of the Company, or (c) in addition to (a) and (b) above, with respect to employees of Sterling Pulp Chemicals, Ltd. and Sterling Pulp Chemicals US, Inc., only, the acquisition of or the ownership of fifty percent (50%) or more of the total voting stock of Sterling Pulp Chemicals, Ltd. or Sterling Canada, Inc. The Merger will constitute a "change of control" under the Consolidated Plan. However, as there are currently no plans to terminate any employees covered under the Consolidated Plan, no payments are expected to be made under such plan in connection with the Merger.

  Indemnification and Insurance. Pursuant to the Merger Agreement, from and after the Effective Time, the Surviving Corporation will indemnify and hold harmless each officer, director or employee of the Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against all claims, losses or liabilities in connection with any claim based in whole or in part on the fact that such Indemnified Party is or was a director, officer or employee of the Company or any of its Subsidiaries and arising out of acts or omissions occurring prior to and including the Effective Time to the fullest extent permitted by the DGCL. In addition, the Certificate of Incorporation and Bylaws of the Surviving Corporation and its Subsidiaries will include provisions for limitation of liability of directors and indemnification of Indemnified Parties to the fullest extent permitted under the applicable law and shall not permit the amendment of such provisions in any manner adverse to the Indemnified Parties, as the case may be, without the prior written consent of such persons, for a period of six years from and after the Effective Time. Further, in the event any such Indemnified Party is or becomes involved during the six-year period after the Effective Time, in any capacity in any action, proceeding or investigation in connection with any matter occurring prior to, and including, the Effective Time, the Surviving Corporation will pay as incurred such Indemnified Party's reasonable legal and other expenses incurred in connection therewith. Finally, for a period of no less than six years after the Effective Time, the Surviving Corporation will cause to be maintained, with respect to matters occurring prior to the Effective Time, the current policies of directors' and officers' liability insurance maintained by the Company or, if not available, an equivalent policy or policies for all present and former officers and directors of the Company and the Subsidiaries having terms and conditions no less advantageous than those in effect on the date of the Merger Agreement.

CERTAIN LITIGATION

  Six putative class action complaints relating to the proposed Merger and the events leading up to the Board's recommendation of the approval thereof were filed in the Court of Chancery for the State of Delaware, New Castle County, Delaware in April and May 1996. A seventh putative class action complaint relating to the same matters was filed in the District Court of Harris County, Texas in May 1996. By order dated May 22, 1996, the Court of Chancery consolidated the six actions that had been filed in Delaware. The Company, each of its directors, TSG, Unicorn, and STX Acquisition are named as defendants in the Delaware actions. The Company and each of its directors are named as defendants in the Texas action. All of the complaints generally allege that the course of conduct taken by the directors in considering the Company's strategic alternatives and recommending the Merger has been in violation of the fiduciary duties to the Company's stockholders and seek injunctive relief and unspecified damages. The Company believes that these actions are without merit and has instructed legal counsel to vigorously defend each action.

EFFECTIVE TIME OF THE MERGER

  If the Merger is approved at the Special Meeting, the Closing Date will be the second business day after such stockholder approval and the other conditions to the Merger have been satisfied or waived. The Merger will become effective upon filing of the Certificate of Merger with the Secretary of State of Delaware which is expected to occur on the Closing Date. See "THE MERGER-- Terms of the Merger--Conditions of the Merger."

REGULATORY APPROVALS

  The obligations of the Company and STX Acquisition to consummate the Merger are subject to the effectiveness under the Securities Act, of the Registration Statement filed by STX Acquisition and Chemicals to register the Securities to be issued in the Offerings. Such Registration Statement is expected to be effective on or prior to the date of the Special Meeting. The obligations of the Company and STX Acquisition to consummate the Merger are also subject to the expiration or earlier termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

SUMMARY OF THE TERMS OF RELATED AGREEMENTS

  Certain related agreements were entered in connection with the execution of the Merger Agreement. The following is a summary of the material terms of such agreements.

  Inducement Agreement. In order to induce STX Acquisition to execute the Merger Agreement and consummate the transactions contemplated thereby, Messrs. Frank J. Hevrdejs and William C. Oehmig (stockholders of the Company and principals of TSG) and Mr. Gordon A. Cain, the Chairman of the Board of Directors of the Company, Mr. J. Virgil Waggoner, a director and the Chief Executive Officer of the Company, and Mr. Robert W. Roten, Chief Operating Officer of the Company each executed an Inducement Agreement. Pursuant to the Inducement Agreement, Messrs. Cain, Waggoner and Roten each agreed to make Rollover Elections as to a portion of their shares of Common Stock (an aggregate of 1,404,254 Rollover Shares), subject to pro rata reduction with Rollover Elections made by other stockholders of the Company if the Maximum Rollover Amount is exceeded. Messrs. Hevrdejs and Oehmig each agreed to make Rollover Elections as to 100% of their Common Stock (an aggregate of 897,000 Rollover Shares) provided that their Rollover Shares would not be subject to pro rata reduction. Assuming Rollover Elections do not exceed the Maximum Rollover Amount, Messrs. Cain, Waggoner and Roten would collectively own approximately 12.9% of the outstanding shares of common stock in the Surviving Corporation and Rollover Shares retained by Messrs. Hevrdejs and Oehmig would own a minimum of 8.2% of the outstanding shares of common stock in the Surviving Corporation.

  Tag-Along Agreement. The Merger Agreement provides that as a condition of Closing the stockholders of STX Acquisition immediately prior to the Effective Time shall have executed and delivered a Tag-Along Agreement in the form attached to the Merger Agreement (the "Tag-Along Agreement"). In general, under the Tag-Along Agreement, if any STX Acquisition stockholder party to the Tag-Along Agreement (an "Obligor") proposes (either acting alone or with other Obligors, in one or more transactions) to transfer 51% or more of the Company's Common Stock outstanding after the Effective Time, each person retaining Rollover Shares is allowed to participate, pro rata, in any transfer with the Obligors, on the same price per share and economic terms and conditions applicable to the Obligors. The Tag-Along Agreement allows certain transfers by Obligors outside of the Tag-Along Agreement which do not require that notice be given, or that rights to participate be allowed to beneficiaries under the Tag-Along Agreement. The Tag-Along Agreement terminates on the fifth anniversary of the date of the Tag-Along Agreement, which would be on or about the date of the Effective Time.

  Stockholder Agreement. Purchasers of shares in the Equity Private Placement will become parties to a Stockholder Agreement (the "Stockholder Agreement"), which restricts transfers of shares of Surviving Corporation common stock owned by a stockholder other than (i) Rollover Shares (except with respect to such shares held by parties to the Inducement Agreement), and (ii) shares distributed to such stockholder by the New ESOP or the Company's existing Employee Stock Ownership Plan. Except for certain permitted transfers, and subject to the Control Provision (as defined) and the Material Agreement Provision (as defined), the Stockholders Agreement permits the stockholders who are parties thereto (the "Holders") to transfer their shares of common stock or any interest therein only upon receipt of a bona fide third party offer and after first offering such shares to the New ESOP, then to the Surviving Corporation and finally to the other Holders (the "Eligible Offerees"). Subject to the Control Provision and the Material Agreement Provision, the Stockholders Agreement permits the Holders to transfer their shares of common stock or an interest therein, without first receiving a bona fide third party offer and first offering the shares to the Eligible Offerees, only if the transfer is: (1) between Holders; (2) by any Holder to the New ESOP or the Surviving Corporation; (3) by any Holder to a wholly-owned subsidiary corporation or parent corporation of such Holder and vice versa;
(4) by any individual Holder during such Holder's lifetime to a guardian of his estate, to his spouse during marriage and not incident to a divorce, or to certain relatives of such Holder or spouse, and to trusts for the benefit of such Holder, his spouse, or certain relatives of such Holder or spouse, and vice versa; (5) to the estate, heirs, beneficiaries or legatees of any individual Holder upon his death; (6) by certain investors that are Holders to their Associates (as defined), or the officers, directors, shareholders or employees and certain consultants of such Holders, and certain of their relatives and their Associates; (7) by any Holder at a price per share of $12.00 until there has been a New ESOP valuation of the common stock at which time the price shall be the New ESOP valuation of such common stock, to any person who has become a director, officer or employee of the Company after the date of the Merger; (8) by a Holder to a bank or other financial institution for the purpose of securing a loan to a Holder to purchase shares of Common Stock; (9) by the New ESOP to New ESOP participants, alternate payees and beneficiaries to the extent required by law or the provisions of the New ESOP;
(10) to certain charitable organizations; (11) with the consent of the Company, by any Holder to a qualified retirement plan sponsored by the Holder or any corporation controlling, controlled by or under common control with such Holder; (12) by any such qualified retirement plan to participants, alternate payees and beneficiaries to the extent required by law; (13) made, within one year after the Closing Date, by TSG, William C. Oehmig or Frank J. Hevrdejs in transactions exempt from registration under the Securities Act;
(14) by any Holder which is a partnership, corporation or limited liability company to the equity holders of such Holder as a distribution pursuant to law, its organization documents or its dissolution; (15) by a Holder pursuant to such Holder's rights under any registration rights agreement to which the Company is a party or by which it is bound; or (16) by a Holder that is an investment fund or account which is managed by an investment advisor to the investment advisor or another fund or account managed by such advisor, and vice versa.

  The purchase price of shares of common stock under the Stockholders Agreement is (1) the price contained in the bona fide third party offer in the event of such an offer or (2) the fair market value of the shares being purchased, as last determined under the New ESOP (or if no such determination has yet been made, $12.00 per share), in the event of any other purchase thereunder.

  The Stockholders Agreement contains a provision (the "Material Agreement Provision") prohibiting the stockholders who are parties thereto from transferring shares of common stock if, in the reasonable judgment of the Surviving Corporation, the transfer would cause a material breach, default, event of default or acceleration of payments under any agreement to which the Surviving Corporation or any of its subsidiaries is a party and under which the indebtedness or liability of the Surviving Corporation exceeds $1.0 million.

  The Stockholders Agreement contains provisions (the "Control Provision") respecting Control Dispositions, as defined below. The Control Provision prohibits any stockholder who is a party to the Stockholders Agreement from initiating the acceptance of a Control Disposition offer without first complying with the right of first refusal provisions in the Stockholders Agreement. After compliance with applicable right of first refusal provisions in the Stockholders Agreement, a stockholder who desires to, and is permitted to, initiate the acceptance of a Control Disposition offer (the "Initiating Stockholder") must give to each other holder of common stock who is a party to the Stockholders Agreement the option to participate in the proposed Control Disposition on a pro rata basis.

  A Control Disposition is defined as any disposition or series of related dispositions which would have the effect of transferring to any transferee or group more than (i) 40% of the then outstanding shares of common stock, or
(ii) 15% of the shares of common stock then outstanding if thereafter the proposed transferee would directly or indirectly have beneficial ownership of 50% or more of all of the then outstanding common stock.

  By becoming a party to the Stockholders Agreement, Holders also become bound by the Tag-Along Agreement described above. The Tag-Along Agreement provides that if any of such Holders propose to transfer, sell or otherwise dispose of (a "Transfer") in the aggregate 51% or more of the Surviving Corporation common stock then issued and outstanding, the other holders of the Surviving Corporation common stock will have the right to participate in such Transfer on a pro rata basis.

  The Stockholders Agreement requires that, at any time that the Surviving Corporation is engaged in an underwritten public offering of its securities, each stockholder who is a party thereto refrain from making any disposition of common stock on a securities exchange or in the over-the-counter or any other public trading market for the period of time requested by the Surviving Corporation.

  The Stockholders Agreement will terminate upon any of the following events:
(i) the dissolution of the Surviving Corporation; (ii) any event that reduces the number of Holders to one in accordance with the terms thereof; (iii) a registered public offering of Common Stock (excluding certain offerings) resulting in net proceeds to the Company of not less than $75 million; (iv) the written agreement of at least the Required Voting Percentage (as defined); or (v) 10 years after the Closing Date; except that the provisions of the Stockholders Agreement applicable to Control Dispositions that also constitute a Transfer that is subject to the Tag-Along Agreement shall remain in force and effect for so long as the Tag-Along Agreement remains in force and effect.

SOURCE AND AMOUNT OF FUNDS

  Financing Activities. Pursuant to the terms of the Merger Agreement, STX Acquisition and Chemicals are required to consummate certain related financings simultaneously with the Closing of the Merger. The Company may terminate the Merger Agreement if STX Acquisition has not arranged the required financing and satisfied the applicable funding obligations by August 31, 1996. The financing for the Merger will be provided through the proceeds from the Equity Private Placement, the Offerings and borrowings under the Credit Facility.

 Sources and Uses of Funds.

  The following table sets forth the estimated sources and uses of funds required to effect the Merger, as if the Merger had occurred on June 30, 1996:

      SOURCES OF FUNDS                                       DOLLARS IN MILLIONS
      ----------------                                       -------------------
      Credit Facility (a)...................................       $361.9
      Notes Offering .......................................        275.0
      Units Offering........................................        100.0
      Equity Private Placement (b)..........................        103.1
                                                                   ------
        Total...............................................       $840.0
                                                                   ======
      USE OF FUNDS
      ------------
      Purchase of Company Common Stock (c)..................       $640.7
      Purchase of other equity interests (d)................         14.6
      Refinance outstanding debt (e)........................        138.2
      ESOP Term Loan (f)....................................          6.5
      Estimated transaction expenses and fees (g)...........         40.0
                                                                   ------
        Total...............................................       $840.0
                                                                   ======

- --------
(a) Consists of amounts under the Term Loans, the Revolving Credit Facility and the ESOP Term Loan.
(b) Represents proceeds from the sale of STX Acquisition common stock to investors in the Equity Private Placement, assuming the minimum number of Rollover Shares. The amount of cash provided through the Equity Private Placement may be reduced to $70.7 million if the Maximum Rollover Amount is retained by existing stockholders.
(c) Represents the funding of the purchase of Company Common Stock, at $12.00 per share, from stockholders who receive cash in the Merger, assuming the minimum number of Rollover Shares. The amount of funding required to purchase the Company Common Stock may be reduced to $608.3 million if the Maximum Rollover Amount is retained by existing stockholders.
(d) Pursuant to the terms of the Merger Agreement, SARs, phantom stock and restricted stock will be converted at the time of consummation of the Merger into rights to receive cash.

(e) Consists of $107.2 million outstanding under the Company's current credit facility and $31.0 million outstanding under a credit facility associated with the Company's Valdosta, Georgia sodium chlorate plant.
(f) For a description of the ESOP Term Loan, see "SPECIAL FACTORS--Conduct of the Company's Business After the Merger."
(g) Estimated expenses and fees include underwriters' discounts, advisory fees, bank fees, legal and accounting fees, printing costs and other transaction expenses.

  Equity Private Placement. Upon consummation of the Merger, STX Acquisition will complete a private placement of shares of its common stock, which will represent an equity contribution of approximately $103.1 million, assuming the minimum number of Rollover Shares. This amount may be reduced to $70.7 million if the Maximum Rollover Amount is retained by existing stockholders. Purchasers of shares in the Equity Private Placement are expected to include an investor group formed by TSG and Unicorn and the New ESOP. The New ESOP will acquire its shares with the proceeds from the $6.5 million Chemicals ESOP Loan. Upon consummation of the Transaction, the investors in the Equity Private Placement, including principals of TSG and Unicorn, and certain principal stockholders of the Company, including Messrs. Gordon A. Cain, J. Virgil Waggoner and Robert W. Roten, will control the Company through the ownership of at least approximately 75% of the outstanding shares of Surviving Corporation common stock, assuming the Maximum Rollover Amount.

  Although the senior officers and directors of the Company will have an opportunity to elect to retain Rollover Shares in the same fashion as other shareholders, no senior officer or director of the Company will be participating in the Equity Private Placement other than Mr. Jim P. Wise, Vice President--Finance and Chief Financial Officer and Mr. Robert O. McAlister, Vice President--Human Resources. Mr. Wise intends to purchase 800 shares in the Equity Private Placement representing an investment of $96,000. Mr. McAlister intends to purchase 1, 071 shares in the Equity Private Placement representing an investment of $128,520.

 Units Offering. Simultaneously with the Closing of the Merger, STX Acquisition will complete the Units Offering, which will provide initial proceeds of $100 million from the sale of Units consisting of Senior Secured

Discount Notes Due 2008 and Warrants to acquire shares of Common Stock of the Surviving Corporation. The Notes and the Units will be registered under a Registration Statement filed with the Securities and Exchange Commission (File No. 333-4343).

  The Discount Notes. The Discount Notes will be issued under an Indenture between STX Acquisition and Fleet National Bank, as trustee (the "Discount Notes Indenture"). The terms of the Discount Notes will include those stated in the Discount Notes Indenture and those made a part of the Discount Notes Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Discount Notes Indenture. The following summary of certain provisions of the Discount Notes Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Discount Notes Indenture. The form of the Discount Notes Indenture is included as an exhibit to the Registration Statement filed by STX Acquisition and Chemicals in connection with the Units Offering and the Notes Offering. The terms of the Discount Notes Indenture are still being negotiated and are subject to change.

  The Discount Notes will be senior secured obligations of the Surviving Corporation and will rank pari passu in right of payment with all senior indebtedness of the Surviving Corporation and will be senior in right of payment to any subordinated indebtedness of the Surviving Corporation incurred after the Effective Time. From and after the Merger, the Surviving Corporation will be a holding company conducting virtually all of its business through Chemicals and other subsidiaries and having no source of operating cash flow other than from dividends and distributions from Chemicals and other subsidiaries. Chemicals will have no obligation to pay any amount due on the Discount Notes and will not guarantee the Discount Notes. Therefore, the Discount Notes will be effectively subordinated to all liabilities of the Surviving Corporation's subsidiaries, including the Notes and trade payables. Any rights of the Surviving Corporation and its creditors, including the holders of the Discount Notes, to participate in the assets of any of the Surviving Corporation's subsidiaries, including Chemicals, will be subject to the prior claims of that subsidiary's creditors (including trade creditors). See "--The Notes."

  The Discount Notes will mature on the twelfth anniversary of the date of issuance. Cash interest will not accrue on the Discount Notes prior to the fifth anniversary of the date of issuance. Thereafter, interest on the Discount Notes will accrue and will be payable in cash semi-annually. The Discount Notes will be redeemable, at the option of the Surviving Corporation at any time, in whole or in part, on or after the fifth anniversary of the date of issuance at specified redemption prices. Up to 35% of the Accreted Value of the Discount Notes will be redeemable on or prior to the third anniversary of the date of issuance, at the option of the Surviving Corporation, from the net proceeds of one or more Public Equity Offerings (as defined in the Discount Notes Indenture). Upon a Change of Control of the Surviving Corporation (as defined in the Discount Notes Indenture), each holder of the Discount Notes will have the right to require the Surviving Corporation to repurchase all or any part of such holder's Discount Notes at 101% of the Accreted Value (as defined in the Discount Notes Indenture) thereof, plus accrued interest to the date of repurchase.

  The Discount Notes Indenture contains certain covenants that, among other things, will limit the ability of the Surviving Corporation to pay dividends or make certain other restricted payments, incur additional indebtedness, engage in transactions with affiliates, incur liens, engage in asset sales and engage in sale and leaseback transactions. The Discount Notes Indenture will also restrict the Surviving Corporation's ability to consolidate or merge with, or transfer all or substantially all of its assets to another person.

  The Warrants. Each Warrant will entitle the holder to acquire shares of Surviving Corporation common stock at an exercise price of $.01 per share. The Warrants will be exercisable beginning on the first anniversary of date of issuance and at any time thereafter prior to the twelfth anniversary date. The number of shares of Surviving Corporation common stock to be acquired upon exercise of each Warrant will be adjusted upon, among other things, certain dividends or other distributions of Surviving Corporation common stock or a combination or reclassification of the Surviving Corporation. Warrant holders will have no rights as stockholders. The actual number of Warrants to be issued in the Units Offering will not be established until the final pricing terms of the Units are determined.

 The Notes.

  The Notes will be issued under an Indenture between Chemicals and Fleet National Bank, as trustee thereunder (the "Notes Indenture"). The terms of the Notes will include those stated in the Notes Indenture and those made a part of the Notes Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Notes Indenture. The following summary of certain provisions of the Notes Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes Indenture. The form of the Notes Indenture is included as an exhibit to the Registration Statement on Form S-1 (No. 333-04343) filed by STX Acquisition and Chemicals in connection with the Units Offering and the Notes Offering. The terms of the Notes Indenture are still being negotiated and are subject to change.

  The Notes will be unsecured senior subordinated obligations of Chemicals and will be subordinated in right of payment to all present and future senior indebtedness of Chemicals, including borrowings under the Credit Facility. As of June 30, 1996, after giving pro forma effect to the Merger, the Offerings and the Credit Facility, Chemicals would have had $361.9 million in senior indebtedness.

  The Notes will mature on the tenth anniversary of the date of issuance. Interest on the Notes will be payable semi-annually. The Notes will be redeemable, at the option of Chemicals at any time, in whole or in part, on or after the fifth anniversary of the date of issuance, at specified redemption prices. In addition, on or prior to the third anniversary of the date of issuance, Chemicals may, at its option, redeem up to 35% of the original principal amount of the Notes with the net proceeds of one or more Public Equity Offerings. Upon a Change of Control of Chemicals (as defined in the Notes Indenture), each holder of the Notes will have the right to require Chemicals to repurchase all or any part of such holder's Notes at 101% of the principal amount thereof, plus accrued interest to the date of repurchase.

  The Notes Indenture contains certain covenants that, among other things, will limit the ability of Chemicals to pay dividends or make certain other restricted payments, incur additional indebtedness, engage in transactions with affiliates, incur liens, and engage in asset sales. The Notes Indenture will also restrict Chemicals' ability to consolidate or merge with, or transfer all or substantially all of its assets to another person.

 The Credit Facility.

  As part of the Merger, Chemicals has entered into a Credit Agreement (the "Credit Agreement") with Texas Commerce Bank National Association, as administrative agent (the "Agent"), for a syndicate of lenders, and Credit Suisse and Chase Securities Inc. as co-arrangers. Funding of the Credit Facility is subject to (i) there being no Material Adverse Effect (as defined in the Credit Agreement), (ii) the closing of the Offerings and the Equity Private Placement and (iii) the consummation of the Merger. The following description summarizes certain provisions of the Credit Agreement; the description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Credit Agreement, including the definitions therein of certain terms.

  The Credit Agreement provides for (i) a six and one half year revolving credit facility providing for up to $100.0 million in revolving loans (the "Revolving Credit Facility"), (ii) a term loan facility providing for up to $350.0 million in term loans ("Term Loans") consisting of (x) a six and one half year term loan of $200.0 million and (y) an eight year term loan of $150.0 million and (iii) a four year $6.5 million ESOP Term Loan.

  At closing it is anticipated that Chemicals will borrow all of the Term Loans. The proceeds from such borrowings will be used to (i) finance the Merger (ii) refinance certain existing indebtedness of the Company and (iii) finance the payment of certain fees and expenses related to the Merger and the related financings. Additionally, at the Closing, Chemicals will borrow the entire amount of the ESOP Term Loan and lend those funds to the New ESOP, which will use such funds to purchase STX Acquisition common stock.

  The Credit Agreement requires the principal amount of the Term Loans to be amortized in quarterly installments, beginning with the fiscal quarter ending on December 31, 1996, plus additional mandatory prepayments based upon consolidated excess cash flow. The ESOP Term Loan will be amortized in 16 equal quarterly installment amounts of $406,250 during its four-year term. The Revolving Credit Facility is a six and one half year revolving line of credit to Chemicals. Advances under the Revolving Credit Facility will be subject to a Borrowing Base (as defined) consisting of 85% of eligible accounts receivable and 65% of eligible inventory with an inventory cap of 50% of the Borrowing Base.

  Under the Credit Agreement, Chemicals is permitted to make optional prepayments without premium or penalty. Prepayments of borrowings must be accompanied by payments of all breakage costs and lenders, expenses or losses, if any, incurred as a result of such prepayment.

  Chemicals' obligations under Credit Facility will be secured by a first priority lien on the capital stock of Chemicals' domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries and substantially all of the domestic assets of Chemicals, including without limitation, accounts receivable, inventory, intangibles and fixed assets and assignments of certain material leases, licenses and contracts. In addition, the Credit Facility is secured by a pledge by Holdings of all of the capital stock of Chemicals. A second lien on the capital stock of Chemicals will be permitted to secure the obligations under the Discount Notes.

  The domestic subsidiaries of Chemicals will guarantee the obligations under the Credit Facility. The six and one half year term loan, the ESOP Term Loan and the Revolving Credit Facility initially bear interest at a rate per annum of, at Chemicals' option, either the Eurodollar Rate (as defined) plus 2.5% or the Base Rate (as defined) plus 1.5%. The applicable margin will be reduced based upon Chemicals' ratio of total outstanding debt at the end of each fiscal quarter to EBITDA for the four quarter period ending on such quarter. The eight year term loan will bear interest at the Eurodollar Rate plus 3.0% or the Base Rate plus 2.0%.

  The Credit Agreement contains numerous financial and operating covenants, including, but not limited to, restriction on Chemicals' ability to incur indebtedness, pay dividends, create liens, sell assets, engage in mergers and acquisitions and refinance existing indebtedness. The Credit Agreement also requires Chemicals to satisfy certain financial covenants and tests. In addition, the Credit Agreement includes various circumstances that will constitute, subject in certain cases to notice and grace periods, an event of default thereunder.

  The Credit Agreement requires Chemicals to pay the following fees in connection with the maintenance of the Credit Agreement: (i) commitment fees to be paid to the lenders in amounts equal to 1/2 of 1% per annum (decreasing to .375 of 1% depending on the debt to EBITDA ratio) on the unused commitment under the Revolving Credit Facility payable quarterly in arrears until such time as the Revolving Credit Facility matures, and (ii) an annual administration fee to the Agent. In addition, at closing Chemicals will pay various fees and closing costs in connection with the origination and syndication of the Credit Facility.

  Chemicals will also be required to reimburse the Agent for all reasonable out-of-pocket costs and expenses incurred in the preparation, documentation, syndication and administration of the Credit Agreement and to reimburse the lenders for all out-of-pocket costs and expenses incurred in connection with the enforcement of their rights after a default under the Credit Agreement. Chemicals agreed to indemnify the Agent and the lenders, certain of their affiliates, and their respective officers, directors, employees, agents and attorneys against certain liabilities arising out of or relating to the Credit Agreement and the transactions contemplated thereby.

  As provided for in the Credit Agreement, Sterling Pulp Chemicals, Ltd. ("Sterling Pulp") will enter into a revolving credit facility (the "Canadian Revolver") with a Canadian financial institution to be determined. The Canadian Revolver is expected to provide for revolving credit and bank overdraft loans up to an aggregate of approximately $15 million, subject to a borrowing base limitation. The Canadian Revolver will be secured by a first lien on the inventory and accounts receivable of Sterling Pulp. The amount available under the Canadian Revolver will represent a sub-limit under the $100 million Revolving Credit Facility.

  As a result of the Merger, the Surviving Corporation will have increased cash requirements for debt service relating to the Notes, the Discount Notes and the Credit Facility. Such cash requirements would have been $47.7 million for the nine months ended June 30, 1996 on a pro forma basis. Such cash requirements are expected to be funded with internally generated funds and, to the extent necessary, with borrowings under the Revolving Credit Facility. As of June 30, 1996, on a pro forma basis the Surviving Corporation's total indebtedness as a percentage of total capitalization was 160%.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

  Record holders of shares of Common Stock are entitled to appraisal rights under Section 262 of the DGCL ("Section 262") in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 which is reprinted in its entirety as Annex C to this Proxy Statement. Except as set forth herein and in Annex C, holders of shares of Common Stock will not be entitled to appraisal rights in connection with the Merger.

  Under the DGCL, record holders of shares of Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of the Merger will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

  Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to such meeting, the Company must notify each of the holders of Common Stock at the close of business on the record date for such meeting that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice for purposes of the Special Meeting. Any stockholder of record who wishes to exercise appraisal rights should review the following discussion and Annex C carefully because failure timely and properly to comply with the procedures specified in Section 262 may result in the loss of appraisal rights under the DGCL.

  A holder of shares of Common Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the authorization and adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's shares of Common Stock. In addition, a holder of shares of Common Stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

  Only a holder of record of shares of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

  If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners. A record holder such as a broker who holds Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the Common Stock held for one or more beneficial owners while not exercising such rights with respect to the Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all Common Stock held in the name of the record owner. Holders of Common Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of Common Stock should be sent or delivered to Sterling Chemicals, Inc., 1200 Smith Street, Suite 1900, Houston, Texas 77002-4312,
Attention: Secretary, so as to be received before the vote on the authorization and adoption of the Merger Agreement and the Merger at the Special Meeting.

  Within 10 days after the Effective Time, the Company, as the Surviving Corporation, must send a notice as to the effectiveness of the Merger to each person who has submitted a timely written demand for appraisal and has not voted in favor of or consented to the Merger. Within 120 days after the Effective Time, but not thereafter, the Company, or any holder of shares of Common Stock entitled to appraisal rights under Section 262 who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. The Company is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Common Stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

  Within 120 days after the Effective Time, any record holder of shares of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within 10 days after a written request therefor has been received by the Company or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

  If a petition for appraisal is timely filed, the Delaware Court of Chancery (the "Court") will fix a time and place for the hearing of such petition, and, if so ordered by the Court, notice of such hearing will be given to the Company and the stockholders who have complied with the procedures for perfection of their appraisal rights. At the hearing on such petition, the Court will determine the holders of shares of Common Stock entitled to appraisal rights and will appraise the "fair value" of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of the shares of Common Stock as determined under Section 262 could be more than, the same as or less than the value of the Merger consideration that they would otherwise receive if they did not seek appraisal of their shares of Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and are otherwise admissible in court" should be considered in the appraisal proceedings. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock in connection with an appraisal, including without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Common Stock entitled to appraisal. No appraisal proceeding in the Court will be dismissed with respect to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  Any holder of shares of Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after Effective Time, be entitled to vote the shares of Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Common Stock as of a date prior to the Effective Time).

  If any holder of Common Stock who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Common Stock of such holder will be converted into the right to receive the Merger consideration in accordance with the Merger Agreement. A holder of shares of Common Stock will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to the Company a written withdrawal of the demand for appraisal and acceptance of the Merger, at any time within 60 days after the Effective Time.

  FAILURE TO STRICTLY FOLLOW THE REQUIREMENTS AND CONDITIONS OF SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.

  The foregoing is a summary of certain of the provisions of Section 262 of the DGCL and is qualified in its entirety by the reference to the full text of such Section, a copy of which is included as Annex C to this Proxy Statement.

                           MARKET PRICES; DIVIDENDS

  The Common Stock is listed on the NYSE. As of January 26, 1996, the last full trading day prior to the announcement that the Company was considering its strategic alternatives including the sale of the Company, the high and low sales prices of the Common Stock, as reported by the NYSE, were $9 1/2 and $8 7/8, respectively. The high and low sales prices of the Common Stock, as reported by NYSE, for the period January 2, 1996 through January 26, 1996 were $9 3/8 and $8, respectively. As of April 24, 1996, the last full trading prior to the announcement by the Company of the execution of the Merger Agreement, the high and low sales prices of the Common Stock, as reported by the NYSE, were $13 and $12 3/4, respectively.

  On July 15, 1996, the high and low sales prices of the Common Stock, as reported by the NYSE, were $11 1/2 and $11 1/8, respectively.

  The following table sets forth for the fiscal quarters shown, the high and low sales prices for the Company's Common Stock, as reported by the NYSE:

                                                                  HIGH    LOW
                                                                  ----    ----
      Third Quarter 1994......................................... $10     $ 5 1/2
      Fourth Quarter 1994........................................ 13 3/4     9
      First Quarter 1995......................................... 13 7/8    9 3/4
      Second Quarter 1995........................................  14      10 7/8
      Third Quarter 1995.........................................  13      10 1/4
      Fourth Quarter 1995........................................ 12 7/8    8 1/4
      First Quarter 1996.........................................  9 1/4    7 1/2
      Second Quarter 1996........................................  13        8
      Third Quarter 1996......................................... 13 1/8   11 1/8

  The following tables set forth the daily high and low closing prices for the Company's Common Stock, as reported by the NYSE, for the periods indicated.

                             [GRAPH APPEARS HERE]


                                                                    LOW    HIGH
                                                                   ------ ------
1992.............................................................. $3.875 $5.125
1993..............................................................  3.125  5.000
1994 First Quarter................................................  3.375  4.500
     Second Quarter...............................................  4.000  6.750
     Third Quarter................................................  5.500 10.000
     Fourth Quarter...............................................  9.000 13.750
1995 First Quarter................................................  9.750 13.875
     Second Quarter............................................... 10.875 14.000
     Third Quarter................................................ 10.250 13.000
     Fourth Quarter...............................................  8.250 12.875
1996 First Quarter................................................  7.500  9.250
     Second Quarter...............................................  8.000 13.000
     Third Quarter................................................ 11.125 13.000

  The Company has not paid dividends on the Company Stock since fiscal 1993. Under the Merger Agreement, the Company has agreed not to pay any dividends on the Common Stock prior to the Effective Time. Pursuant to the Credit Agreement and the Indentures to be entered into in connection with the Financing of the Merger, the Surviving Corporation's ability to pay cash dividends will be materially restricted. See "THE MERGER--Source and Amount of Funds."

                      SELECTED HISTORICAL FINANCIAL DATA

  The selected consolidated financial information set forth below has been derived from previously published consolidated financial statements of the Company, which are incorporated by reference elsewhere in this Proxy Statement, and should be read in conjunction with, and is qualified in its entirety by reference to, such consolidated financial statements and their accompanying notes. The consolidated financial information set forth below (i) as of year end and for each of the years in the five-year period ended September 30, 1995 has been derived from audited consolidated financial statements of the Company and (ii) as of June 30, 1995 and June 30, 1996 and for the nine-month periods then ended has been derived from unaudited consolidated financial statements of the Company, which, in the opinion of management, have been prepared on a basis consistent with the audited consolidated financial statements of the Company and contain all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the interim financial position and results of operations. The interim period results of operations presented are not necessarily indicative of the results to be expected for the full year. See "ADDITIONAL INFORMATION" and "INCORPORATION BY REFERENCE."

                                                                     NINE MONTHS
                                                                        ENDED
                                YEAR ENDED SEPTEMBER 30,              JUNE 30,
                          ----------------------------------------  --------------
                           1991    1992    1993    1994     1995     1995    1996
                          ------  ------  ------  ------  --------  ------  ------
                                        (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $542.7  $430.5  $518.8  $700.8  $1,030.2  $843.1  $600.7
Cost of goods sold......   472.4   402.6   477.9   606.9     758.6   597.7   508.7
                          ------  ------  ------  ------  --------  ------  ------
  Gross profit..........    70.3    27.9    40.9    93.9     271.6   245.4    92.0
Selling, general and
 administrative
 expenses...............     9.7    10.3    25.5    24.4      31.7    24.5    23.8
SAR program expenses
 (benefit)..............      --      --      --    21.8      (2.8)    1.6     6.2
                          ------  ------  ------  ------  --------  ------  ------
  Income from
   operations...........    60.6    17.6    15.4    47.7     242.7   219.3    62.0
Interest and debt
 related expenses, net
 of interest income.....     6.1     8.4    22.4    22.1      14.6    12.7     4.4
Other (income) expense..      --      --      --    (2.6)       --      --     3.7
                          ------  ------  ------  ------  --------  ------  ------
  Income (loss) before
   taxes and
   extraordinary item...    54.5     9.2    (7.0)   28.2     228.1   206.6    53.9
Provision (benefit) for
 income taxes...........    17.7     4.7    (1.6)    9.1      75.0    68.5    18.3
                          ------  ------  ------  ------  --------  ------  ------
  Income (loss) before
   extraordinary item
   and change in
   accounting principle.    36.8     4.5    (5.4)   19.1     153.1   138.1    35.6
Cumulative effect of
 change in accounting
 for post-retirement
 benefits other than
 pensions...............      --   (10.4)     --      --        --      --      --
Extraordinary item, loss
 on early extinguishment
 of debt, net of tax....      --      --      --      --      (3.1)   (3.1)     --
                          ------  ------  ------  ------  --------  ------  ------
  Net income (loss).....  $ 36.8  $ (5.9) $ (5.4) $ 19.1  $  150.0  $135.0  $ 35.6
                          ======  ======  ======  ======  ========  ======  ======
Per share data:
 Income (loss) before
  extraordinary item and
  change in accounting
  principle.............  $ 0.67  $ 0.08  $(0.10) $ 0.34  $   2.76  $ 2.48  $ 0.64
 Cumulative effect of
  change in accounting
  for post-retirement
  benefits other than
  pensions..............      --   (0.19)     --      --        --      --      --
 Extraordinary item.....      --      --      --      --     (0.06)  (0.06)     --
                          ------  ------  ------  ------  --------  ------  ------
 Net income (loss) per
  share on a fully
  diluted basis.........  $ 0.67  $(0.11) $(0.10) $ 0.34  $   2.70  $ 2.42  $ 0.64
                          ======  ======  ======  ======  ========  ======  ======
 Book value per share...  $ 2.04  $ 1.59  $ 1.27  $ 1.61  $   4.30  $ 3.99  $ 4.90
OTHER DATA:
Ratio of earnings to
 fixed charges(a).......     7.1x    1.8x     --     2.1x     11.9x   14.0x   5.9x
Deficiency of earnings
 to cover fixed charges.      --      --  $  7.3      --        --      --      --
BALANCE SHEET DATA:
Total assets............  $362.5  $608.5  $546.8  $580.9  $  609.9  $620.6  $659.0
Total long-term debt
 (including current
 portion)...............    72.6   300.2   263.9   192.6     103.6   128.7   138.2
Working capital.........    28.6    56.8    31.0    20.8      74.6    88.3    83.0
Stockholders' equity....   112.2    87.3    70.3    89.7     239.3   222.2   273.1

- --------
(a) For purposes of computing these ratios, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense on debt, amortization of financing costs, capitalized interest and the portion (approximately one-third) of rental expense that management believes is representative of the interest component of rental expense.

       PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION

  The pro forma statements of operations presented below for the year ended September 30, 1995, and the nine months ended June 30, 1996, have been derived from the financial statements incorporated by reference herein and give effect to the Merger and related Financing as if they had occurred on October 1, 1994. The pro forma consolidated balance sheet at June 30, 1996, presented below has been derived from the unaudited consolidated balance sheet incorporated by reference herein and gives effect to the Merger and related Financing as if they had occurred on June 30, 1996. The summary pro forma consolidated financial data do not necessarily represent what such entities' financial position or results of operations would have been if the Merger and related Financing had actually been completed as of the dates indicated and are not intended to project such entities' financial position or results of operations for any future period or as of any date. The information presented below should be read in conjunction with the historical Consolidated Financial Statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in this Proxy Statement.

  The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the Merger as a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities has not been impacted by the Merger.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1995
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                            THE                                            SURVIVING
                          COMPANY    PRO FORMA    CHEMICALS   PRO FORMA   CORPORATION
                         HISTORICAL ADJUSTMENTS   PRO FORMA  ADJUSTMENTS   PRO FORMA
                         ---------- -----------   ---------  -----------  -----------
Revenues................  $1,030.2                $1,030.2                 $1,030.2
Cost of goods sold......     758.6       0.4 (a)     759.0                    759.0
                          --------    ------      --------      -----      --------
  Gross Profit..........     271.6      (0.4)        271.2                    271.2
Selling, general and
 administrative
 expenses...............      28.9       2.8 (b)      31.7                     31.7
                          --------    ------      --------      -----      --------
  Income from
   operations...........     242.7      (3.2)        239.5                    239.5
Interest expense, net...      14.6      50.1 (c)      64.7       13.7 (c)      78.4
                          --------    ------      --------      -----      --------
  Income from continuing
   operations before
   income taxes.........     228.1     (53.3)        174.8      (13.7)        161.1
Provision (benefit) for
 income taxes...........      75.0     (18.7)(d)      56.3       (4.8)(d)      51.5
                          --------    ------      --------      -----      --------
  Income from continuing
   operations...........  $  153.1    $(34.6)     $  118.5      $(8.9)     $  109.6
                          ========    ======      ========      =====      ========
Income per share from
 continuing operations
 on a fully diluted
 basis..................  $   2.76                                         $  10.59
Weighted average common
 shares outstanding.....    55.674                                           10.349(e)
Book value per share....  $   4.30                                         $ (29.93)
Other data:
Ratio of earnings to
 fixed charges(f).......      11.9x                    3.5x                     2.9x

     See accompanying Notes to Pro Forma Consolidated Financial Statements

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                  FOR THE NINE MONTHS ENDED JUNE 30, 1996
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                            THE                                           SURVIVING
                          COMPANY    PRO FORMA    CHEMICALS  PRO FORMA   CORPORATION
                         HISTORICAL ADJUSTMENTS   PRO FORMA ADJUSTMENTS   PRO FORMA
                         ---------- -----------   --------- -----------  -----------
Revenues................   $600.8                  $600.8                  $ 600.8
Cost of goods sold......    508.8        0.3 (a)    509.1                    509.1
                           ------     ------       ------      -----       -------
  Gross Profit..........     92.0       (0.3)        91.7                     91.7
Selling, general and
 administrative
 expenses...............     30.0       (6.2)(b)     23.8                     23.8
                           ------     ------       ------      -----       -------
  Income from
   operations...........     62.0        5.9         67.9                     67.9
Interest expense, net...      4.4       43.7 (c)     48.1       10.3 (c)      58.4
Other expense...........      3.7                     3.7                      3.7
                           ------     ------       ------      -----       -------
  Income (loss) from
   continuing operations
   before income taxes..     53.9      (37.8)        16.1      (10.3)          5.8
Provision (benefit) for
 income taxes...........     18.2      (13.2)(d)      5.0       (3.7)(d)       1.3
                           ------     ------       ------      -----       -------
  Income (loss) from
   continuing
   operations...........   $ 35.7     $(24.6)      $ 11.1      $(6.6)      $   4.5
                           ======     ======       ======      =====       =======
Income per share from
 continuing operations
 on a fully diluted
 basis..................   $ 0.64                                          $  0.43
Weighted average common
 shares outstanding.....   55.685                                           10.349 (e)
Book value per share....   $ 4.90                                          $(26.69)
Other data:
Ratio of earnings to
 fixed charges(f).......      5.8x                    1.3x                     1.0x


     See accompanying Notes to Pro Forma Consolidated Financial Statements

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                             THE                                            SURVIVING
                           COMPANY    PRO FORMA    CHEMICALS  PRO FORMA    CORPORATION
                          HISTORICAL ADJUSTMENTS   PRO FORMA ADJUSTMENTS    PRO FORMA
                          ---------- -----------   --------- -----------   -----------
ASSETS
Current assets:
  Cash and cash
   equivalents..........    $  6.5     $   --       $  6.5     $   --        $  6.5
  Accounts receivable...     149.1                   149.1                    149.1
  Inventories...........      47.6                    47.6                     47.6
  Prepaid expenses......       7.9                     7.9                      7.9
  Deferred income taxes.       8.3                     8.3                      8.3
                            ------     ------       ------     ------        ------
    Total current
     assets.............     219.4         --        219.4         --         219.4
Property, plant and
 equipment, net.........     350.8                   350.8                    350.8
Other assets............      88.8       32.4 (g)    121.2        3.0 (g)     124.2
                            ------     ------       ------     ------        ------
    Total...............    $659.0     $ 32.4       $691.4     $  3.0        $694.4
                            ======     ======       ======     ======        ======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......    $ 60.6     $   --       $ 60.6     $   --        $ 60.6
  Accrued expenses......      57.9       (2.8)(h)     55.1                     55.1
  Current portion of
   long-term debt.......      17.9      (17.9)(i)       --                       --
                            ------     ------       ------     ------        ------
    Total current
     liabilities........     136.4      (20.7)       115.7         --         115.7
Long-term debt..........     120.3      516.6 (i)    636.9      100.0 (i)     736.9
Deferred income taxes...      46.3       (5.3)(j)     41.0                     41.0
Deferred credits and
 other liabilities......      82.9       (5.9)(h)     77.0                     77.0
Common stock held by New
 ESOP...................        --                      --        6.5 (k)       6.5
  Less: Unearned
   compensation.........        --                      --       (6.5)(l)      (6.5)
Stockholders' equity:
  Common stock..........       0.6       (0.5)(m)      0.1                      0.1
  Warrants..............        --                      --         -- (n)        --
  Additional paid-in
   capital (deficit)....      33.2     (208.9)(o)   (175.7)    (386.8)(p)    (562.5)
  Retained earnings
   (deficit)............     310.7     (314.3)(q)     (3.6)     310.7 (r)     307.1
  Pension adjustment....      (1.6)       1.6 (o)       --       (1.6)(s)      (1.6)
  Accumulated
   translation
   adjustment...........     (19.3)      19.3 (o)       --      (19.3)(s)     (19.3)
  Deferred compensation.      (0.1)       0.1 (h)       --                       --
                            ------     ------       ------     ------        ------
                             323.5     (502.7)      (179.2)     (97.0)       (276.2)
  Treasury stock........     (50.4)      50.4 (t)       --                       --
                            ------     ------       ------     ------        ------
  Stockholders' equity..     273.1     (452.3)      (179.2)     (97.0)       (276.2)
                            ------     ------       ------     ------        ------
    Total...............    $659.0     $ 32.4       $691.4     $  3.0        $694.4
                            ======     ======       ======     ======        ======

     See accompanying Notes to Pro Forma Consolidated Financial Statements

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

 FOR THE YEAR ENDED SEPTEMBER 30, 1995 AND AS OF AND FOR THE NINE MONTHS ENDED
                               JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

  The pro forma financial data have been derived by the application of pro forma adjustments to the Company's historical financial statements for the periods noted. The Merger has been accounted for as a recapitalization which will have no impact on the historical basis of assets and liabilities. The pro forma financial data assume there are no dissenting shareholders to the Merger.

    (a) Represents the amortization of organization cost pursuant to the Merger.

    (b) Represents the elimination of compensation benefit (expense) associated with the Company's SAR plan, which will be terminated in connection with the Merger. The adjustment amounts represent the SAR plan compensation benefit (expense) recorded in the Company's historical financial statements.

    (c) Represents the elimination of interest expense related to the historical debt outstanding and the incurrence of interest expense related to the issuance of the Credit Facility, the Notes, and the Discount Notes as follows:

                                                                     NINE MONTHS
                                                        YEAR ENDED      ENDED
                                                       SEPTEMBER 30,  JUNE 30,
                                                           1995         1996
                                                       ------------- -----------
      Surviving Corporation
        Discount Notes (i)...........................     $ 13.5        $10.1
        Amortization of deferred financing costs.....        0.2          0.2
                                                          ------        -----
          Total Surviving Corporation................     $ 13.7        $10.3
                                                          ======        =====
      Chemicals
        Interest expense on the Company's historical
         debt........................................     $(14.8)       $(6.9)
        Amortization of historical deferred financing
         costs.......................................       (2.0)        (0.9)
        Interest expense on the Credit Facility (ii).       29.6         23.1
        Interest expense on the Notes (iii)..........       32.3         24.2
        Amortization of deferred financing costs.....        4.5          3.8
        Commitment Fee...............................        0.5          0.4
                                                          ------        -----
          Total Chemicals............................     $ 50.1        $43.7
                                                          ======        =====

    --------
      (i) For purposes of the pro forma statement of operations, the effective annual interest rate is assumed to equal 13.5%. A 1% change in the interest rate payable on the outstanding balance under the Discount Notes would change annual interest expense and cash interest expense by $1.0 million and $0, respectively, before the effect of income taxes.

      (ii) For purposes of the pro forma statement of operations, the effective annual interest rate is assumed to equal 8.5%. A 1% change in the interest rate payable on the outstanding balance under the Credit Facility would change each of annual interest expense and cash interest expense by $3.6 million before the effect of income taxes.

      (iii) For purposes of the pro forma statement of operations, the effective annual interest rate is assumed to equal 11.75%. A 1% change in the interest rate payable on the outstanding balance under the Notes would change each of annual interest expense and cash interest expense by $2.8 million before the effect of income taxes.

    (d) Represents the tax effect of the pro forma adjustments at a 35% statutory rate.

    (e) Weighted average shares outstanding after giving effect to the Merger and related Financing represents the 10.891 million shares of Surviving Corporation Common Stock issued less the 0.542 million shares of Surviving Corporation Common Stock held by the New ESOP, which are not considered outstanding for earnings per share calculations until they are allocated to New ESOP plan participants.

    (f) For purposes of computing this ratio, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense on debt, amortization of financing costs, capitalized interest and the portion (approximately one-third) of rental expense that management believes is representative of the interest component of rental expense.

    (g) Represents the capitalization of organization and deferred financing costs related to the Merger, net of expensing the historical deferred financing costs as follows:

      Chemicals
        Organization and debt financing costs........................ $35.4
        Historical debt financing costs..............................  (3.0)
                                                                      -----
          Total Chemicals............................................ $32.4
                                                                      =====
      Surviving Corporation
        Debt financing costs......................................... $ 3.0
                                                                      =====  ===

    (h) Represents the settlement of obligations pursuant to the Company's SARs, phantom stock and restricted stock, which will be terminated in connection with the Merger.

    (i) Represents the repayment of the Company's historical debt outstanding and the incurrence of debt relating to the Credit Facility, the issuance of the Notes, and the issuance of the Discount Notes as follows:

      Surviving Corporation
        Discount Notes................................................ $ 100.0
        Warrants (n)..................................................      --
                                                                       -------
          Total Surviving Corporation................................. $ 100.0
                                                                       =======
      Chemicals
        Repayment of historical Debt outstanding...................... $(138.2)
        Credit Facility...............................................   361.9
        Notes.........................................................   275.0
                                                                       -------
          Total Chemicals............................................. $ 498.7
                                                                       =======

    Subject to the borrowing base (as defined), the unused portion of the $100 million Revolving Credit Facility will be available for working capital and general corporate purposes, including funding $8.7 million of current maturities on the Term Loans.

    (j) Represents the deferred tax impact of expensing historical deferred financing costs and settlement of obligations pursuant to the Company's SARs, phantom stock and restricted stock.

    (k) Represents the proceeds from the purchase of 0.542 million shares of Surviving Corporation Common Stock by the New ESOP in connection with the Merger. Common stock held by the New ESOP has been classified outside of permanent equity because, under certain conditions, participants can require Chemicals to purchase for cash common stock distributed to them by the New ESOP.

    (l) Represents unearned compensation expense related to Surviving Corporation Common Stock held by the New ESOP.

    (m) Represents the net effect of the Merger and related financings on the
  60.327 million shares issued at $.01 par value per share. There will be
  10.891 million shares issued subsequent to the Merger.

    (n) The Warrants to be issued in connection with the Units Offering, which will be valued upon determination of the terms of the Units Offering, have not been valued and therefore have not been included as dilutive securities in calculating income per share from continuing operations on a fully diluted basis in the pro forma financial statements.

    (o) Represents (i) the contribution to Chemicals of the Company's net assets, except for $0.1 million attributable to common stock; net of (ii) cash advanced to the Surviving Corporation, comprising the new debt proceeds, net of debt issue and organization costs, repayment of historical Debt and settlement of obligations pursuant to the Company's SARs, phantom stock and restricted stock.

    (p) Represents amounts distributed to convert to cash 53.389 million shares of the Company's common stock for total consideration of $640.7 million; net of the issuance of 8.048 million shares in the Equity Private Placement for total consideration of $96.6 million; plus $1.6 million in equity financing costs as a result of the Merger and related financings; plus historical amounts of retained earnings, pension adjustment and accumulated translation adjustment; net of the cash advanced to the Surviving Corporation per note (o). The pro forma consolidated financial statements have been prepared under the assumption that all outstanding shares of common stock are converted to cash, except for the 2.301 million Rollover Shares, the minimum number of Rollover Shares.

    (q) Represents the contribution of the Company's net assets to Chemicals, net of the write-off of historical deferred financing costs and settlement of obligations pursuant to the Company's SARs, phantom stock and restricted stock, after tax effects.

    (r) Represents the Company's historical retained earnings.

    (s) Represents reinstatement of historical amounts of pension adjustment and accumulated translation adjustment.

    (t) Represents the cancellation of the 4.64 million shares of treasury stock.

                                CAPITALIZATION

  The following table sets forth (i) the unaudited consolidated historical capitalization of the Company, (ii) the unaudited consolidated pro forma capitalization of Chemicals as adjusted to give effect to the Merger, and
(iii) the unaudited consolidated pro forma capitalization of the Surviving Corporation as adjusted to give effect to the Merger. See "PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS" and the Company's consolidated financial statements and their accompanying notes incorporated by reference herein.

                                                        JUNE 30, 1996(A)
                                              ---------------------------------
                                                    (DOLLARS IN MILLIONS)
                                                ACTUAL         AS ADJUSTED
                                              ----------- ---------------------
                                                                     SURVIVING
                                              THE COMPANY CHEMICALS CORPORATION
                                              ----------- --------- -----------
Long-term debt:
  Existing credit facility...................   $107.2     $   --     $   --
  Construction loan facility.................     31.0         --         --
  Credit Facility............................       --      361.9      361.9
  Notes......................................       --      275.0      275.0
  Discount Notes.............................       --         --      100.0
                                                ------     ------     ------
Total long-term debt (b).....................    138.2      636.9      736.9(c)
Common stock held by New ESOP................       --         --        6.5
  Less: Unearned compensation................       --         --       (6.5)
Stockholders' equity:
  Common stock (d)...........................      0.6        0.1        0.1
  Warrants (e)...............................       --         --         --
  Additional paid-in capital (deficit) (f)...     33.2     (175.7)    (562.5)
  Retained earnings (deficit)................    310.7       (3.6)     307.1
  Pension adjustment.........................     (1.6)        --       (1.6)
  Accumulated translation adjustment.........    (19.3)        --      (19.3)
  Deferred compensation (g)..................     (0.1)        --        --
  Treasury stock (h).........................    (50.4)        --        --
                                                ------     ------     ------
    Total stockholders' equity...............    273.1     (179.2)    (276.2)
                                                ------     ------     ------
Total capitalization.........................   $411.3     $457.7     $460.7
                                                ======     ======     ======

- --------
(a) The Merger will be accounted for as a recapitalization due to the number of Rollover Shares to be retained by existing stockholders. Consequently, the Merger will have no impact on the historical basis of the Company's assets and liabilities. In addition to the adjustments reflected in the capitalization table, there will be adjustments to reduce current and long-term accrued liabilities to reflect payments to employees and directors of the Company for obligations under the Company's incentive plans.

(b) Includes pro forma current maturities of approximately $8.7 million.
(c) Upon consummation of the Merger, Chemicals will make a subordinated loan to the Surviving Corporation of approximately $448.7 million, representing the net proceeds of the Notes Offering and amounts initially borrowed under the Term Loans after repayment of existing indebtedness, purchase of certain equity interests and payment of Merger expenses. Such loan is reflected in additional paid-in capital of Chemicals and eliminated in consolidation.
(d) Represents the net effect of the Merger and related financings on the
    60.327 million shares issued at $.01 par value per share. There will be
    10.891 million shares issued subsequent to the Merger.
(e) Warrants to be issued in connection with the Units Offering, which will be valued upon determination of the terms of the Units Offering, have not been valued in the table above.
(f) Reflects the consideration to be paid to the stockholders in the Merger plus the canceled treasury stock and fees and expenses of the Merger which are allocated to equity accounts. Netted against these items are the additional paid-in capital contributed by STX Acquisition, amounts allocated to par value of Surviving Corporation Common Stock as a result of the Merger and the historical amount of additional paid-in capital.
(g) Eliminates the unvested portion of the restricted stock which was issued under the Company's Omnibus Stock and Incentive Plan.
(h) Treasury stock of the Company is eliminated in connection with the Merger.

                  AMENDMENTS TO CERTIFICATE OF INCORPORATION

  Immediately after the Effective Time, the authorized capital stock of the Surviving Corporation will consist of 20 million shares of common stock, par value $.01 per share. Immediately after the Effective Time, there will be approximately 10.9 million shares of Common Stock issued and outstanding. Additionally, at the Effective Time, the Surviving Corporation will have reserved additional shares of Common Stock for issuances upon exercise of the Warrants granted in the Units Offering.

CHANGE IN CERTIFICATE OF INCORPORATION AND BYLAWS

  At the Effective Time, the Restated Certificate of Incorporation of the Company (the "Charter") as in effect on the date thereof shall be amended to read in its entirety (the "Restated Charter") as set forth in Exhibit B to the Merger Agreement. A discussion of certain provisions of the Restated Charter that differ materially from the Charter follows.

NAME

  After the filing of the Restated Charter, the name of the Surviving Corporation shall be "Sterling Chemicals Holdings, Inc."

COMMON STOCK

  Number of Shares Authorized. The number of shares of Common Stock that the Surviving Corporation shall be authorized to issue shall be reduced to 20 million shares under the Restated Charter from 150 million shares under the Charter.

  No Cumulative Voting. The rights to cumulative voting for the election of directors provided in Section 214 of the Delaware General Corporation Law (the "DGCL") shall be expressly denied by the Restated Charter.

PREFERRED STOCK

  Number of Shares Authorized. The number of shares of "blank check" preferred stock (the "Preferred Stock") that the Surviving Corporation shall be authorized to issue shall be reduced to two million shares under the Restated Charter from 25 million shares in the Charter.

  Possible Adverse Effect. Because the Surviving Corporation's Board of Directors shall have the authority to issue, and to determine the rights, preferences and powers, including voting rights, of the shares of the Preferred Stock without any further vote or action by the Surviving Corporation's stockholders, the rights of the holders of Common Stock will be subject to and may be adversely affected by the rights of the holders of any Preferred Stock that may be issued in the future. In addition, the issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Surviving Corporation.

  Par Value Per Share. The par value per share of Preferred Stock shall be reduced from $1.00 per share in the Charter to $0.01 per share in the Restated Charter.

NUMBER, ELECTION AND REMOVAL OF DIRECTORS

  Number of Directors. Under the Restated Charter, the number of directors of the Surviving Corporation shall be from time to time fixed exclusively by the Board of Directors in accordance with, and subject to the limitations set forth in, the bylaws of the Surviving Corporation (the "Bylaws"); provided, however, that the

Board of Directors shall at all times consist of a minimum of three and a maximum of 15 members, subject, however, to increases above 15 members as may be required in order to permit the holders of any series of Preferred Stock to exercise their right (if any) to elect additional directors under special circumstances.

  Nominations of Directors. Nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors, in accordance with the procedures for the nomination of directors set forth in the Bylaws.

  Removal of Directors. No director may be removed before the expiration of his term of office except by the affirmative vote of the holders of not less than a majority of the issued and outstanding shares of capital stock of the Surviving Corporation entitled to vote generally in an election of directors, voting together as a single class. No recommendation that a director be removed may be made to the Surviving Corporation's stockholders unless set forth in a recommendation adopted by the affirmative vote of not less than two-thirds of the whole Board of Directors.

  Vacancies and New Directorships. Any vacancies or newly-created directorships may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors remaining in office. Each director so appointed shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

LIMITATION OF ACCESS OF STOCKHOLDERS TO BOOKS AND RECORDS

  The Board of Directors is expressly authorized and empowered to determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Surviving Corporation, or any of them, shall be open to inspection of stockholders and, except as so determined or as expressly provided in the Restated Charter or in any Preferred Stock designation, no stockholder shall have any right to inspect any account, book or document of the Surviving Corporation other that such rights as may be conferred by applicable law.

LIMITATION ON DIRECTORS AND OFFICERS LIABILITY

  The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the DGCL does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.

  The Restated Charter limits the liability of the Surviving Corporation's directors to the Surviving Corporation or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, directors of the Surviving Corporation will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Surviving Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

  The inclusion of this provision in the Restated Charter may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Surviving Corporation and its stockholders.

ACTION AND MEETINGS OF STOCKHOLDERS

  No action shall be taken by the stockholders of the Surviving Corporation except at an annual meeting or special meeting of stockholders called by the Board of Directors or by such officer of the Surviving Corporation authorized by the Board of Directors to call meetings of the stockholders. Stockholders shall not be entitled to act by unanimous written consent or to call a meeting of stockholders except as otherwise provided by law or in the Preferred Stock designation creating any series of Preferred Stock. Stockholders shall have the right to propose business for consideration at any meeting of stockholders, but only as may be expressly provided in, and then only in compliance with, the Bylaws.

AMENDMENT OF BYLAWS

  The Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws. The Surviving Corporation's stockholders shall have the power to alter, amend, expand or repeal the Bylaws but only by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of the Surviving Corporation's capital stock entitled to vote generally at an election of directors, voting together as a single class.

AMENDMENT OF RESTATED CHARTER

  Article VIII of the Restated Charter provides that the provisions of Article III (the provisions relating the election, removal and number of the members of the Board of Directors), Article IV (the provisions relating to the adoption and amendment of the Bylaws), Article V (the provisions relating to actions and meetings of the stockholders) and Article VII may be amended or repealed only by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of the Surviving Corporation's capital stock entitled to vote generally at an election of directors, voting together as a single class.

SECTION 203

  Section 203 of the DGCL restricts certain transactions between a corporation organized under Delaware law (or its majority-owned subsidiaries) and any person holding 15% or more of the corporation's outstanding voting stock, together with the affiliates or associates of such person (an "Interested Stockholder"). Although a corporation may, at its option, exclude itself from the coverage of Section 203, the Charter does not contain, and the Restated Charter shall not contain, such a provision.

  Section 203 generally prohibits a publicly held Delaware corporation from engaging in the following transactions with an Interested Stockholder, for a period of three years from the date the stockholder becomes an Interested Stockholder (unless certain conditions, described below, are met): (a) all mergers or consolidations, (b) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation, (c) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the corporation, (d) any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the Interested Stockholder, and (e) receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

  The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the board of directors of the corporation prior to the date such stockholder becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's directors who are also officers or certain employee stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and authorized at an annual or special meeting of stockholders, by the holders of at least two-thirds of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party which is not an Interested Stockholder of the corporation (or who becomes such with board approval) if the proposed transaction involves (a) certain mergers or consolidations involving the corporation, (b) a sale or other transfer of over 50% of the aggregate assets of the corporation, or (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

HISTORICAL

  The following table sets forth the beneficial ownership, as such term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the Common Stock as of July 15, 1996, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each senior officer of the Company, and (iv) all of the directors and senior officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                       TOTAL
                                                     BENEFICIAL     PERCENT OF
                                        SHARES HELD OWNERSHIP OF   OUTSTANDING
NAME OF BENEFICIAL OWNER                IN ESOP(1)  COMMON STOCK   COMMON STOCK
- ------------------------                ----------- ------------   ------------
Gordon A. Cain.........................        --     6,632,850(2)     11.9%
J. Virgil Waggoner.....................    77,311     4,113,033(3)      7.4
William A. McMinn......................        --        84,579         *
James J. Kerley........................        --       144,579         *
Gilbert M. A. Portal...................        --            --          --
Frank J. Pizzitola.....................        --        10,000         *
Raymond R. Knowland....................        --         2,500         *
Robert W. Roten........................    49,084       997,232         1.8
Robert N. Bannon.......................    28,937       163,085         *
Richard K. Crump.......................    37,391       476,533         *
Jim P. Wise............................       419        26,269         *
F. Maxwell Evans.......................     2,178        47,741         *
Robert O. McAlister....................     4,311        36,461         *
Stewart H. Yonts.......................    20,602        72,776         *
All senior officers and directors of
 the Company as a group
 (14 persons)..........................   220,233    12,807,638(4)     23.0

- --------
* Less than 1%

(1) Represents shares over which the individual has sole voting power, held by Merrill Lynch Trust Company of Texas ("Merrill Lynch"), as trustee of the Sterling Chemicals, Inc. Employee Stock Ownership Plan ("ESOP") as of July 15, 1996 and allocated to the participant's account.
(2) Includes 375,000 shares held in Mr. Cain's Keogh Plan, over which Mr. Cain has sole voting power and includes 2,100,000 shares held by a private family foundation for which Mr. Cain serves as the Chairman of the Board of Trustees and has shared voting and disposition powers.
(3) Includes 50,604 shares held by Mr. Waggoner's wife.

(4) Includes 220,233 shares held by Merrill Lynch, as trustee of the ESOP and allocated through July 15, 1996 to the accounts of such officers.

  Employees of the Company, including the Company's senior officers, own 6,010,518 shares of Common Stock through the ESOP, which represents 10.8% of the outstanding shares. These shares are held of record by Merrill Lynch, as trustee of the ESOP. The ESOP shares are allocated to the account of the employee who has sole voting power over such shares.

AFTER THE MERGER

  The Equity Private Placement will be consummated simultaneously with the Merger and shares of STX Acquisition common stock purchased in the Equity Private Placement will be converted into a certain number of shares of common stock of the Surviving Corporation. In connection with the Equity Private Placement, the purchasers therein and certain other stockholders of the Company have agreed to enter into a Stockholders Agreement which restricts transfer of shares of common stock of the Surviving Corporation held by such stockholders (with certain exceptions) unless such shares are first offered to the New ESOP, the Surviving Corporation and finally to the other stockholders party to the agreement. In addition, the agreement restricts the ability of any stockholder who is a party to the agreement to initiate a disposition of a control position in the Surviving Corporation without first complying with the right of first refusal provisions. It is anticipated that upon consummation of the Merger, investors in the Equity Private Placement including affiliates of TSG and Unicorn and certain principal stockholders of the Company will own at least approximately 75% of the common stock of the Surviving Corporation assuming the Maximum Rollover Amount.

  As of the date hereof, it is expected that upon consummation of the Merger each of (i) various funds and accounts advised by The Clipper Group, L.P.,
(ii) Koch Equities, Inc., (iii) Fayez Sarofim & Co., (iv) Olympus Growth Fund II, L.P., (v) Frank J. Hevrdejs and (vi) Frank P. Diassi will beneficially own 5% or greater of the outstanding capital stock of the Surviving Corporation. In addition, William C. Oehmig, Hunter Nelson and Susan O. Rheney, principals of TSG, will invest in the Equity Private Placement and be stockholders of the Surviving Corporation. A Voting Agreement among TSG, Koch Equities and the The Clipper Group, L.P. will provide for each of such parties to vote their shares of the Surviving Corporation common stock in favor of a nominee to the Board of Directors of the Surviving Corporation to be selected by each of Koch Equities Inc. and The Clipper Group L.P. The rights of Koch Equities Inc. and The Clipper Group, L.P. to select a nominee under such Voting Agreement are terminated in the event their ownership of the Surviving Corporation common stock represents less than 5% of the total outstanding shares of the Surviving Corporation common stock. In addition, persons who will acquire 10% or more of the Surviving Corporation common stock pursuant to the Equity Private Placement and certain other stockholders will be parties to a Registration Rights Agreement providing certain piggyback and demand registration rights to such stockholders.

  Although the senior officers and directors of the Company will have an opportunity to elect to retain Rollover Shares in the same fashion as other shareholders, no senior officer or director of the Company will be participating in the Equity Private Placement other than Mr. Jim P. Wise, Vice President--Finance and Chief Financial Officer and Mr. Robert O. McAlister, Vice President--Human Resources. Mr. Wise intends to purchase 800 shares in the Equity Private Placement representing an investment of $96,000. Mr. McAlister intends to purchase 1,071 shares in the Equity Private Placement representing an investment of $128,520. No other current senior officer or director of the Company is affiliated with any of the investors in the Equity Private Placement.

         DIRECTORS AND EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION

  The Merger Agreement provides that the current directors of the Company will be asked to resign and they will be replaced by the current directors of STX Acquisition and other director candidates to be nominated by STX Acquisition. Except for J. Virgil Waggoner, none of these candidates will come from the current Board of Directors of the Company. The Merger Agreement further provides that the current officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation after the Merger. The directors and executive officers of the Surviving Corporation following the Merger will include:

 NAME                               AGE POSITION
 ----                               --- --------
 Frank P. Diassi..................   63 Chairman of the Board of Directors
 Robert W. Roten..................   62 President, Chief Executive Officer and Director
 Jim P. Wise......................   52 Vice President--Finance and Chief Financial Officer
 Richard K. Crump.................   50 Vice President--Commercial
 Robert N. Bannon.................   51 Vice President--Operations, President Sterling Pulp Chemicals,
                                         Ltd.
 F. Maxwell Evans.................   51 Vice President, General Counsel and Secretary
 Robert O. McAlister..............   56 Vice President--Human Resources and Administration
 Stewart H. Yonts.................   50 Treasurer
 J. Virgil Waggoner...............   68 Director (Vice Chairman)
 Frank J. Hevrdejs................   50 Director
 Hunter Nelson....................   43 Director

  Frank P. Diassi. Mr. Diassi is currently Managing General Partner of Unicorn, a private financial organization. He organized Unicorn in 1984 and has originated investments in over 40 entrepreneurial companies. Prior to forming Unicorn, Mr. Diassi organized and operated several businesses ranging from chemical distribution to the manufacturing of organic chemicals and detergent products. In addition, he had a number of years of executive experience with the petrochemical department of Continental Oil Company. He has been Chairman of the Board of Hawkeye Chemical Company and was a founding director of Arcadian Corporation, the largest nitrogen fertilizer company in the Western hemisphere. Mr. Diassi currently serves as Chairman of the Board of Software Plus, Inc. In addition, he serves on the Board of Mail-Well, Inc. and several private companies. In 1991, Unicorn Ventures, Ltd. and Unicorn Ventures II, L.P. (the "Ventures"), small business investment companies acting under license of the Small Business Administration (the "SBA"), and of which Unicorn was the managing general partner, filed for reorganization under Chapter 11 of the Federal Bankruptcy Code. The Ventures were successfully reorganized in 1995 pursuant to a plan which included full payment of general creditors and a restructuring of the secured debt held by the SBA.

  Robert W. Roten. Mr. Roten spent the first 25 years of his career with Monsanto Company and served as Vice President for sales and marketing for El Paso Products Company from 1981 to 1983. Mr. Roten was President of Materials Exchange, Inc., a Houston-based petrochemical and plastics marketing firm, from 1983 until 1986. He served as Vice President--Commercial of the Company from August 1986 until September 1991, when he became Vice President-- Corporate Development. Mr. Roten became Executive Vice President and Chief Operating Officer of the Company in April 1993.

  Jim P. Wise. Mr. Wise was employed by Transco Energy Company as Executive Vice President, Chief Financial Officer and a member of the Board of Directors from November 1982 until September 1991. From September 1991 to July 1994, he was Chairman and Chief Executive Officer of Neostar Group, Inc., a private investment banking and financial advisory firm. From July 1994 to September 1994, he was Senior Vice President and Chief Financial Officer of U.S. Delivery Systems, Inc. Mr. Wise joined the Company on September 26, 1994 as Vice President--Finance and Chief Financial Officer.

  Richard K. Crump. Mr. Crump was Vice President of Materials Management for El Paso Products Company from 1976 through 1983 and Vice President of Sales for Rammhorn Marketing from 1984 to August 1986. He served as Director-- Commercial of the Company from August 1986 until October 1991, when he became Vice President--Commercial.

  Robert N. Bannon. Mr. Bannon was employed by Monsanto Company for 15 years, most recently as Manager, Strategic Operations--Sales. He became a Director in the Company's Commercial Department in August 1986. He became the Director of Manufacturing for the Company in October 1989, and served in that capacity until he became Vice President--Operations in October 1991. Mr. Bannon has been the President of Sterling Pulp Chemicals, Ltd. since August 1992 and is a Director of Mainland Bank in Texas City, Texas.

  F. Maxwell Evans. Mr. Evans joined the law firm of Bracewell & Patterson of Houston, Texas in 1973 and was a partner in the firm from 1979 through December 1991. He received an L.L.M. in Environmental Law in August 1992. He became General Counsel and Secretary of the Company on September 1, 1992 and was promoted to Vice President, General Counsel and Secretary on July 26, 1995.

  Robert O. McAlister. Mr. McAlister was employed by Champlin Petroleum Company, a subsidiary of Union Pacific Corporation from 1974 to 1987 where he held a variety of positions in Human Resources, Marketing and Strategic Planning. In 1987, he joined Champlin Refining and Chemicals, Inc., a joint venture between Champlin Petroleum and PDVSA, the national oil company of Venezuela, as Vice President of Human Resources. He joined the Company in 1991 as Director of Human Resources and was promoted to Vice President--Human Resources and Administration on July 26, 1995.

  Stewart H. Yonts. Mr. Yonts was employed by Tenneco, Inc. from 1976 to 1980, last serving as Tax Counsel. Mr. Yonts was Tax Manager of Home Petroleum Corporation from 1980 to 1982 and Director of Taxes of MCO Resources, Inc., a natural resources company, from 1982 to 1986. He joined the Company as Tax Manager in August 1986 and served as Manager of Taxes and Benefits Accounting from November 1989 until he became the Treasurer on October 1, 1994.

  J. Virgil Waggoner. Mr. Waggoner has served as President of the Company since 1986. From 1950 to 1980 Mr. Waggoner was employed by Monsanto Company, last serving as Group Vice President and Managing Director of Monsanto's Plastics and Resins Company. Mr. Waggoner was President of El Paso Products Company (now a subsidiary of Rexene Corporation), a commodity chemicals and plastics company, from 1980 to 1983 and was a self-employed industry consultant from 1983 to 1986. Mr. Waggoner has been on the Boards of Directors of Kirby Corporation and Mail-Well, Inc. since July 1993 and February 1994, respectively.

  Frank J. Hevrdejs. Mr. Hevrdejs is a principal and President of TSG, which he co-founded in 1982. Mr. Hevrdejs has actively participated in acquisitions of over 40 businesses in the past 15 years. He is Chairman of First Sterling Ventures Corp., an investment company, Enduro Holdings, Inc., a structural and electrical manufacturing company, and Fibreglass Holdings, Inc., a truck accessory manufacturer. He is also a board member of Mail-Well, Inc., an envelope manufacturer and commercial printer, Purina Mills, Inc., an animal feed producer, and Eagle U.S.A., an air-freight company.

  Hunter Nelson. Mr. Nelson is currently a principal with TSG. Prior to joining TSG in 1989, he served as vice president of administration and general counsel of Fiber Industries, Inc., a producer of polyester fibers. Mr. Nelson was previously a partner in the law firm of Andrews & Kurth L.L.P. specializing in general corporate and securities law. Mr. Nelson serves on the board of Sterling Diagnostic Imaging, Inc. and several other private companies.

  In addition to the above named directors, the following individuals are expected to become directors as a result of significant purchases of STX Acquisition Common Stock in the Equity Private Placement by entities with which they are affiliated.

  George B. Gregory. Age 33. Mr. Gregory is a Managing Director in the Koch Equities group of Koch Industries, Inc. where he is responsible for leading the chemical investment and acquisitions effort. Prior to joining Koch Equities, Mr. Gregory worked as a consultant for Monitor Company and as a chemist for E.I. duPont de Nemours & Company.

  Robert B. Calhoun. Age 53. Mr. Calhoun has been President of Clipper Asset Management Corporation, the sole general partner of The Clipper Group, L.P., a private investment firm, since 1991, and of Clipper Capital Corporation, the sole general partner of Clipper Capital Partners, L.P., an affiliated private investment firm, since 1993. From 1975 to 1991, Mr. Calhoun was a Managing Director of CS First Boston Corporation. Mr. Calhoun is also a director of HighwayMaster Communications, Inc., Avondale Incorporated and Interstate Bakeries Corporation.

                         CERTAIN FINANCIAL PROJECTIONS

  The Company does not, as a matter of course, publicly disclose projections as to future revenues, earnings or other financial information. Certain projections (the "Projections") were prepared by management of the Company and furnished to its directors, the Special Committee and to Lazard in the course of the Special Committee's examination of the Company's strategic alternatives. The Projections were used by Lazard in connection with its evaluation of the Merger and other proposals and alternatives considered by the Special Committee. The Projections are not included in this Proxy Statement to induce any stockholder to vote for the authorization and adoption of the Merger Agreement or to influence any stockholder with respect to the Rollover Election. None of the Company, or any of its financial advisors or any of their respective directors or officers, assumes any responsibility as a result of their inclusion in this Proxy Statement for the accuracy of the Projections. The Projections were based upon a variety of assumptions, including those set forth below. Such assumptions involve judgments with respect to, among other things, future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. While the Company believes that the assumptions underlying the Projections were reasonable when made, the Projections include fiscal 1996 results that are not reasonably achievable under current circumstances. The commodity chemicals industry in which the Company operates is cyclical and volatile in nature and the Company's operating leverage can result in small changes in pricing or costs having a material effect on profitability; any projections must accordingly be deemed inherently unreliable. Accordingly, it is expected that there will be differences between actual and projected results, and actual results may be materially higher or lower than projected results.

  The Projections below were not prepared with a view to public disclosure or compliance with published guidelines of the SEC, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. In addition, the Projections do not purport to present operations in accordance with generally accepted accounting principles and have not been audited, compiled or otherwise examined by Arthur Andersen LLP ("Arthur Andersen"), the Company's independent accountants, or by any other independent accountants. Accordingly, neither Arthur Andersen nor any other independent accountants assume responsibility for the Projections presented below.

  Set forth below is certain projected consolidated income statement information for the years ending September 30, 1996 through September 30, 2000 and certain projected consolidated balance sheet information as of September 30, for each year in the period 1996 through 2000. The Projections for the years ending September 30, 1996 through September 30, 1998 were prepared by management of the Company. The Projections for the years ending September 30, 1999 and September 30, 2000 were prepared by Lazard and reviewed by management of the Company. The expected case and downside case Projections, as utilized by the Special Committee for these periods, are presented below. In view of expectations regarding worldwide capacity additions and market conditions as they existed at the time, the Special Committee, management of the Company and Lazard believed that the expected case and downside case Projections adequately bounded the Company's expected range of performance. Therefore, no upside case projections were considered by the Special Committee. The significant assumptions underlying the Projections are described in the notes following the Projections. The Projections were prepared several months ago and must be reviewed in light of the Company's more recent financial performance. In addition, the Projections do not take into account the consummation of the Merger (including the Financing).

  AS A GENERAL MATTER, THE PROJECTIONS ARE FORWARD LOOKING STATEMENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF ANY OR ALL OF THE FACTORS AFFECTING THE COMPANY'S BUSINESS THAT HAVE BEEN IDENTIFIED ELSEWHERE IN THIS PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

  THE PROJECTIONS SET FORTH BELOW ARE INCLUDED SOLELY BECAUSE SUCH PROJECTIONS WERE CONSIDERED BY THE SPECIAL COMMITTEE IN THE COURSE OF THE SPECIAL COMMITTEE'S EVALUATION OF THE COMPANY'S STRATEGIC ALTERNATIVES. THE PROJECTIONS FOR THE FISCAL YEARS 1996, 1997 AND 1998 WERE DEVELOPED, HOWEVER, DURING FISCAL 1995 IN CONNECTION WITH THE COMPANY'S INTERNAL THREE-YEAR PLAN AND, TOGETHER WITH THE PROJECTIONS FOR FISCAL 1999 AND 2000, WERE SUBSEQUENTLY REVISED DURING THE AUCTION PROCESS. SINCE THAT TIME, MARKET CONDITIONS FOR STYRENE AND ACRYLONITRILE HAVE WEAKENED, AND SUCH WEAKNESS HAS BEEN REFLECTED IN THE COMPANY'S RECENT RESULTS. THE PROJECTIONS REFLECTED FISCAL 1996 EBITDA OF $187.9 MILLION, BUT ACTUAL EBITDA FOR THE NINE MONTHS ENDED JUNE 30, 1996 WAS ONLY $100 MILLION. ACCORDINGLY, THE FISCAL 1996 EBITDA REFLECTED IN THE PROJECTIONS IS NOT REASONABLY ATTAINABLE GIVEN RECENT OPERATING RESULTS. READERS ARE STRONGLY CAUTIONED THAT THE PROJECTIONS SHOULD NOT BE RELIED UPON AS A CURRENT ESTIMATE BY MANAGEMENT OF PROJECTED OPERATING RESULTS.

                             COMPANY EXPECTED CASE

                                           PROJECTED
                            -------------------------------------------
                             1996     1997     1998     1999     2000
                            -------  -------  -------  -------  -------
                             (DOLLARS IN MILLIONS EXCEPT PER SHARE
                                             DATE)
Petrochemicals EBITDA.....  $ 126.1  $ 122.3   $ 76.3   $117.7   $133.1
Pulp chemicals EBITDA.....     61.8     85.8    104.4    102.9     94.7
                            -------  -------  -------  -------  -------
Operating EBITDA..........    187.9    208.1    180.6    220.7    227.8
Cost savings..............      --       --       --       --       --
Total EBITDA..............    187.9    208.1    180.6    220.7    227.8
Less depreciation.........    (39.1)   (52.8)   (55.1)   (55.1)   (55.1)
                            -------  -------  -------  -------  -------
  EBIT....................    148.8    155.3    125.6    165.6    172.7
SAR's & other income......     (2.7)    (2.5)    (1.2)    (1.2)    (1.2)
Interest income (expense).    (10.2)    (3.6)    10.7     27.9     47.5
                            -------  -------  -------  -------  -------
  Pretax income...........    135.9    149.3    135.1    192.3    219.0
Income taxes..............    (47.6)   (52.2)   (47.3)   (67.3)   (76.7)
                            -------  -------  -------  -------  -------
  Net income..............  $  88.3  $  97.0  $  87.8   $125.0   $142.4
                            -------  -------  -------  -------  -------
  E.P.S...................  $  1.59  $  1.74  $  1.58  $  2.24  $  2.56
  Shares outstanding......     55.7     55.7     55.7     55.7     55.7
                            -------  -------  -------  -------  -------
Plus: deferred taxes......  $  10.2  $  12.3  $   8.1  $   7.2  $   6.7
Plus: depreciation &
 amortization.............     39.1     52.8     55.1     55.1     55.1
Less: change in working
 capital..................    (29.7)    (3.2)    18.0     (1.5)     0.4
Less: capital
 expenditures.............   (104.2)   (47.5)   (31.5)   (25.0)   (25.0)
                            -------  -------  -------  -------  -------
  Free cash flow..........  $   3.7   $111.4   $137.5   $160.8   $179.5
                            =======  =======  =======  =======  =======
Cash & investments........  $   0.0    $24.6   $162.1   $322.9   $502.4
                            -------  -------  -------  -------  -------
Total debt................  $  86.8  $   0.0  $   0.0  $   0.0  $   0.0
Net debt..................  $  86.8  $ (24.6) $(162.1) $(322.9) $(502.4)
Stockholders' equity......  $ 327.6  $ 424.6  $ 512.5  $ 637.5  $ 779.8

           See accompanying notes to Certain Financial Projections.

                             COMPANY DOWNSIDE CASE

                                                    PROJECTED
                                       ----------------------------------------
                                        1996    1997    1998    1999     2000
                                       ------  ------  ------  -------  -------
                                         (DOLLARS IN MILLIONS EXCEPT PER
                                                   SHARE DATA)
Petrochemicals EBITDA................. $101.1  $ 71.2  $ 41.8  $  79.9  $  94.9
Pulp chemicals EBITDA.................   61.8    72.0    78.4     90.0     82.5
                                       ------  ------  ------  -------  -------
Operating EBITDA......................  162.9   143.2   120.2    170.0    177.4
Cost savings..........................     --      --      --       --       --
Total EBITDA..........................  162.9   143.2   120.2    170.0    177.4
Less: depreciation....................  (39.1)  (52.1)  (53.4)   (53.4)   (53.4)
                                       ------  ------  ------  -------  -------
  EBIT................................  123.8    91.1    66.8    116.5    123.9
SAR's & other income..................   (2.7)   (2.5)   (1.2)    (1.2)    (1.2)
Interest income (expense).............  (11.2)   (7.2)    3.3     15.7     30.2
                                       ------  ------  ------  -------  -------
  Pretax income.......................  109.9    81.4    68.8    131.1    153.0
Income taxes..........................  (38.5)  (28.5)  (24.1)   (45.9)   (53.5)
                                       ------  ------  ------  -------  -------
  Net income.......................... $ 71.4  $ 52.9  $ 44.7  $  85.2  $  99.4
                                       ------  ------  ------  -------  -------
  E.P.S............................... $ 1.28  $ 0.95  $ 0.80  $  1.53  $  1.79
  Shares outstanding..................   55.7    55.7    55.7     55.7     55.7
                                       ------  ------  ------  -------  -------
Plus: deferred taxes.................. $ 10.2  $ 12.3  $  8.1  $   7.2  $   6.7
Plus: depreciation & amortization.....   39.1    52.1    53.4     53.4     53.4
Less: change in working capital.......  (29.7)   (3.2)   18.0     (3.4)     0.4
Less: capital expenditures............ (104.2)  (31.7)  (25.0)   (25.0)   (25.0)
                                       ------  ------  ------  -------  -------
  Free cash flow...................... $(13.2) $ 82.4  $ 99.3  $ 177.4  $ 135.0
                                       ======  ======  ======  =======  =======
Cash & investments.................... $  0.0  $  0.0  $ 78.0  $ 195.4  $ 330.5
                                       ------  ------  ------  -------  -------
Total debt............................ $103.7  $ 21.3  $  0.0  $   0.0  $   0.0
Net debt.............................. $103.7  $ 21.3  $(78.0) $(195.4) $(330.5)
Stockholders' equity.................. $310.7  $363.6  $408.4  $ 493.6  $ 593.0


            See accompanying notes to Certain Financial Projections.

NOTES TO CERTAIN FINANCIAL PROJECTIONS

Assumptions used in formulating the Projections included the following:

I. General

  (a) Petrochemical business will generally be moving down in the business cycle.

  (b) Pulp chemicals will be moving into a period of strong growth in demand and margins.

  (c) Strong financial capital structure in all cases with debt capacity available and cash buildup available for growth or other shareholder wealth options.

  (d) Significant investment in growth and modernization of all plant facilities.

    (1)Methanol Plant -- 150M gallons.
    (2)Acetic Plant -- two expansion to 1.0 billion lbs.
    (3)Plasticizers Expansion -- 10% capacity increase.
    (4)Styrene -- expanded capacity to 1.7 billion lbs.
    (5)Valdosta Chlorate Plant -- 110,000 short tons.

II. Expected Case

  (a) Markets

   (1)Petrochemicals

    (i)Slow to moderate growth in U.S. and global economy during forecast period.

    (ii) Current Far East disruption in supply/demand balance in styrene is temporary and styrene shows gradual improvement during first quarter of fiscal 1996 with good supply/demand balance through third quarter of fiscal 1996 and then trailing off during fourth quarter. Sharp drop in demand and margins for styrene in 1997 and 1998 as a result of new worldwide capacity.

    (iii) Acrylonitrile demand will continue to support strong margins in fiscal 1996 and 1997 with a drop off in demand and margins to historical levels in 1998.

   (2)Pulp Chemicals

    (i) Strong growth rate for sodium chlorate through 1998, with Valdosta plant on-stream in the first quarter of fiscal 1997.

   (3)Sales Volumes

    (i) Styrene 1450 Mlbs Average Annual Volume (90% of Capacity 1996, 80%
        - 85% of Capacity 1997 - 1998).

                     Export Volumes 50%
                     Domestic Volumes 50%

    (ii)Acrylonitrile 674 Mlbs Average Annual Volume (91% of Capacity)

                     Export Volumes 55%
                     Domestic Volumes 45%

   (4)Capital Projects

                     Methanol Plant         FY 1996     $ 26 million
                     Acetic Expansion       FY 1996     $  3 million
                     Valdosta Chlorate PlantFY 1997     $ 54 million



                     Total Capital Expenditures
                                            1996-98     $183 million

III. Downside Case

  (a) Markets

   (1)Petrochemicals

    (i) Weak growth rates in U.S. and global markets during forecast period.

    (ii) Extended demand/supply interruptions in Far East in styrene with modest improvement during second half of 1996. Margins continue to decline in fiscal 1997 and 1998 as a result of new worldwide capacity.

    (iii) All fiber markets weaken during forecast period with acrylonitrile margins near historical pre-1995 level during forecast period.

   (2)Pulp Chemicals

    (i) Slower growth rate for sodium chlorate during forecast period with Valdosta plant on-stream in fiscal 1997.

   (3)Sales Volumes

    (i) Styrene 1450 Mlbs Average Annual Volume (90% of Capacity 1996, 80%
        - 85% of Capacity 1997, 1998)

                     Export Volumes 50%
                     Domestic Volumes 50%

    (ii) Acrylonitrile 632 Mlbs Average Annual Volume (85% of Capacity)

                     Export Volumes 51%
                     Domestic Volumes 49%

   (4)Capital Projects

                     Methanol Plant         FY 1996     $ 26 million
                     Acetic Expansion       FY 1996     $  3 million
                     Valdosta Chlorate Plant

                                            FY 1997

                                                        $ 54 million

                     Total Capital Expenditures
                                            1996-98     $161 million

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), independent auditors, audited and reported on the consolidated financial statements of the Company and its subsidiaries for its fiscal year ended September 30, 1995. Such financial statements have been incorporated by reference in this Proxy Statement in reliance upon such report.

  On October 25, 1995, the Audit Committee of the Board of Directors of the Company recommended and the Board of Directors of the Company approved the engagement of the firm of Arthur Andersen LLP ("Arthur Andersen") as its independent auditors for the year ending September 30, 1996, to replace the firm of Coopers & Lybrand. The termination by the Company of the engagement of Coopers & Lybrand was effective upon the completion of the audit for the year ended September 30, 1995, and the filing of the Company's Annual Report on Form 10-K for such year. The appointment of Arthur Andersen as the Company's independent auditors for the fiscal year ending September 30, 1996 was ratified by the stockholders at the 1996 Annual Meeting of Stockholders.

  During the two most recent fiscal years and the subsequent period through December 18, 1995, the date of filing of the Company's Annual Report on Form 10-K, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their report to the subject matter of the disagreement.

  During the two most recent fiscal years and the subsequent period through December 18, 1995, the date of filing of the Company's Annual Report on Form 10-K, the Company has not been advised by Coopers & Lybrand of any of the reportable events listed in Item 304(a)(1)(v)(A) through (D) of SEC Regulation S-K and during such period the Company has not consulted with Arthur Andersen regarding any matter referenced under Item 304(a)(2) of SEC Regulation S-K.

  The audit reports of Coopers & Lybrand on the consolidated financial statements of the Company as of and for the fiscal years ended September 30, 1995 and 1994, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph noting that the Company changed its method of accounting for income taxes effective October 1, 1993.

  Representatives of Arthur Andersen and Coopers & Lybrand are expected to be present at the Special Meeting, will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                               FEES AND EXPENSES

  The Merger Agreement provides that TSG and STX Acquisition, on the one hand, and the Company, on the other hand, will bear their respective expenses incurred in connection with the contemplated sale of the Company, except in certain circumstances specified in the Merger Agreement relating to the termination thereof. See "THE MERGER--Terms of the Merger--Fees and Expenses." The estimated expenses incurred and to be incurred by the Company, TSG and STX Acquisition in connection with the Merger and the related transactions are as follows:

     Advisory, investment banking and commercial banking fees(1)...  36,500,000
     Filing fees...................................................     300,000
     Legal fees(2).................................................   2,200,000
     Printing and mailing fees.....................................     400,000
     Accounting fees...............................................     600,000
                                                                    -----------
     Total......................................................... $40,000,000
                                                                    ===========

- --------
(1) Includes an aggregate $12.0 million fee payable to TSG and Unicorn.
(2) Includes the fees and estimated expenses of counsel to the Board and the Special Committee (see "SPECIAL FACTORS--Background") and counsel to TSG and STX Acquisition. Does not include fees and disbursements in connection with the litigation described in "THE MERGER--Certain Litigation" or any other litigation that may relate to the Merger.

                            ADDITIONAL INFORMATION

  The Company, TSG and STX Acquisition have filed a Schedule 13E-3 with the SEC with respect to the Merger. As permitted by the rules and regulations under the Exchange Act, this Proxy Statement omits certain information contained in the Schedule 13E-3. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC. The Schedule 13E-3 and the respective exhibits thereto, as well as such reports, proxy statements and other information, may be inspected and copied at the SEC's offices, without charge, or copies thereof may be obtained from the SEC upon payment of prescribed rates. Copies of the Schedule 13E-3 may also be obtained without charge by calling the Company's Secretary at (713) 650-3700. Statements contained in this Proxy Statement concerning documents filed with the SEC as exhibits to the Schedule 13E-3 or included with this Proxy Statement as annexes are necessarily incomplete and are, in each instance, qualified by reference to such exhibit or annex.

                          INCORPORATION BY REFERENCE

  The following documents filed by the Company with the SEC are incorporated herein by reference:

  1. Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended by Form 10-K/A dated April 5, 1996.

  2. Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995 and March 31, 1996.

  3. Current Reports on Form 8-K dated December 18, 1995, April 26, 1996 (as amended June 14, 1996), and June 25, 1996 (as amended June 27, 1996).

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), or 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

  A copy of the documents incorporated herein by reference (without exhibits, unless such exhibits are specifically incorporated by reference into the information incorporated by reference herein) that are not delivered herewith will be provided, without charge, to each person, including each beneficial owner, to whom a copy of this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of request. Requests should be directed to Sterling Chemicals, Inc., 1200 Smith Street, Suite 1900, Houston, Texas 77002-4312., attention: Office of the Secretary, telephone number (713) 650-3700.

                                 OTHER MATTERS

  The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and does not know of any other matters that may be brought before the Special Meeting by others. If any other matter should come before the Special Meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares of Common Stock thereby represented in accordance with their best judgment.

  The Surviving Corporation will hold its 1997 Annual Meeting of Stockholders in accordance with the Surviving Corporation's amended Bylaws and the DGCL. Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must have been received by the Surviving Corporation at its principal executive offices not later than August 23, 1996 for inclusion in the proxy materials for the 1997 Annual Meeting.

                                    ANNEX A
               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

  This Amended and Restated Agreement and Plan of Merger, dated as of April 24, 1996 and amended as of June 11, 1996, is between STX Acquisition Corp., a Delaware corporation ("Newco"), and Sterling Chemicals, Inc., a Delaware corporation (the "Company").

  Whereas, the Board of Directors of Newco has approved the merger (the "Merger") of Newco with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL") upon the terms and subject to the conditions set forth herein;

  Whereas, the Board of Directors of the Company has (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the consideration to be paid for the outstanding shares of the Company's common stock, par value $.01 per share, (the "Company Common Stock") in the Merger is fair to and in the best interests of the stockholders of the Company and (iii) resolved to recommend to the stockholders of the Company that they vote in favor of adoption of this Agreement;

  Whereas, in order to induce Newco to enter into this Agreement, certain stockholders of the Company are, contemporaneously with the execution and delivery of this Agreement, executing and delivering to Newco an Agreement and Irrevocable Proxy evidencing their agreement to vote their shares of Company Common Stock in favor of the Merger;

  Whereas, in order to ensure that sufficient cash will be available to convert all shares of Company Common Stock that the holders thereof desire to have converted into cash, certain stockholders of the Company, at the request of and as an accommodation to the Company are, contemporaneously with the execution and delivery of this Agreement, executing and delivering to the Company an Inducement Agreement (the "Inducement Agreement") evidencing their agreement to make Rollover Elections (as defined below) with respect to all or a portion of the shares of Company Common Stock held by such stockholders; and

  Whereas, the Board of Directors of the Company has unanimously approved the execution and delivery of each Agreement and Irrevocable Proxy referred to above and the Inducement Agreement and the transactions contemplated thereby, respectively.

  Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Newco and the Company hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

  Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:

    "Acquisition Transaction" has the meaning specified in Section 6.02(a).

    "Agreement" means this Amended and Restated Agreement and Plan of Merger.

    "Benefit Plan" has the meaning specified in Section 4.09A(a).

    "Business Day" means any day on which commercial banks are not authorized or required to close in New York, New York.

    "Canadian Plans" has the meaning specified in Section 4.09B(a).

    "CERCLA" has the meaning specified in the definition of Environmental
  Laws.

    "Certificate of Merger" has the meaning specified in Section 2.03(a).

    "Claim" means any claim, demand, investigation, cause of action, suit, default, assessment, litigation, third party action, arbitral proceeding or proceeding by or before any Governmental Authority or any other Person.

    "Closing" has the meaning specified in Section 2.02.

    "Closing Date" has the meaning specified in Section 2.02.

    "Code" means the Internal Revenue Code of 1986, and any successor statute of similar import, together with the regulations thereunder.

    "Commonly Controlled Entity" has the meaning specified in Section
  4.09A(c).

    "Company" has the meaning specified in the introductory paragraph of this Agreement.

    "Company Certificates" means certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock.

    "Company Common Stock" has the meaning specified in the recitals of this Agreement.

    "Company Disclosure Schedule" has the meaning specified in the introductory sentence of Article IV.

    "Company Financial Statements" has the meaning specified in Section 4.05.

    "Company Permits" has the meaning specified in Section 4.13(a).

    "Company Required SEC Filings" means any and all forms, reports, schedules, registration statements and other documents required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement.

    "Company Required Statutory Approvals" means the following insofar as they relate to the consummation by the Company of the transactions contemplated by this Agreement: (i) the filings, permits, authorizations, consents and approvals required under the Securities Act, the Exchange Act (including the filing of the Company Required SEC Filings and the Proxy Statement with the SEC) and any State securities Laws (ii) the orders, filings, permits, notices, authorizations, consents and approvals required under the Competition Act, the Investment Canada Act and any securities Laws of any Province or territory of Canada, (iii) the filings required by the HSR Act, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (v) any required filings with or approvals from applicable state environmental authorities, public service commissions and public utility commissions.

    "Company SEC Documents" has the meaning specified in Section 4.05.

    "Company Stockholder Approval" has the meaning specified in Section 4.26.

    "Competition Act" means the Competition Act (Canada) R.S.C. 1985c.34.

    "Confidentiality Agreement" has the meaning specified in Section 7.02(b).

    "Contract" means any agreement, lease, license, evidence of indebtedness, mortgage, deed of trust, note, bond, indenture, security agreement, commitment, instrument, understanding or other contract, obligation or arrangement of any kind.

    "Definitive Bank Loan Documents" has the meaning specified in Section
  7.07(c).

    "Definitive Equity Documents" has the meaning specified in Section
  7.07(d).

    "DGCL" has the meaning specified in the recitals of this Agreement.

    "Dissenting Shares" has the meaning specified in Section 3.01(d).

    "Effective Time" has the meaning specified in Section 2.03(b).

    "Electing Shares" has the meaning specified in Section 3.01(c)(i).

    "Election Date" has the meaning specified in Section 3.02(a).

    "Environmental Law" means any Law relating to the use, storage, treatment, sale, transportation, processing, handling, labeling, production, manufacture, release or disposal of Hazardous Substances, including, without limitation, (i) any common law that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance, (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended by the Superfund Amendment and Reauthorization Act of 1986 ("CERCLA"), (iii) the Federal Water Pollution Control Act, 33 U.S.C.
  (S) 1251 et seq., (iv) the Solid Waste Disposal Act of 1976, 42 U.S.C.
  (S) 6901 et seq., (v) the Clean Air Act, 42 U.S.C. (S) 7401 et seq., (vi) the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., (vii) the Hazardous Materials Transportation Act, 49 Ap. U.S.C.A. (S) 1801 et seq.,
  (viii) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.
  (S) 136 et seq., and (ix) comparable state and local Laws.

    "Environmental Permits" means any permit required or issued under any Environmental Law.

    "Equity Plans" means the Omnibus Stock Plan and all other contracts, commitments, plans, programs or arrangements providing for the issuance or grant of any Stock Acquisition Rights or any capital stock (restricted or otherwise), stock appreciation rights, phantom stock or other equity interests in the Company or any Subsidiary, including stock purchase plans.

    "ERISA" means the Employee Retirement Income Security Act of 1974 and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

    "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

    "Exchange Agent" has the meaning specified in Section 3.02(b).

    "Exchange Fund" has the meaning specified in Section 3.04(e).

    "Financing" has the meaning specified in Section 7.07(a)(i).

    "Financing Letters" has the meaning specified in Section 7.07(a)(i).

    "Form of Election" has the meaning specified in Section 3.02(c).

    "GAAP" means (i) when used with respect to any Subsidiary which is organized under the Laws of Canada or any Province thereof, generally accepted Canadian accounting principles, applied on a consistent basis (except for changes made due to the implementation of new or revised standards issued by the Canadian Institute of Chartered Accountants), and which are applicable in the circumstances as of the date in question, and
  (ii) in all other cases, generally accepted United States accounting principles, applied on a consistent basis (except for changes made due to the implementation of new or revised standards issued by the Financial Accounting Standards Board), and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

    "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate or exemption of, or filing or registration with, any Governmental Authority.

    "Governmental Authority" means (i) any nation or government, (ii) any federal, state, county, province, city, town, municipality, local or other political subdivision thereof or thereto, (iii) any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and
  (iv) any other governmental entity, agency or authority having or exercising jurisdiction over any relevant Person, item or matter.

    "Hazardous Substance" means any substance, whether liquid, solid or gas, listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, defined in or under any applicable Environmental Law, whether by type or by quantity. Hazardous Substance includes, without limitation,
  (i) any "hazardous substance" as defined in CERCLA and (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. (S) 18a.

    "Hysop Agreement" means that certain Stock Bonus Agreement dated as of August 28, 1995 between Gary Hysop and Sterling Pulp Chemicals, Ltd., a corporation incorporated under the Laws of Ontario, Canada and a wholly-owned indirect subsidiary of the Company.

    "Indemnified Parties" has the meaning specified in Section 7.09(a).

    "Inducement Agreement" has the meaning specified in the recitals of this Agreement.

    "Intellectual Property" has the meaning specified in Section 4.19(b).

    "Investment Canada Act" means the Investment Canada Act R.S.C. 1985c.28.

    "IRS" means the Internal Revenue Service.

    "Laws" means (i) all laws, statutes, rules, requirements, awards, regulations, ordinances, orders, writs, injunctions, decisions, determinations, directives or decrees and other pronouncements having the effect of law and (ii) all contracts or agreements with any Governmental Authority relating to compliance with the matters described in clause (i) above.

    "Lazard" has the meaning specified in Section 4.17.

    "Liability" means, with respect to any Person, any indebtedness, obligation and other liability of such Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due, including liabilities for Taxes, material forward or long-term commitments, or unrealized or anticipated Losses from any unfavorable Contracts or commitments.

    "Lien" means (i) any lien, charge, mortgage, pledge, hypothecation, assignment, security interest, assessment, levy or encumbrance of any kind or nature whatsoever (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by Contract, operation of Law or otherwise) in, on, of or with respect to any properties or assets of the applicable Person, whether now owned or hereafter acquired, (ii) any Contract to give any of the foregoing and (iii) any conditional sale or other title retention agreement and any financing lease having substantially the same effect as any of the foregoing.

    "Losses" means any and all damages (including consequential, punitive and exemplary), fines, penalties, judgments, deficiencies, losses, costs and expenses, including court costs, reasonable fees of attorneys, accountants and other experts and other reasonable expenses of any Claim.

    "Mandatory Rollover Shares" has the meaning specified in Section 3.03(a).

    "Material Adverse Effect" means a material adverse effect on (i) the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) the prospects of the Company and the Subsidiaries taken as a whole (excluding any effect on such prospects caused by economic, tax or other matters of general applicability or matters generally affecting any of the industries in which the Company or any of the Subsidiaries conducts business), (iii) the Company's ability to comply with or satisfy in any material respect any material covenant, condition or agreement to be complied with or satisfied by it under this Agreement or
  (iv) the Company's ability to consummate the Merger by the Outside Date.

    "Maximum Amount" has the meaning specified in Section 7.06(c).

    "Maximum Rollover Number" has the meaning specified in Section 3.03.

    "Merger" has the meaning specified in the recitals of this Agreement.

    "Merger Consideration" has the meaning specified in Section 3.01(c).

    "Newco" has the meaning specified in the introductory paragraph of this Agreement.

    "Newco Common Stock" has the meaning specified in Section 3.01(a).

    "Newco Disclosure Schedule" has the meaning specified in the introductory sentence of Article V.

    "Newco Required Statutory Approvals" means the following insofar as they relate to the consummation by Newco of the transactions contemplated by this Agreement: (i) the filings, permits, authorizations, consents and approvals required under the Securities Act, the Exchange Act (including the filing of the Newco SEC Filings with the SEC) and any State securities Laws (ii) the orders, filings, permits, notices, authorizations, consents and approvals required under the Competition Act, the Investment Canada Act and any securities Laws of any Province or territory of Canada, (iii) the filings required by the HSR Act, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (v) any required filings with or approvals from applicable state environmental authorities, public service commissions and public utility commissions.

    "Newco SEC Filings" means any and all forms, reports, schedules, registration statements and other documents filed by Newco with the SEC in connection with the transactions contemplated by this Agreement.

    "Newco Stockholder Approval" has the meaning specified in Section 5.08.

    "Omnibus Stock Plan" has the meaning specified in Section 4.02(c).

    "Operating Sub" has the meaning specified in Section 7.12.

    "Operating Sub SEC Filings" means any and all forms, reports, schedules, registration statements and other documents filed by Operating Sub with the SEC in connection with the transactions contemplated by this Agreement.

    "Outside Date" means October 31, 1996 or such subsequent date as the Parties may mutually agree upon in writing.

    "Parties" means the Company and Newco.

    "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

    "Pension Plan" has the meaning specified in Section 4.09A(a).

    "Person" means any individual, firm, corporation, trust, association, company, limited liability company, joint stock company, partnership, joint venture, Governmental Authority or other entity or enterprise.

    "Phantom Stock Amount" has the meaning specified in Section 7.06(b).

    "Potential Acquiror" has the meaning specified in Section 6.02(a).

    "Proxy Statement" means the proxy statement (or proxy statement and prospectus, as the case may be) to be distributed in connection with the Stockholders Meeting.

    "Registration Statements" means the Company Required SEC Filings, if any, that constitute registration statements filed with the SEC pursuant to the Securities Act and the Newco SEC Filings and the Operating Sub SEC Filings that constitute registration statements filed with the SEC pursuant to the Securities Act.

    "Restricted Stock" has the meaning specified in Section 7.06(d).

    "Rollover Election" has the meaning specified in Section 3.02(a).

    "Rollover Proration Factor" has the meaning specified in Section 3.03(b).

    "Rollover Share" has the meaning specified in Section 3.01(c)(i).

    "SAR" has the meaning specified in Section 7.06(b).

    "SEC" means the Securities and Exchange Commission of the United States or any successor thereof.

    "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

    "Spread Amount" has the meaning specified in Section 7.06(b).

    "Stock Acquisition Rights" means (i) all options, warrants, calls, subscriptions or other rights of any nature to acquire any shares of capital stock of, or any other equity interests in, the Company or any Subsidiary and (ii) all securities convertible into or exchangeable for such shares or equity interests or obligating the Company or any Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment; provided, however, that the term "Stock Acquisition Rights" shall not include SARs, phantom stock and restricted stock grants.

    "Stockholders Meeting" has the meaning specified in Section 7.01(a).

    "Subsidiary" means (i) any corporation, partnership, joint venture, limited liability company or other entity of which at least a majority of the outstanding voting stock of which is owned by the Company, directly or indirectly, and (ii) any corporation, partnership, joint venture, limited liability company or other entity in which the Company, directly or indirectly, owns more than a 50% equity interest. As used above, "voting stock" means, in the case of any entity, stock or other voting interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or any similar governing body of such entity or, if there are no such directors or similar governing body, having a majority of the general voting power with respect to the policies and activities of such entity.

    "Surviving Corporation" has the meaning specified in Section 2.01.

    "Surviving Corporation Common Stock" means the common stock, par value $0.01 per share, of the Surviving Corporation.

    "Takeover Proposal" has the meaning specified in Section 6.02(a).

    "Taxes" means any and all taxes, assessments, imposts, deductions, charges, withholdings, Claims and levies assessed or imposed by any Governmental Authority and all Liabilities with respect thereto, including any sales, use, occupation, transfer, stock transfer, real property transfer, export, recording, gains, stamp, documentary, income, windfall profits, franchise, license, excise, payroll, social security, withholding, service, service use and property taxes, charges and similar levies and fees.

    "Welfare Plan" has the meaning specified in Section 4.09A(a).

  Section 1.02. Interpretation. In this Agreement, unless a clear contrary intention appears:

    (a) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

    (b) reference to any gender includes each other gender and the neuter;

    (c) all terms defined in the singular shall have the same meanings in the plural and vice versa;

    (d) reference to any Person includes such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment not otherwise permitted by this Agreement;

    (e) reference to a Person in a particular capacity or capacities excludes such Person in any other capacity;

    (f) reference to any Contract means such Contract as amended, supplemented or modified from time to time in accordance with the terms thereof;

    (g) all references to Articles, Sections and Exhibits shall be deemed to be references to the Articles and Sections of this Agreement and the Exhibits attached hereto which are made a part hereof and incorporated herein by reference;

    (h) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

    (i) with respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding";

    (j) the captions and headings contained in this Agreement shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise;

    (k) reference to any Law or any Governmental Approval means such Law or Governmental Approval as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

    (l) accounting terms used but not defined herein shall be construed in accordance with GAAP, and whenever the character or amount of any asset, Liability or item of income or expense is required to be determined, or any consolidation or accounting computation is required to be made, such determination or computation shall be made in accordance with GAAP;

    (m) all computations and calculations to be made hereunder in accordance with GAAP shall be made by utilizing such allocations, conventions and methods as are consistent with GAAP and have been utilized by the Company prior to the date hereof or which may be subsequently adopted by the Company in accordance with GAAP except as otherwise provided herein;

    (n) the word "knowledge", when used in any representation, covenant or warranty of the Company contained herein, means the actual knowledge of any officer, director, plant manager or business unit manager of, or other person performing similar functions for, the Company or any of the Subsidiaries and, when used in any representation, covenant or warranty of Newco contained herein, means the actual knowledge of any officer, director or employee of Newco;

    (o) where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person; and

    (p) no provision of this Agreement shall be interpreted or construed against either Party solely because that Party or its legal representative drafted such provision.

                                  ARTICLE II

                                  THE MERGER

  Section 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Newco shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Newco shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Newco in accordance with the DGCL.

  Section 2.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. (local time) on the second Business Day after satisfaction or waiver of the conditions set forth in Article VIII at the offices of Andrews & Kurth L.L.P., 600 Travis, 4200 Texas Commerce Tower, Houston, Texas 77002, unless another time, date or place is agreed to in writing by the Parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

  Section 2.03. Effective Time. (a) Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the Parties shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in a form mutually acceptable to the Parties, executed in accordance with the relevant provisions of the DGCL.

  (b) The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware unless a subsequent time shall be specified in the Certificate of Merger, in which case the Merger shall become effective at such subsequent time. The time the Merger becomes effective is referred to in this Agreement as the "Effective Time".

  Section 2.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

  Section 2.05. Certificate of Incorporation and By-Laws. (a) At the Effective Time, the Restated Certificate of Incorporation of the Company, as in effect on the date thereof, shall be amended to read in its entirety as set forth in Exhibit B and, as so amended, shall be the certificate of incorporation of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein or by the DGCL.

  (b) The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by the DGCL.

  Section 2.06. Directors. The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

  Section 2.07. Officers. The officers of Newco immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

  Section 3.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Newco, any holder of capital stock of the Company or any holder of capital stock of Newco, the following events shall occur:

    (a) Common Stock of Newco. Each share of common stock, par value $0.01 per share, of Newco ("Newco Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically converted into that number of fully paid and nonassessable shares of Surviving Corporation

  Common Stock equal to the quotient obtained by dividing (i) 10,890,834 minus the aggregate number of whole Rollover Shares by (ii) the aggregate number of issued and outstanding shares of Newco Common Stock immediately prior to the Effective Time.

    (b) Cancellation of Treasury Stock and Newco-Owned Company Common Stock. Each share of Company Common Stock that is owned by the Company, any wholly-owned Subsidiary or Newco shall be automatically canceled and retired and shall cease to exist, and no cash, Surviving Corporation Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

    (c) Conversion (or Retention) of Company Common Stock. Except as otherwise provided herein and subject to Sections 3.01(d), 3.03 and 3.04(c):

      (i) the holder of each share of Company Common Stock issued and outstanding immediately prior to the Effective Time with respect to which an election to retain Surviving Corporation Common Stock has been effectively made and not revoked or lost pursuant to Section 3.02 ("Electing Shares"), shall have the right to retain one fully paid and nonassessable share of Surviving Corporation Common Stock (a "Rollover Share") which shall remain outstanding and, except as expressly provided herein, unaffected by the Merger; and

      (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Electing Shares), shall be automatically converted into the right to receive $12.00 in cash from the Surviving Corporation following the Merger.

  As used herein, "Merger Consideration" means, in the case of each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock referred to in Section 3.01(b)), the consideration described with respect to such share in clause (i) or (ii) above, as applicable.

    (d) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who have (i) not voted such shares in favor of the adoption of this Agreement and (ii) properly demanded appraisal of such shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be retained or converted as described in Section 3.01(c) but shall become the right to receive such consideration as may be determined to be due to such stockholders pursuant to Section 262 of the DGCL. If, after the Effective Time, any such stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Dissenting Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration (without any interest thereon) as provided in Section 3.01(c)(ii). Promptly upon receiving any demands for appraisal, withdrawals of demands for appraisal or any other instrument served pursuant to Section 262 of the DGCL, the Company shall so notify Newco and shall give Newco the opportunity to participate in and direct all negotiations and proceedings with respect to any such appraisal demands. The Company shall not, without the prior written consent of Newco, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such appraisal demands. In no event shall any holder of Company Common Stock have any appraisal rights except to the extent provided in Section 262 of the DGCL.

    (e) Cancellation and Retirement of Company Common Stock. (i) As of the Effective Time, all shares of Company Common Stock (other than Dissenting Shares and shares referred to in Section 3.01(b) and Electing Shares retained as Rollover Shares), issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a Company Certificate shall, to the extent such Company Certificate immediately prior to the Effective Time represented such shares, cease to have any rights with respect thereto, except the right to receive cash (without interest) in accordance with Sections 3.01(c)(ii) and 3.04.

    (ii) All cash paid upon the surrender for exchange of Company
  Certificates in accordance with this Article III (including cash paid in lieu of fractional shares of Surviving Corporation Common Stock) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such Company Certificates.

    (f) Withholding Tax. The right of any stockholder to receive the Merger Consideration as provided in Section 3.01(c)(ii), 3.03(d) or 3.04(c) shall be subject to and reduced by the amount of any required withholding obligation for Taxes.

  Section 3.02. Company Common Stock Elections. (a) Each Person who, on or prior to the third Business Day preceding the Stockholders Meeting (the "Election Date"), is a record holder of shares of Company Common Stock will be entitled, with respect to all or any portion of his shares, to make an unconditional election (a "Rollover Election") on or prior to the Election Date to retain Electing Shares as Rollover Shares, on the basis hereinafter set forth. All shares of Company Common Stock with respect to which the holder thereof does not make a Rollover Election on or before the Election Date in accordance with the provisions of this Section 3.02 shall be converted, as of the Effective Time, into the right to receive the Merger Consideration described in Section 3.01(c)(ii).

  (b) Prior to the mailing of the Proxy Statement, Newco shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (together with such other agent or agents as may be hereafter appointed by Newco for this purpose, the "Exchange Agent") for the delivery and/or payment of the Merger Consideration.

  (c) The Company shall prepare and mail a form of election, which form shall be subject to the reasonable approval of Newco (the "Form of Election"), with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Stockholders Meeting, which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to make a Rollover Election. The Company will use its reasonable best efforts to make the Form of Election and the Proxy Statement available to all Persons who become holders of Company Common Stock during the period between such record date and the Election Date. Any Rollover Election shall have been properly made only if the Exchange Agent shall have received at its designated office by 5:00 p.m., New York time, on the Election Date, a Form of Election properly completed and signed and accompanied by Company Certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States; provided, however, that such Company Certificates are in fact delivered to the Exchange Agent within three trading days on the New York Stock Exchange after the date of execution of such guarantee of delivery).

  (d) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., New York time, on the Election Date or (ii) after the Election Date, if (and only to the extent that) the Exchange Agent is legally required to permit revocations and the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by the Parties that the Merger Agreement has been terminated. If a Form of Election is revoked as aforesaid, the Company Certificate or Certificates (or guarantee of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the stockholder submitting the same.

  (e) The determination of the Exchange Agent shall be binding as to whether or not Rollover Elections have been properly made or revoked pursuant to this
Section 3.02 with respect to shares of Company Common Stock and when elections and revocations were received by the Exchange Agent. If the Exchange Agent determines that any Rollover Election was not properly made with respect to shares of Company Common Stock, such shares shall be treated by the Exchange Agent as shares which are not Electing Shares, and such shares shall be exchanged in the Merger for cash pursuant to
Section 3.01(c)(ii) and Section 3.04(b). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by
Section 3.03, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the consent of the Parties (which shall not be unreasonably withheld), make such rules as are consistent with this Section 3.02 for the implementation of the elections provided for herein as the Exchange Agent shall deem necessary or desirable fully to effect such elections.

  Section 3.03. Proration. Notwithstanding anything in this Agreement to the contrary, the aggregate number of shares of Company Common Stock to be retained as Rollover Shares pursuant to Section 3.01(c)(i) shall not exceed 5,000,000 (the "Maximum Rollover Number"). If the number of Electing Shares exceeds the Maximum Rollover Number, then each Electing Share shall be retained as Rollover Shares or converted into the right to receive cash in accordance with Section 3.01(c) in the following manner:

    (a) each stockholder that committed to make a Rollover Election with respect to 100% of the shares of Company Common Stock held by such stockholder pursuant to the terms of the Inducement Agreement shall have the right to retain all of such shares as Rollover Shares (collectively, the "Mandatory Rollover Shares");

    (b) a proration factor (the "Rollover Proration Factor") shall be determined by dividing (i) the Maximum Rollover Number minus the aggregate number of Mandatory Rollover Shares by (ii) the total number of Electing Shares minus the aggregate number of Mandatory Rollover Shares;

    (c) the number of Electing Shares covered by each Rollover Election (other than Rollover Elections with respect to Mandatory Rollover Shares) which the holder making such Rollover Election shall have the right to retain as Rollover Shares shall be determined by multiplying the Rollover Proration Factor by the total number of Electing Shares (other than Mandatory Rollover Shares) covered by such Rollover Election; and

    (d) all Electing Shares, other than those shares which the holder thereof has the right to retain as Rollover Shares in accordance with clauses (a) and (c) above, shall be converted into the right to receive cash (as if such shares were not Electing Shares) in accordance with Section 3.01(c)(ii).

If the number of Electing Shares is less than the Maximum Rollover Number, then each holder of Electing Shares shall have the right to retain all of such Electing Shares as Rollover Shares in accordance with Section 3.01(c)(i).

  Section 3.04. Exchange of Certificates. (a) Exchange Fund. At or prior to the Effective Time, Newco shall, or shall cause the Surviving Corporation to, make available to the Exchange Agent funds sufficient for the payment of the Merger Consideration payable pursuant to Section 3.01(c)(ii) upon surrender of Company Certificates by the Company's stockholders as described in Sections 3.02(c) and 3.04(b), it being understood that any and all interest earned on funds made available to the Exchange Agent pursuant to this Agreement shall be for the account of, and shall remain the property of, Newco.

  (b) Exchange Procedures. (i) As soon as practicable after the Effective Time, each holder of an outstanding Company Certificate or Certificates shall, upon surrender to the Exchange Agent of such Company Certificate or Certificates and acceptance thereof by the Exchange Agent as described below and in Section 3.02(c), be entitled to receive a certificate or certificates representing the number of full Rollover Shares, if any, which the holder of such shares of Company Common Stock has the right to retain pursuant to this Agreement and the amount of cash, if any, into which the number of shares (including fractional shares) of Company Common Stock previously represented by such Company Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Company Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

  (ii) If delivery or payment of the Merger Consideration is to be made or paid to a Person other than the Person in whose name a surrendered Company Certificate is registered, it shall be a condition of such delivery or payment that the Company Certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and that the Person requesting such delivery or payment shall have paid to the Company or its transfer agent any transfer or other Taxes required by reason of such delivery or payment to a Person other than the registered holder of the Company Certificate surrendered or shall have established to the satisfaction of the Company or its transfer agent that such Taxes either have been paid or are not payable.

  (iii) Until surrendered and exchanged in accordance with this Section 3.04(b), each Company Certificate (other than Company Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender and exchange the Merger Consideration as provided for in this Article III, without any interest thereon.

  (c) No Fractional Shares. (i) No certificates or scrip representing fractional Rollover Shares shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation.

  (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock who would otherwise have been entitled to retain a fraction of a Rollover Share (after taking into account all shares of Company Common Stock delivered by such holder) shall be entitled to receive from the Exchange Agent, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by $12.00.

  (d) Distributions with Respect to the Unexchanged Shares. No dividends or other distributions with a record date after the Effective Time shall be paid with respect to Rollover Shares to the holder of any Company Certificate for corresponding Electing Shares and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.04(c) until the surrender and exchange of such Company Certificate in accordance with this
Article III. Subject to the effect of applicable Laws, following surrender and exchange of any such Company Certificate, there shall be paid to the holder of the certificate representing whole Rollover Shares issued in connection therewith, without interest, (i) as soon as practicable after the later of the Effective Time or such surrender and exchange, the amount of any cash payable in lieu of a fractional Rollover Share to which such holder is entitled pursuant to Section 3.04(c) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Rollover Shares and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and exchange and a payment date subsequent to such surrender and exchange payable with respect to such whole Rollover Shares.

  (e) Termination of Exchange Fund. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 3.04 (the "Exchange Fund") which remains undistributed to the holders of the Company Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for cash (if any), Rollover Shares (if any), any cash in lieu of fractional Rollover Shares and any dividends or distributions with respect to whole Rollover Shares to which such holders may be entitled.

  (f) No Liability. Neither Party nor the Exchange Agent shall be liable to any Person in respect of any Rollover Shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Company Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash, if any, any cash in lieu of fractional Rollover Shares or any dividends or distributions with respect to Rollover Shares in respect of such Company Certificate would otherwise escheat to or become the property of any Governmental Authority), any such cash, dividends or distributions in respect of such Company Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all Claims or interests of any Person previously entitled thereto.

  (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

  Section 3.05. Closing of the Company's Transfer Books. After the date on which the Effective Time occurs, there shall be no further transfer on the books of the Company or its transfer agent of Company Certificates and if Company Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration in accordance with this Article III.

  Section 3.06. Relative Rights and Privileges of Shares. The Rollover Shares and the shares of Surviving Corporation Common Stock issued in exchange for shares of Newco Common Stock will constitute shares of the same class. Accordingly, after the Effective Time, the holder of each Rollover Share and the holder of each share of Surviving Corporation Common Stock issued in exchange for shares of Newco Common Stock shall be entitled to the same relative rights and privileges under the DGCL and the Certificate of Incorporation or Bylaws of the Surviving Corporation.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  Except as otherwise set forth on the disclosure schedule heretofore delivered by the Company to Newco which makes reference to this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Newco as follows:

  Section 4.01. Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority and all necessary Governmental Approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such Governmental Approvals would not, when taken together with all such other failures, have a Material Adverse Effect. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority and all necessary Governmental Approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such Governmental Approvals would not, when taken together with all such other failures, have a Material Adverse Effect.

  (b) The Company and each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have a Material Adverse Effect.

  (c) The Company has made available to Newco complete and correct copies of the Certificate of Incorporation and By-laws and other comparable organizational documents of the Company and each Subsidiary, in each case as amended to the date of this Agreement. The respective Certificates of Incorporation and By-laws or such other organizational documents of the Subsidiaries do not contain any provision limiting or otherwise restricting the ability of the Company to control the Subsidiaries.

  (d) The Company Disclosure Schedule contains an accurate and complete list of all Subsidiaries. All the outstanding shares of capital stock of each Subsidiary are owned by the Company or by another wholly-owned Subsidiary, free and clear of all Liens, and are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights in respect thereto.

  Section 4.02. Capitalization. (a) The authorized capital stock of the Company consists of (i) 150,000,000 shares of Company Common Stock, of which 55,689,991 shares are issued and outstanding on the date hereof and 4,636,863 shares are issued and held in treasury on the date hereof and
(ii) 25,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding or held in treasury on the date hereof. All of the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto.

  (b) The authorized and issued and outstanding capital stock of each Subsidiary is as described in the Company Disclosure Schedule. All of such outstanding shares are duly authorized, validly issued, fully paid and nonassessable and are free of any preemptive rights in respect thereto.

  (c) The Company has heretofore furnished to Newco a complete and correct copy of the Company's Omnibus Stock and Incentive Plan ("Omnibus Stock Plan") and the Hysop Agreement. As of the date hereof, there are no unexercised Stock Acquisition Rights outstanding except for options issued under the Omnibus Stock Plan to acquire an aggregate of 82,500 shares of Company Common Stock, none of which are immediately exercisable, and the rights of Gary Hysop to receive "Bonus Shares" under the Hysop Agreement.

  (d) Except as set forth in this Section 4.02, as of the date hereof, (i) no shares of capital stock or other voting securities of the Company are outstanding, (ii) no equity equivalents, interests in the ownership of the Company or other similar rights are outstanding and (iii) there are no existing Equity Plans or Stock Acquisition Rights. As of the date hereof, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company or any Subsidiary.

  Section 4.03. Authority. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval and the Company Required Statutory Approvals, to consummate the transactions contemplated hereby. Upon obtaining the Company Stockholder Approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company will be necessary to authorize this Agreement or to consummate such transactions. No vote of the Company's stockholders is required to approve this Agreement or the other transactions contemplated hereby except for the Company Stockholder Approval.

  (b) This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Newco, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, moratorium or similar Laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought. Without limitation of the foregoing, each of the covenants and obligations of the Company set forth in Articles VI, VII and X is valid, binding and enforceable as aforesaid notwithstanding the absence of the Company Stockholder Approval.

  Section 4.04. Consents and Approvals; No Violations. (a) The execution and delivery of this Agreement by the Company do not violate, conflict with or result in any breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or give rise to any obligation to make payments or provide compensation under, or result in the creation of any Lien upon any of the properties of the Company or any Subsidiary, under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of the Company or of the equivalent organizational documents of any Subsidiary, (ii) any Law, permit or license applicable to the Company or any of its properties or to any Subsidiary or any of its properties or (iii) any Contract to which the Company or any of the Subsidiaries is now a party or by which the Company or any of the Subsidiaries or any of their respective properties may be bound or affected. Neither the performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will result in any violation, conflict, breach, default, termination, acceleration of performance or creation of any Liens, or give rise to any right in any third party or cause any such right to become exercisable, under any of the terms, conditions or provisions described in clauses (i) through

(iii) above. Excluded from the foregoing sentences of this paragraph (a), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (a), are such violations, conflicts, breaches, defaults, terminations, accelerations, payments, compensations or creations of Liens that, individually or in the aggregate, would not have a Material Adverse Effect.

  (b) Except for the Company Required Statutory Approvals, no Governmental Approval is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than Governmental Approvals which, if not made or obtained (as the case may be), would not, individually or in the aggregate, have a Material Adverse Effect.

  Section 4.05. SEC Reports and Financial Statements. The Company and each of the Subsidiaries has filed with the SEC, and has heretofore made available to Newco true and complete copies of, all forms, reports, schedules, statements and other documents (including exhibits, amendments and supplements thereto) required to be filed by it under the Exchange Act or the Securities Act since September 30, 1994 (such forms, reports, schedules, statements and other documents, to the extent filed and publicly available prior to the date of this Agreement, other than preliminary filings, are referred to herein as the "Company SEC Documents"). The Company SEC Documents, at the time filed (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The Company SEC Documents include all filings necessary to correct any Company SEC Document which, subsequent to its time of filing, (i) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) no longer complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the Company SEC Documents (the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

  Section 4.06. Absence of Certain Changes or Events. Except as contemplated by or otherwise described in this Agreement, during the period commencing on September 30, 1995 and ending on the date hereof, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been:

    (a) any event or events having a Material Adverse Effect,

    (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock (or any other equity interest) of the Company or any Subsidiary or any redemption, purchase or other acquisition of any of such capital stock (or any other equity interest),

    (c) any split, combination or reclassification of any capital stock (or any other equity interest) of the Company or any Subsidiary or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock (or other equity interest),

    (d) any granting by the Company or any of the Subsidiaries to any officer of the Company or any of the Subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with prior practice or as was required under employment agreements in effect as of September 30, 1995,

    (e) any granting by the Company or any of the Subsidiaries to any officer of the Company or any of the Subsidiaries of any increase in severance or termination pay, except as part of a standard employment package to any Person promoted or hired (but not including the five most senior officers), or as was required under employment, severance or termination agreements in effect as of September 30, 1995,

    (f) any entry by the Company or any of the Subsidiaries into any employment, severance or termination agreement with any officer of the Company or any of the Subsidiaries,

    (g) any increase in benefits available under or establishment of any Benefit Plan or Canadian Plan (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment or acceleration of vesting of any existing stock options, stock appreciation rights, performance awards or restricted stock awards but excluding any amendment accelerating vesting of existing stock options), except in the ordinary course of business consistent with past practice,

    (h) (i) any damage, destruction or loss to physical properties owned or used by the Company or any of the Subsidiaries, whether or not covered by insurance, that has or reasonably could be expected to have a Material Adverse Effect, (ii) any reevaluation by the Company or any of the Subsidiaries of any of its material assets or (iii) any material change or commitment to make any material change in accounting methods, principles or practices by the Company or any Subsidiary,

    (i) any amendment or proposal to amend the Certificate of Incorporation or By-laws or comparable organizational documents of the Company or any Subsidiary,

    (j) any acquisition of or agreement to acquire (by merger, consolidation, acquisition of stock or assets or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof by the Company or any Subsidiary or any investment or agreement to make any investment (by purchase of stock, contribution to capital, property transfer or purchase of property or otherwise) in any other Person by the Company or any Subsidiary,

    (k) any sale, lease, license, encumbrance or other disposition of, or agreement to sell, lease, license, encumber or otherwise dispose of, any material asset of the Company or any Subsidiary, except in the ordinary course of business consistent with prior practice,

    (l) any incurrence (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) of any indebtedness for borrowed money (other than borrowings and reborrowings in the ordinary course of business under revolving credit facilities which were in existence prior to the date hereof) or guarantee of any such indebtedness or issuance or sale of any debt securities or warrants or rights to acquire any debt securities of the Company or any of the Subsidiaries or guarantee of any debt securities of others by the Company or any Subsidiary,

    (m) any tax election, or settlement or compromise of any income tax liability of the Company or any of its Subsidiaries, that has had or could reasonably be expected to have a Material Adverse Effect or that involved or calls for the payment by or to the Company or any Subsidiary of more than $1,500,000,

    (n) any payment, discharge, settlement or satisfaction of any Claims, Liabilities or Losses, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their respective terms, of Liabilities recognized or disclosed in the most recent balance sheet (or the notes thereto) of the Company included in the Company Financial Statements or incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, or any waiver of the benefits of, or agreement to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of the Subsidiaries is a party,

    (o) any modification, amendment or termination of any material Contract to which the Company or any Subsidiary is a party or any waiver, release or assignment of any material rights or Claims of the Company or any Subsidiary, or

    (p) any capital expenditure or commitment to make capital expenditures by the Company or any Subsidiary in an amount which, when added to the aggregate amount of all other capital expenditures made or committed to be made by the Company and all the Subsidiaries since September 30, 1995, exceeds $10,000,000.

  Section 4.07. No Undisclosed Liabilities, etc. Except as set forth in the Company Financial Statements, neither the Company nor any of the Subsidiaries has any Liabilities of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and the Subsidiaries (including the notes thereto), except for Liabilities incurred since September 30, 1995 that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Company SEC Documents, there does not exist any fact, circumstance, condition or matter that has had a Material Adverse Effect or in the future may (so far as the Company can now reasonably foresee) have a Material Adverse Effect other than economic, tax or other matters of general applicability or matters generally affecting any of the industries in which the Company or any of the Subsidiaries conduct business.

  Section 4.08. Company Required SEC Filings. (a) None of the Company Required SEC Filings, as of the date filed with or declared effective by the SEC or as of the date mailed to the stockholders of the Company, the time of the Stockholders Meeting or the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Newco or Operating Sub specifically for inclusion or incorporation by reference therein. Each of the Company Required SEC Filings will, as of such specified dates and times, comply as to form in all material respects with all applicable Laws, including the Securities Act and the Exchange Act.

  (b) None of the information provided by the Company or any Subsidiary specifically for inclusion or incorporation by reference in any Newco SEC Filing or any Operating Sub SEC Filing will, as of the date filed with or declared effective by the SEC or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

  Section 4.09A. Employee Benefits. (a) Except as would not individually or in the aggregate have a Material Adverse Effect: (i) each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan") , each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan") and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or any of the Subsidiaries organized under the Laws of any State of the United States for the benefit of any present or former employee, officer or director of the Company or any such Subsidiary (each of the foregoing, including the Pension Plans and the Welfare Plans, a "Benefit Plan") has been administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, all other applicable Laws and all applicable collective bargaining agreements; (ii) there has been no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan; (iii) no liability to the PBGC has been or is expected to be incurred with respect to any Benefit Plan; (iv) no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date of this Agreement; (v) the fair market value of the assets of each Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan as of the end of the most recent plan year with respect to such Pension Plan ending prior to the date of this Agreement, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date of this Agreement; (vi) no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date of this Agreement; (vii) neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension

Plan pursuant to Section 401(a)(29) of the Code; (viii) each Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Benefit Plan; and
(ix) neither the PBGC nor any plan administrator has instituted proceedings to terminate any of the Benefit Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA.

  (b) An accurate and complete list of all Benefit Plans is included in the Company Disclosure Schedule as Schedule 4.09A. Such Schedule 4.09A identifies the method of funding (including any individual accounting) for all post-retirement medical or life insurance benefits for the employees of the Company and the Subsidiaries and discloses the funded status of such plans. With respect to each of the Benefit Plans, the Company has made available to Newco a true and correct copy of (i) the most recent annual report on Form 5500 filed with the IRS, (ii) such Benefit Plan, (iii) each trust agreement and insurance Contract relating to such Benefit Plan, (iv) the most recent summary plan description for such Benefit Plan, (v) the most recent actuarial report or valuation if such Benefit Plan is subject to Title IV of ERISA, (vi) the most recent determination letter issued by the IRS if such Benefit Plan is intended to be qualified under Section 401(a) of the Code and (vii) any open requests for rulings or determination letters that pertain to such Benefit Plan. Other than has been identified on Schedule 4.09A of the Company Disclosure Schedule, full payment has been made (or proper accruals have been established to the extent required by GAAP) for all contributions which are required or for which benefits have accrued prior to the Effective Time under the terms of each Benefit Plan and for all liabilities which have accrued prior to the Effective Time under each Benefit Plan.

  (c) None of the Company or any other Person that, together with the Company, is treated as a single employer under Section 414 of the Code (each, including the Company, a "Commonly Controlled Entity") has incurred any liability to a Pension Plan under Title IV of ERISA (other than for contributions not yet due) or to the PBGC (other than for payment of premiums not yet due), which liability has not been fully paid.

  (d) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or could result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

  (e) Each Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective Time by the Surviving Corporation or any of the Subsidiaries (as the case may be) without liability to any Person.

  Section 4.09B. Canadian Employee Benefits. (a) Except as set forth in
Schedule 4.09B, there are no employee pension or retirement plans, profit sharing plans, bonus plans, savings plans, deferred compensation plans, stock option plans, hospitalization plans, insurance plans or other employee benefit plans, agreements or arrangements maintained by any Subsidiary organized under the Laws of Canada or any Province thereof for any of its present or former employee, officer or director (all such plans, agreements and arrangements are collectively referred to herein as the "Canadian Plans"). Except as would not individually or in the aggregate have a Material Adverse Effect: (i) each of the Canadian Plans has been administered in accordance with its terms and in compliance with all applicable Laws (including, if applicable, the Pension Benefits Act (Ontario) and the Income Tax Act (Canada)) and all applicable collective bargaining agreements; and (ii) to the knowledge of the Company, all Liabilities under each of the Canadian Plans that is a pension plan (as defined in the Pension Benefits Act (Ontario)) are fully funded, on a going concern basis, in accordance with the terms of the Canadian Plans, regulatory requirements as outlined by the Pension Benefits Act (Ontario), administrative requirements of the Pension Commission of Ontario and the most recent actuarial report filed with the Pension Commission of Ontario in respect of the pension plan. Schedule 4.09B identifies the method of funding (including any individual accounting) for all Canadian Plans providing post-retirement medical or life insurance benefits and discloses the funded status of such plans. With respect to each of the Canadian Plans, the Company has made available to Newco a true and complete copy of (A) the most recent annual information form filed with the Pension

Commission of Ontario and Revenue Canada Taxation, if applicable, (B) such Canadian Plan, (C) each trust agreement and insurance contract relating to such Canadian Plan, if applicable, (D) the most recent summary plan description for such Canadian Plan, if applicable, (E) the most recent actuarial report or valuation if such a report is required to be prepared by Law, and (F) any letter issued by Revenue Canada Taxation confirming registration of such Canadian Plan under the Income Tax Act (Canada). Other than has been identified in Schedule 4.09B, full payment has been made (or proper accruals have been established to the extent required by GAAP) for all contributions which are required or for which benefits have been accrued prior to Closing under the terms of each of the Canadian Plans and for all Liabilities which have accrued prior to the Effective Time under each of the Canadian Plans.

  (b) None of the Company or any of the Subsidiaries is required to contribute to any "multi-employer pension plan" (as defined in the Pension Benefits Act (Ontario)) or has withdrawn from any such plan but remains liable to make contributions to such plan.

  (c) Each of the Canadian Plans that is not a pension plan (as defined in the Pension Benefits Act (Ontario)) may be amended and terminated at any time after the Effective Time by the Surviving Corporation or any of the Subsidiaries without liability to any Person.

  Section 4.10. Other Compensation Arrangements. Neither the Company nor any of the Subsidiaries is a party to any (a) consulting agreement with any present or former director, officer or employee of the Company or any Subsidiary not terminable without giving more than 60 calendar days notice involving the payment of more than $500,000 per annum in the aggregate for all such consulting agreements, (b) union or collective bargaining agreement, (c) agreement with any director, officer or employee, any of the benefits of which are contingent, or the terms of which are materially affected or altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (d) agreement with any director, officer or employee providing any term of employment or compensation guarantee extending for a period longer than two years or (e) Equity Plan, any of the benefits of which will be increased or affected, or the vesting of the benefits of which will be accelerated or affected, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  Section 4.11. Labor Matters. There are no pending or, to the knowledge of the Company, threatened labor disputes, labor controversies, strikes or work stoppages in respect of any collective bargaining unit or other group of employees of the Company or any of the Subsidiaries other than those, if any, which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

  Section 4.12. Litigation. The Company has not received any notice of, nor does it have knowledge of, any pending or threatened suit, claim, action, proceeding or investigation before any Governmental Authority or arbitrator against the Company or any of the Subsidiaries, and neither the Company nor any of the Subsidiaries is subject to any outstanding order, writ, injunction or decree, in any such case that seeks to restrain the consummation of the Merger or which could reasonably be expected to have a Material Adverse Effect.

  Section 4.13. Compliance with Applicable Law. (a) The Company and the Subsidiaries hold, and are in compliance with the terms of, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of their respective businesses as currently conducted (collectively, the "Company Permits"), except for failures to hold or be in compliance with the terms of such Company Permits that would not, individually or in the aggregate, have a Material Adverse Effect.

  (b) Neither the Company nor any of the Subsidiaries is in violation of or has been given notice or been charged with any violation of any Law, except for possible violations that, individually or in the aggregate, would not have a Material Adverse Effect. No investigation or review by any Governmental Authority with respect to the Company or any of the Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which could not be reasonably expected to have a Material Adverse Effect. Notwithstanding anything in this Section 4.13, no representation is made under this Section 4.13 with respect to Environmental Laws or Environmental Permits, it being understood that any representation relating to Environmental Laws and Environmental Permits is being made exclusively in Section 4.14.

  Section 4.14. Environmental Matters. (a) Except as would not have a Material Adverse Effect:

    (i) each of the Company and the Subsidiaries is and has been in compliance with all applicable Environmental Laws and Environmental Permits;

    (ii) neither the Company nor any of the Subsidiaries has received any written notices, demand letters or written requests for information from any Governmental Authority or any third party indicating that the Company or any Subsidiary is or may be in violation of, or liable under, any Environmental Law or Environmental Permit;

    (iii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigation or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries alleging that they may be in violation of, or liable under, any Environmental Law or Environmental Permit; and

    (iv) no reports have been filed, or are required to be filed, with any Governmental Authority by the Company or any of the Subsidiaries concerning the release of any Hazardous Substance or the violation of any Environmental Law or Environmental Permit.

  (b) None of the assets currently, or which have ever in the past been, owned, operated or leased by the Company or any Subsidiary is currently on or has ever been on, or, to the knowledge of the Company or any Subsidiary, is or has ever been proposed for listing on, any federal or state "superfund" or "super lien" list, including CERCLA, and neither the Company nor any Subsidiary is currently taking, nor has it ever been required to take, any material corrective action with respect to any of its assets under the Resource Conservation and Recovery Act or any other Environmental Law.

  Section 4.15. Tax Matters. (a) The Company and each of the Subsidiaries has filed all Federal income tax returns and all other tax returns and reports required to be filed by it on or before the Effective Time other than those returns the failure of which to file would not have a Material Adverse Effect. All such returns are complete and correct in all material respects. The Company and each of the Subsidiaries has paid (or the Company has paid on the Subsidiaries' behalf) all Taxes shown as due on such returns or adequate provision has been made for any such Taxes on the Company's latest balance sheet included in the Company Financial Statements in accordance with GAAP.

  (b) To the knowledge of the Company, no tax return of the Company or any of its Subsidiaries is under audit or examination by any taxing authority. No notice of such an audit or examination has been received by the Company or any of the Subsidiaries other than those which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Any deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. The Federal income tax returns of the Company and each of the Subsidiaries consolidated in such returns have been examined by and settled with the IRS for all years, or all years are otherwise closed, through 1990.

  (c) There are no assessments or notices of deficiency or proposed assessments with respect to any Taxes of the Company or any of the Subsidiaries (or for which the Company or any of the Subsidiaries is liable) other than those which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

  (d) Neither the Company nor any of the Subsidiaries has made or entered into, or holds any assets subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

  (e) No Liens for Taxes exist with respect to any assets of the Company or any of the Subsidiaries, except for statutory liens for Taxes not yet due.

  (f) None of the Company or any of the Subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

  (g) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of the Subsidiaries under any Contract, Benefit Plan, program, arrangement or understanding currently in effect.

  (h) Any amount or other entitlement that could be received (whether in cash or assets or the vesting of assets) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

  (i) There is no unresolved issue of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other taxing authority with respect to Taxes of the Company or any Subsidiary which, singly or in the aggregate, could have a Material Adverse Effect.

  (j) The liabilities and reserves for Taxes reflected in the latest Company balance sheet included in the Company Financial Statements are adequate to cover all Taxes for all periods at or prior to the Effective Time.

  Section 4.16. Board Approvals. The Board of Directors of the Company has approved the Inducement Agreement and each Agreement and Irrevocable Proxy described in the recitals hereto, the Merger and this Agreement.

  Section 4.17. Brokers. No broker, investment banker, financial advisor or other Person, other than Lazard Freres & Co. LLC ("Lazard"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has provided Newco true and correct copies of all agreements between the Company and Lazard.

  Section 4.18. Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Lazard, to the effect that the consideration to be received by the Company's stockholders in the Merger is fair to such stockholders from a financial point of view.

  Section 4.19. Intellectual Property. (a) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually and in the aggregate, would not have a Material Adverse Effect:

    (i) the Company and each of the Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property used in the conduct of its business as currently conducted;

    (ii) the Company has not received any notice of, nor does it otherwise have knowledge of, any pending or threatened Claims that the Company or any of the Subsidiaries is infringing on or otherwise violating the rights of any Person with regard to any Intellectual Property owned by and/or licensed to the Company or any of the Subsidiaries;

    (iii) to the knowledge of the Company, no Person is infringing on or otherwise violating any right of the Company or any of the Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any of the Subsidiaries;

    (iv) to the knowledge of the Company, none of the former or current members of management or key personnel of the Company or any of the Subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of Intellectual Property of the Company or any of the Subsidiaries has asserted in writing any Claim against the Company or any of the Subsidiaries claiming proprietary rights to any Intellectual Property of the Company or any of the Subsidiaries; and

    (v) the execution and delivery of this Agreement, compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any violation or default (with or without notice or lapse of time or both), or right of termination or cancellation of any Intellectual Property right or obligation, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in or require the creation, imposition or extension of any Lien upon any Intellectual Property or right.

  (b) For purposes of this Agreement, "Intellectual Property" means, with respect to any Person, all (i) trademarks and service marks (registered or unregistered), (ii) assumed names and trade names, (iii) the goodwill associated with the foregoing, (iv) registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application,
(v) inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction, (vi) trade secrets and confidential information, (vii) writings and other copyrightable works, (viii) registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof and (ix) licenses relating to the foregoing, in each case, owned, held or licensed by such Person.

  Section 4.20. No Default. Neither the Company nor any of its Subsidiaries is in default or breach of any Contract to which it is a party and, to the knowledge of the Company, there exists no condition which, with the giving of notice or lapse of time or both would constitute such a default or breach, except for conditions, defaults and breaches which individually and in the aggregate do not, and could not reasonably be expected to, have a Material Adverse Effect.

  Section 4.21. Enforceability of Contracts. Except as would not have a Material Adverse Effect, all Contracts to which the Company or any Subsidiary is a party have been duly executed and delivered by it and, assuming such Contracts constitute valid and binding obligations of the other parties thereto, constitute its valid and binding obligations, enforceable against it in accordance with their terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, moratorium or similar Laws affecting creditors' rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

  Section 4.22. Absence of Voting Agreements. Except as provided in this Agreement, to the knowledge of the Company, there exist no voting trusts, proxies or voting agreements relating to any shares of capital stock (or any other equity interests) of the Company or any of the Subsidiaries.

  Section 4.23. Title to Assets. The Company and each of the Subsidiaries has good and indefeasible title in fee simple to all of its real property and good title to all of its leasehold interests and other properties as reflected in the most recent balance sheet included in the Company Financial Statements, other than such properties that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all Liens except (a) statutory liens for Taxes not yet due, (b) such imperfections in title, easements and Liens, if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby or otherwise materially impair the business operations of the Company or any Subsidiary as presently carried on, (c) Liens existing on the date hereof securing indebtedness for borrowed money reflected in such balance sheet and
(d) other matters which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All leases under which the Company or any Subsidiary leases any real or personal property are in good standing, valid and effective in accordance with their terms, and there are not, under any of such leases, any existing default on the part of the Company or any Subsidiary or, to the knowledge of the Company, any other party thereto or, to the knowledge of the Company, any event which, with notice or lapse of time or both would have become a default, other than defaults under such leases which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

  Section 4.24. Insurance. The Company Disclosure Schedule sets forth a complete list of all insurance policies currently in force for which the Company and the Subsidiaries paid or are obligated to pay all or any part of the premiums. All such policies are in full force and effect on the date of this Agreement, and all premiums due thereon have been paid, the Company and the Subsidiaries have complied with the provisions of each applicable policy and, to the knowledge of the Company, there are no pending claims against any such insurance by the Company or any of the Subsidiaries as to which insurers have denied liability (although insurers have in many instances and as a matter of course undertaken defense subject to reservation of rights to deny liability), except for such failure to pay premiums, non-compliance claims or other matters that, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company Disclosure Schedule sets forth a complete and accurate list and description of all self-insurance arrangements which are required to be maintained by applicable Law affecting the Company or any of the Subsidiaries, and such self-insurance arrangements are in full force and effect and are in compliance with all requirements of applicable Law where the failure to comply could reasonably be expected to have a Material Adverse Effect.

  Section 4.25. Condition of Company Properties. Since September 30, 1995, the facilities of the Company and the Subsidiaries have been maintained in a manner consistent with past practice.

  Section 4.26. Company Stockholder Approval. The affirmative vote of stockholders of the Company required for the approval and adoption of this Agreement, the Merger and the transfer of assets contemplated by Section 7.12 is a majority of the issued and outstanding shares of Company Common Stock entitled to vote thereon (the "Company Stockholder Approval").

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

  Except as otherwise set forth on the disclosure schedule heretofore delivered by Newco to the Company which makes reference to this Agreement (the "Newco Disclosure Schedule"), Newco represents and warrants to the Company as follows:

  Section 5.01. Organization. Newco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and corporate authority and all necessary Governmental Approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such Governmental Approvals would not, when taken together with all such other failures, have a Material Adverse Effect. Newco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, when taken together with all other such failures, have a Material Adverse Effect. Newco has made available to the Company complete and correct copies of its Certificate of Incorporation and By-laws, in each case as amended to the date of this Agreement.

  Section 5.02. Capitalization. The authorized capital stock of Newco consists of 900,000 shares of Newco Common Stock, of which 84 shares are issued and outstanding on the date hereof. All of the outstanding shares of Newco Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto. Except as set forth in this
Section 5.02, as of the date hereof, (a) no shares of capital stock or other voting securities of Newco are outstanding and (b) no equity equivalents, interests in the ownership of Newco or other similar rights are outstanding.

  Section 5.03. Authority. (a) Newco has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the Newco Stockholder Approval and the Newco Required Statutory Approvals, to consummate the transactions contemplated hereby. Upon obtaining the Newco Stockholder Approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Newco and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement or to consummate such transactions. No vote of Newco's stockholders is required to approve this Agreement or the other transactions contemplated hereby except for the Newco Stockholder Approval. No vote of Newco stockholders is required to approve this Agreement or the other transactions contemplated hereby other than those which have been obtained or made and are in full force and effect.

  (b) This Agreement has been duly executed and delivered by Newco and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of Newco enforceable against it in accordance with its terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar Laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought. Without limitation of the foregoing, each of the covenants and obligations of Newco set forth in Articles VII and X is valid, binding and enforceable as aforesaid notwithstanding the absence of the Newco Stockholder Approval.

  Section 5.04. Consents and Approvals; No Violations. (a) The execution and delivery of this Agreement by Newco do not violate, conflict with or result in any breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or give rise to any obligation to make payments or provide compensation under, or result in the creation of any Lien upon any of the properties of Newco, under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of Newco, (ii) any Law, permit or license applicable to Newco or any of its properties or (iii) any Contract to which Newco is now a party or by which Newco or any of its properties may be bound or affected. Neither the performance of this Agreement by Newco nor the consummation by Newco of the transactions contemplated hereby will result in any violation, conflict, breach, termination, acceleration or creation or any Liens under any of the terms, conditions or provisions described in clauses (i) through (iii) above, subject, in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Newco Required Statutory Approvals. Excluded from the foregoing sentences of this paragraph (a), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph
(a), are such violations, conflicts, breaches, defaults, terminations, accelerations, payments, compensations or creations of Liens that, individually or in the aggregate, would not prevent or delay beyond the Outside Date the consummation of the Merger.

  (b) Except for the Newco Required Statutory Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Newco or the consummation by Newco of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained (as the case may be), would not, individually or in the aggregate, prevent or delay beyond the Outside Date the consummation of the Merger.

  Section 5.05. Company Required SEC Filings. None of the information supplied or to be supplied by Newco or Operating Sub specifically for inclusion or incorporation by reference in any Company Required SEC Filing will, as of the date filed with or declared effective by the SEC or at the time of mailing to the Company's stockholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

  Section 5.06. Interim Operations of Newco. Newco was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Prior to the Effective Time, Newco will (a) not engage in any business activities other than the business activities contemplated hereby (including business activities contemplated by or reasonably incident to the Financing and the Newco SEC Filings) and (b) conduct its operations only as contemplated hereby (including operations contemplated by or reasonably incident to the Financing and the Newco SEC Filings). As of the date hereof, Newco has no subsidiaries and, during the period commencing with the date hereof and ending at the Effective Time, Newco will have no subsidiaries other than Operating Sub and other directly or indirectly wholly-owned subsidiaries of Newco, the formation of which are deemed necessary or desirable by Newco in connection with the consummation of the transactions contemplated hereby. As of the date of this Agreement, Newco has no affiliates (which term, for purposes of this sentence only, has the meaning specified in Section 2 of the Competition Act) with assets in Canada or with gross revenues from sales in, from or into Canada.

  Section 5.07. Brokers. No broker, investment banker, financial advisor or other Person, other than The Sterling Group, Inc., The Unicorn Group and CS First Boston Corporation, the fees and expenses of which will be paid by Newco, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Newco.

  Section 5.08. Newco Stockholder Approval. The affirmative vote of stockholders of Newco required for the approval and adoption of this Agreement and the Merger is a majority of the issued and outstanding shares of Newco Common Stock entitled to vote thereon (the "Newco Stockholder Approval").

                                  ARTICLE VI

                               CERTAIN COVENANTS

  Section 6.01. Conduct of Company Business Pending the Merger. From the date hereof until the Effective Time, the Company will perform and observe, and will cause each of the Subsidiaries to perform and observe, each of the following covenants in all respects, except (i) as expressly contemplated or permitted by this Agreement, (ii) as expressly set forth in the Company Disclosure Schedule or (iii) to the extent that Newco shall otherwise consent in writing:

    (a) Ordinary Course. The Company shall, and shall cause each of the Subsidiaries to, (i) carry on its business in the usual, regular and ordinary course and consistent with past practice, (ii) use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its good will and relationships with customers, suppliers and others having business dealings with it and (iii) not engage in any action with the intent to adversely impact the transactions contemplated by this Agreement.

    (b) Dividends; Changes in Stock. The Company shall not, and it shall not permit any of the Subsidiaries to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock (or any other equity interest) other than dividends and other distributions payable to the Company or any wholly-owned Subsidiary, (ii) split, combine or reclassify any of its capital stock (or any other equity interest) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (or any other equity interest) or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its capital stock (or any other equity interest), other than repurchases, redemptions or other acquisition of shares of capital stock by any Subsidiary organized under the Laws of Canada or any Province thereof in the ordinary course of business consistent with past practice.

    (c) Issuance of Securities. The Company shall not, and it shall not permit any of the Subsidiaries to, issue, deliver, sell or dispose of, or authorize or propose the issuance, delivery, sale or disposition of, any shares of its capital stock (or any other equity interest), any Stock Acquisition Rights, any stock appreciation rights, any phantom stock or any restricted stock other than (i) the issuance of shares of Company Common Stock upon the exercise of stock options granted under the Omnibus Stock Plan and outstanding on the date of this Agreement and in accordance with the present terms of such options and (ii) issuances by a

  Subsidiary of its capital stock (or any other equity interest) to the Company or any wholly-owned Subsidiary; provided, however, that for purposes of this Section 6.01(c), the vesting of any SAR, the payment of any amount in connection with the discharge of any phantom stock upon the resignation or retirement from the Company or any Subsidiary by the holder thereof and the actions contemplated by Section 7.06 shall not constitute the issuance, delivery, sale or other disposition of any shares of capital stock, Stock Acquisition Rights, stock appreciation right, phantom stock or restricted stock.

    (d) Compensation of Officers. The Company shall not, and it shall not permit any of the Subsidiaries to, (i) grant to any officer of the Company or any of the Subsidiaries (A) any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with prior practice or as was required under employment agreements in effect as of the date hereof or (B) any increase in severance or termination pay, except as part of a standard employment package to any Person promoted or hired (but not including the five most senior officers), or as was required under employment, severance or termination agreements in effect as of the date hereof, or (ii) enter into any employment, severance or termination agreement with any officer of the Company or any of the Subsidiaries; provided, however, that nothing contained in this Section 6.01(d) shall prohibit any of the Subsidiaries from replacing any of its existing officers that resign or otherwise terminate their position as an officer of such Subsidiary on terms and in a manner customary for such Subsidiary provided that the Company gives notice of such action to Newco in reasonable detail prior to such replacement.

    (e) Benefit Plans. Except as provided in paragraph (c) above, the Company shall not, and it shall not permit any of the Subsidiaries to, increase the benefits available under or establish any Benefit Plan or Canadian Plan (other than amendments to Welfare Plans and their Canadian counterparts in the ordinary course of business and increases in compensation payable to non-officer employees of the Company or any Subsidiary in the ordinary course of business consistent with past practice), including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment or acceleration of vesting of any existing stock options, stock appreciation rights, performance awards or restricted stock awards.

    (f) Governing Documents. The Company shall not, and it shall not permit any of the Subsidiaries to, amend or propose to amend its Certificate of Incorporation or By-laws or comparable organizational documents.

    (g) No Acquisitions. The Company shall not, and it shall not permit any of the Subsidiaries to, (i) acquire or agree to acquire (by merger, consolidation, acquisition of stock or assets or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or (ii) except in the ordinary course of business, make or agree to make any investment (by purchase of stock, contribution to capital, property transfer or purchase of property or otherwise) in any other Person.

    (h) No Dispositions. The Company shall not, and it shall not permit any of the Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, except in the ordinary course of business consistent with prior practice.

    (i) Indebtedness. The Company shall not, and it shall not permit any of the Subsidiaries to:

      (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money;

      (ii) guarantee any such indebtedness;

      (iii) issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of the Subsidiaries; or

      (iv) guarantee any debt securities of others, except in the ordinary course of business consistent with prior practice and which, in any event, when added to the aggregate amount of all such incurrences, guarantees, issuances and sales made or committed to be made by the Company and all the Subsidiaries after the date hereof, does not exceed $5,000,000; provided, however, that such $5,000,000 limit shall not be applicable to or otherwise affected by borrowings and reborrowings in the ordinary course of business under revolving credit facilities which were in existence prior to the date hereof.

    (j) Advise of Changes; Filings. The Company shall confer on a regular and frequent basis with Newco to report generally on operational matters and shall promptly advise Newco orally and in writing of any events causing a Material Adverse Effect or which may reasonably be expected to have a Material Adverse Effect. The Company shall promptly provide to Newco (or its counsel) copies of all filings made by the Company with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    (k) Tax Matters. From the date of this Agreement, the Company shall not make any tax election, or settle or compromise any income tax liability of the Company or any of its Subsidiaries, that would have a Material Adverse Effect or that involves a payment by or to the Company or any Subsidiary of more than $1,500,000. The Company shall, before filing or causing to be filed any material tax return of the Company or any of the Subsidiaries, consult with Newco and its advisors as to the material positions and elections that may be taken or made with respect to such return.

    (l) Discharge of Liabilities. The Company shall not, and it shall not permit any of the Subsidiaries to, pay, discharge, settle or satisfy any Claims, Liabilities or Losses, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their respective terms, of Liabilities recognized or disclosed in the most recent balance sheet (or the notes thereto) of the Company included in the Company Financial Statements or incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of the Subsidiaries is a party.

    (m) Material Contracts. Except in the ordinary course of business, the Company shall not, and it shall not permit any of the Subsidiaries to, modify, amend or terminate any material Contract to which the Company or such Subsidiary is a party or waive, release or assign any material rights or Claims.

    (n) Capital Expenditures. Except in the ordinary course of business or as set forth in the Company Disclosure Schedule, the Company shall not, and it shall not permit any of the Subsidiaries to, make or commit to make any capital expenditure in an amount which, when added to the aggregate amount of all other capital expenditures made or committed to be made by the Company and all the Subsidiaries after the date hereof, exceeds $10,000,000.

    (o) Accounting Procedures. Except as required by GAAP or applicable Law, the Company shall not, and it shall not permit any of the Subsidiaries to, make or commit to make any material changes in its accounting procedures.

    (p) Other Matters. The Company shall not, and it shall not permit any of the Subsidiaries to, take or agree to take any action that (i) would result in any of the Company's representations and warranties contained in this Agreement that are qualified as to materiality becoming untrue, (ii) would result in any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) to the Company's knowledge, could reasonably be expected to have a Material Adverse Effect.

  Section 6.02. No Solicitation. (a) The Company shall immediately cease any discussions or negotiations with any parties (other than Newco) that may be ongoing with respect to the direct or indirect acquisition or purchase of all or any substantial amount of the business or assets of the Company or any of the Subsidiaries or any capital stock or other equity interests of the Company or any of the Subsidiaries, whether by merger, consolidation, business combination, sale of assets, sale of securities, tender offer, exchange offer, recapitalization, liquidation, dissolution or otherwise, and whether for cash, securities or any other consideration or combination thereof (an "Acquisition Transaction"). After the date hereof and prior to the Effective Time or earlier termination of this Agreement:

    (i) the Company shall not, and shall not permit any of the Subsidiaries to, (A) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate any Acquisition Transaction or (B) participate in any discussions or negotiations regarding any Acquisition Transaction, and

    (ii) the Company shall, and shall cause each of the Subsidiaries to, use its reasonable best efforts to cause its officers, directors and employees and any investment banker, financial advisor, attorney, accountant or other agent or representative retained by it to not, (A) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate any Acquisition Transaction or (B) participate in any discussions or negotiations regarding any Acquisition Transaction;

provided, however, that if, at any time prior to the Effective Time or the earlier termination of this Agreement, the Board of Directors of the Company reasonably determines in good faith, (1) after consultation with one or more of the Company's independent financial advisors, that providing confidential or non-public information to a financially capable Person (a "Potential Acquiror") could lead to an Acquisition Transaction more favorable to the stockholders of the Company than the Merger and (2) after consultation with the Company's outside legal counsel, that there is a significant risk that the failure to provide such confidential or non-public information to such Potential Acquiror would constitute a breach of its fiduciary duty to the stockholders of the Company, the Company may, in response to a Takeover Proposal received by the Company after the date hereof and subject to compliance with Section 6.02(c), (x) furnish confidential or non-public information with respect to the Company to such Potential Acquiror pursuant to a customary confidentiality agreement and (y) participate in negotiations with such Potential Acquiror regarding such Takeover Proposal. As used herein, "Takeover Proposal" means any proposal or offer (regardless of when received or made) from a Potential Acquiror relating to an Acquisition Transaction.

  (b) Except as set forth in this Section 6.02(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Newco, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (ii) approve or recommend to the stockholders of the Company, or propose to approve or recommend to the stockholders of the Company, any Takeover Proposal or (iii) cause the Company to accept or enter into any agreement with respect to any Takeover Proposal; provided, however, that nothing contained in this Section 6.02(b) will prohibit the Company from entering into any confidentiality agreement or taking any other action incidental to the actions permitted pursuant to the proviso to paragraph (a) above so long as the Company does not accept a Takeover Proposal. Notwithstanding the foregoing, in the event that, prior to the Effective Time or the earlier termination of this Agreement, the Board of Directors of the Company reasonably determines in good faith:

    (1) after consultation with its financial advisor, that a Takeover Proposal made to the Company after the date hereof is more favorable to the stockholders of the Company than the Merger and that acceptance of such Takeover Proposal is in the best interests of the stockholders of the Company, and

    (2) after consultation with its outside legal counsel, that there is a significant risk that the failure to take any such action would constitute a breach of its fiduciary duties to the Company's stockholders, the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend such Takeover Proposal or cause the Company to accept the Takeover Proposal and/or enter into an agreement with respect to such Takeover Proposal; provided, however, that the Board of Directors of the Company may only take any such action if:

    (A) at least seven days prior to the formal acceptance of such Takeover Proposal, the Company shall have furnished Newco with a written notice advising Newco that the Board of Directors of the Company has received such Takeover Proposal and enclosing a copy of such Takeover Proposal or a description (in reasonable detail) of the material terms and conditions thereof and identifying the Potential Acquiror making such Takeover Proposal,

    (B) such Takeover Proposal relates to the acquisition by such Potential Acquiror, for consideration consisting of cash and/or securities, of more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and the Subsidiaries, and

    (C) the Company shall, prior to or simultaneously with the taking of such action, have paid or pay to Newco or its designee the break-up fee referred to in Section 9.02.

  (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 6.02, if the Company determines to provide any confidential or non-public information or negotiate as described in the proviso to paragraph (a) above, or if it receives any request for confidential or non-public information or any Takeover Proposal, the Company shall immediately (i) advise Newco orally and in writing that information is to be provided, that negotiations with respect to an Acquisition Transaction are to take place or that such request or Takeover Proposal has been received, (ii) inform Newco orally and in writing of the identity of the Person making such request or Takeover Proposal and (iii) furnish to Newco either a copy of such request or Takeover Proposal or a description (in reasonable detail) of the material terms and conditions thereof. The Company will keep Newco informed of the status and principal terms of any such request or Takeover Proposal in a manner that will provide Newco with sufficient and timely knowledge of such status and terms and permit Newco meaningfully to respond thereto.

  (d) Nothing contained in this Section 6.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Board of Directors of the Company determines in good faith, after consultation with the Company's outside legal counsel, that there is a significant risk that the failure to make such disclosure would constitute a breach of its fiduciary duty to the stockholders of the Company under applicable Law; provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by
Section 6.02(b), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Newco, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to accept or enter into any agreement with respect to any Takeover Proposal.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

  Section 7.01. Stockholder Approval; SEC Filings; Proxy Statement. (a) The Company will, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Subject to Section 6.02(b), the Company will, through its Board of Directors, recommend to its stockholders that they approve and adopt this Agreement and the Merger. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval as soon as practicable.

  (b) As soon as practicable following the execution of this Agreement, the Company will prepare and file with the SEC a preliminary form of the Proxy Statement and any other Company Required SEC Filings (provided that the Company shall not make any filing with the SEC pursuant to the Securities Act relating to the Merger until after the date contemplated in Section 7.07(d) for the delivery of the Definitive Equity Documents) and will use its reasonable best efforts to (i) respond to any comments of the SEC or its staff, (ii) have any Company Required SEC Filings declared effective by the SEC (if required) as promptly as practicable and (iii) cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC or its staff. The Company shall also take any action required to be taken under applicable state "Blue-Sky" or other securities Laws in connection with the performance of the Company's obligations pursuant to this Agreement. The Company will notify Newco promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to any of the Company Required SEC Filings or for additional information and will supply Newco with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Required SEC Filings or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to any of the Company Required SEC Filings, the Company will promptly prepare and file with the SEC and/or mail to its stockholders such an amendment or supplement. If at any time prior to the Effective Time, any event shall occur with respect to the Company or any Subsidiary, information with respect to which should be set forth in an amendment or supplement to any of the Newco SEC Filings or Operating Sub SEC Filings in order to make the information contained therein with respect to the Company or any Subsidiary not misleading, the Company shall, and shall cause the Subsidiaries to, provide Newco with such information. Each of the Company and Newco shall, and Newco shall cause Operating Sub to, take all reasonable actions and promptly supply such information to the other as is reasonably requested of any of them, and shall otherwise cooperate with each other in connection with the matters described in this Section 7.01(b).

  (c) As soon as practicable following the execution of this Agreement, Newco will, and will cause Operating Sub to, prepare and file with the SEC such of the Newco SEC Filings and Operating Sub SEC Filings as it deems necessary in connection with the Financing and Newco will, and will cause Operating Sub to, use its reasonable best efforts to (i) respond to any comments of the SEC or its staff, and (ii) have such Newco SEC Filings and Operating Sub SEC Filings declared effective by the SEC (if required) as promptly as practicable. Newco shall also take, and cause Operating Sub to take, any action required to be taken under applicable state "Blue-Sky" or other securities Laws in connection with the issuance by Newco or Operating Sub of securities in connection with the Financing. If at any time prior to the Effective Time, any event shall occur with respect to Newco or Operating Sub, information with respect to which should be set forth in an amendment or supplement to any of the Company Required SEC Filings in order to make the information contained therein with respect to Newco or Operating Sub not misleading, Newco shall, and shall cause Operating Sub to, provide the Company with such information. Each of the Company and Newco shall take all reasonable actions and promptly supply such information to the other as is reasonably requested of any of them, and shall otherwise cooperate with each other in connection with the matters described in this Section 7.01(c).

  (d) Newco will, as soon as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Newco Stockholder Approval or obtain the Newco Stockholder Approval by written consent. Subject to the fiduciary duties of the Board of Directors of Newco, Newco will, through its Board of Directors, recommend to its stockholders that they approve and adopt this Agreement and the Merger and use its reasonable best efforts to obtain the Newco Stockholder Approval as soon as practicable.

  Section 7.02. Access to Information. (a) Upon reasonable notice, the Company shall afford to Newco and to the officers, employees, independent accountants, counsel and other representatives of Newco full access, during normal business hours during the period prior to the Effective Time, to all its properties, books, Contracts, commitments and records and, during such period, the Company shall (and shall cause each of the Subsidiaries to) furnish promptly to Newco
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Federal securities laws, (ii) a copy of each return and other document filed or received by it during such period pursuant to the requirements of the Federal tax laws and (iii) all other information concerning its business, properties and personnel as Newco may reasonably request. Neither the Company nor any Subsidiary shall be liable to any Person who enters on or inspects any of the properties of the Company or any Subsidiary pursuant to the terms of this Agreement for any costs, damages, expenses, liabilities or obligations arising out of or resulting from such entry or inspection unless caused by the gross negligence or willful misconduct of the Company or any Subsidiary.

  (b) Newco acknowledges receipt of a copy of that certain Confidentiality Agreement dated as of November 10, 1995 between the Company and The Sterling Group, Inc. (as amended, the "Confidentiality Agreement") and agrees that any and all information, correspondence, documents and other materials provided or made available to Newco by or on behalf of the Company or any Subsidiary pursuant to or in connection with this Agreement shall be subject to the confidentiality requirements of the Confidentiality Agreement, the same as if Newco were originally a party thereto; provided, however, that notwithstanding the foregoing, in no event shall Newco be prohibited from making any disclosure that is necessary or appropriate in order to obtain the Financing or to satisfy or comply with any covenant, condition or agreement to be satisfied or complied with by it or Operating Sub under this Agreement.

  (c) No investigation pursuant to this Section 7.02 or any other provision of this Agreement shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties hereunder.

  (d) The foregoing shall not require the Company to permit any inspection, or to disclose any information, which in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any obligation of the Company with respect to confidentiality if the Company shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure.

  Section 7.03. Reasonable Efforts. Each Party agrees to use its reasonable best efforts to take, and Newco agrees to cause Operating Sub to use its reasonable best efforts to take, (a) all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with Governmental Approvals) and will promptly cooperate with and furnish information to the other Party in connection with any such requirements imposed upon it or any of its affiliates in connection with the Merger and (b) all reasonable actions necessary to obtain (and will cooperate with the other Party or with the Parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by it in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

  Section 7.04. Notification of Certain Matters. Each of the Parties agrees to give prompt notice to the other of, and to use its reasonable best efforts to prevent or promptly remedy, (a) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be to likely be to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 7.04 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

  Section 7.05. Publicity. Neither Party shall issue any press release or otherwise make any public announcement with respect to this Agreement or the subject matter hereof without first consulting with the other Party.

  Section 7.06. Stock Acquisition Rights, etc. (a) Immediately prior to the Effective Time, the Company shall take such action (including, without limitation, the adoption of appropriate resolutions by the Board of Directors of the Company or a committee thereof) as may be necessary to cause the Employee Share Purchase Plan referred to in Schedule 4.09B of the Company Disclosure Schedule and each Stock Acquisition Right (including, without limitation, unexercised stock options outstanding under the Omnibus Stock
Plan) to be automatically canceled as of the Effective Time, without any consideration being delivered or deliverable in exchange therefor.

  (b) Prior to the Effective Time, the Company shall take such action (including, without limitation, the adoption of appropriate resolutions by the Board of Directors of the Company or a committee thereof) as may be necessary to:

    (i) cause each stock appreciation right then outstanding under any Equity Plan (a "SAR") to be automatically converted as of the Effective Time into the right to receive a cash payment in an amount (the

  "Spread Amount") equal to the excess, if any, of $12.00 over the base price provided for in such SAR unless, in the case of each such SAR, the holder thereof, the Company and Newco mutually agree otherwise in writing;

    (ii) cause each share of outstanding phantom stock to be automatically converted as of the Effective Time into the right to receive a cash payment in the amount of $12 (the "Phantom Stock Amount"); and

    (iii) cause the rights of Gary Hysop under the Hysop Agreement to be terminated in exchange for a payment in an amount not to exceed $50,000.

As of the Effective Time, the Company shall pay or cause to be paid the Spread Amounts to the holders of the SARs and the Phantom Stock Amounts to the holders of phantom stock, net of any amount of Taxes required to be withheld by applicable Law. No interest shall accrue or be payable with respect to any Spread Amount or Phantom Stock Amount.

  (c) The Company represents and warrants to Newco that the Spread Amounts and the Phantom Stock Amounts will not in the aggregate exceed an amount equal to the Maximum Amount. The Company further represents and warrants to Newco that, upon taking of the actions specified paragraphs (a) and (b) above, immediately following the Effective Time, (i) no Stock Acquisition Rights or any stock appreciation rights or phantom stock relating to the Company or any of the Subsidiaries shall be outstanding and (ii) no participant in the Omnibus Stock Plan or any other Equity Plan shall have the right thereunder to acquire any Stock Acquisition Rights or any such stock appreciation rights or phantom stock. For purposes of this Agreement, "Maximum Amount" means (i) at any time prior to September 1, 1996, $15,000,000, and (ii) at any time on or after September 1, 1996, $16,750,000.

  (d) Immediately prior to the Effective Time, the Company shall take such action (including, without limitation, the adoption of appropriate resolutions by the Board of Directors of the Company or a committee thereof) as may be necessary to cause all outstanding shares of restricted stock issued under the Omnibus Plan ("Restricted Stock") to be immediately and fully vested, notwithstanding any provision of the Omnibus Plan or any agreement between the Company and any holder of Restricted Stock to the contrary.

  (e) Except as otherwise agreed to by the Parties, (i) each Equity Plan shall terminate as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no Stock Acquisition Right or any stock appreciation right or phantom stock relating to the Company or any of the Subsidiaries shall be outstanding and that no participant in the Omnibus Stock Plan or any other Equity Plan shall have any right thereunder to acquire any Stock Acquisition Right or any such stock appreciation right or phantom stock.

  Section 7.07. Financing Arrangements. (a) Newco represents and warrants to the Company that (i) Newco has, contemporaneously with its execution hereof under cover letter identifying the same as such, delivered to the Company true and complete copies of letters (the "Financing Letters") from certain commercial banks, investment banks and other financing sources describing their interests in participating in the financing (debt and equity) required by Newco to consummate the Merger in accordance with this Agreement (the "Financing") and (ii) as of the date hereof, none of the Financing Letters has been withdrawn or terminated nor is Newco aware of any plan or intention to withdraw or terminate any of the Financing Letters. Newco will promptly advise the Company if any Financing Letter is withdrawn or terminated.

  (b) Newco further covenants and agrees with the Company that it will use its reasonable best efforts to obtain the Financing by the Outside Date on terms and conditions which are reasonably satisfactory to Newco. Newco will promptly advise the Company if Newco becomes aware of the occurrence of any event which Newco believes may have a materially adverse effect on the ability of Newco to obtain the Financing as contemplated by the preceding sentence.

  (c) Newco will use its reasonable best efforts to negotiate and enter into, on or before June 24, 1996, definitive loan agreements or other similar documents establishing the bank credit facilities contemplated by the

Financing Letters (collectively, the "Definitive Bank Loan Documents"). Newco will provide the Company with true and complete copies of the Definitive Bank Loan Documents promptly upon the execution and delivery thereof and will promptly advise the Company if any of the Definitive Bank Loan Documents are terminated or amended in any material respect or if Newco becomes aware of any event or occurrence which Newco believes may have a material adverse effect on the ability of Newco or the Company to satisfy, on or prior to the Outside Date, the conditions set forth in the Definitive Bank Loan Documents for funding thereunder. Newco will consult with the Company regarding such funding conditions prior to the execution and delivery of the Definitive Bank Loan Documents. Newco will not modify or amend in any material respect the Definitive Bank Loan Documents without first consulting with the Company. Newco agrees that, insofar as they impose obligations on the Company prior to the Effective Time, the Definitive Bank Loan Documents shall be reasonably acceptable to the Company.

  (d) Newco will use its reasonable best efforts to negotiate and enter into, within 30 days after the Company has filed with the SEC a preliminary Proxy Statement, definitive subscription agreements in substantially the form customarily used in transactions sponsored by The Sterling Group, Inc. (collectively, the "Definitive Equity Documents") containing commitments from financial sources to provide that portion of the equity financing contemplated by the Financing Letters equal to $96,574,952. Newco will provide the Company with true and complete copies of the Definitive Equity Documents promptly upon the execution and delivery thereof. Newco will not modify or amend in any material respect the Definitive Equity Documents without first consulting with the Company.

  (e) The Company will, and will cause each of the Subsidiaries to, take all reasonable actions reasonably requested by Newco to obtain, and otherwise cooperate with Newco in obtaining, the Financing. Without limitation of the foregoing but subject to Section 7.02(b), the Company shall, and shall cause the Subsidiaries, to (i) afford Newco and Newco's lenders, underwriters, placement agents, financial advisors, stockholders, attorneys, accountants and other representatives such access to its officers, directors, employees, agents, attorneys, accountants, assets, books and records as Newco may reasonably request in connection with the Financing, (ii) furnish, or cause to be furnished, to Newco and Newco's lenders, underwriters, placement agents, financial advisors, stockholders, attorneys, accountants and other representatives all financial, operating and other data and information, opinions of counsel and "comfort letters" as Newco may reasonably request in connection with the Financing, (iii) provide reasonable assistance to Newco to satisfy, at or before the Outside Date, all requirements of the Definitive Bank Loan Documents and the Definitive Equity Documents which are conditions to funding thereunder and (iv) participate, to the extent reasonably requested by Newco, in customary marketing efforts to obtain the participation of financial institutions in any syndication of the credit facilities contemplated by the Financing and to sell the securities contemplated by the Financing, including road shows, meetings with bankers and similar activities.

  Section 7.08. Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

  Section 7.09. Indemnification; Insurance. (a) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each Person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of the Subsidiaries (collectively, the "Indemnified Parties") against all Claims, Losses or Liabilities in connection with any Claim based in whole or in part on the fact that such Indemnified Party is or was a director, officer or employee of the Company or any of the Subsidiaries and arising out of the acts or omissions occurring prior to and including the Effective Time (including but not limited to the transactions contemplated by this Agreement) to the fullest extent permitted by the DGCL.

  (b) Newco shall, subject to obtaining any approvals required to be obtained from the Company or its stockholders, cause the Certificate of Incorporation and By-laws of the Surviving Corporation and the Subsidiaries to include provisions for the limitation of liability of directors and indemnification of the

Indemnified Parties to the fullest extent permitted under applicable Law and shall not permit the amendment of such provisions in any manner adverse to the Indemnified Parties, as the case may be, without the prior written consent of such Persons, for a period of six years from and after the Effective Time.

  (c) Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved, during the six-year period after the Effective Time, in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, arising out of events occurring prior to, and including, the Effective Time, the Surviving Corporation will pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Surviving Corporation shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 7.09.

  (d) For a period of no less than six years after the Effective Time, the Surviving Corporation shall cause to be maintained, with respect to matters arising out of events occurring prior to the Effective Time, the current policies of directors' and officers' liability insurance maintained by the Company or, if not available, an equivalent policy or policies for all present and former officers and directors of the Company and the Subsidiaries having terms and conditions no less advantageous than those in effect on the date hereof.

  (e) Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by Law shall be made by legal counsel reasonably acceptable to such Indemnified Party and the Surviving Corporation, retained at the Surviving Corporation's expense.

  (f) This Section 7.09 is intended to benefit the Indemnified Parties and their respective heirs, executors and personal representatives and shall be binding on the successors and assigns of the Surviving Corporation.

  Section 7.10. Certain Litigation. Except in the ordinary course of business or as set forth in the Company Disclosure Schedule, the Company agrees that it will not settle any material litigation currently pending, or commenced after the date hereof, against the Company or any of its directors, without the prior written consent of Newco, which consent shall not be unreasonably withheld.

  Section 7.11. Employee Matters. The Surviving Corporation shall provide those employees of the Company and the Subsidiaries who continue their employment after the Effective Time with benefits (including participation in an employee stock ownership plan) which, in the good faith determination of the Surviving Corporation, are substantially as favorable in the aggregate as those currently provided by the Company, subject to such modification as may be required by applicable Law, for a period of at least two years after the Closing Date.

  Section 7.12. Operating Subsidiary. As soon as practicable after the execution of this Agreement, Newco shall form a new Delaware corporate subsidiary ("Operating Sub"). On or prior to the Closing Date, the Company shall execute and deliver to Operating Sub conveyance documents, in form and substance reasonably satisfactory to Newco, providing for the conveyance of all of the assets and properties of the Company to the Operating Sub (a) subject to all related Liens and Liabilities, (b) conditioned upon the consummation of the Merger and (c) effective as of the Effective Time; provided, however, that the conveyance documents shall in any event provide
(i) that Operating Sub, in connection with, and as partial consideration for, such conveyance, expressly assumes and agrees to pay, perform and discharge when due, any and all Liabilities of the Company related to such assets and properties and (ii) that, if the conveyance of any of such asset or properties:

    (A) would be ineffective as between the Company and Operating Sub without the consent of any third Person;

    (B) would serve as a cause for terminating, invalidating or materially impairing such asset or property;

    (C) would cause or serve as a cause for the loss of the ownership of such asset or property;

    (D) would result in any material penalty or other detriment to the Company or Operating Sub; or

    (E) is prohibited by Law or any judgment, order or decree of any Governmental Authority,

then, in such event, such asset or property shall be excluded from such conveyance until such time as such consent has been obtained or such circumstance has been rectified, at which time the title to such asset or property shall automatically become vested in Operating Sub by virtue of such conveyance without any other conveyance or other action by the Company or Operating Sub. In addition, such conveyance documents shall provide that, at any time during which any of such assets or properties is excluded from such conveyance pursuant to the immediately preceding sentence, the Company or the Surviving Corporation, as the case may be, shall hold such asset or property for the exclusive use and benefit of Operating Sub and shall use its reasonable best efforts, at its sole cost and expense, to obtain such consents as are necessary to give effect to the conveyance of such asset or property, or rights and interests substantially equivalent to such asset or property, to Operating Sub.

                                 ARTICLE VIII

                                  CONDITIONS

  Section 8.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

    (b) No Injunctions or Restraints. No statute, rule, regulation or executive order shall have been enacted or issued by a Governmental Authority, and no decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Authority, and no other legal restraint or prohibition preventing the consummation of the Merger or making the consummation of the Merger illegal shall be in effect; provided, however, that each of the Parties shall have used reasonable efforts to prevent the entry of any such injunction or other order or decree and to appeal as promptly as possible any injunction or other order or decree that may be entered.

    (c) Waiting Period. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have terminated or expired.

    (d) Registration Statements. Each of the Registration Statements shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state Governmental Authorities.

    (e) Governmental Consents. All Governmental Approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect on the Closing Date.

  Section 8.02. Conditions to Obligation of the Company to Effect the Merger. Unless waived in writing by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) Accuracy of Representations and Warranties. All representations and warranties of Newco contained in Article V of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for any representations and warranties made as of a specified date, which shall be true and correct in all material respects as of the specified date.

    (b) Performance of Obligations. Newco shall have performed or complied with, in all material respects, all conditions and all material obligations, agreements and covenants contained herein which are to be performed or complied with by it on or prior to the Closing Date.

    (c) Compliance Certificate. The Company shall have received a certificate of the Chairman of the Board, the President or a Vice President of Newco certifying as to fulfillment of the conditions specified in Section 8.02(a) and (b).

    (d) Tag-Along Agreement. The stockholders of Newco immediately prior to the Effective Time shall have executed and delivered a Tag-Along Agreement in substantially the form of Exhibit A.

    (e) Legal Opinion. The Company shall have received an opinion or opinions of Andrews & Kurth L.L.P. and/or Richards, Layton & Finger, counsel for Newco, reasonably satisfactory to the Company, dated the Closing Date and covering the due incorporation of Newco, the binding nature of this Agreement, the effectiveness of the Merger and such other matters as may be reasonably requested by the Company.

  Section 8.03. Conditions to Obligations of Newco to Effect the Merger. Unless waived in writing by Newco, the obligation of Newco to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

    (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained in Article IV of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for any representations and warranties made as of a specified date, which shall be true and correct in all material respects as of the specified date.

    (b) Performance of Obligations. The Company shall have performed or complied with, in all material respects, all conditions and material obligations, agreements and covenants contained herein which are to be performed or complied with by it on or prior to the Closing Date.

    (c) Compliance Certificate. Newco shall have received a certificate of the Chairman of the Board, the President or a Vice President of the Company certifying as to fulfillment of the conditions specified in Section 8.03(a) and (b).

    (d) Legal Opinion. Newco shall have received an opinion or opinions of Piper & Marbury L.L.P. and/or F. Maxwell Evans, counsel for the Company, reasonably satisfactory to Newco, dated the Closing Date and covering the due incorporation of the Company, the binding nature of this Agreement, the effectiveness of the Merger, the validity of the Company Common Stock to be exchanged in the Merger and such other matters as may be reasonably requested by Newco.

    (e) Comfort Letters. Newco shall have received "comfort" letters in customary form from Arthur Anderson L.L.P. and/or Coopers & Lybrand L.L.P., certified public accountants for the Company, dated the effective time of each of the Registration Statements and the Closing Date (or such other date reasonably acceptable to Newco) with respect to financial statements and other information derived from the Company's accounting records with respect to the Company and the Subsidiaries included in the Registration Statements and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity and total revenues and the total and per share amounts of net income.

    (f) No Material Adverse Change. Since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, a material adverse change in (i) the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole or (ii) the prospects of the Company and the Subsidiaries, taken as a whole (excluding any effects on such prospects caused by economic, tax or other matters of general applicability or matters generally affecting any of the industries in which the Company or any of the Subsidiaries conduct business).

    (g) Financing. Newco shall have obtained the Financing as contemplated by
  Section 7.07.

    (h) Stock Acquisition Rights and SARs. The Company shall have received
  (i) from each holder of a stock option referred to in Section 7.06(a) an instrument in writing (reasonably satisfactory to Newco) effectively canceling such Stock Acquisition Right as contemplated by
  Section 7.06(a), (ii) from each holder of an SAR an instrument in writing (reasonably satisfactory to Newco) effectively canceling, subject to receiving the Spread Amount, such SAR as contemplated by Section 7.06(b)(i), (iii) from each holder of any phantom share an instrument in writing (reasonably acceptable to Newco) effectively canceling, subject to receiving the Phantom Stock Amount, such phantom share as contemplated by
  Section 7.06(b)(ii), and (iv) from the Company and Gary Hysop, an instrument in writing (reasonably acceptable to Newco) effectively canceling, subject to receiving the amount referred to in Section 7.06(b)(iii), the Hysop Agreement.

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

  Section 9.01. Termination. This Agreement may be terminated as set forth below at any time prior to the Closing Date, whether before or after the Company Stockholder Approval or the Newco Stockholder Approval has been obtained:

    (a) by mutual written consent of Newco and the Company;

    (b) by Newco, if

      (i) the Company Stockholder Approval is not obtained at the Stockholders Meeting (or any adjournment thereof) unless due to delay or default on the part of Newco;

      (ii) the Merger has not been consummated by the Outside Date, unless the failure to so consummate the Merger by such time is due to a breach of any representation or warranty contained in this Agreement or a material breach of any material agreement or covenant contained in this Agreement by, or otherwise on account of material delay or default on the part of, Newco;

      (iii) the Merger is enjoined by a final, non-appealable court order not entered at the request or with the support of Newco and Newco shall have used reasonable efforts to prevent the entry of such order;

      (iv) the Company accepts a Takeover Proposal in accordance with
    Section 6.02(b);

      (v) the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after notice of such default is given to the Company by Newco;

      (vi) the Company shall have breached any of its representations and warranties set forth in this Agreement, which breach cannot be cured prior to the Outside Date and has not been waived by Newco; or

      (vii) more than 10% of the issued and outstanding shares of Company Common Stock entitled to vote upon the adoption of this Agreement shall have properly demanded (and not withdrawn) appraisal of such shares in accordance with Section 262 of the DGCL with respect to the Merger; or

    (c) by the Company, if:

      (i) the Company Stockholder Approval is not obtained at the Stockholders Meeting (or any adjournment thereof) unless due to delay or default on the part of the Company or any Subsidiary;

      (ii) by August 31, 1996, Newco has not arranged the Financing as contemplated by Section 7.07(b) and satisfied the funding conditions with respect thereto (other than the conditions which are to be performed or satisfied by the Company or any Subsidiary) unless the failure to so arrange the Financing or satisfy such funding conditions by such date is due to a breach of any representation or warranty contained in this Agreement or a material breach of any material agreement or covenant contained in this Agreement by, or otherwise on account of material delay or default on the part of, the

    Company or any Subsidiary; provided, however, that the Company may terminate this Agreement pursuant to this clause (ii) only if the Company provides Newco with written notice of its election to terminate this Agreement pursuant to this clause (ii), which notice by the Company must be given by the close of business on the seventh Business Day following the later to occur of (A) August 31, 1996 or (B) the giving of notice by Newco to the Company of the Company's right to terminate this Agreement pursuant to this clause (ii), and then only if
    (1) the giving of such notice by the Company has been approved by the Board of Directors of the Company and (2) such notice by the Company states that the Company is entitled to terminate this Agreement pursuant to this clause (ii);

      (iii) the Merger has not been consummated by the Outside Date, unless the failure to so consummate the Merger by such time is due to a breach of any representation or warranty contained in this Agreement or a material breach of any material agreement or covenant contained in this Agreement by, or otherwise on account of material delay or default on the part of, the Company or any Subsidiary;

      (iv) the Merger is enjoined by a final, non-appealable court order not entered at the request or with the support of the Company or any Subsidiary and the Company shall have used reasonable efforts to prevent the entry of such order;

      (v) the Company accepts a Takeover Proposal in accordance with
    Section 6.02(b);

      (vi) Newco (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after notice of such default is given to Newco by the Company;

      (vii) Newco shall have breached any of its representations and warranties set forth in this Agreement, which breach cannot be cured prior to the Outside Date and has not been waived by the Company;

      (viii) Newco notifies the Company, pursuant to Section 7.07(b), that Newco does not believe it will be able to arrange the Financing by the Outside Date for reasons other than a delay or default by the Company or any Subsidiary;

      (ix) Newco fails to enter into the Definitive Bank Loan Documents on or before June 24, 1996 as contemplated by Section 7.07(c) unless such failure is due (in whole or in part) to a delay or default on the part of the Company or any of the Subsidiaries or to the material breach of any of the Company's representations or warranties contained herein; provided, however, that the Company may terminate this Agreement pursuant to this clause (ix) only if the Company provides Newco with written notice of its election to terminate this Agreement pursuant to this clause (ix), which notice by the Company must be given by the close of business on the seventh Business Day following the later to occur of (A) the date by which the Definitive Bank Loan Documents were contemplated to be executed pursuant to Section 7.07(c) or (B) the giving of notice by Newco to the Company of the Company's right to terminate this Agreement pursuant to this clause (ix), and then only if
    (1) the giving of such notice by the Company has been approved by the Board of Directors of the Company and (2) such notice by the Company states that the Company is entitled to terminate this Agreement pursuant to this clause (ix); or

      (x) (A) any Definitive Bank Loan Document is terminated (other than by Newco) prior to the Outside Date for any reason other than a delay or default on the part of the Company or any of the Subsidiaries or the material breach of any of the Company's representations or warranties contained herein and (B) Newco fails, for any reason other than a delay or default on the part of the Company or any of the Subsidiaries or the material breach of any of the Company's representations or warranties contained herein, to provide one or more substitute or replacement Definitive Bank Loan Documents within 15 days after the date of such termination; provided, however, that this clause (x) shall not apply to the termination of any Definitive Bank Loan Agreement which is not necessary in order for Newco to obtain the Financing by the Outside Date as contemplated by the first sentence of Section 7.07(b);

      (xi) Newco fails to enter into the Definitive Equity Documents on or before the date contemplated in Section 7.07(d) unless such failure is due (in whole or in part) to a delay or default on the part of the Company or any of the Subsidiaries or to the material breach of any of the Company's representations or warranties contained herein; provided, however, that the Company may terminate this Agreement pursuant to this clause (x) only if the Company provides Newco with written notice of its election to terminate this Agreement pursuant to this clause (x), which notice by the Company must be given by the close of business on the seventh Business Day following the later to occur of (A) the date by which the Definitive Equity Documents were contemplated to be executed pursuant to Section 7.07(d) or (B) the giving of notice by Newco to the Company of the Company's right to terminate this Agreement pursuant to this clause (x), and then only if (1) the giving of such notice by the Company has been approved by the Board of Directors of the Company and (2) such notice by the Company states that the Company is entitled to terminate this Agreement pursuant to this clause (x); or

      (xii) (A) any Definitive Equity Document is terminated (other than by Newco) prior to the Outside Date for any reason other than a delay or default on the part of the Company or any of the Subsidiaries or the material breach of any of the Company's representations or warranties contained herein and (B) Newco fails, for any reason other than a delay or default on the part of the Company or any of the Subsidiaries or the material breach of any of the Company's representations or warranties contained herein, to provide one or more substitute or replacement Definitive Equity Documents within 15 days after the date of such termination; provided, however, that this clause (xii) shall not apply to the termination of any Definitive Equity Document which is not necessary in order for Newco to obtain the Financing by the Outside Date as contemplated by the first sentence of Section 7.07(b).

  Section 9.02. Effect of Termination. In the event of termination of this Agreement by either Newco or the Company, as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of Newco or the Company or their respective officers or directors, except that (a) Section 4.17, Section 5.07, Section 7.08, this Section 9.02 and
Article X shall survive any such termination, (b) Section 7.05 shall survive any such termination for a period of one year following such termination, (c) if Newco terminates this Agreement pursuant to Section 9.01(b)(iv) or if the Company terminates this Agreement pursuant to Section 9.01(c)(v), then the Company shall promptly pay to Newco or its designee a break-up fee in the amount of $8,000,000, and (d) if the break-up fee referred to clause (c) above is payable by the Company to Newco or its designee, Section 6.02(b) shall survive any such termination until such time as such break-up fee has been paid by the Company to Newco or its designee; provided, however, that nothing herein shall relieve either Party for liability for any willful breach of any representation, warranty, covenant or agreement of such party contained herein.

  Section 9.03. Amendment. This Agreement may be amended by action taken by the Parties' respective Boards of Directors or pursuant to authority granted by such Boards of Directors, at any time before or after the Company Stockholder Approval or the Newco Stockholder Approval has been obtained; provided, however, that no amendment to this Agreement shall be made after the Company Stockholder Approval or the Newco Stockholder Approval has been obtained which by applicable Law requires further approval by the Company's or Newco's stockholders, respectively, unless such further approval shall have been obtained in accordance with applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

  Section 9.04. Extension; Waiver. At any time prior to the Effective Time, either Party may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of
Section 9.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party by one of its duly authorized officers. The failure of either Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of these rights.

                                   ARTICLE X

                                 MISCELLANEOUS

  Section 10.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 10.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time of the Merger, which covenants or agreements shall survive the consummation of the Merger.

  Section 10.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

    (a) if to Newco, to:

      c/o The Sterling Group, Inc.
      Eight Greenway Plaza, Suite 702
      Houston, Texas 77046
      Attention: Frank J. Hevrdejs
      Telephone Number: (713) 877-8257
      Facsimile Number: (713) 877-1824

    with a copy to:

      Andrews & Kurth L.L.P.
      4200 Texas Commerce Tower
      600 Travis
      Houston, Texas 77002
      Attention: David G. Elkins
      Telephone Number: (713) 220-4364
      Facsimile Number: (713) 220-4285

    (b) if to the Company, to:

      Sterling Chemicals, Inc.
      1200 Smith Street
      Suite 1900
      Houston, Texas 77002
      Attention: F. Maxwell Evans, General Counsel
      Telephone Number: (713) 654-9507
      Facsimile Number: (713) 654-9577

    with a copy to:

      Piper & Marbury L.L.P.
      36 South Charles Street
      Baltimore, Maryland 21201
      Attention: Earl S. Wellschlager
      Telephone Number: (410) 576-1747
      Facsimile Number: (410) 576-1700

  Section 10.03. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

  Section 10.04. Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and (b) except as provided in Sections 7.06(b), 7.06(d), 7.09 and 7.11, is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.

  Section 10.05. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

  Section 10.06. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  Section 10.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

  In Witness Whereof, Newco and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                          STX Acquisition Corp.

                                          By: _________________________________
                                            Frank J. Hevrdejs, President

                                          Sterling Chemicals, Inc.

                                          By: _________________________________
                                            J. Virgil Waggoner, President and
                                             Chief
                                            Executive Officer

                                   EXHIBIT A

                              TAG-ALONG AGREEMENT

  This Tag-Along Agreement dated as of             , 1996 is by the
undersigned (the "Obligors") in favor of and for the benefit of the Beneficiaries (as hereinafter defined).

                            PRELIMINARY STATEMENTS

1. Effective as of the date hereof, STX Acquisition Corp., a Delaware corporation ("Newco"), merged (the "Merger") into Sterling Chemicals, Inc., a Delaware corporation (the "Company"), pursuant to that certain Agreement and Plan of Merger between Newco and the Company dated as of April 24, 1996 (the "Merger Agreement").

2. Pursuant to the Merger Agreement, certain of the stockholders of the Company retained all or a portion of the shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") held by them immediately prior to the Merger rather than have such shares converted into cash in connection with the Merger (such retained shares of Company Common Stock being herein called the "Rollover Shares").

3. Pursuant to the Merger Agreement, the outstanding shares of common stock, par value $0.01 per share, of Newco ("Newco Common Stock") were converted into shares of Company Common Stock. Each of the Obligors (i) was the owner of shares of Newco Common Stock and (ii) as a result of the conversion of those shares into Company Common Stock as aforesaid, is now the owner of the number of shares of Company Common Stock set forth below such Obligor's name on the signature pages hereof.

4. This Agreement is being entered into pursuant to Section 8.02(d) of the Merger Agreement.

  NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor, severally with respect to itself only, hereby agrees as follows:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

  Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:

    "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    "Agreement" means this Tag-Along Agreement, as the same may hereafter be amended, modified or restated and in effect from time to time.

    "Beneficiaries" means each Person (other than any Obligor) who retained Rollover Shares in connection with the Merger, including such Person's permitted assigns.

    "Company" has the meaning specified in the Preliminary Statements of this Agreement.

    "Company Common Stock" has the meaning specified in the Preliminary Statements of this Agreement.

    "Disputants" has the meaning specified in Section 4.02(a).

    "Maximum Amount" has the meaning specified in Section 2.01(b).

    "Merger" has the meaning specified in the Preliminary Statements of this Agreement.

    "Merger Agreement" has the meaning specified in the Preliminary Statements of this Agreement.

    "Newco" has the meaning specified in the Preliminary Statements of this Agreement.

    "Newco Common Stock" has the meaning specified in the Preliminary Statements of this Agreement.

    "Obligors" has the meaning specified in the introductory paragraph of this Agreement.

    "Participating Beneficiary" has the meaning specified in Section 2.01(d).

    "Person" means any individual, firm, corporation, trust, association, company, limited liability company, joint stock company, partnership, joint venture, governmental authority or other entity or enterprise.

    "Proposed Transaction" has the meaning specified in Section 2.01(a).

    "Purchaser" has the meaning specified in Section 2.01(b).

    "Restricted Shares" means the shares of Company Common Stock into which the shares of Newco Common Stock owned by the Obligors have been converted pursuant to the Merger.

    "Rollover Shares" has the meaning specified in the Preliminary Statements of this Agreement.

    "Sellers" has the meaning specified in Section 2.01(a).

    "Tag-Along Notice" has the meaning specified in Section 2.01(c).

    "Transfer" means, with respect to the Restricted Shares of any Obligor, any direct or indirect sale, assignment or other disposition of such Restricted Shares by such Obligor; provided, however, that such term shall not include any sale, assignment or other disposition by such Obligor:

      (a) to one or more other Obligors or to the Company;

      (b) to any Affiliate of such Obligor;

      (c) if such Obligor is a natural person, to (i) a guardian of the estate of such Obligor or (ii) an inter vivos trust primarily for the benefit of such Obligor and/or such Obligor's immediate family;

      (d) if such Obligor is a natural person, to an executor, administrator or guardian of the estate of such Obligor or to the heirs, distributees or legatees of such Obligor under the will of such Obligor or pursuant to the laws of descent and distribution;

      (e) to a Person who acquires such Restricted Shares by operation of law (including pursuant to a property settlement agreement, plan or arrangement approved or ordered by any court);

      (f) pursuant to a gift or charitable contribution;

      (g) pursuant to a public distribution registered under the Securities Act of 1933, as amended (the "Securities Act"), or a sale on the open market through a "brokers' transaction (as that term is defined in subsection (g) of Rule 144 promulgated under the Securities Act);

      (h) pursuant to Rule 144 promulgated under the Securities Act;

      (i) pursuant to a mortgage, pledge or other encumbrance;

      (j) pursuant to bankruptcy or insolvency proceedings or any judicial order, legal process, execution or attachment;

      (k) pursuant to a tender or exchange offer or a merger, consolidation or other similar transaction open to all stockholders of the Company on a pro rata basis at the same price per share and on the same economic terms; or

      (l) if shares of Company Common Stock are listed on any national securities exchange or reported on The Nasdaq Stock Market, in a transaction where the purchase price per Restricted Share being transferred is less than or equal to the then-current market price per share.

    "Transfer Notice" has the meaning specified in Section 2.01(a).

  Section 1.02. Interpretation. In this Agreement, unless a clear contrary intention appears:

    (a) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

    (b) reference to any gender includes each other gender and the neuter;

    (c) all terms defined in the singular shall have the same meanings in the plural and vice versa;

    (d) reference to any Person includes such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment not otherwise permitted by this Agreement;

    (e) reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

    (f) all references to Articles and Sections shall be deemed to be references to the Articles and Sections of this Agreement;

    (g) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

    (h) with respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding";

    (i) the captions and headings contained in this Agreement shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise;

    (j) where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person; and

    (k) no provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                  ARTICLE II

                               TAG-ALONG RIGHTS

  Section 2.01. Tag-Along Rights. (a) In the event that, at any time during the term of this Agreement, any Obligor acting alone or two or more of the Obligors acting in concert (the "Sellers", whether one or more) propose to Transfer, in a single transaction or series of related transactions, Restricted Shares representing in the aggregate 51% or more of all of the shares of Company Common Stock then issued and outstanding (on a fully-diluted basis), the Sellers shall give, or cause to be given, written notice (a "Transfer Notice") to the Beneficiaries of such proposed Transfer (a "Proposed Transaction"). For purposes of this Agreement, two or more Obligors will be deemed to be acting in concert when they act jointly or on a coordinated basis pursuant to any express or tacit agreement, arrangement or understanding.

  (b) Each Transfer Notice shall (i) specify the total number of Restricted Shares proposed to be disposed of in the Proposed Transaction (the "Maximum Amount"), (ii) specify the proposed purchase price for such Restricted Shares,
(iii) describe the portion of such purchase price payable at the closing of such Proposed Transaction, (iv) describe the amount and any terms of any delayed payment of such purchase price, (v) describe the security (if any) for any such deferred payment and (vi) identify the prospective purchaser of the Restricted Shares proposed to be disposed of in the Proposed Transaction (the "Purchaser").

  (c) Each Beneficiary shall have the right to participate in the Proposed Transaction described in a Transfer Notice on a pro rata basis and at the same price per share and on the same economic terms and conditions applicable to the Sellers, but only if such Beneficiary gives the Sellers written notice of such Beneficiary's desire to so participate within 15 days after receipt of the applicable Transfer Notice by such Beneficiary (a "Tag-Along Notice"). The failure of any Beneficiary to provide the Sellers with a Tag-Along Notice within such 15-day period shall be deemed for all purposes of this Agreement to be an irrevocable election by such Beneficiary to not participate in the relevant Proposed Transaction. Each Tag-Along Notice shall (A) specify the number of Rollover Shares owned by the relevant Beneficiary which such Beneficiary desires to include in relevant Proposed Transaction (the "Participating Shares"), (B) contain an irrevocable agreement of such Beneficiary to sell the Participating Shares to the Purchaser pursuant to the terms of the Transfer Notice and this Agreement and (C) contain a representation of such Beneficiary to the effect that the agreement referred to in the foregoing clause (B) constitutes a legal, valid and binding obligation of such Beneficiary, enforceable against such Beneficiary in accordance with its terms.

  (d) If any Beneficiary shall have given a Tag-Along notice in accordance with paragraph (c) above (a "Participating Beneficiary"), the Sellers shall not Transfer any Restricted Shares to the Purchaser as contemplated by the relevant Transfer Notice unless each Participating Beneficiary is permitted to include in the Proposed Transaction, on terms no less favorable than those applicable to the Sellers, that number of Rollover Shares then owned by such Participating Beneficiary determined by multiplying (i) the number of Participating Shares of such Participating Beneficiary by (ii) a fraction having a numerator equal to the Maximum Amount and a denominator equal to the total number of Restricted Shares then owned by the Sellers providing such Transfer Notice.

  Section 2.02. Terms of Transfer of Rollover Shares. Any transfer of Rollover Shares pursuant to Section 2.01 shall be made at the same price per share and on the same terms and conditions as are set forth in the applicable Transfer Notice and such transfer shall be closed concurrently with the Transfer to the Purchaser of the Restricted Shares described in the Transfer Notice.

  Section 2.03. Costs and Expenses. All reasonable costs and expenses incurred in connection with any transfer made pursuant to Section 2.01, including all costs and disbursements, finders' fees or brokerage commissions and the fees and disbursements of a single counsel representing all shares of Company Common Stock to be transferred in connection therewith, shall be allocated pro rata among the Sellers and the Participating Beneficiaries based on the number of shares of Company Common Stock sold by each of them.

  Section 2.04. Application to Transferees. Any transferee that acquires any Restricted Shares pursuant to clause (a), (b), (c), (d), (e) or (f) of the definition herein of Transfer (other than pursuant to a gift or charitable contribution to non-profit organization exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended) shall take such Restricted Shares subject to the terms and conditions of this Agreement. All other transferees of any Restricted Shares shall take such Restricted Shares free from the terms of this Agreement.

                                  ARTICLE III

                                  TERMINATION

  Section 3.01. Termination. This Agreement shall terminate with respect to any Beneficiary in the event that such Beneficiary delivers a Tag-Along Notice to any Seller and thereafter defaults on its obligation to transfer any Rollover Shares which such Beneficiary has elected to transfer at the closing of the Proposed Transaction described in the applicable Transfer Notice. This Agreement shall automatically terminate with respect to all Beneficiaries on the fifth anniversary of the date of this Agreement.

  Section 3.02. Effect of Termination. In the event of any termination of this Agreement, this Agreement shall become void and there shall be no liability on the part of any Obligor hereunder; provided, however, that nothing herein shall relieve any Obligor for liability for any willful breach hereof prior to such termination.

                                  ARTICLE IV

                                 MISCELLANEOUS

  Section 4.01. Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the Parties at the following addresses or facsimile numbers:

    (i) if to any Obligor, to the address set forth below such Obligor's name on the signature pages hereof; and

    (ii) if to the Beneficiaries, to the names and addresses of the Beneficiaries as they appear on the stock transfer records of the Company,

or at such other address or number as shall be designated in a notice by any Obligor to the Beneficiaries, given in accordance with this Section 4.01. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given (A) in the case of a notice sent by regular mail, three business days after it is duly deposited in the mails, (B) in the case of a notice sent by registered or certified mail, on the date receipted for (or refused) on the return receipt, (C) in the case of a notice delivered by hand, when personally delivered, (D) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt, and
(E) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address.

  Section 4.02. Dispute Resolution. (a) In the event of any dispute between the Obligors (or any of them), on the one hand, and any Beneficiaries (or any of them), on the other hand, with respect to any matter covered by this Agreement (including whether the provisions of this Agreement have been complied with), the applicable Obligors and Beneficiaries (the "Disputants") shall first use their best efforts to resolve such dispute between themselves. If the Disputants are unable to resolve the dispute within 15 days, such dispute shall be submitted to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association. The Disputants will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they are unable to agree upon such appointment within ten days following the 15-day period referred to above. Upon appointment of the mediator, the Disputants agree to participate in good faith in the mediation and negotiations relating thereto for 20 days. If the Disputants are not successful in resolving the dispute through mediation within such 20-day period, either Disputant may submit the dispute to arbitration in accordance with the following provisions of this Section
4.02. The fees and expenses of the mediator shall be borne by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator deems appropriate.

  (b) To submit a dispute to arbitration as contemplated by paragraph (a) above, a Disputant must give written notice to the other Disputant, in which event the dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association except as otherwise provided below. The arbitrators shall have sole discretion with regard to the admissibility of evidence. Each Disputant shall have the right to be represented by counsel. All rulings of the arbitrators shall be in writing, shall be determined by at least a majority of their number and shall be delivered to the Disputants. The fees and expenses of the arbitrators shall be borne by the non-prevailing Disputant or, in the event there is no clear prevailing Disputant, as the arbitrators deem appropriate.

  (c) In the event there is any disputed question of law involved in any arbitration proceeding hereunder, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the Disputants, but any legal conclusion reached by the arbitrators from such facts may be submitted by either Disputant to the courts of the State of Delaware for final determination by initiation of a civil action in the manner provided by law, and the Obligors and the Beneficiaries hereby consent and submit themselves to the jurisdiction of such courts for such purpose. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the Disputants. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the Disputants shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (c), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all of its fees and expenses, including reasonable attorney's fees and court costs, incurred in connection with such action and on appeal.

  (d) Except as limited by paragraph (c) above, the Disputants agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction, and the Disputants hereby consent and submit themselves to the jurisdiction of the courts of the State of Delaware for purposes of the enforcement of any arbitration award. In the event legal proceedings are commenced to enforce the rights awarded in any arbitration proceeding hereunder, the party who prevails or substantially prevails (as determined by the court) in such legal proceeding shall be entitled to recover from the other party all of its fees and expenses, including reasonable attorneys' fees and costs of court, incurred in connection with such legal proceeding and on appeal.

  (e) All arbitration and mediation conferences and hearings pursuant to this
Section 4.02 shall be conducted in Wilmington, Delaware or at such other place as the Disputants may mutually agree.

  Section 4.03. Benefit and Burden. This Agreement shall inure to the benefit of and shall be binding upon, the Obligors and the Beneficiaries and their respective executors, personal representatives, administrators, successors, heirs, distributees, devisees, legatees and permitted assigns.

  Section 4.04. No Third Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other Person other than the Obligors and the Beneficiaries and their respective heirs, executors, administrators, personal representatives and permitted assigns, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

  Section 4.05. Assignments. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (i) by any Obligor, without the prior written consent of the Beneficiaries or (ii) by any Beneficiary, except in connection with the transfer of Rollover Shares to such assignee.

  Section 4.06. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

  Section 4.07. Governing Law. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

  Section 4.08. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements, arrangements and understandings between the Parties (whether written, oral or otherwise) with respect to the subject matter hereof. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between the Parties concerning the subject matter hereof except as set forth herein.

  IN WITNESS WHEREOF, the Obligors have executed this Agreement as of the date first above written.

                                          OBLIGORS:

                                          By: _________________________________
                                          Printed Name: _______________________
                                          Title: ______________________________
                                          Number of Restricted Shares: ________

                                          Address:

                                          _____________________________________
                                          _____________________________________
                                          _____________________________________
                                          Telephone Number: ___________________
                                          Facsimile Number: ___________________

                                          _____________________________________
                                          Spouse (if applicable)

                                   EXHIBIT B

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           STERLING CHEMICALS, INC.

                                   ARTICLE I

                        NAME, REGISTRATION AND PURPOSE

  Section 1.01. Name. The name of the Corporation is "Sterling Chemicals Holdings, Inc.".

  Section 1.02. Registered Office and Registered Agent. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

  Section 1.03. Purpose. The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL"), and the Corporation shall have the power to perform all lawful acts and activities.

                                  ARTICLE II

                                CAPITALIZATION

  Section 2.01. Authorized Capital. (a) The total number of shares of stock that the Corporation shall have the authority to issue is 22,000,000 shares of capital stock, consisting of (i) 2,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 20,000,000 shares of common stock, par value $0.01 per share (the "Common Stock").

  (b) Subject to the provisions of this Certificate of Incorporation and the Preferred Stock Designation (as defined below) creating any series of Preferred Stock, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the "Board of Directors"), which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

  (c) The right to cumulate votes for the election of directors as provided in
Section 214 of the DGCL shall not be granted and is hereby expressly denied.

  Section 2.02. Preferred Stock. (a) The Preferred Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each series of Preferred Stock authorized by it, the Board of Directors shall be authorized to establish by resolution or resolutions, and by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), the following to the fullest extent now or hereafter permitted by the DGCL:

    (i) the designation of such series;

    (ii) the number of shares to constitute such series;

    (iii) whether such series is to have voting rights (full, special or limited) or is to be without voting rights;

    (iv) if such series is to have voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the Common Stock or one or more other series of Preferred Stock;

    (v) the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

    (vi) the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

    (vii) the dividend rights and preferences (if any) of such series, including, without limitation, (A) the rates of dividends payable thereon,
  (B) the conditions upon which and the time when such dividends are payable,
  (C) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate and (D) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the Common Stock or any other series of Preferred Stock;

    (viii) the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Corporation;

    (ix) whether or not the shares of such series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (A) shares of Common Stock, (B) shares of any other series of Preferred Stock or (C) any other stock or securities of the Corporation;

    (x) if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted; and

    (xi) such other rights, powers and preferences with respect to such series as may to the Board of Directors seem advisable.

  Any series of Preferred Stock may vary from any other series of Preferred Stock in any or all of the foregoing respects and in any other manner.

  (b) The Board of Directors may, with respect to any existing series of Preferred Stock but subject to the Preferred Stock Designation creating such series, (i) increase the number of shares of Preferred Stock designated for such series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series or (ii) decrease the number of shares of Preferred Stock designated for any existing series by a resolution subtracting from such series shares of Preferred Stock designated such series (but not below the number of shares of such series then outstanding), and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

  (c) No vote of the holders of the Common Stock or the Preferred Stock shall, unless otherwise expressly provided in a Preferred Stock Designation, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation. Shares of any series of Preferred Stock that have been authorized for issuance pursuant to this Certificate of Incorporation and that have been issued and reacquired in any manner by the Corporation (including upon conversion or exchange thereof) shall be restored to the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors and a Preferred Stock Designation as set forth above.

  Section 2.03. Common Stock. (a) The holders of shares of the Common Stock shall be entitled to vote upon all matters submitted to a vote of the common stockholders of the Corporation and shall be entitled to one vote for each share of the Common Stock held.

  (b) Subject to the prior rights and preferences (if any) applicable to shares of Preferred Stock of any series, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

  (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferential or other rights (if any) of the holders of shares of the Preferred Stock in respect thereof, the holders of shares of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. For purposes of this paragraph (c), a liquidation, dissolution or winding-up of the Corporation shall not be deemed to be occasioned by or to include (i) any consolidation or merger of the Corporation with or into another corporation or other entity or
(ii) a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

  Section 2.04. Stock Options, Warrants, etc. Unless otherwise expressly prohibited in a Preferred Stock Designation creating any series of Preferred Stock, the Corporation shall have authority to create and issue warrants, rights and options entitling the holders thereof to purchase from the Corporation shares of the Corporation's capital stock of any class or series or other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such warrants, rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                  ARTICLE III

                                   DIRECTORS

  Section 3.01. Number and Term. The number of directors of the Corporation shall from time to time be fixed exclusively by the Board of Directors in accordance with, and subject to the limitations set forth in, the bylaws of the Corporation (the "Bylaws"); provided, however, that the Board of Directors shall at all times consist of a minimum of three and a maximum of fifteen members, subject, however, to increases above fifteen members as may required in order to permit the holders of any series of Preferred Stock to exercise their right (if any) to elect additional directors under specified circumstances. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Anything in this Certificate of Incorporation or the Bylaws to the contrary notwithstanding, each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

  Section 3.02. Nomination and Election. (a) Nominations of persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors. The Bylaws may set forth procedures for the nomination of persons for election or reelection to the Board of Directors and only persons who are nominated in accordance with such procedures (if any) shall be eligible for election or reelection as directors of the Corporation; provided, however, that such procedures shall not infringe upon (i) the right of the Board of Directors to nominate persons for election or reelection to the Board of Directors or (ii) the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances.

  (b) Each director shall be elected in accordance with this Certificate of Incorporation, the Bylaws and applicable law. Election of directors by the Corporation's stockholders need not be by written ballot unless the Bylaws so provide.

  Section 3.03. Removal. No director may be removed except by the affirmative vote of the holders of not less than a majority in voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. The Board of Directors may not remove any director, and no recommendation by the Board of Directors that a director be removed may be made to the Corporation's stockholders unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than two-thirds of the whole Board of Directors.

  Section 3.04. Vacancies. (a) In case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors remaining in office (though less than a quorum), and the director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

  (b) Any newly-created directorship resulting from any increase in the number of directors may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors then in office (though less than a quorum). Each director so appointed shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

  (c) Except as expressly provided in this Certificate of Incorporation or as otherwise provided by applicable law, stockholders of the Corporation shall not have the right to fill vacancies or newly-created directorships on the Board of Directors.

  Section 3.05. Subject to Rights of Holders of Preferred Stock. Notwithstanding the foregoing provisions of this Article III, if the Preferred Stock Designation creating any series of Preferred Stock entitles the holders of such Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, then all provisions of such Preferred Stock Designation relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article III.

  Section 3.06. Limitation of Access of Stockholders to Books and Records. In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

  Section 3.07. Limitation of Personal Liability. (a) No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

  (b) If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited or eliminated to the full extent permitted by the DGCL, as so amended from time to time.

                                  ARTICLE IV

                              AMENDMENT OF BYLAWS

  The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws. Stockholders of the Corporation shall have the power to alter, amend, expand or repeal the Bylaws but only by the affirmative vote of the holders of not less than 66- 2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.

                                   ARTICLE V

                     ACTIONS AND MEETINGS OF STOCKHOLDERS

  Section 5.01. No Action by Written Consent. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders. Stockholders of the Corporation may not act by written consent in lieu of a meeting.

  Section 5.02. Meetings. (a) Meetings of the stockholders of the Corporation (whether annual or special) may only be called by the Board of Directors or such officer or officers of the Corporation as the Board of Directors may from time to time authorize to call meetings of the stockholders of the Corporation. Stockholders of the Corporation shall not be entitled to call any meeting of stockholders or to require the Board of Directors or any officer or officers of the Corporation to call a meeting of stockholders except as otherwise expressly provided by law or in the Preferred Stock Designation creating any series of Preferred Stock.

  (b) Stockholders of the Corporation shall have the right to propose business for consideration at any meeting of stockholders but only as may be expressly provided in, and then only in compliance with, the Bylaws.

  (c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice or waivers of notice of such meeting. The person presiding at a meeting of stockholders may determine whether business has been properly brought before the meeting and, if the facts so warrant, such person may refuse to transact any business at such meeting which has not been properly brought before such meeting.

  Section 5.03. Appoint and Remove Officers, etc. The stockholders of the Corporation shall have no right or power to appoint or remove officers of the Corporation nor to abrogate the power of the Board of Directors to elect and remove officers of the Corporation. Except as provided in Section 3.03, the stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the Board of Directors nor to abrogate the power of the Board of Directors to establish one or more such committees or the power of any such committee to exercise the powers and authority of the Board of Directors.

                                  ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Corporation (i) shall indemnify, to the fullest extent permitted by applicable law, each person who is or was a director or officer of the Corporation and each person who, at the request of the Board of Directors of the Corporation or an officer of the Corporation, is or was a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Section 6.01.

                                  ARTICLE VII

              ELECTION TO BE GOVERNED BY SECTION 203 OF THE DGCL

  The Corporation hereby elects to be governed by Section 203 of the DGCL; provided, however, that the provisions of this Article VII shall not apply to restrict a business combination between the Corporation and an interested stockholder (as defined in Section 203 of the DGCL) of the Corporation if either (i) such business combination was approved by the Board of Directors prior to the time that such stockholder became an interested stockholder or
(ii) such stockholder became an interested stockholder as a result of, and at or prior to the effective time of, a transaction which was approved by the Board of Directors prior to the time that such stockholder became an interested stockholder.

                                 ARTICLE VIII

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

  The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation or a Preferred Stock Designation, in the manner now or hereafter prescribed by applicable law, and all rights, preferences and privileges conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation are granted subject to this reservation. Notwithstanding the foregoing or any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, the provisions of this
Article VIII and of Articles III, IV and V may not be repealed or amended in any respect, and no provision inconsistent with any such provision or imposing cumulative voting in the election of directors may be added to this Certificate of Incorporation, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class; provided, however, that any amendment or repeal of Section 3.07 or Article VI of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal and, provided further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

                                  ARTICLE IX

                       VOTING REQUIREMENTS NOT EXCLUSIVE

  The voting requirements contained in this Certificate of Incorporation shall be in addition to the voting requirements imposed by law or by the Preferred Stock Designation creating any series of Preferred Stock.

                                    ANNEX B
                  FAIRNESS OPINION OF LAZARD FRERES & CO. LLC

                            Lazard Freres & Co. LLC

                                April 24, 1996

Special Committee of the Board of Directors
 Sterling Chemicals, Inc.
1200 Smith Avenue
Suite 1900
Houston, Texas 77002

Dear Members of the Special Committee:

  You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Sterling Chemicals, Inc. (the "Company") of the consideration to be received by such stockholders in connection with the proposed merger (the "Merger") of STX Acquisition Corp. ("Newco"), an affiliate of The Sterling Group, Inc., with and into the Company pursuant to the Agreement and Plan of Merger dated as of April 24, 1996 between Newco and the Company (the "Merger Agreement"). Pursuant to the Merger Agreement, each issued and outstanding share of common stock of the Company ("Company Common Stock") will be converted into the right to receive $12.00 in cash unless the holder elects to retain one share of common stock of the surviving corporation in the Merger ("Surviving Corporation Common Stock"), in which event (subject to proration if holders of more than 5,000,000 shares of Company Common Stock so elect) such share shall be so retained. In connection with this opinion, we have:

    (i) Reviewed the financial terms of the Merger Agreement;

    (ii) Analyzed certain historical business and financial information relating to the Company, including the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended September 30, 1995 and the Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 1995;

    (iii) Reviewed various financial forecasts and other data provided to us by the Company relating to the Company's businesses;

    (iv) Held discussions with members of the senior management of the Company with respect to the businesses and prospects of the Company, and the strategic objectives of the Company;

    (v) Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the businesses of the Company;

    (vi) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company, and in other industries generally;

    (vii) Reviewed the historical stock prices and trading volumes of the Company's Common Stock; and

    (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

  We have not reviewed any proxy statement or similar document that may be prepared for use in connection with the Merger.

  We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

Special Committee of the Board of Directors
April 24, 1996
Page 2

  Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion does not address the Company's underlying business decision to effect the Merger or constitute a recommendation to any holder of Company Common Stock as to how such holder should vote with respect to the Merger or as to what form of merger consideration such holder should elect to receive. Our opinion as expressed below does not imply any conclusion as to the likely trading range for the Surviving Corporation Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

  In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company or Newco and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company or Newco.

  Lazard Freres & Co. LLC ("Lazard") is acting as financial advisor to the Special Committee in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger.

  In the past, Lazard has performed investment banking services for the Company and has received fees for such services. Also, a Limited Managing Director of Lazard is a member of the Board of Directors of the Company.

  Our engagement and the opinion expressed herein are for the benefit of the Special Committee of the Company's Board of Directors. It is understood that, except for inclusion in a proxy statement relating to the Merger, this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

  Based on and subject to the foregoing, we are of the opinion that the consideration to be received by the stockholders of the Company in connection with the Merger is fair to such stockholders (other than The Sterling Group, Inc. or any of its affiliates) from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By: /s/ Ali E. Wambold
                                            Managing Director

                                    ANNEX C
              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                       DELAWARE--GENERAL CORPORATION LAW

(S) 262. APPRAISAL RIGHTS.

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)(S) 251 (other than a merger effected pursuant to subsection (g) of (S) 251), 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only to be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive such notice, each constituent corporation may fix in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be the effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the next day preceding the day on which the notice is given. If the merger or consolidation was approved pursuant to (S) 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX D

               OFFICERS AND DIRECTORS OF TSG AND STX ACQUISITION

  The following table sets forth the name, principal occupation or employment at the present time and during the past five years, and beneficial ownership of securities of the Company of each director and each executive officer of TSG and STX Acquisition. Each person listed below is a citizen of the United States and the business address of each such person is Eight Greenway Plaza, Suite 702, Houston, Texas 77046.

                            BENEFICIAL
                           OWNERSHIP OF
                          COMPANY COMMON               PRINCIPAL OCCUPATION
           NAME               STOCK                     AND PAST EMPLOYMENT
           ----           --------------               --------------------
 Frank J. Hevrdejs....... 597,000 shares Principal and President of TSG, which he co-
                                          founded in 1982. Mr. Hevrdejs is Chairman of
                                          First Sterling Ventures Corp., an investment
                                          company, Enduro Holdings, Inc., a structural
                                          and electrical manufacturing company, and
                                          Fibreglass Holdings, Inc., a truck accessory
                                          manufacturer. He is also a director of Mail-
                                          Well, Inc., an envelope manufacturer and
                                          commercial printer, Purina Mills, Inc., an
                                          animal feed producer, and Eagle U.S.A., an air
                                          freight company. Mr Hevrdejs also serves as
                                          sole director and President of STX Acquisition.
 Hunter Nelson...........      None      Principal and Vice President of TSG since 1989.
                                          Mr. Nelson is a director of Sterling Diagnostic
                                          Imaging, Inc. and several other private
                                          companies. Mr. Nelson also serves as Vice
                                          President, Secretary and Treasurer of STX
                                          Acquisition.
 William C. Oehmig....... 300,000 shares Principal and Vice President of TSG since 1985.
                                          Mr. Oehmig currently serves as a director of PM
                                          Holdings Corporation, Purina Mills, Inc. and
                                          the Vanderbilt University Alumni Association.
 Susan O. Rheney.........      None      Principal and Vice President of TSG since
                                          February 1992. Ms. Rheney worked as an
                                          independent financial consultant from December
                                          1990 to January 1992. She is also a director of
                                          Mail-Well, Inc.
 John D. Hawkins.........      None      Vice President of TSG since April 1996 and
                                          Associate of TSG from 1992 to 1996. Mr. Hawkins
                                          serves as Vice President, Assistant Secretary
                                          and Assistant Treasurer of STX Acquisition.

                                   P R O X Y

                            STERLING CHEMICALS, INC.

                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                      FOR SPECIAL MEETING OF STOCKHOLDERS

                              AUGUST 20, 1996

The undersigned hereby appoints each of Jim P. Wise and F. Maxwell Evans, proxies with full power of substitution, with the powers (each having full power to act without the other) the undersigned would possess if personally present, to vote, as designated below, all shares of the $.01 par value Common Stock held by the undersigned in Sterling Chemicals, Inc. (the "Company") at the Special Meeting of Stockholders to be held on August 20, 1996 (the "Special Meeting"), and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR Proposal 1 below unless otherwise indicated.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your share unless you sign and return this card.


                                  SEE REVERSE
                                      SIDE

[x]  Please mark your            SHARES IN YOUR NAME        REINVESTMENT SHARES
     votes as in this
     example.

                                                     FOR    AGAINST   ABSTAIN

   1. The approval and adoption of the Amended       [ ]      [ ]       [ ]
       and Restated Agreement and Plan of
       Merger, dated as of April 24, 1996,
       between the Company and STX Acquisition
       Corp.

    2. In their discretion, the proxies are
       authorized to vote upon any other
       matter that may come before the Special
       Meeting or any adjournment or postponement thereof.






    SIGNATURE(S)                                    DATE
            ----------------------------------------     -----------

    SIGNATURE(S)                                    DATE
            ----------------------------------------     -----------
    NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as  attorney, executor,
          administrator, trustee or guardian, please give full title as such.
- --------------------------------------------------------------------------------